UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒
Preliminary Proxy Statement

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Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

WELBILT, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐
No fee required.

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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies:
common stock, par value $0.01 per share

(2)
Aggregate number of securities to which transaction applies:
As of August 6, 2021, (a) 142,140,335 shares of common stock issued and outstanding (to be canceled in exchange for a cash payment of $24.00 per share upon consummation of the Merger described in this proxy statement), (b) 1,715,594 shares of common stock underlying outstanding options, whether vested or unvested, with exercise prices below $24.00 (to be canceled in exchange for a cash payment of $24.00 per share reduced by the applicable exercise price (the “Cashed-out Options”)), (c) no shares of common stock underlying outstanding restricted stock (“Restricted Stock”) (to be vested and converted into the right to receive a cash payment of $24.00 per share of restricted stock (the “Cashed-out Restricted Stock”)), (d) 1,094,673 shares of common stock underlying outstanding restricted stock units (to be vested and converted into the right to receive a cash payment of $24.00 per share) (the “Cashed-Out RSUs”), and (e) 1,458,398 shares of common stock underlying outstanding performance stock units, assuming the maximum level of performance is achieved (to be cancelled and converted into the right to receive a cash payment of $24.00 per share) (the “Cashed-Out PSUs”).

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
Solely for the purpose of calculating the filing fee, the aggregate value of the transaction was calculated based on the sum of (a) 142,140,335 shares of common stock issued and outstanding multiplied by $24.00, (b) 1,715,594 Cashed-out Options multiplied by $8.27 (which is the difference between $24.00 and $15.73, the weighted average per share exercise price of such Cashed-out Options), (c) no shares of Cashed-out Restricted Stock multiplied by $24.00, (d) 1,094,673 Cashed-Out RSUs multiplied by $24.00 and (e) 1,458,398 Cashed-Out PSUs multiplied by $24.00. In accordance with Exchange Act Rule 0-11(c), the filing fee was determined by multiplying 0.0001091 by the sum of the preceding sentence.

(4)
Proposed maximum aggregate value of transaction:
$3,486,829,706.38

(5)
Total fee paid:
$380,413.12

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Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)
Amount Previously Paid:

(2)
Form, Schedule or Registration Statement No.:

(3)
Filing Party:

(4)
Date Filed:

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
DATED AUGUST 10, 2021
WELBILT, INC.
2227 Welbilt Boulevard
New Port Richey, Florida 34655
[           ], 2021
To Our Stockholders:
You are cordially invited to attend a special meeting of stockholders (the “Special Meeting”) of Welbilt, Inc. (the “Company” or “Welbilt”) virtually, to be held at [      ] [a.m./p.m.], Eastern Time, on [      ] 2021, at [      ].
On July 14, 2021, Welbilt entered into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified in accordance with its terms, the “Merger Agreement”) with Ali Holding S.r.l., an Italian società a responsabilità limitata (“Ali”), Ali Group North America Corporation, a Delaware corporation and a wholly owned subsidiary of Ali (“Acquiror”), and Ascend Merger Corp. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of Acquiror. Upon the terms and subject to the conditions set forth in the Merger Agreement, at the closing of the merger, Merger Sub will merge with and into Welbilt, with Welbilt surviving as a direct wholly owned subsidiary of Acquiror (the “Merger”). If the Merger is completed, the holders of the common stock, par value $0.01 per share, of Welbilt (the “Common Stock”), will receive $24.00 in cash (the “Merger Consideration”) for each share of Common Stock that they own immediately prior to the time the Merger becomes effective (the “Effective Time”), other than shares held in the treasury of Welbilt or held, directly or indirectly, by Ali or Merger Sub immediately prior to the Effective Time, unless a holder properly perfects its appraisal rights under the Delaware General Corporation Law.
Prior to entering into the Merger Agreement, Welbilt terminated the Agreement and Plan of Merger, dated as of April 20, 2021 (as amended from time to time, the “Middleby Merger Agreement”), by and among The Middleby Corporation (“Middleby”), Middleby Marshall Inc., Mosaic Merger Sub, Inc. and Welbilt. The Middleby Merger Agreement was terminated to enable Welbilt to enter into the transaction with Ali, which Welbilt’s board of directors (the “Welbilt Board”) deemed to be superior to the transaction with Middleby.
At the Special Meeting, you will be asked to consider and vote on:
•
a proposal to adopt and approve the Merger Agreement (the “Merger Proposal”);

•
a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Welbilt’s named executive officers that is based on or otherwise relates to the Merger (the “Advisory Compensation Proposal”); and

•
a proposal to approve one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if a quorum is not present or there are not sufficient votes cast at the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).

The Welbilt Board carefully reviewed and considered the terms and conditions of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger. After due and careful discussion and consideration, the Welbilt Board unanimously (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable and fair to, and in the best interests of, Welbilt and the Welbilt stockholders, (ii) approved, authorized, adopted and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and (iii) resolved to recommend that the Welbilt stockholders vote in favor of the adoption of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. Accordingly, the Welbilt Board unanimously recommends that Welbilt stockholders vote “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal.
Contemporaneously and in connection with the execution of the Merger Agreement, Ali entered into a support agreement (the “Icahn Support Agreement”) (a copy of which is attached as Annex B to this proxy statement) with certain Welbilt stockholders affiliated with Carl C. Icahn (such stockholders are referred to herein collectively as the “Icahn Stockholders”), pursuant to which the Icahn Stockholders agreed, among other things, subject to the terms and conditions thereof, to vote all of the shares of the Common Stock held by the Icahn Stockholders as of such date in favor of the Merger Proposal at the Special

Meeting. For more information, please see “The Merger Agreement — Icahn Support Agreement.” For more information regarding the security ownership of the Icahn Stockholders, please see “Certain Beneficial Owners of Common Stock.”
The accompanying proxy statement provides you with more specific information about the Special Meeting, the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. You should carefully read the entire proxy statement, including the annexes and documents referred to or incorporated by reference therein. You may also obtain more information about Welbilt from the documents Welbilt files with the Securities and Exchange Commission (the “SEC”), including those incorporated by reference into the accompanying proxy statement.
Your vote is very important.   Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. The failure of any stockholder to vote will have the same effect as a vote against the Merger Agreement. Approval of the Adjournment Proposal and the Advisory Compensation Proposal requires the affirmative vote of the holders of a majority of the Common Stock entitled to vote thereon and present in person or represented by proxy at the Special Meeting. Properly executed proxy cards with no instructions indicated on the proxy card will be voted “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal. Even if you plan to attend the Special Meeting virtually, Welbilt requests that you complete, sign, date and return the enclosed proxy card in the accompanying envelope prior to the Special Meeting to ensure that your shares will be represented and voted at the Special Meeting if you later decide not to or become unable to attend virtually.
You may also submit a proxy over the Internet using the Internet address on the enclosed proxy card or by telephone using the toll-free number on the enclosed proxy card. If you submit your proxy through the Internet or by telephone, you will be asked to provide the control number from the enclosed proxy card. If you are not a stockholder of record, but instead hold your shares in “street name” through a broker, bank, trust or other nominee, you must provide a proxy executed in your favor from your broker, bank, trust or other nominee in order to be able to vote at the Special Meeting.
Please vote as promptly as possible, whether or not you plan to attend the Special Meeting virtually. If your shares are held in the name of a broker, bank, trust, or other nominee, please vote by following the instructions on the voting instruction form furnished by the broker, bank, trust, or other nominee. If you hold your shares in your own name, submit a proxy to vote your shares as promptly as possible by (i) visiting the Internet site listed on the proxy card, (ii) calling the toll-free number listed on the proxy card or (iii) submitting your proxy card by mail by using the self-addressed, stamped envelope provided. Submitting a proxy will not prevent you from voting virtually, but it will help to secure a quorum and avoid added solicitation costs. Any eligible holder of Common Stock entitled to vote and who is virtually present at the Special Meeting may vote, thereby revoking any previous proxy. In addition, a proxy may also be revoked in writing before the Special Meeting in the manner described in this proxy statement.
If you have any questions concerning the Merger Proposal, the Advisory Compensation Proposal, the Adjournment Proposal, the Merger or this proxy statement, would like additional copies, or need help voting your shares of Common Stock, please contact:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Stockholders Call (toll-free): (800) 714-3310
Banks and Brokers Call: (212) 269-5550
Email: welbilt@dfking.com
Thank you for your cooperation and continued support.
Very truly yours,
William C. Johnson
President and Chief Executive Officer
The Merger has not been approved or disapproved by the SEC or any state securities commission. Neither the SEC nor any state securities commission has passed upon the merits or fairness of the Merger or upon the adequacy or accuracy of the information contained in this document or the accompanying proxy statement. Any representation to the contrary is a criminal offense.
THIS PROXY STATEMENT IS DATED [                 ], 2021 AND IS FIRST BEING MAILED
TO STOCKHOLDERS OF WELBILT ON OR ABOUT [                 ], 2021.

WELBILT, INC.
2227 Welbilt Boulevard
New Port Richey, Florida 34655
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD [      ], 2021
To Our Stockholders:
A special meeting of stockholders (the “Special Meeting”) of Welbilt, Inc., a Delaware corporation (the “Company” or “Welbilt”), will be held virtually at [      ][a.m./p.m.], Eastern Time, on [      ], 2021, at [      ] for the following purposes:
1.
Adoption and Approval of the Merger Agreement.   To vote on a proposal to adopt and approve the Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified in accordance with its terms, the “Merger Agreement”) by and among Welbilt, Ali Holding S.r.l., an Italian società a responsabilità limitata (“Ali”), Ali Group North America Corporation, a Delaware corporation and a wholly owned subsidiary of Ali (“Acquiror”), and Ascend Merger Corp. (“Merger Sub”), a Delaware corporation and a direct wholly owned subsidiary of Acquiror, pursuant to which Merger Sub will merge with and into Welbilt, with Welbilt surviving as a direct wholly owned subsidiary of Acquiror (such merger, the “Merger” and such proposal, the “Merger Proposal”);

2.
Advisory Compensation Proposal.   To vote on a proposal to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Welbilt’s named executive officers that is based on or otherwise relates to the Merger (the “Advisory Compensation Proposal”); and

3.
Adjournment Proposal.   To vote on a proposal to approve one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if a quorum is not present or there are not sufficient votes cast at the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).

The Welbilt board of directors (the “Welbilt Board”), at a meeting duly called and held, has by unanimous vote (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable and fair to, and in the best interests of, Welbilt and the holders of the outstanding shares of Welbilt common stock, par value $0.01 per share (“Common Stock” and such holders, the “Welbilt stockholders”), (ii) approved, authorized, adopted and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and (iii) resolved to recommend that the Welbilt stockholders vote in favor of the adoption of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. The Welbilt Board unanimously recommends that Welbilt stockholders vote “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal.
Welbilt will transact no other business at the Special Meeting or any adjournment or postponement thereof, except such business as may properly be brought before the Special Meeting or any adjournment or postponement thereof by or at the direction of the Welbilt Board in accordance with Welbilt’s Amended and Restated Bylaws (the “Bylaws”) and the Merger Agreement. This proxy statement, of which this notice is a part, describes the proposals listed above in more detail. Please refer to the attached documents, including the Merger Agreement and all other annexes and any documents incorporated by reference, for further information with respect to the business to be transacted at the Special Meeting. You are encouraged to read the entire document carefully before voting. In particular, please see the section entitled “The Merger” beginning on page 32 for a description of the transactions contemplated by the Merger Agreement.

Approval of the Merger Proposal by the affirmative vote of the holders of a majority of the Common Stock entitled to vote thereon is required to complete the Merger. The failure to vote will have the same effect as a vote against the Merger Proposal. Welbilt stockholders will also be asked to approve the Advisory Compensation Proposal and the Adjournment Proposal. Approval of the Adjournment Proposal and the Advisory Compensation Proposal requires the affirmative vote of the holders of a majority of the Common Stock entitled to vote thereon and present in person or represented by proxy at the Special Meeting.
A stockholder who does not vote in favor of the Merger Proposal will have the right to seek appraisal of the fair value of its shares if the Merger is completed, but only if such stockholder submits a written demand for appraisal to Welbilt prior to the time the vote is taken on the Merger Proposal and strictly complies with the procedures set forth in Section 262 of the Delaware General Corporation Law (“DGCL”). A copy of the applicable DGCL statutory provisions is included as Annex D to the accompanying proxy statement, and a summary of these provisions can be found under the section entitled “Appraisal Rights” in the accompanying proxy statement.
The Welbilt Board has fixed the close of business on [                 ], 2021, as the record date (the “Record Date”) for the determination of the Welbilt stockholders entitled to receive notice of, and to virtually vote at, the Special Meeting or any adjournment or postponement thereof. The Welbilt stockholders of record as of the close of business on the Record Date are the only Welbilt stockholders that are entitled to receive notice of, and to virtually vote at, the Special Meeting and any adjournment or postponement thereof unless a new record date is fixed in connection with any adjournment or postponement of the Special Meeting. Regardless of whether there is a quorum, the chairman or any other person presiding over the Special Meeting as provided in the Bylaws or designated by the Welbilt Board may adjourn the Special Meeting. In addition, the Special Meeting may be postponed by the Welbilt Board in its discretion. For additional information regarding the Special Meeting, please see the section entitled “Special Meeting of the Welbilt’s Stockholders” beginning on page 26 of this proxy statement.
To ensure your virtual representation at the Special Meeting, please vote as promptly as possible, whether or not you plan to attend the Special Meeting virtually.   If your shares are held in the name of a broker, bank, trust, or other nominee, please vote by following the instructions on the voting instruction form furnished by the broker, bank, trust, or other nominee. If you hold your shares in your own name, submit a proxy to vote your shares as promptly as possible by (i) visiting the Internet site listed on the proxy card, (ii) calling the toll-free number listed on the proxy card or (iii) submitting your proxy card by mail by using the self-addressed, stamped envelope provided. Submitting a proxy will not prevent you from voting virtually, but it will help to secure a quorum and avoid added solicitation costs. Any eligible holder of Common Stock entitled to vote and who is virtually present at the Special Meeting may vote, thereby revoking any previous proxy. In addition, a proxy may also be revoked in writing before the Special Meeting in the manner described in this proxy statement.
If you have any questions or need assistance voting your shares, please contact:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Stockholders Call (toll-free): (800) 714-3310
Banks and Brokers Call: (212) 269-5550
Email: welbilt@dfking.com
By Order of the Board of Directors,
William C. Johnson
President and Chief Executive Officer
New Port Richey, Florida
[                 ], 2021

YOUR VOTE IS IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS PROMPTLY AS POSSIBLE (1) BY TELEPHONE; (2) OVER THE INTERNET; OR (3) BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY OR VOTING INSTRUCTION CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. YOU MAY REVOKE YOUR PROXY OR CHANGE YOUR VOTING INSTRUCTIONS AT ANY TIME BEFORE IT IS VOTED AT THE SPECIAL MEETING.
Properly executed proxy cards with no instructions indicated on the proxy card will be voted “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal. Even if you plan to attend the Special Meeting, Welbilt requests that you complete, sign, date and return the enclosed proxy card in the accompanying envelope prior to the Special Meeting to ensure that your shares will be represented and voted at the Special Meeting if you later decide not to or become unable to attend virtually.
You may also submit a proxy over the Internet using the Internet address on the enclosed proxy card or by telephone using the toll-free number on the enclosed proxy card. If you submit your proxy through the Internet or by telephone, you will be asked to provide the control number from the enclosed proxy card. If you are not a stockholder of record, but instead hold your shares in “street name” through a broker, bank, trust or other nominee, you must provide a proxy executed in your favor from your broker, bank, trust or other nominee in order to be able to vote at the Special Meeting.
Please vote as promptly as possible, whether or not you plan to attend the Special Meeting. If your shares are held in the name of a broker, bank, trust, or other nominee, please vote by following the instructions on the voting instruction form furnished by the broker, bank, trust, or other nominee. If you hold your shares in your own name, submit a proxy to vote your shares as promptly as possible by (i) visiting the Internet site listed on the proxy card, (ii) calling the toll-free number listed on the proxy card or (iii) submitting your proxy card by mail by using the self-addressed, stamped envelope provided. Submitting a proxy will not prevent you from voting, but it will help to secure a quorum and avoid added solicitation costs. Any eligible holder of Common Stock entitled to vote and who is present at the Special Meeting may vote, thereby revoking any previous proxy. In addition, a proxy may also be revoked in writing before the Special Meeting in the manner described in this proxy statement.
The enclosed proxy statement provides a detailed description of the Merger, the Merger Agreement, and the other matters to be considered at the Special Meeting. We urge you to read carefully the proxy statement — including any documents incorporated by reference — and the annexes in their entirety. If you have any questions concerning the Merger Proposal, the Advisory Compensation Proposal, the Adjournment Proposal, the Merger or this proxy statement, would like additional copies, or need help voting your shares of Common Stock, please contact:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Stockholders Call (toll-free): (800) 714-3310
Banks and Brokers Call: (212) 269-5550
Email: welbilt@dfking.com

i

ii

SUMMARY
For your convenience, provided below is a brief summary of certain information contained in this proxy statement. This summary highlights selected information from this proxy statement and does not contain all of the information that may be important to you as a Welbilt stockholder. To understand the Merger (as defined below) fully and for a more complete description of the terms of the Merger, you should read this entire proxy statement carefully, including its annexes and the other documents to which you are referred. Additionally, important information, which you are urged to read, is contained in the documents incorporated by reference into this proxy statement. See “Where You Can Find More Information” beginning on page 105. Items in this summary include a page reference directing you to a more complete description of those items. In this proxy statement, the terms “Welbilt,” “the Company,” “we,” “our” and “us” refer to Welbilt, Inc. and its consolidated subsidiaries taken as a whole, unless the context requires otherwise.
The Parties to the Merger (page 25)
Welbilt, Inc.
Welbilt is one of the world’s leading commercial foodservice equipment companies currently leveraging a full suite of equipment capable of storing, cooking, holding, displaying, dispensing and serving in both hot and cold foodservice categories. Welbilt designs, manufactures and supplies best-in-class equipment for the global commercial foodservice market which is used by commercial and institutional foodservice operators including full-service restaurants, quick-service restaurant chains, hotels, resorts, cruise ships, caterers, supermarkets, convenience stores, hospitals, schools and other institutions. Welbilt sells its products in each of its geographical segments, the Americas, EMEA and APAC, through a global network of over 5,000 distributors, dealers, buying groups and manufacturers’ representatives. The common stock of Welbilt, par value $0.01 per share (“Common Stock”) is listed and traded on the New York Stock Exchange (“NYSE”) under the ticker symbol “WBT.” Welbilt has its executive offices located at 2227 Welbilt Boulevard, New Port Richey, FL 34655, and can be reached by phone at (727) 375-7010.
Ali Holding S.r.l.
Founded in 1963, Ali Holding S.r.l. (“Ali”) is an Italian corporation with headquarters located in Milan, Italy and North American operations based in Chicago, Illinois. Through its subsidiaries, Ali designs, manufactures, markets and services a broad line of commercial and institutional foodservice equipment used by major restaurant and hotel chains, independent restaurants, hospitals, schools, airports, correctional institutions and canteens. Ali and its 80 global brands employ approximately 10,000 people in 30 countries and, in terms of sales, is one of the world’s largest and most diversified global leaders in the foodservice equipment industry. Ali has 58 manufacturing facilities in 15 countries and sales and service subsidiaries throughout Europe, North America, South America, the Middle East and Asia Pacific.
Ali Group North America Corporation
Ali Group North America Corporation (“Acquiror”) is a wholly owned subsidiary of Ali. Acquiror has its executive offices located at 101 Corporate Woods Parkway, Vernon Hills, IL 60061, and can be reached by phone at (847) 215-6565.
Ascend Merger Corp.
Ascend Merger Corp. (“Merger Sub”) is a direct, wholly owned subsidiary of Acquiror.
The Special Meeting of Welbilt’s Stockholders (See page 26)
The special meeting of stockholders (the “Special Meeting”) will be held virtually at [           ], on
[                 ], 2021, at [                 ] [a.m./p.m.], Eastern Time. The Special Meeting is being held to consider and vote on the following proposals:
•
to vote on a proposal to adopt and approve the Merger Agreement (such proposal, the “Merger Proposal”);

•
to vote on a proposal to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Welbilt’s named executive officers that is based on or otherwise relates to the Merger (the “Advisory Compensation Proposal”); and

•
to vote on a proposal to approve one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if a quorum is not present or there are not sufficient votes cast at the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).

Completion of the Merger is conditioned on, among other things, the approval of the Merger Proposal by holders of Common Stock (“Welbilt stockholders”). Approval of the Adjournment Proposal and the Advisory Compensation Proposal are not conditions to the obligation of Welbilt to complete the Merger.
Only holders of record of outstanding shares of Common Stock as of the close of business on [           ], 2021 (the “Record Date”), are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement of the Special Meeting. Welbilt stockholders may cast one vote for each share of Common Stock owned as of the Record Date for each proposal.
Assuming holders of a majority of the outstanding shares of Common Stock are present in person or represented by proxy at the Special Meeting (for purposes of the Special Meeting, a “quorum”), approval of the Merger Proposal requires the affirmative vote of holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. Accordingly, a Welbilt stockholder’s abstention from voting or the failure of a Welbilt stockholder to vote (including the failure of a Welbilt stockholder who holds shares in “street name” through a bank, broker, trust or other nominee to give any voting instructions to that bank, broker, trust or other nominee) will have the same effect as a vote “AGAINST” the Merger Proposal.
Under the Amended and Restated Bylaws of Welbilt (the “Bylaws”), approval of the Adjournment Proposal and the Advisory Compensation Proposal requires the affirmative vote of the holders of a majority of the Common Stock entitled to vote thereon and present in person or represented by proxy at the Special Meeting. Accordingly, with respect to a Welbilt stockholder who is present in person or represented by proxy at the Special Meeting and who abstains, such stockholder’s abstention will be counted in connection with the determination of whether a quorum is present and will have the same effect as a vote “AGAINST” each of the Advisory Compensation Proposal and the Adjournment Proposal. However, the failure of a Welbilt stockholder of record who is not present in person or represented by proxy at the Special Meeting to vote on either proposal, as well as the failure of a Welbilt stockholder who holds shares in “street name” through a bank, broker, trust or other nominee to give any voting instructions to the bank, broker, trust or other nominee, will have no effect on either of the Advisory Compensation Proposal or the Adjournment Proposal.
The Merger and the Merger Agreement (See page 32)
You are being asked to adopt and approve the Agreement and Plan of Merger, dated July 14, 2021 (as it may be amended, supplemented or otherwise modified in accordance with its terms, the “Merger Agreement”), among Welbilt, Ali, Acquiror and Merger Sub. Upon the terms and subject to the conditions set forth in the Merger Agreement, at the closing of the merger (the “Closing”), Merger Sub will merge with and into Welbilt, with Welbilt surviving as a direct wholly owned subsidiary of Acquiror (the “Merger”). The terms and conditions of the Merger are contained in the Merger Agreement, a copy of which is attached as Annex A to this proxy statement. You are encouraged to read the Merger Agreement carefully and in its entirety, as it is the primary legal document that governs the Merger. Following the Merger, the Common Stock will be delisted from the NYSE, will be deregistered under Section 14(a) of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) and will cease to be publicly traded.
When the Merger is Expected to be Completed
Welbilt and Ali are working to be in a position to complete the Merger as quickly as possible after the Special Meeting. Welbilt currently anticipates that the Merger will be completed in early 2022. In order to complete the Merger, we must obtain the required stockholder approval, approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the “HSR Act”), and a number of other closing conditions under the Merger Agreement must be satisfied or waived. See “The Merger Agreement — Conditions to the Completion of the Merger.” Accordingly, there can be no assurances that the Merger will be completed at all, or if completed, that it will be completed in early 2022.
Merger Consideration (See page 66)
At the time the Merger becomes effective (the “Effective Time”), each share of the Common Stock, issued and outstanding immediately prior to the Effective Time (other than shares of Common Stock held by Welbilt as treasury stock or held, directly or indirectly, by Ali or Merger Sub immediately prior to the Effective Time) will be converted into the right to receive $24.00 per share in cash (the “Merger Consideration”). Any shares of Common Stock held by Welbilt as treasury stock or held, directly or indirectly, by Ali or Merger Sub immediately prior to the Effective Time will automatically be cancelled and retired and shall not be entitled to receive the Merger Consideration.
Icahn Support Agreement (See page 93)
Contemporaneously with the execution of the Merger Agreement, Ali entered into a support agreement (the “Icahn Support Agreement”) (a copy of which is attached as Annex B to this proxy statement) with certain Welbilt stockholders affiliated with Carl C. Icahn (such stockholders are referred to herein collectively as the “Icahn Stockholders”), pursuant to which the Icahn Stockholders agreed, among other things, subject to the terms and conditions thereof, to vote all of the shares of Common Stock held by the Icahn Stockholders as of such date in favor of the Merger Proposal at the Special Meeting. For more information, please see “The Merger Agreement — Icahn Support Agreement.” For more information regarding the security ownership of the Icahn Stockholders, please see “Certain Beneficial Owners of Common Stock.”
Recommendation of the Welbilt Board and its Reasons for the Merger (See page 42)
The Welbilt board of directors (the “Welbilt Board”) has unanimously (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable and fair to, and in the best interests of, Welbilt and the Welbilt stockholders, (ii) approved, authorized, adopted and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and (iii) resolved to recommend that the Welbilt stockholders vote in favor of the adoption of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. The Welbilt Board unanimously recommends that Welbilt stockholders vote “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal, and “FOR” the Adjournment Proposal, if necessary or appropriate to reach a quorum or solicit additional proxies. For additional information on the factors considered by the Welbilt Board in reaching this decision and the recommendation of the Welbilt Board, please see “The Merger — Recommendation of the Welbilt Board and its Reasons for the Merger.”
Opinion of Financial Advisor to Welbilt (See page 48)
Welbilt retained Morgan Stanley & Co. LLC (“Morgan Stanley”) to act as financial advisor to the Welbilt Board in connection with the proposed Merger. At the meeting of the Welbilt Board on July 13, 2021, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that as of such date, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley as set forth in the written opinion, the per share Merger Consideration of $24.00 per share of Common Stock to be received by the holders of shares of Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders of shares of Common Stock. The full text of the written opinion of Morgan Stanley, dated as of July 13, 2021, which sets forth, among other things, the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion, is attached to this proxy statement as Annex C. You are encouraged to read the opinion carefully and in its entirety. The summary of the opinion of Morgan Stanley set forth herein is qualified in its entirety by reference to the full text of the opinion. Morgan Stanley’s opinion was rendered for the benefit of the Welbilt Board, in its capacity as such, and addressed only the fairness from a financial point of view, as of the date of such opinion, of the Merger Consideration to the holders of shares of Common Stock. Morgan Stanley’s opinion did not address any other aspects or implications of the Merger, including the relative merits of the Merger as compared to any other alternative business transaction, or other alternatives, or the fairness of the amount or nature of the compensation to any officers, directors or employees of Welbilt, or any class of such persons, relative to the Merger Consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement. Morgan Stanley did not express any opinion or recommendation as to how the stockholders of Welbilt should vote at the stockholders’ meeting to be held in connection with the Merger.
Interests of Welbilt’s Directors and Executive Officers in the Merger (See page 57)
In considering the recommendation of the Welbilt Board, you should be aware that some of Welbilt’s directors and executive officers may have interests in the Merger that are different from, or in addition to, your interests as a stockholder. These interests include, among others:
•
the treatment of Options, RSUs and PSUs (each, as defined below) held by directors and executive officers under the Merger Agreement. For more information, see the section below entitled “Summary — Treatment of Welbilt Equity Awards”;

•
Welbilt’s executive officers have arrangements with Welbilt that provide for certain severance payments or benefits, accelerated vesting of certain equity-based awards and other rights and other payments or benefits in the event of a qualifying termination of employment following the completion of the Merger; and

•
Welbilt’s executive officers and directors have rights to indemnification, advancement of expenses and directors’ and officers’ liability insurance that will survive the completion of the Merger.

The Welbilt Board was aware of these interests and considered them, among other matters, prior to making its determination to recommend the adoption and approval of the Merger Agreement to Welbilt’s stockholders. For more information, see the section entitled “The Merger — Interests of Welbilt’s Directors and Executive Officers in the Merger.”
Treatment of Welbilt Equity Awards (See page 66)
Treatment of Options
As of the Effective Time, each option to purchase shares of Common Stock (an “Option”) that is then outstanding but not yet exercised, whether vested or unvested, shall, by virtue of the Merger, automatically cease to be outstanding and shall be converted into and exchanged for the right to receive, in accordance with the terms of the Merger Agreement, an amount in cash equal to the per share Merger Consideration less the exercise price per share of Common Stock of the Option, subject to tax withholding pursuant to the Merger Agreement. For more information, see “The Merger Agreement — Treatment of Options.”
Treatment of RSUs
As of the Effective Time, each restricted stock unit constituting the right to be issued a share of Common Stock upon vesting (an “RSU”) that is outstanding immediately prior to the Effective Time shall, by virtue of the Merger, automatically be vested and be converted into the right to receive, in accordance with the terms of the Merger Agreement, an amount in cash equal to the per share Merger Consideration, subject to tax withholding pursuant to the Merger Agreement. For more information, see “The Merger Agreement — Treatment of RSUs.”
Treatment of Restricted Stock
As of the Effective Time, each outstanding share of Common Stock that is unvested or subject to a risk of forfeiture or repurchase option in favor of Welbilt (the “Restricted Stock”) that is outstanding immediately prior to the Effective Time shall, by virtue of the Merger, automatically be vested and converted into the right to receive, in accordance with the terms of the Merger Agreement, an amount in cash equal to the per share Merger Consideration, subject to tax withholding pursuant to the Merger Agreement. For more information, see “The Merger Agreement — Treatment of Restricted Stock.”
Treatment of PSUs
As of the Effective Time, each performance stock unit that vests on the basis of time and the achievement of performance targets and pursuant to which the holder has a right to receive shares of Common Stock following the vesting or lapse of restrictions applicable to such performance stock unit (a “PSU”) that is outstanding immediately prior to the Effective Time shall, by virtue of the Merger, automatically be converted into the right to receive, in accordance with the terms of the Merger Agreement, an amount in cash equal to the product of (i) the per share Merger Consideration, and (ii) the number of shares of Common Stock earned pursuant to the PSU assuming the maximum level of performance is achieved, subject to withholding pursuant to the Merger Agreement. For more information, see “The Merger Agreement — Treatment of PSUs.”
Actions Necessary
Prior to the Effective Time, Welbilt will take any and all actions necessary to effectuate the treatment of the Welbilt Equity Awards and ensure that (i) the amounts payable under the Merger Agreement represent the exclusive consideration due to the holders of the equity awards, and (ii) no equity awards will remain outstanding following the Effective Time.
Repayment, Termination and Defeasance of Existing Indebtedness (See page 84)
At least five (5) business days prior to the Closing Date (as defined below), Welbilt will use commercially reasonable efforts to deliver to Ali:
•
an executed copy of a customary payoff letter from the agents under the Credit Agreement, dated as of March 3, 2016, among Welbilt, as borrower, the subsidiary borrowers party thereto from time to time, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, as amended, restated, supplemented or otherwise modified prior to the date of the Merger Agreement (the “Existing Credit Agreement”) in form and substance reasonably satisfactory to Ali relating to the repayment in full of all obligations under the Existing Credit Agreement or secured or guaranteed by the Existing Credit Agreement, the termination of all commitments in connection therewith, the release of all encumbrances granted under the Existing Credit Agreement or securing the obligations under the Existing Credit Agreement and the release of all guarantees granted under the Existing Credit Agreement or in connection with the Existing Credit Agreement; and

•
final drafts of customary certificates and opinions, in form and substance reasonably satisfactory to Ali, relating to and required for the defeasance and discharge of all of the obligations under the Indenture, dated as of February 18, 2016, among MTW Foodservice Escrow Corp., as issuer, the guarantors party thereto from time to time, and Wells Fargo Bank, National Association, as trustee (the “Existing Indenture” and together with the Existing Credit Agreement, the “Existing Credit Facilities”).

Welbilt will use commercially reasonable efforts to, and will use commercially reasonable efforts to cause its subsidiaries to, deliver to Ali (or to the agent or trustee, as applicable, under the Existing Credit Facilities, in the case of prepayment and termination notices or deliverables related to defeasance) prior to the Closing, in form and substance reasonably satisfactory to Ali, all the documents, filings and notices required for:
•
the termination of commitments under the Existing Credit Agreement, the release of all guarantees and other loan documents executed in connection with the Existing Credit Agreement, and the release of all encumbrances granted in connection with the Existing Credit Agreement, including the filing of UCC releases, termination of control agreements, and delivery of possessory collateral, which will in each case be subject to the occurrence of the Closing and the repayment in full of all obligations then outstanding under the Existing Credit Facilities; and

•
the defeasance and discharge of all obligations under the Existing Indenture and the release of all guarantees executed in connection with the Existing Indenture.

Financing of the Merger (See page 56)
Welbilt and Ali estimate that the total amount of funds required to complete the Merger and related transactions and pay related fees and expenses will be approximately $3,500,000,000. Goldman Sachs and Mediobanca have entered into debt financing commitments to fund a portion of the Merger Consideration, consisting of an aggregate principal amount of each of the following: (i) a $1,250 million Euro-equivalent senior secured term loan A facility, (ii) a $2,250 million senior secured term loan B facility, (iii) a $250 million senior secured revolving credit facility, and (iv) a $750 million senior secured bridge facility, each subject to the terms and conditions of the debt commitment letter entered into concurrently with the Merger Agreement (the “Debt Financing”).
The Merger Agreement does not contain any financing-related closing condition.
Conditions to the Completion of the Merger (See page 88)
Each party’s obligation to effect the Merger is subject to the satisfaction at Closing, or waiver at or prior to Closing, of each of the following conditions:
•
the approval of the Merger Proposal by the Welbilt stockholders;

•
(i) the expiration or earlier termination of the waiting period (and any extension of such period) under the HSR Act and (ii) each consent from a governmental authority required to be obtained with respect to the Merger under the HSR Act and any other United States or foreign competition, antitrust, merger control or investment laws (together with the HSR Act, “Antitrust Laws “) set forth in the disclosure letter to the Merger Agreement must be obtained and remain in full force and effect; and

•
no governmental authority of competent jurisdiction has issued or entered any order after the date of the Merger Agreement, and no law has been enacted or promulgated after the date of the Merger Agreement, in each case, that (whether temporary or permanent) is in effect and has the effect of restraining, enjoining or otherwise prohibiting the consummation of the Merger or the other transactions contemplated by this Agreement (any such order or law, a “Restraint”).

In addition, Ali’s and Merger Sub’s obligation to effect the Merger is subject to the satisfaction at Closing, or waiver at or prior to Closing, of each of the following conditions:
•
The accuracy of the representations and warranties of Welbilt:

•
regarding capitalization (as set forth in Section 3.2(a) of the Merger Agreement) were true and correct in all respects (other than de minimis inaccuracies) as of the date of the Merger Agreement and are true and correct in all respects (other than de minimis inaccuracies) as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties must be so true and correct as of such specific date); and

•
regarding (i) the validity of issued and outstanding shares of Common Stock, (ii) stock options and other convertible securities, (iii) subsidiaries of Welbilt, (iv) authority relative to the Merger Agreement, (iv) the vote on the Merger Proposal and (v) brokers (as set forth in Section 3.2(b), Section 3.2(c), Section 3.2(d), Section 3.3, Section 3.4 and Section 3.26 of the Merger Agreement, respectively (and together with representations and warranties in the previous bullet, the “Welbilt Fundamental Representations”)) were true and correct in all material respects, without giving effect to any materiality or “Material Adverse Effect” (as defined herein) qualifications therein, as of the date of the Merger Agreement and are true and correct in all material respects, without giving effect to any materiality or “Material Adverse Effect” qualifications therein, as though made on and as of the Closing Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties must be true and correct as of such specific date);

•
each representation and warranty of Welbilt (other than the Welbilt Fundamental Representations) set forth in the Merger Agreement was true and correct, without giving effect to any materiality or “Material Adverse Effect” qualifications therein, as of the date of the Merger Agreement and is true and correct, without giving effect to any materiality or “Material Adverse Effect” qualifications therein, as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties must be so true and correct as of such specific date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect.

•
Welbilt’s performance or compliance in all material respects with its obligations required under the Merger Agreement to be performed or complied with on or prior to the Closing;

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Since the date of the Merger Agreement, there has not been any event, circumstance, occurrence, effect, fact, development or change that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect; and

•
Welbilt having delivered to Ali a certificate of an executive officer of Welbilt certifying the matters of the immediately preceding bullets.

Welbilt’s obligation to effect the Merger is subject to the satisfaction at Closing, or waiver at or prior to Closing, of each of the following conditions:
•
the accuracy of the representations and warranties of Ali regarding authority relative to the Merger Agreement and brokers (as set forth in Sections 4.2 and 4.7 of the Merger Agreement) (the “Ali Fundamental Representations”) were true and correct in all material respects, without giving effect to any materiality or “Material Adverse Effect” qualifications therein, as of the date of the Merger Agreement and are true and correct in all material respects, without giving effect to any materiality or “Material Adverse Effect” qualifications therein as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties must be so true and correct as of such specific date);

•
each other representation and warranty of Ali set forth in the Merger Agreement (other than the Ali Fundamental Representations) was true and correct, without giving effect to any materiality or “Material Adverse Effect” qualifications therein, as of the date of the Merger Agreement and is true and correct, without giving effect to any materiality or “Material Adverse Effect” qualifications therein as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties must be so true and correct as of such specific date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect.

•
Ali’s and Merger Sub’s performance or compliance in all material respects with each of their respective obligations required under the Merger Agreement to be performed or complied with on or prior to the closing of the Merger;

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since the date of the Merger Agreement, there has not been any event, circumstance, occurrence, effect, fact, development or change that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect; and

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Ali having delivered to Welbilt a certificate of an executive officer of Ali certifying the matters of the immediately preceding bullets.

No Solicitation of Acquisition Proposals by Welbilt (See page 77)
Welbilt agreed that from the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement in accordance with its terms that:
•
Welbilt will, and will cause its subsidiaries and its and their respective officers and directors to, immediately cease, and shall direct and use its reasonable best efforts to cause its and their respective other representatives to immediately cease, and cause to be terminated all existing discussions, negotiations and communications with any persons or entities with respect to any Welbilt Acquisition Proposal (as defined below) (other than the transactions contemplated by the Merger Agreement);

•
Welbilt will not, and will not authorize or permit any of its representatives to, directly or indirectly through another person:

•
initiate, seek, solicit, knowingly facilitate, knowingly encourage (including by way of furnishing any non-public information relating to Welbilt or any of its subsidiaries), or knowingly induce the making, submission or announcement of any proposal that constitutes, or would reasonably be expected to lead to, a Welbilt Acquisition Proposal;

•
engage in negotiations or discussions with, or provide any non-public information or non-public data to, or afford access to the properties, books and records of Welbilt to, any person (other than Ali or any of its affiliates or representatives) in connection with or in response to any Welbilt Acquisition Proposal or any proposal reasonably expected to lead to any Welbilt Acquisition Proposal or grant any waiver or release under any standstill, confidentiality or other agreement (except that if the Welbilt Board determines in good faith, after consultation with its outside legal counsel, that the failure to grant any waiver or release would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, Welbilt may waive any such standstill provision in order to permit a third party to make a Welbilt Acquisition Proposal);

•
enter into any binding or non-binding letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other agreement, commitment, arrangement or understanding contemplating or otherwise in connection with, or that is intended to or would reasonably be expected to lead to, any Welbilt Acquisition Proposal; or

•
resolve to do any of the actions contemplated by the previous three bullets;

•
Welbilt will not provide and must have, within twenty-four (24) hours of execution of the Merger Agreement, terminated access of any third party to any data room (virtual or actual) containing any of Welbilt’s information; and

•
within twenty-four (24) hours of execution of the Merger Agreement, Welbilt must have requested the return or destruction of all confidential, non-public information and materials provided to third parties that have entered into confidentiality agreements relating to a possible Welbilt Acquisition Proposal with Welbilt or any of its subsidiaries.

Notwithstanding the foregoing, if at any time after the date of the Merger Agreement and prior to the approval of the Merger Proposal, Welbilt receives a bona fide written Welbilt Acquisition Proposal from a third party and such Welbilt Acquisition Proposal was not initiated, sought, solicited, knowingly facilitated, knowingly encouraged, knowingly induced or otherwise procured in breach of the Merger Agreement, then Welbilt may:
•
contact the person who has made such Welbilt Acquisition Proposal solely to clarify the terms of such Welbilt Acquisition Proposal so that Welbilt Board may inform itself about such Welbilt Acquisition Proposal;

•
furnish information concerning its business, properties or assets to such person pursuant to a confidentiality agreement with confidentiality and standstill terms that, taken as a whole, are not materially less favorable to Welbilt than those contained in the confidentiality agreement, dated as of May 29, 2021, between Ali and Welbilt (the “Confidentiality Agreement”); and

•
negotiate and participate in discussions and negotiations with such person concerning such Welbilt Acquisition Proposal.

In the case of the previous two bullets, Welbilt may take such actions only if the Welbilt Board determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that such Welbilt Acquisition Proposal constitutes or is reasonably likely to constitute or result in a Welbilt Superior Proposal (as defined below).
Welbilt:
•
will promptly (and in any case within twenty-four (24) hours) provide Ali notice:

•
of the receipt of any Welbilt Acquisition Proposal, which notice must include a complete, unredacted copy of all written proposals, written indications of interest or draft agreements relating to, or other written materials that describe any of the terms and conditions of, such Welbilt Acquisition Proposal; and

•
of any inquiries, proposals or offers received by, any requests for non-public information from, or any discussions or negotiations initiated or continued or sought to be initiated or continued with, Welbilt or any of its representatives concerning a Welbilt Acquisition Proposal, and disclose the identity of the other party (or parties) and the terms of such inquiry, offer, proposal or request and, in the case of written materials, provide copies of such materials;
•
will promptly (and in any case within twenty-four (24) hours) make available to Ali copies of all written materials provided by Welbilt to such party but not previously made available to Ali; and

•
will keep Ali informed on a reasonably prompt basis (and, in any case, within twenty-four (24) hours of any significant development) of the status and material details (including amendments and proposed amendments) of any such Welbilt Acquisition Proposal or other inquiry, offer, proposal or request.

For the purposes of this proxy statement:
•
“Welbilt Acquisition Proposal” means a proposal, offer or inquiry from any person providing for any (i) merger, consolidation, share exchange, business combination, recapitalization or similar transaction involving Welbilt, pursuant to which any such person would own or control, directly or indirectly, twenty percent (20%) or more of the voting power of Welbilt, (ii) sale, lease, license, dissolution or other disposition, directly or indirectly, of assets of Welbilt (including the capital stock or other equity interests of any of its subsidiaries) or any subsidiary of Welbilt representing twenty percent (20%) or more of the consolidated assets, net revenues or net income of Welbilt and its subsidiaries taken as a whole, or to which twenty percent (20%) or more of the net revenues, net income or assets of Welbilt and its subsidiaries, taken as a whole, are attributable, (iii) issuance or sale or other disposition of capital stock or other equity interests representing twenty percent (20%) or more of the voting power of Welbilt or any of its subsidiaries whose business constitutes twenty percent (20%) or more of the net revenues, net income or assets of Welbilt and its subsidiaries, taken as a whole, (iv) tender offer, exchange offer or any other transaction or series of transactions in which any person will acquire, directly or indirectly, beneficial ownership or the right to acquire beneficial ownership of capital stock or other equity interests representing twenty percent (20%) or more of the voting power of Welbilt or any of its subsidiaries whose business constitutes twenty percent (20%) or more of the net revenues, net income or assets of Welbilt and its subsidiaries, taken as a whole, or (v) any combination of the foregoing.

•
“Welbilt Intervening Event” means a material event or circumstance that was not known or reasonably foreseeable to the Welbilt Board on the date of the Merger Agreement (or if known, the material consequences of which were not known or reasonably foreseeable to the Welbilt Board as of the date of the Merger Agreement), which event or circumstance, or any consequence thereof, becomes known to the Welbilt Board prior to the approval of the Merger Proposal; provided that in no event will any inquiry, offer or proposal that constitutes or would reasonably be expected to lead to a Welbilt Acquisition Proposal constitute a Welbilt Intervening Event.

•
“Welbilt Superior Proposal” means a bona fide unsolicited written Welbilt Acquisition Proposal (provided that for purposes of this definition references to twenty percent (20%) in the definition of “Welbilt Acquisition Proposal” shall be deemed to be references to fifty percent (50%)) which the Welbilt Board determines in good faith (i) to be reasonably likely to be consummated on the terms proposed on a timely basis if accepted and (ii) to be more favorable to Welbilt’s stockholders from a financial point of view than the Merger and the other transactions contemplated by the Merger Agreement, in each case, taking into account at the time of determination all relevant circumstances, including the various legal, financial and regulatory aspects of the proposal, all the terms and conditions of such proposal and the Merger Agreement, and any changes to the terms of the Merger Agreement offered by Welbilt in response to such Welbilt Acquisition Proposal in accordance with the Merger Agreement.

No Change of Recommendation by Welbilt (See page 78)
Except as permitted by the Merger Agreement, neither the Welbilt Board nor any committee thereof will:
•
withdraw, qualify or modify, or publicly propose to withdraw, qualify or modify, the Welbilt Recommendation (as defined in the Merger Agreement), in each case in a manner adverse to Ali or Merger Sub (a “Welbilt Recommendation Modification”) or

•
adopt, approve, authorize, declare advisable or recommend or publicly propose to adopt, approve, authorize, declare advisable or recommend, any Welbilt Acquisition Proposal (any action described in these two bullets being referred to as a “Welbilt Adverse Recommendation Change”).

Permitted Welbilt Change of Recommendation — Superior Proposal
If, at any time after the date of the Merger Agreement and prior to the receipt of the approval of the Merger Proposal, the Welbilt Board receives a Welbilt Acquisition Proposal that the Welbilt Board determines in good faith, after consultation with its outside financial advisors and outside legal counsel, constitutes a Welbilt Superior Proposal that was not initiated, sought, solicited, knowingly facilitated, knowingly encouraged, knowingly induced or otherwise procured in breach of the Merger Agreement, the Welbilt Board may effect a Welbilt Adverse Recommendation Change or terminate the Merger Agreement pursuant to its terms in order to enter into a definitive agreement with respect to such Welbilt Superior Proposal if:
•
the Welbilt Board determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable law;

•
Welbilt provides Ali with five (5) business days’ prior written notice of the Welbilt Board’s intention to effect such a Welbilt Adverse Recommendation Change or terminate the Merger Agreement pursuant to its terms, which notice must include the identity of the party (or parties) making such Welbilt Superior Proposal, the material terms of such Welbilt Superior Proposal (including the price) and copies of the current drafts of material agreements providing for such Welbilt Superior Proposal;

•
for a period of five (5) business days following the notice delivered pursuant to previous bullet, Welbilt must have discussed and negotiated in good faith and made Welbilt’s representatives available to discuss and negotiate in good faith (in each case to the extent Welbilt desires to negotiate) with Welbilt’s representatives any proposed modifications to the terms and conditions of the Merger Agreement so that the failure to take such action would no longer reasonably be expected to be inconsistent with the fiduciary duties of the Welbilt Board under applicable law (it being understood and agreed that any amendment to any material term or condition of any Welbilt Superior Proposal shall require a new notice and a new three (3)-business day negotiation period); and

•
no earlier than the end of such negotiation period, the Welbilt Board must have determined in good faith, after consultation with its outside legal counsel and after considering the terms of any proposed amendment or modification to the Merger Agreement, that:

•
the Welbilt Acquisition Proposal that is the subject of the notice described above still constitutes a Welbilt Superior Proposal; and

•
the failure to take such action would still be reasonably expected to be inconsistent with its fiduciary duties under applicable law.

Permitted Welbilt Change of Recommendation — Intervening Event
Other than in connection with a Welbilt Superior Proposal (which is subject to the terms of the Merger Agreement), prior to obtaining the approval of the Merger Proposal, the Welbilt Board may, in response to a Welbilt Intervening Event, take an action that would result in a Welbilt Recommendation Modification, only if:
•
the Welbilt Board determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable law;

•
Welbilt notified Ali in writing that the Welbilt Board intends to effect such a Welbilt Adverse Recommendation Change pursuant to the Merger Agreement (which notice must specify the material facts and circumstances providing the basis of the Welbilt Intervening Event and for the Welbilt Board’s determination to effect such a Welbilt Adverse Recommendation Change in reasonable detail);

•
for a period of five (5) business days following the notice delivered pursuant to the previous bullet, Welbilt must have discussed and negotiated in good faith and made Welbilt’s representatives available to discuss and negotiate in good faith (in each case to the extent Ali desires to negotiate), with Ali’s representatives any proposed modifications to the terms and conditions of the Merger Agreement so that the failure to take such action would no longer reasonably be expected to be inconsistent with the fiduciary duties of the Welbilt Board under applicable law (and any material change to the relevant facts and circumstances will require a new notice and a new three (3)-business day negotiation period); and

•
no earlier than the end of such negotiation period, the Welbilt Board must have determined in good faith, after consultation with its outside legal counsel and after considering the terms of any proposed amendment or modification to the Merger Agreement, that the failure to take such action would still be reasonably expected to be inconsistent with its fiduciary duties under applicable law.

Termination of the Merger Agreement (See page 89)
Termination by Mutual Consent
The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after adoption of the Merger Agreement by the Welbilt stockholders, by mutual written consent of Ali and Welbilt.
Termination by Either Ali or Welbilt
Either party may terminate the Merger Agreement if:
•
the Merger is not consummated on or before July 14, 2022 (the “Termination Date”); provided, however, that if, on the Termination Date, the conditions to the Closing set forth in the Merger Agreement (solely to the extent any such Restraint is in respect of an Antitrust Law) are not fulfilled but all other conditions to the Closing set forth in the Merger Agreement have been waived or fulfilled (other than those conditions that by their terms cannot be satisfied prior to the Closing, but which conditions would be satisfied if the Closing occurred on such date), then the Termination Date will automatically, without any action on the part of the parties to the Merger Agreement, be extended to January 14, 2023; provided, further, that the right to terminate the Merger Agreement pursuant to this bullet will not be available to any party if a material breach by such party of any of its obligations under the Merger Agreement has been the cause of or resulted in the failure of the Closing to have occurred on or before the Termination Date;

•
(A) prior to the Effective Time, any governmental authority of competent jurisdiction has issued or entered any order after the date of the Merger Agreement or any law has been enacted or promulgated after the date of the Merger Agreement that has the effect of permanently restraining, enjoining or otherwise prohibiting the Merger or the other transactions contemplated by the Merger Agreement, and in the case of such an order, such order must be final and non-appealable or (B) any consent from a governmental authority required to be obtained pursuant to the Merger Agreement has become incapable of being obtained prior to the Termination Date; provided, however, that the right to terminate the Merger Agreement pursuant to this clause will not be available to a party if a material breach by such party of its obligations under the appropriate actions, consents and filings section of the Merger Agreement is the cause of or resulted in the issuance of such order or the failure to obtain such consent; or

•
the required approval of the Merger Proposal at the Special Meeting (or at any adjournment or postponement thereof) is not obtained.

Termination by Ali
Ali may terminate the Merger Agreement if:
•
Welbilt breaches or fails to perform any of its representations, warranties, covenants or other agreements set forth in the Merger Agreement, which breach or failure to perform:

•
would result in the failure of a condition set forth in the Merger Agreement; and

•
is not capable of being cured by Welbilt by the Termination Date or, if capable of being cured, is not cured by Welbilt on or before the earlier of (x) the Termination Date and (y) the date that is thirty (30) calendar days following Ali’s delivery of written notice to Welbilt of such breach or failure to perform;

provided, however, that Ali may not terminate the Merger Agreement pursuant to the foregoing if Ali or Merger Sub is then in material breach of any of its obligations under the Merger Agreement so as to result in the failure of Ali’s conditions to the Merger; or
•
the Welbilt Board makes a Welbilt Adverse Recommendation Change, Welbilt fails to include in this proxy statement the Welbilt Recommendation or Welbilt materially violates or breaches any of its obligations under the non-solicitation provisions of the Merger Agreement.

Termination by Welbilt
Welbilt may terminate the Merger Agreement if:
•
Ali or Merger Sub breaches or fails to perform any of their respective representations, warranties, covenants or other agreements set forth in the Merger Agreement, which breach or failure to perform:

•
would result in the failure of a condition set forth in the Merger Agreement; and

•
is not capable of being cured by Ali or Merger Sub, as applicable, by the Termination Date or, if capable of being cured, is not cured by Ali or Merger Sub on or before the earlier of (x) the Termination Date and (y) the date that is thirty (30) calendar days following Welbilt’s delivery of written notice to Ali of such breach or failure to perform;

provided, however, that Welbilt may not terminate the Merger Agreement pursuant to the foregoing if Welbilt is then in material breach of any of its obligations under the Merger Agreement so as to result in the failure of Welbilt’s conditions to the Merger; or
•
prior to obtaining the approval of the Merger Proposal by the Welbilt stockholders, the Welbilt Board authorizes Welbilt to enter into a definitive agreement with respect to a Welbilt Superior Proposal and Welbilt enters into such definitive agreement concurrently with its termination of the Merger Agreement, but only if:

•
Welbilt is permitted to terminate the Merger Agreement to accept a Welbilt Superior Proposal pursuant to, and subject to its compliance with the applicable terms and conditions of, the Merger Agreement; and

•
as a condition to the effectiveness of such termination, Welbilt pays to Ali a termination fee of $110 million (the “Welbilt Termination Fee”) prior to or simultaneously with such termination.

Expenses in Connection with a Termination (See page 91)
Welbilt will be required to pay to Ali all reasonable and documented out-of-pocket costs and expenses, including all fees and expenses incurred in connection with the Debt Financing and the fees and expenses of counsel, accountants, investment bankers, experts and consultants, incurred by Ali and Merger Sub in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement in an amount not to exceed $20,000,000 (the “Ali Expenses”) if the Merger Agreement is terminated by either Ali or Welbilt because the Welbilt stockholders fail to approve the Merger Proposal; provided that any payment of the Ali Expenses will not affect Ali’s right to receive any Welbilt Termination Fee otherwise due under the Merger Agreement, but shall reduce, on a dollar for dollar basis, any Welbilt Termination Fee that becomes due and payable under the Merger Agreement. Any Ali Expenses required to be paid by Welbilt in accordance with the Merger Agreement must be made by wire transfer of immediately available funds promptly, but in no event later than three (3) business days after Ali’s receipt of documentation supporting such Ali Expenses.
Termination Fee (See page 91)
Welbilt will be required to pay to Ali the Welbilt Termination Fee if:
•
Ali terminates the Merger Agreement because Welbilt breaches or fails to perform any of its representations, warranties, covenants or other agreements set forth in the Merger Agreement, and which breach or failure to perform:

•
would result in the failure of some of Welbilt’s conditions set forth in the Merger Agreement; and

•
is not capable of being cured by Welbilt by the Termination Date or, if capable of being cured, is not cured by Welbilt on or before the earlier of (x) the Termination Date and (y) the date that is thirty (30) calendar days following Ali’s delivery of written notice to Welbilt of such breach or failure to perform;

•
Either Ali or Welbilt terminates the Merger Agreement because:

•
the Merger is not consummated on or before the Termination Date; or

•
the Welbilt stockholders fail to approve the Merger Proposal;

In the case of the previous bullets:
•
prior to such termination (or prior to the Special Meeting in the case of termination because the Welbilt stockholders fail to approve the Merger Proposal), a Welbilt Acquisition Proposal has been made after the date of the Merger Agreement and was publicly disclosed and not publicly withdrawn prior to such date; and

•
within twelve (12) months after such termination, a Welbilt Acquisition Proposal is consummated or Welbilt enters into a definitive agreement with respect to a Welbilt Acquisition Proposal (provided, however, that for purposes of such termination, the references to “twenty percent (20%)” in the definition of Welbilt Acquisition Proposal will be deemed to be references to “fifty percent (50%)”);

Welbilt will be required to pay to Ali the Welbilt Termination Fee if:
•
Ali terminates the Merger Agreement because the Welbilt Board made a Welbilt Adverse Recommendation Change, Welbilt failed to include in this proxy statement the Welbilt Recommendation or Welbilt materially violates or breaches any of its obligations under the non-solicitation provisions of the Merger Agreement;

•
Ali terminates the Merger Agreement for any other reason permitted by the Merger Agreement and was otherwise entitled to terminate the Merger Agreement because of the previous bullet; or

•
Welbilt terminates the Merger Agreement because prior to obtaining the Welbilt stockholders approval of the Merger Proposal, the Welbilt Board authorizes Welbilt to enter into a definitive agreement with respect to a Welbilt Superior Proposal and Welbilt enters into such definitive agreement concurrently with its termination of the Merger Agreement.

Middleby Termination Fee Reimbursement (See page 91)
On July 14, 2021, concurrently with the termination of an Agreement and Plan of Merger, dated as of April 20, 2021 (as amended from time to time, the “Middleby Merger Agreement”), by and among The Middleby Corporation (“Middleby”), Middleby Marshall Inc., Mosaic Merger Sub, Inc. and Welbilt, Ali paid to Middleby, on Welbilt’s behalf, a termination fee of $110 million (the “Middleby Termination Fee”) as required by the terms of the Middleby Merger Agreement.
If the Merger does not occur, upon the valid termination of the Merger Agreement by Ali in accordance with any of the provisions described under the heading “— Termination by Ali” or by Welbilt in accordance with the second provision described under the heading “— Termination by Welbilt,” Welbilt shall, within five (5) business days of such termination, reimburse Ali for the Middleby Termination Fee paid by Ali on Welbilt’s behalf.
Material U.S. Federal Income Tax Consequences of the Merger (See page 62)
The receipt of cash by U.S. holders (as defined in “The Merger — Certain U.S. Federal Income Tax Consequences of the Merger”) in exchange for shares of Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder who receives cash in exchange for shares of Common Stock pursuant to the Merger will recognize capital gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received in the Merger and (ii) the U.S. holder’s adjusted tax basis in its Common Stock exchanged therefor. Payments made to a non-U.S. holder in exchange for shares of Common Stock pursuant to the Merger generally will not be subject to U.S. federal income tax unless you have certain connections with the United States.
This proxy statement contains a general discussion of certain U.S. federal income tax consequences of the Merger. No information is provided with respect to the tax consequences of the Merger under any U.S. federal law other than income tax laws (including, for example the U.S. federal estate, gift, Medicare, and alternative minimum tax laws), or any applicable state, local, or foreign tax laws. Consequently, holders should consult their tax advisor as to the tax consequences of the Merger relevant to their particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, non-U.S. or other tax laws and of changes in those laws.
Regulatory Matters (See page 64)
The completion of the Merger is subject to:
•
any applicable waiting period (and any extension thereof, including under any agreement between a party and a governmental authority agreeing not to consummate the Merger prior to a certain date) under the HSR Act relating to the consummation of the Merger having expired or early termination thereof being granted;

•
each consent from a governmental authority required to be obtained with respect to the Merger under any Antitrust Law set forth in the disclosure letter to the Merger Agreement must be obtained and must remain in full force and effect; and

•
no governmental authority of competent jurisdiction has issued or entered any order after the date of the Merger Agreement, and no law has been enacted or promulgated after the date of the Merger Agreement, in each case, that (whether temporary or permanent) is in effect and has the effect of a Restraint.

Beneficial Ownership (See page 94)
At the close of business on August 4, 2021, Welbilt’s directors and executive officers and their affiliates, as a group, beneficially owned and were entitled to vote approximately 696,102 shares of Common Stock, collectively representing approximately 4.9% of the shares of Common Stock outstanding on that date. Welbilt currently expects that all of its directors and executive officers will vote their shares “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal (if necessary). For more information regarding the security ownership of Welbilt directors and executive officers, please see “Certain Beneficial Owners of Common Stock.”
In addition, pursuant to the Icahn Support Agreement, the Icahn Stockholders (which beneficially owned approximately 7.84% of the outstanding shares of Common Stock as of August 4, 2021) have agreed, subject to the terms and conditions thereof, to vote all shares of Common Stock held by the Icahn Stockholders as of such date in favor of the Merger Proposal at the Special Meeting. For a more complete discussion of the Icahn Support Agreement, please see “The Merger Agreement — Icahn Support Agreement.”

Stock Exchange Delisting; Deregistration
Prior to the Effective Time, Welbilt will cooperate with Ali and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part under the laws and rules and policies of the NYSE to cause the delisting of Welbilt and of the shares of Common Stock from the NYSE as promptly as practicable after the Effective Time and the deregistration of the shares of Common Stock under the Exchange Act as promptly as practicable after such delisting. Welbilt will not cause the Common Stock to be delisted from the NYSE prior to the Effective Time.
Litigation Related to the Merger (See page 63)
As of the date of this proxy statement, no stockholder litigation related to the Merger Agreement has been brought against Welbilt or any members of the Welbilt Board.
Appraisal Rights (See page 99)
Under the Delaware General Corporation Law (the “DGCL”), a holder of Common Stock who does not vote in favor of the Merger Proposal will have the right to seek appraisal of the fair value of its shares of Common Stock as determined by the Court of Chancery of the State of Delaware (the “Delaware Court of Chancery”) if the Merger is completed, but only if such stockholder strictly complies with the procedures set forth in Section 262 of the DGCL (“Section 262”). This appraisal amount could be more than, the same as or less than the Merger Consideration. Any holder of the Common Stock intending to exercise appraisal rights must, among other things, submit a written demand for an appraisal to us prior to the vote on the Merger Proposal at the Special Meeting and must not vote or otherwise submit a proxy in favor of the Merger Proposal. Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights. The requirements of the DGCL for exercising appraisal rights are summarized in this proxy statement, including Section 262, the text of which can be found in Annex D to this proxy statement.
Market Price of the Common Stock
The closing trading price of a share of Common Stock on the NYSE on July 12, 2021, the last trading day before the Merger Agreement was approved by the Welbilt Board, was $24.92 per share, as compared to the closing trading price of a $15.63 per share of Common Stock on April 20, 2021, the last trading day before the Middleby Merger Agreement was publicly announced. On [                 ], 2021, which is the latest practicable trading day before this proxy statement was printed, the closing price of a share of Common Stock on the NYSE was $[      ]. You are encouraged to obtain current market quotations for the Common Stock in connection with voting your shares of Common Stock.
Additional Information (See page 105)
You can find more information about Welbilt in the periodic reports and other information we file with the U.S. Securities and Exchange Commission (the “SEC”). The information is available at the website maintained by the SEC at www.sec.gov.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND MERGER
The following questions and answers briefly address some commonly asked questions about the Special Meeting and the Merger. They may not include all the information that is important to Welbilt stockholders. Welbilt stockholders should carefully read this entire proxy statement, including the annexes and the other documents referred to herein incorporated by reference.
Q:
Why am I receiving this proxy statement?

A:
You are receiving this proxy statement because Welbilt has agreed to an all cash merger transaction. Pursuant to the Merger Agreement, at the Effective Time, Merger Sub will merge with and into Welbilt, the separate corporate existence of Merger Sub will cease and Welbilt will continue as the surviving corporation in the Merger (the “Surviving Corporation”) as a direct wholly owned subsidiary of Acquiror. The Merger Agreement governs the terms of the Merger of Merger Sub and Welbilt and is attached to this proxy statement as Annex A.

In order to complete the Merger, among other things, Welbilt stockholders must adopt the Merger Agreement in accordance with the DGCL. This proxy statement, which you should carefully read in its entirety, contains important information about the Special Meeting, the Merger and other matters.
Q:
What will happen in the Merger?

A:
The Merger Agreement sets forth the terms and conditions of the proposed Merger. Under the Merger Agreement, Merger Sub will merge with and into Welbilt, the separate corporate existence of Merger Sub will cease and Welbilt will continue as a direct wholly owned subsidiary of Acquiror. The Merger Agreement is attached to this proxy statement as Annex A. For a more complete discussion of the proposed Merger, its effects and the other transactions contemplated by the Merger Agreement, please see “The Merger” elsewhere in this proxy statement.

Q:
What are Welbilt stockholders being asked to vote on?

A:
Welbilt is holding the Special Meeting to vote on the Merger Proposal, pursuant to which each outstanding share of Common Stock will be cancelled and converted into the right to receive the Merger Consideration. Welbilt stockholders will also be asked to approve the Advisory Compensation Proposal and the Adjournment Proposal.

Your vote is very important, regardless of the number of shares of Common Stock that you own. The approval of the Merger Proposal is a condition to the obligations of Ali and Welbilt to complete the Merger.
Q:
How important is my vote as a Welbilt stockholder?

A:
Your vote “FOR” each proposal presented at the Special Meeting is very important, and you are encouraged to submit a proxy as soon as possible. The Merger cannot be completed without the approval of the Merger Proposal by the Welbilt stockholders.

Q:
What constitutes a quorum, and what vote is required to approve each proposal at the Special Meeting?

A:
The holders of a majority of the outstanding shares of Common Stock as of the Record Date must be represented at the Special Meeting in person or by proxy in order to constitute a quorum. Virtual attendance by stockholders of record at the Special Meeting will constitute presence in person for the purpose of determining the presence of a quorum for the transaction of business at the Special Meeting. Shares of beneficial owners who hold such shares in “street name” through a bank, broker, trust or other nominee and who fail to give voting instructions to their bank, broker, trust or other nominee will not be counted towards quorum. Beneficial owners who virtually attend the Special Meeting will not count towards a quorum unless they instruct their shares or hold a legal proxy executed by their bank, broker, trust or other nominee.

Approval of the Merger Proposal requires the affirmative vote of holders of a majority of the outstanding shares of Common Stock as of the Record Date entitled to vote thereon. Accordingly, a Welbilt stockholder’s abstention from voting or the failure of a Welbilt stockholder to vote (including the failure of a Welbilt stockholder who holds shares in “street name” through a bank, broker, trust or other nominee to give any voting instructions to that bank, broker, trust or other nominee) will have the same effect as a vote “AGAINST” the Merger Proposal.
Approval of each of the Adjournment Proposal and the Advisory Compensation Proposal require the affirmative vote of the holders of a majority of the Common Stock as of the Record Date entitled to vote thereon and present in person or represented by proxy at the Special Meeting. Accordingly, with respect to a Welbilt stockholder who is present in person or represented by proxy at the Special Meeting, such stockholder’s abstention from voting will have the same effect as a vote “AGAINST” the Advisory Compensation Proposal and Adjournment Proposal. The failure of a Welbilt stockholder of record who is not present in person or represented by proxy at the Special Meeting to vote on either proposal, as well as the failure of a Welbilt stockholder who holds shares in “street name” through a bank, broker, trust or other nominee to give any voting instructions to the bank, broker, trust or other nominee, will have no effect on either of the Advisory Compensation Proposal or the Adjournment Proposal. Regardless of whether there is a quorum, the chairman or any other person presiding over the Special Meeting as provided in the Bylaws or by the Welbilt Board may also adjourn the Special Meeting. In addition, the Special Meeting may be postponed by the Welbilt Board in its discretion.
Q:
How can I attend the Special Meeting?

A:
Welbilt stockholders as of the Record Date may attend, vote and submit questions virtually at the Special Meeting by logging in at [                 ]. To log in, Welbilt stockholders (or their authorized representatives) will need the control number provided on their proxy card, voting instruction form or notice. If you are not a Welbilt stockholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to participate.

Q:
Are there any stockholders who have already committed to voting in favor of any of the proposals at the Special Meeting?

A:
Yes. Contemporaneously with the execution of the Merger Agreement, Ali entered into the Icahn Support Agreement (a copy of which is attached as Annex B to this proxy statement) with certain Welbilt stockholders affiliated with Carl C. Icahn (such stockholders are referred to herein collectively as the “Icahn Stockholders”), pursuant to which the Icahn Stockholders agreed, among other things, subject to the terms and conditions thereof, to vote all of the shares of Common Stock held by them as of such date in favor of the Merger Proposal at the Special Meeting. The Icahn Stockholders beneficially owned approximately 7.84% of the outstanding shares of Common Stock as of August 4, 2021. For more information, please see “The Merger Agreement — Icahn Support Agreement.”

Q:
What will Welbilt stockholders receive if the Merger is completed?

A:
If the Merger is completed, shares of Common Stock outstanding at the Effective Time will automatically be converted into right to receive the Merger Consideration of $24.00 per share in cash, unless the holder of such shares properly perfects its appraisal rights under the DGCL. Any shares of Common Stock held by Welbilt as treasury stock or held, directly or indirectly, by Ali or Merger Sub immediately prior to the Effective Time will automatically be cancelled and retired and shall not be entitled to receive the Merger Consideration.

For more information regarding the Merger Consideration to be received by Welbilt stockholders if the Merger is completed, please see “The Merger Agreement — Merger Consideration.”
Q:
How does the Welbilt Board recommend that I vote at the Special Meeting?

A:
The Welbilt Board unanimously recommends that you vote “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal. For additional information regarding the recommendation of the Welbilt Board, please see “The Merger — Recommendation of the Welbilt Board and its Reasons for the Merger.”
Q:
Who is entitled to vote at the Special Meeting?

A:
All holders of shares of Common Stock who held shares at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Special Meeting. Each such holder of Common Stock is entitled to cast one vote on each matter properly brought before the Special Meeting for each share of Common Stock that such holder owned of record as of the Record Date. Please see “Special Meeting of Welbilt’s Stockholders — Voting at the Special Meeting” for instructions on how to vote your shares without attending the Special Meeting.

Q:
What is a proxy?

A:
A stockholder’s legal designation of another person to vote shares of such stockholder’s common stock at a special or annual meeting is referred to as a proxy. The document used to designate a proxy to vote your shares of common stock is called a proxy card.

Q:
How many votes do I have for the Special Meeting?

A:
Each Welbilt stockholder is entitled to one vote for each share of Common Stock held of record as of the close of business on the Record Date for each proposal. As of the close of business on the Record Date, there were [           ] outstanding shares of Common Stock.

Q:
What happens if the Merger is not completed?

A:
If the Welbilt stockholders do not approve the Merger Proposal or if the Merger is not completed for any other reason, Welbilt stockholders will not receive any merger consideration for their shares of Common Stock in connection with the Merger. Instead, Welbilt expects that its management will operate Welbilt’s business in a manner similar to that in which it is being operated today and Welbilt will remain an independent public company, the Common Stock will continue to be listed and traded on the NYSE, the Common Stock will continue to be registered under the Exchange Act and Welbilt’s stockholders will continue to own their shares of the Common Stock and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of the Common Stock. Under certain circumstances, if the Merger is not completed, Welbilt may be obligated to pay to Ali the Welbilt Termination Fee, to reimburse Ali for certain expenses or to reimburse Ali for payment of the Middleby Termination Fee. Please see the sections of this proxy statement entitled “The Merger Agreement — Termination Fee”, “The Merger Agreement — Expenses in Connection with a Termination” and “The Merger Agreement — Middleby Termination Fee Reimbursement”.

Q:
How can I vote my shares and participate at the Special Meeting?

A:
If you are a Welbilt stockholder of record as of the close of business on the Record Date, you may submit your proxy before the Special Meeting in one of the following ways:

•
Telephone:  use the toll-free number shown on your proxy card;

•
Internet:  visit the website shown on your proxy card to vote via the Internet; or

•
Mail:  complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.

If you are a Welbilt stockholder of record, you may also cast your vote virtually at the Special Meeting by following the instructions at [                 ]. If you decide to attend the Special Meeting virtually and vote at the meeting, your vote will revoke any proxy previously submitted.
The Special Meeting will begin promptly at [           ] [a.m./p.m.], Eastern Time, on [           ], 2021. Welbilt encourages its stockholders to access the meeting prior to the start time, leaving ample time for check-in. Please follow the instructions as outlined in this proxy statement. Even if you plan to attend the Special Meeting virtually, Welbilt recommends that you submit your proxy in advance as described below so that your vote will be counted if you later decide not to or become unable to attend the Special Meeting.
Q:
How can I vote my shares without attending the Special Meeting?

A:
Whether you hold your shares directly as a stockholder of record of Welbilt or beneficially in “street name,” you may direct your vote by proxy without attending the Special Meeting. You can submit your proxy by mail, over the Internet or by telephone by following the instructions provided on the enclosed proxy card. Please note that if you hold shares beneficially in “street name,” you should follow the voting instructions provided by your bank, broker, trust or other nominee. Additional information on voting procedures can be found under “Special Meeting of Welbilt’s Stockholders.”

Q:
When and where is the Special Meeting? What must I bring to attend the Special Meeting?

A:
The Special Meeting will be held virtually at [                 ], on [                 ], 2021, at [                 ] [a.m./p.m.], Eastern Time. Online access will begin at [                 ] [a.m./p.m.], Eastern Time, and Welbilt encourages its stockholders to access the meeting prior to the start time.

Welbilt has chosen to hold the Special Meeting solely via the Internet and not in a physical location given the public health impact of COVID-19 and the desire to promote the health and safety of the Welbilt stockholders, directors, officers, employees and other constituents. Even if you plan to attend the Special Meeting virtually, Welbilt recommends that you submit your proxy in advance as described above so that your vote will be counted if you later decide not to or become unable to attend the Special Meeting.
Q:
What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in “street name”?

A:
If your shares are held in “street name” in a stock brokerage account or by a bank, trust or other nominee, you must provide your bank, broker, trust or other nominee with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, bank, trust or other nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to Welbilt or by voting in person at the Special Meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank, trust or other nominee.

Q:
If my shares of Common Stock are held in “street name” by my bank, broker, trust or other nominee, will my bank, broker, trust or other nominee automatically vote those shares for me?

A:
Under the rules of the NYSE, your bank, broker, trust or other nominee will only be permitted to vote your shares of Common Stock with respect to “non-routine” matters if you instruct your bank, broker, trust or other nominee how to vote. All of the proposals scheduled for consideration at the Special Meeting are “non-routine” matters. As a result, if you fail to provide voting instructions to your broker, bank, trust or other nominee, your shares will not be counted as present at the Special Meeting for purposes of determining a quorum and will not be voted on any of the proposals. If you provide voting instructions to your broker, bank, trust or other nominee on one or more of the proposals but not on one or more of the other proposals, then your shares will be counted as present for the purposes of determining a quorum but will not be voted on any proposal for which you fail to provide instructions. To make sure that your shares are voted with respect to each of the proposals, you should instruct your bank, broker, trust or other nominee how you wish to vote your shares in accordance with the procedures provided by your bank, broker, trust or other nominee regarding the voting of your shares.

The effect of not instructing your bank, broker, trust or other nominee how you wish to vote your shares will be the same as a vote “AGAINST” the Merger Proposal and will not have any effect on the outcome of the Adjournment Proposal or the Advisory Compensation Proposal. If you instruct your bank, broker, trust or other nominee on how you wish to vote your shares on some but not all proposals, the resulting broker non-vote will have the same effect as voting “AGAINST” the Merger Proposal, but will have no effect on the Advisory Compensation Proposal or the Adjournment Proposal.

Q:
What should I do if I receive more than one set of voting materials for the Special Meeting?

A:
If you hold shares of Common Stock in “street name” and also directly in your name as a stockholder of record or otherwise, or if you hold shares of Common Stock in more than one brokerage account, you may receive more than one set of voting materials relating to the Special Meeting.

Record Holders.    For shares held directly, please complete, sign, date and return each proxy card, or you may submit your proxy by telephone or Internet as provided on each proxy card, or otherwise follow the voting instructions provided in this proxy statement in order to ensure that all of your shares of Common Stock are voted.
“Street name” Holders.   For shares held in “street name” through a bank, broker, trust or other nominee, you should follow the procedures provided by your bank, broker, trust or other nominee to vote your shares.
Q:
If a stockholder gives a proxy, how are the shares of Common Stock voted?

A:
Regardless of the method you choose to vote, the individuals named on the enclosed proxy card will vote your shares of Common Stock in the way that you indicate. When completing the proxy card or the Internet or telephone processes, you may specify whether your shares of Common Stock should be voted for or against, or abstain from voting on, all, some or none of the specific items of business to come before the Special Meeting.

Q:
How will my shares of Common Stock be voted if I return a blank proxy?

A:
If you sign, date and return your proxy card and do not indicate how you want your shares of Common Stock to be voted, then your shares of Common Stock will be voted “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal.

Q:
Can I change my vote of shares of Common Stock after I have submitted my proxy?

A:
Yes. Any stockholder of record as of the Record Date giving a proxy has the right to revoke it before the proxy is voted at the Special Meeting by:

•
subsequently submitting a new proxy, whether by submitting a new proxy card or by submitting a proxy via the Internet or telephone, that is received by the deadline specified on the accompanying proxy card;

•
giving written notice of your revocation to Welbilt’s Corporate Secretary; or

•
attending the Special Meeting virtually and voting.

Your attendance at the Special Meeting will not revoke your proxy unless you give written notice of revocation to Welbilt’s Corporate Secretary before your proxy is exercised or unless you vote your shares in person at the Special Meeting. Execution or revocation of a proxy will not in any way affect your right to attend the Special Meeting and vote. Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to:
Welbilt, Inc.
Attn: Corporate Secretary
2227 Welbilt Boulevard
New Port Richey, Florida 34655
For more information, please see “Special Meeting of Welbilt’s Stockholders — Revocation of Proxies.”

Q:
If I hold my shares in “street name,” can I change my voting instructions after I have submitted voting instructions to my bank, broker, trust or other nominee?

A:
If your shares are held in the name of a bank, broker, trust or other nominee and you previously provided voting instructions to your bank, broker, trust or other nominee, you should follow the instructions provided by your bank, broker, trust or other nominee to revoke or change your voting instructions.

Q:
Where can I find the voting results of the Special Meeting?

A:
The preliminary voting results for the Special Meeting will be announced at the Special Meeting. In addition, within four business days of the Special Meeting, Welbilt intends to file the final voting results of the Special Meeting with the SEC on a Current Report on Form 8-K.

Q:
Am I entitled to appraisal rights?

A:
Yes. Under Section 262, a stockholder who does not vote in favor of the Merger Proposal will be entitled to seek appraisal of its shares if such stockholder takes certain actions and certain criteria are satisfied. For more information, see the section entitled “Appraisal Rights” and Annex D of this proxy statement.

Q:
Do any of the officers or directors of Welbilt have interests in the Merger that may differ from or be in addition to my interests as a Welbilt stockholder?

A:
Yes. In considering the recommendation of the Welbilt Board that Welbilt stockholders vote to approve the Merger Proposal, Welbilt stockholder should be aware that Welbilt’s directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of Welbilt stockholders generally. The Welbilt Board was aware of and considered these differing interests, to the extent such interests existed at the time, among other matters, in evaluating and negotiating the Merger Agreement and the Merger and in unanimously recommending that the Merger Agreement be approved and adopted by Welbilt stockholders. See “The Merger — Interests of Welbilt’s Directors and Executive Officers in the Merger.”

Q:
Why am I being asked to vote on the Advisory Compensation Proposal?

A:
SEC rules require Welbilt to seek approval on a non-binding, advisory basis with respect to certain payments that will or may be made to Welbilt’s named executive officers in connection with the Merger. Approval of the Advisory Compensation Proposal is not required to complete the Merger.

Q:
What happens if I sell my shares of Common Stock after the Record Date but before the Special Meeting?

A:
The Record Date is earlier than the date of the Special Meeting. If you transfer your shares of Common Stock after the Record Date but before the Special Meeting, you will, unless special arrangements are made, retain your right to vote at the Special Meeting.

Q:
When is the Merger expected to be completed?

A:
Welbilt and Ali are working to be in a position to complete the Merger as quickly as possible after the Special Meeting. Welbilt currently anticipates that the Merger will be completed in early 2022. In order to complete the merger, we must obtain the required stockholder approval, approval under the HSR Act and a number of other closing conditions under the Merger Agreement must be satisfied or waived. See “The Merger Agreement — Conditions to the Completion of the Merger.” Accordingly, there can be no assurances that the Merger will be completed at all, or if completed, that it will be completed in early 2022.

Q:
What are the United States federal income tax consequences of the Merger to Welbilt U.S. stockholders?

A:
The receipt of cash by U.S. holders (as defined in “The Merger — Certain U.S. Federal Income Tax Consequences of the Merger”) in exchange for shares of Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder who receives cash in exchange for shares of Common Stock pursuant to the Merger will recognize capital gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received in the Merger and (ii) the U.S. holder’s adjusted tax basis in its Common Stock exchanged therefor. Payments made to a non-U.S. holder in exchange for shares of Common Stock pursuant to the Merger generally will not be subject to U.S. federal income tax unless you have certain connections with the United States.

This proxy statement contains a general discussion of certain U.S. federal income tax consequences of the Merger. No information is provided with respect to the tax consequences of the Merger under any U.S. federal law other than income tax laws (including, for example the U.S. federal estate, gift, Medicare, and alternative minimum tax laws), or any applicable state, local, or foreign tax laws. Consequently, holders should consult their tax advisor as to the tax consequences of the Merger relevant to their particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, non-U.S. or other tax laws and of changes in those laws.
Q:
What should I do now?

A:
You should read this proxy statement carefully and in its entirety, including the annexes, and return your completed, signed and dated proxy card by mail in the enclosed postage-paid envelope, or you may submit your voting instructions by telephone or over the Internet as soon as possible so that your shares will be voted in accordance with your instructions.

Q:
Whom do I call if I have questions about the Special Meeting or the Merger?

A:
If you are a Welbilt stockholder and have questions about the Special Meeting or the Merger, or desire additional copies of this proxy statement or additional proxy cards, you may contact Welbilt’s proxy solicitation agent:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Stockholders Call (toll-free): (800) 714-3310
Banks and Brokers Call: (212) 269-5550
Email: welbilt@dfking.com
You may also wish to consult your legal, tax and/or financial advisors with respect to any aspect of the Merger, the Merger Agreement or other matters discussed in this proxy statement.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
Certain statements and information in this proxy statement and the documents incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “predict,” “budget,” “should,” “would,” “could,” “attempt,” “appears,” “forecast,” “outlook,” “estimate,” “continue,” “project,” “projection,” “goal,” “model,” “target,” “potential,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “are likely” and other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature and convey the uncertainty of future events or outcomes, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Welbilt’s current expectations and beliefs concerning future developments and their potential effect on their respective businesses.
The forward-looking statements contained in this document speak only as of the date of this proxy statement and are largely based on Welbilt’s expectations for the future, which reflect certain estimates and assumptions made by their respective managements. These estimates and assumptions reflect Welbilt’s best judgment based on currently known market conditions, operating trends and other factors. Although Welbilt believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond Welbilt’s control. As such, managements’ assumptions about future events may prove to be inaccurate. For a more detailed description of the risks and uncertainties involved, see “Risk Factors” in Welbilt’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other SEC filings.
These cautionary statements qualify all forward-looking statements attributable to Welbilt, or persons acting on either’s behalf. Welbilt management caution you that the forward-looking statements contained in this proxy statement are not guarantees of future performance, and Welbilt cannot assure you that such statements will be realized or that the events and circumstances they describe will occur. Factors that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements herein include, but are not limited to:
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the risk that Ali or Welbilt may be unable to obtain governmental and regulatory approvals required for the transaction, or that required governmental and regulatory approvals may delay the transaction or result in the imposition of conditions that could reduce the anticipated benefits from the Merger or cause the parties to abandon the Merger;

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the risk that a condition to Closing may not be satisfied;

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the length of time necessary to consummate the Merger, which may be longer than anticipated for various reasons;

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the financial performance of Welbilt through the completion of the Merger;

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risk that the proposed Merger disrupts Welbilt’s current operations;

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risks related to the disruption of management’s attention from ongoing operations due to the Merger;

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the amount of the costs, fees, expenses and charges related to the Merger Agreement and the Middleby Merger Agreement;

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limitations placed on Welbilt’s ability to operate its business under the Merger Agreement;

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the occurrence of any event that could give rise to the termination of the Merger Agreement, including under circumstances that require Welbilt to pay Ali a termination fee;

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the risk that stockholder litigation in connection with the Merger or the Middleby Merger Agreement may affect the timing or occurrence of the Merger or result in significant costs of defense, indemnification and liability;

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the effect of the announcement or pendency of the Merger on Welbilt’s ability to retain and hire key personnel and other employees or Welbilt’s business relationships (including customers and suppliers), operating results and business generally;

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competitive pressures in the markets in which Welbilt competes;

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changes in the costs and availability of transportation;

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the competitive labor market and resulting employee turnover;

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our involvement in legal and regulatory proceedings;

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cybersecurity risks;

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disruptions in our information technology systems;

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labor disruptions; and

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the other factors that are described from time to time in Welbilt’s periodic filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2020. See the section entitled “Where You Can Find More Information” for documents incorporated by reference into this proxy statement.

THE PARTIES TO THE MERGER
Welbilt, Inc.
Welbilt is one of the world’s leading commercial foodservice equipment companies currently leveraging a full suite of equipment capable of storing, cooking, holding, displaying, dispensing and serving in both hot and cold foodservice categories. Welbilt designs, manufactures and supplies best-in-class equipment for the global commercial foodservice market which is used by commercial and institutional foodservice operators including full-service restaurants, quick-service restaurant chains, hotels, resorts, cruise ships, caterers, supermarkets, convenience stores, hospitals, schools and other institutions. Welbilt sells its products in each of its geographical segments, the Americas, EMEA and APAC, through a global network of over 5,000 distributors, dealers, buying groups and manufacturers’ representatives. Common Stock is listed and traded on the NYSE under the ticker symbol “WBT.” Welbilt has its executive offices located at 2227 Welbilt Boulevard, New Port Richey, FL 34655, and can be reached by phone at (727) 375-7010.
Ali Holding S.r.l.
Founded in 1963, Ali Holding S.r.l., which we refer to as Ali, is an Italian corporation with headquarters located in Milan, Italy and North American operations based in Chicago, Illinois. Through its subsidiaries, Ali designs, manufactures, markets and services a broad line of commercial and institutional foodservice equipment used by major restaurant and hotel chains, independent restaurants, hospitals, schools, airports, correctional institutions and canteens. Ali and its 80 global brands employ approximately 10,000 people in 30 countries and, in terms of sales, is one of the world’s largest and most diversified global leaders in the foodservice equipment industry. Ali has 58 manufacturing facilities in 15 countries and sales and service subsidiaries throughout Europe, North America, South America, the Middle East and Asia Pacific.
Ali Group North America Corporation
Ali Group North America Corporation, which we refer to as Acquiror, is a wholly owned subsidiary of Ali. Acquiror has its executive offices located at 101 Corporate Woods Parkway, Vernon Hills, IL 60061, and can be reached by phone at (847) 215-6565.
Ascend Merger Corp.
Ascend Merger Corp., which we refer to as Merger Sub, is a direct, wholly owned subsidiary of Acquiror.

THE SPECIAL MEETING OF WELBILT’S STOCKHOLDERS
General
This proxy statement is first being mailed on or about [                 ], 2021 and constitutes notice of the Special Meeting in conformity with the requirements of the DGCL and the Bylaws.
This proxy statement is being provided to Welbilt stockholders as part of a solicitation of proxies by the Welbilt Board for use at the Special Meeting and at any adjournment or postponement of the Special Meeting. Welbilt stockholders are encouraged to read the entire document carefully, including the annexes to this document, for more detailed information regarding the Merger Agreement and the transactions contemplated by the Merger Agreement.
Date, Time and Place
The Special Meeting will be held virtually at [  ], on [  ] [  ], 2021, at [  ] [a.m./p.m.], Eastern Time. The Special Meeting can be accessed by visiting [                 ], where Welbilt stockholders will be able to participate and vote online. This proxy statement is first being furnished to Welbilt’s stockholders on or about [                 ], 2021.
Purpose of the Special Meeting
At the Special Meeting, Welbilt stockholders will be asked to consider and vote on the following:
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the Merger Proposal;

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the Advisory Compensation Proposal; and

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the Adjournment Proposal.

Welbilt will transact no other business at the Special Meeting except such business as may properly be brought before the Special Meeting or any adjournment or postponement thereof. This proxy statement, including the Merger Agreement attached hereto as Annex A, contains further information with respect to these matters.
Recommendation of the Welbilt Board
The Welbilt Board has unanimously (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable and fair to, and in the best interests of, Welbilt and the Welbilt stockholders, (ii) approved, authorized, adopted and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and (iii) resolved to recommend that the Welbilt stockholders vote in favor of the adoption of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. A description of factors considered by the Welbilt Board in reaching its decision to approve and declare advisable the foregoing proposals can be found in “The Merger — Recommendation of the Welbilt Board and its Reasons for the Merger” beginning on page 42.
The Welbilt Board unanimously recommends that Welbilt stockholders vote “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal at the Special Meeting.
Welbilt stockholders’ approval of Merger Proposal is a condition for the Merger to occur. If Welbilt stockholders fail to approve the Merger Proposal by the requisite vote, the Merger will not occur.
Record Date; Stockholders Entitled to Vote
Only holders of Common Stock at the close of business on [           ], 2021, the record date for the Special Meeting, will be entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement of the Special Meeting. At the close of business on the Record Date, [     ] shares of Common Stock were issued and outstanding.

Holders of Common Stock are entitled to one vote for each share of Common Stock they own at the close of business on the Record Date.
A complete list of stockholders entitled to vote at the Special Meeting will be available for a period of at least ten days prior to the Special Meeting at Welbilt’s principal place of business. If you would like to inspect the list of Welbilt stockholders of record, please call the Investor Relations department at (727) 853-3079 to schedule an appointment or request access. A certified list of eligible Welbilt stockholders will be available for inspection during the Special Meeting at [     ] by entering the control number provided on your proxy card, voting instruction form or notice.
Quorum; Adjournment
The presence at the Special Meeting of the holders of a majority of the shares of Common Stock represented in person or by proxy, will constitute a quorum. As a result, there must be a majority of all of our outstanding shares represented by proxy or by stockholders present at the Special Meeting in order to have a quorum. Virtual attendance by stockholders of record at the Special Meeting will constitute presence in person for the purpose of determining the presence of a quorum for the transaction of business at the Special Meeting. Shares of beneficial owners who hold such shares in “street name” through a bank, broker, trust or other nominee and who fail to give voting instructions to their bank, broker, trust or other nominee will not be counted towards quorum. Shares of beneficial owners who virtually attend the Special Meeting will not count towards a quorum unless such beneficial owners instruct their shares or hold a legal proxy executed by their bank, broker, trust or other nominee. There must be a quorum for business to be conducted at the Special Meeting.
The chairman of the meeting may adjourn the meeting from time to time, one or more times, whether or not there is such a quorum. Failure of a quorum to be represented at the Special Meeting will result in an adjournment of the Special Meeting and may subject Welbilt to additional expense. Even if a quorum is present, the Special Meeting may also be adjourned one or more times in order to provide more time to solicit additional proxies in favor of approval of the Merger Proposal if sufficient votes are cast in favor of the Adjournment Proposal or the chairman of the meeting so moves. In addition, the Special Meeting may be postponed by the Welbilt Board in its discretion.
Notice need not be given of any adjourned meeting if the time and place, if any, thereof and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken unless the adjournment is for more than 30 days, in which case a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. If, after any adjournment, a new record date for the stockholders entitled to vote is fixed for any adjourned meeting, the Welbilt Board must fix a record date for notice of any adjourned meeting in accordance with the DGCL and provide a new notice of any adjourned meeting to each stockholder of record entitled to vote at the meeting. In addition, the Special Meeting could be postponed before it commences.
If the Special Meeting is adjourned or postponed one or more times for the purpose of soliciting additional votes, stockholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals. If you submit your proxy over the Internet or by telephone or submit a properly executed proxy card, even if you abstain from voting, your shares will be counted as present for purposes of determining whether a quorum exists at the Special Meeting.
Required Vote
Approval of the Merger Proposal requires the affirmative vote of holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. Accordingly, with respect to a Welbilt stockholder who is present in person or represented by proxy at the Special Meeting, such stockholder’s abstention from voting will have the same effect as a vote “AGAINST” the Merger Proposal. Additionally, the failure of a Welbilt stockholder who holds shares in “street name” through a bank, broker, trust or other nominee to give voting instructions to the bank, broker, trust or other nominee will have the same effect as a vote “AGAINST” the Merger Proposal.

Under the Bylaws, approval of the Adjournment Proposal and the Advisory Compensation Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon. Accordingly, with respect to a Welbilt stockholder who is present in person or represented by proxy at the Special Meeting, such stockholder’s abstention will be counted in connection with the determination of whether a quorum is present and will have the same effect as a vote “AGAINST” each of the Advisory Compensation Proposal and the Adjournment Proposal. However, the failure of a Welbilt stockholder of record who is not present in person or represented by proxy at the Special Meeting to vote on either proposal, as well as the failure of a Welbilt stockholder who holds shares in “street name” through a bank, broker, trust or other nominee to give voting instructions to the bank, broker, trust or other nominee, will have no effect on either of the Advisory Compensation Proposal or the Adjournment Proposal.
The Merger is conditioned on, among other things, the approval of the Merger Proposal at the Special Meeting. The Advisory Compensation Proposal and the Adjournment Proposal are not conditioned on the approval of any other proposal set forth in this proxy statement. Regardless of whether a quorum is present at the Special Meeting, the chairman of the meeting may also adjourn the Special Meeting.
Pursuant to the Icahn Support Agreement, the Icahn Stockholders (which beneficially owned approximately 7.84% of the outstanding shares of Common Stock as of August 4, 2021) have agreed, subject to the terms and conditions thereof, to vote all shares of Common Stock held by the Icahn Stockholders as of such date in favor of the Merger Proposal at the Special Meeting. For a more complete discussion of the Icahn Support Agreement, please see “The Merger Agreement — Icahn Support Agreement.”
Abstentions and Broker Non-Votes
An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but abstains from voting. At the Special Meeting, abstentions will be counted as present for purposes of determining whether a quorum exists. Abstaining from voting will have the same effect as voting “AGAINST” the Merger Proposal, Advisory Compensation Proposal and Adjournment Proposal.
If no instruction as to how to vote is given (including no instruction to abstain from voting) in an executed, duly returned and not revoked proxy, the proxy will be voted in accordance with the Welbilt Board’s recommendation with respect to each proposal and consequently will be voted “FOR” each of (i) the Merger Proposal, (ii) the Advisory Compensation Proposal and (iii) the Adjournment Proposal.
Broker non-votes occur when (i) a bank, broker, trust or other nominee has discretionary authority to vote on one or more proposals to be voted on at a meeting of stockholders, but is not permitted to vote on other proposals without instructions from the beneficial owner of the shares and (ii) the beneficial owner fails to provide the bank, broker, trust or other nominee with such instructions. Under NYSE rules, banks, brokers and other nominees holding shares in “street name” do not have discretionary voting authority with respect to any of the Welbilt proposals described in this proxy statement. Accordingly, if a beneficial owner of shares of Common Stock held in “street name” does not give voting instructions to the bank, broker, trust or other nominee, then those shares will not be counted as present in person or by proxy at the Special Meeting and accordingly will not count as present for purposes of determining whether a quorum exists.
Failure to Vote
If you are a stockholder of record and you do not sign and return your proxy card or submit your proxy over the Internet, by telephone or at the Special Meeting, your shares will not be voted at the Special Meeting, will not be counted as present in person or by proxy at the Special Meeting and will not be counted as present for purposes of determining whether a quorum exists.
For purposes of the Merger Proposal, a failure of record owners to vote, or a failure of beneficial owners to instruct their bank, broker, trust or other nominee to vote, will have the same effect as a vote “AGAINST” the Merger Proposal. A failure of record owners who are not present in person or represented by proxy at the Special Meeting to vote, or a failure beneficial owners to instruct their bank, broker, trust or other nominee to vote, will have no effect on the outcome of a vote on either of the Advisory Compensation Proposal or the Adjournment Proposal. All abstentions from voting will have the same effect as a vote “AGAINST” each of the Merger Proposal, the Advisory Compensation Proposal and the Adjournment Proposal.
If you sign, date and return your proxy card and do not indicate how you want your shares of Common Stock to be voted, then your shares of Common Stock will be voted “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal.
Voting by Welbilt’s Directors and Executive Officers
At the close of business on August 4, 2021, directors and executive officers of Welbilt were entitled to vote 696,102 shares of Common Stock, or approximately 4.9% of the shares of Common Stock issued and outstanding on that date. Directors and executive officers of Welbilt have informed Welbilt that they intend to vote their shares in favor of the Merger Proposal, the Advisory Compensation Proposal and the Adjournment Proposal, although none of the directors and executive officers are obligated to do so. Andrew Langham, a member of the Welbilt Board, until recently served as General Counsel of Icahn Enterprises L.P., an affiliate of the Icahn Stockholders. As noted above, pursuant to the Icahn Support Agreement, the Icahn Stockholders (which beneficially owned approximately 7.84% of the outstanding shares of Common Stock as of August 4, 2021) have agreed, subject to the terms and conditions thereof, to vote all shares of Common Stock held by the Icahn Stockholders as of such date in favor of the Merger Proposal at the Special Meeting. For a more complete discussion of the Icahn Support Agreement, please see “The Merger Agreement — Icahn Support Agreement.”
Voting at the Special Meeting
The Special Meeting will be a completely virtual meeting. There will be no physical meeting location and the meeting will only be conducted via live webcast. The virtual Special Meeting will be held on [      ] at [      ] [a.m./p.m.], Eastern Time. To participate in the Special Meeting and submit questions during the Special Meeting, visit [                 ] and enter the 16-digit control number on the proxy card, voting instruction form or notice you received. Online check-in will begin at [      ] [a.m./p.m.], Eastern Time. Please allow time for online check-in procedures. The virtual stockholder meeting format uses technology designed to increase stockholder access, save Welbilt and Welbilt stockholders time and money, and provide Welbilt stockholders rights and opportunities to participate in the meeting similar to what they would have at an in-person meeting. In addition to online attendance, Welbilt provides stockholders with an opportunity to hear all portions of the official meeting, submit written questions and comments during the meeting, and vote online during the open poll portion of the meeting. Although Welbilt offers four different voting methods, Welbilt encourages you to submit a proxy to vote either over the Internet or by telephone to ensure that your shares are represented and voted at the Special Meeting.
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To Submit a Proxy to Vote over the Internet:   To submit a proxy to vote over the Internet, go to [      ] and follow the steps outlined on the secured website. You will need the number included on your proxy card to obtain your records and to create an electronic voting instruction form. If you submit your proxy to vote over the Internet, you do not have to mail in a proxy card. If you choose to submit your vote via proxy over the Internet, you must do so prior to 11:59 p.m., Eastern Time, on [           ], 2021.

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To Submit a Proxy by Telephone:   Non-objecting beneficial owners and registered stockholders may submit a proxy to vote by telephone by calling toll-free [      ] within the U.S., U.S. territories and Canada on a touch-tone telephone. Please have your proxy card available for reference because you will need the validation details that are located on your proxy card in order to submit your vote by proxy by telephone. If you submit your proxy to vote by telephone, you do not have to mail in a proxy card. If you choose to submit your vote via proxy by telephone, you must do so prior to 11:59 p.m., Eastern Time, on [           ], 2021.

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To Submit a Proxy by Mail:   To submit a proxy to vote by mail, complete, sign and date the proxy card and return it promptly to the address indicated on the proxy card in the postage paid enveloped provided. If you sign and return your proxy card without indicating how you want your shares of

Common Stock to be voted with regard to a particular proposal, your shares of Common Stock will be voted in favor of such proposal. If you return your proxy card without a signature, your shares will not be counted as present at the Special Meeting and cannot be voted.
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To Vote Virtually at the Special Meeting:   To vote virtually at the Special Meeting, follow the instructions at [                 ]. If your shares are held by your bank, broker, trust or other nominee, you are considered the beneficial owner of shares held in “street name” and you will receive a vote instruction form from your bank, broker, trust or other nominee seeking instruction from you as to how your shares should be voted. If you sign your proxy, but do not indicate how you wish to vote, your shares will be voted “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal.

Revocation of Proxies
You can change or revoke your proxy at any time before the final vote at the Special Meeting. If you are the stockholder of record of your shares, you may revoke your proxy by:
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submitting another proxy over the Internet or by telephone prior to 11:59 p.m., Eastern Time, on [      ], 2021 or otherwise timely delivering a valid, later-dated proxy;

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timely delivering a written notice that you are revoking your proxy to Welbilt’s Corporate Secretary; or

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attending the Special Meeting and voting. Your virtual attendance at the Special Meeting will not revoke your proxy unless you give written notice of revocation to Welbilt’s Corporate Secretary before your proxy is exercised or unless you vote your shares in person at the Special Meeting. If you are the beneficial owner of shares held in “street name,” you should contact your bank, broker, trust or other nominee with questions about how to change or revoke your voting instructions.

Solicitation of Proxies
The Welbilt Board is soliciting your proxy in connection with the Special Meeting, and Welbilt will bear the cost of soliciting such proxies, including the costs of printing and filing this proxy statement. Welbilt has retained D.F. King as proxy solicitor to assist with the solicitation of proxies in connection with the Special Meeting. Welbilt estimates it will pay D.F. King a fee of approximately $15,000, in addition to the reimbursement of expenses, for these services. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through banks, brokers and other nominees to the beneficial owners of shares of Common Stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by certain of Welbilt’s directors, officers and employees, without additional compensation.
Tabulation of Votes
Broadridge Financial Solutions, Inc. will tabulate the votes at the Special Meeting.
Householding of Special Meeting Materials
Each registered Welbilt stockholder will receive one copy of this proxy statement per account, regardless of whether you have the same address as another stockholder of record. SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, commonly called “householding,” provides cost savings for companies. If you hold shares through a broker, some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker.
Welbilt will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any Welbilt stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Investor Relations, at Welbilt’s principal executive offices, 2227 Welbilt Blvd., New Port Richey, Florida 34655, or contact Investor Relations by telephone at (727) 853-3079 or by email at investors@welbilt.com.
Questions
If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact Investor Relations, at Welbilt’s principal executive offices at 2227 Welbilt Boulevard, New Port Richey, FL, 34655.
Assistance
If you need assistance voting or in completing your proxy card or have questions regarding the Special Meeting, please contact the Welbilt solicitation agent:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Stockholders Call (toll-free): (800) 714-3310
Banks and Brokers Call: (212) 269-5550
Email: welbilt@dfking.com

THE MERGER (PROPOSAL 1)
The discussion of the Merger and the Merger Agreement in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached to this proxy statement as Annex A. You should read the Merger Agreement carefully in its entirety.
Background of the Merger
Welbilt’s senior management and the Welbilt Board regularly review Welbilt’s performance, strategy, competitive position, opportunities and prospects in light of current business and economic environments and developments in the kitchen equipment industry and the opportunities and challenges facing participants in the industry. These reviews have included consideration by Welbilt’s senior management and the Welbilt Board of potential strategic alternatives, including acquisitions, business combinations and other strategic transactions.
From time to time, Welbilt’s senior officers have met with other industry participants to discuss potential strategic transactions in light of dynamics in the kitchen equipment industry and the potential to create long-term value by pursuing strategic transactions.
In the spring of 2020, largely as a result of the COVID-19 pandemic and its impact on the kitchen equipment industry and broader restaurant and food services industries, the trading price of Common Stock decreased significantly. On March 18, 2020, Welbilt’s stock price closed at $3.50, as compared to the highest trading price during the 52 weeks preceding such date of $19.79 on November 4, 2019.
On June 19, 2020, the Welbilt Board received an unsolicited written proposal from a financial sponsor, which we refer to as Party A, to acquire Welbilt in an all-cash transaction at a price of $12.00 to $13.00 per share. On that day, Welbilt’s stock price closed at $6.05.
On each of June 22, 2020 and June 26, 2020, the Welbilt Board held virtual meetings to discuss Party A’s proposal at which representatives of Welbilt’s senior management were present. Also attending the virtual meetings were representatives of Morgan Stanley, and representatives of Gibson, Dunn & Crutcher LLP, Welbilt’s outside legal counsel (“Gibson Dunn”). A representative of Gibson Dunn reviewed the directors’ fiduciary duties in the context of Party A’s outreach, and a representative of Morgan Stanley discussed a preliminary financial analysis of Party A’s proposal. The Welbilt Board discussed both valuation and timing of Party A’s proposal in light of the impact of the COVID-19 pandemic on Welbilt’s stock price and its financial and business outlook. Following discussion at the June 26, 2020 meeting, the Welbilt Board directed Morgan Stanley to relay to Party A that the Welbilt Board had received its proposal but that the Welbilt Board would not be in a position to respond until Welbilt’s strategic planning process was completed in late July. At the Welbilt Board’s direction, Morgan Stanley relayed the message to Party A.
On July 24, 2020, the Welbilt Board held a virtual regular meeting at which representatives of Welbilt’s senior management team were present. Among other things, the Welbilt Board reviewed management’s strategic plan, including the changes thereto in light of the COVID-19 pandemic, and certain sensitivities in the event the pandemic worsened or improved. Management’s plan was also provided to Morgan Stanley.
On July 31, 2020, the Welbilt Board held a virtual meeting at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present. The Welbilt Board discussed Morgan Stanley’s preliminary valuation of Welbilt based on the latest forecasts prepared by Welbilt management and a potential response to Party A’s proposal. The Welbilt Board also considered certain information provided by Morgan Stanley regarding Morgan Stanley’s material investment banking relationships with Welbilt and Party A during the prior two-year period, and the Welbilt Board determined that Morgan Stanley did not have any disqualifying conflicts of interest in serving as a financial advisor to Welbilt in connection with any potential transaction with Party A. In light of significant uncertainty resulting from the pandemic, the Welbilt Board determined that Party A’s proposal was not worth pursuing and directed Morgan Stanley to inform Party A that Welbilt was not prepared to engage in discussions with Party A on the terms of the proposal received, but that as a public company, Welbilt was always open to listen to any proposal. Morgan Stanley conveyed the message to representatives of Party A and in the following days engaged in discussions with Party A related thereto.

On August 6, 2020, the Welbilt Board received a revised proposal from Party A to acquire Welbilt at a price of $14.00 per share in cash.
On each of August 10 and 12, 2020, the Welbilt Board held virtual meetings at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present to discuss Party A’s revised proposal. Following these discussions, the Welbilt Board determined that at $15.00 per share in cash, Welbilt would be prepared to provide initial due diligence information to Party A. At the Welbilt Board’s direction, Ms. Cynthia M. Egnotovich, Chairperson of the Welbilt Board, and representatives of Morgan Stanley communicated this message to Party A.
On August 14, 2020, the Welbilt Board received a further revised proposal from Party A to acquire Welbilt at a price of $15.00 per share in cash.
On August 17, 2020, the Welbilt Board held a virtual meeting at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present. The Welbilt Board discussed Party A’s further revised proposal, and the Welbilt Board determined to move forward with entering into a confidentiality agreement with Party A to enable Party A to conduct due diligence on Welbilt. A representative of Gibson Dunn reminded the Welbilt Board of its fiduciary duties in connection with a potential strategic transaction, and the Welbilt Board and representatives of Gibson Dunn also discussed the advisability of forming a strategic transaction committee (the “transaction committee”) to consider, review, evaluate and negotiate the potential transaction with Party A or other strategic alternatives available to Welbilt and make recommendations to the Welbilt Board with respect to any such transactions. The directors determined that having a transaction committee would facilitate the Welbilt Board’s consideration of a potential strategic transaction and alternatives thereto more efficiently, and that while a transaction committee could under certain circumstances be used to address director conflicts of interest, the Welbilt Board was not aware of any such conflicts in connection with Party A’s proposal. The representatives of Gibson Dunn indicated that they would interview each director to consider his or her independence and disinterestedness.
On August 20, 2020, Welbilt and Party A executed a confidentiality agreement, after which Party A began to conduct due diligence on Welbilt.
On August 28, 2020, the Welbilt Board held a virtual meeting at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present. The Welbilt Board discussed the status of Party A’s ongoing due diligence and meetings between Welbilt management and representatives of Party A. On the advice of representatives of Gibson Dunn, the Welbilt Board determined that each of Ms. Egnotovich, Mr. Dino J. Bianco (a member of the Welbilt Board) and Mr. Andrew Langham (a member of the Welbilt Board) were independent and disinterested for purposes of considering a potential transaction with Party A and alternatives thereto. The Welbilt Board then adopted resolutions approving the formation of a transaction committee comprised of Ms. Egnotovich, Mr. Bianco and Mr. Langham.
On September 3, 2020, Welbilt’s transaction committee held a virtual meeting at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present. The transaction committee discussed the status of the potential transaction with Party A. The transaction committee noted that the Welbilt Board had determined that commencing a broad auction process at that time would not be in the best interest of Welbilt and its stockholders as the Welbilt Board had not determined to engage in any strategic transaction or sale of control and such a process would divert management’s time and resources from focusing on Welbilt’s strategic plan and recovery from the COVID-19 pandemic, but would remain open to undertaking such a process if circumstances so warranted, including if discussions with Party A sufficiently progressed.
On September 10, 2020, Welbilt’s transaction committee held a virtual meeting at which Mr. Joel Horn, General Counsel and Corporate Secretary of Welbilt, and representatives of Gibson Dunn were present to further discuss the status of Party A’s ongoing due diligence.
On September 18, 2020, Mr. Timothy FitzGerald, Chief Executive Officer of Middleby contacted Mr. William Johnson, President and Chief Executive Officer of Welbilt, by e-mail and by telephone to discuss his views on a potential business combination between Middleby and Welbilt. Mr. FitzGerald suggested that there was strategic rationale for a business combination between the companies and indicated

his belief that a business combination could enhance value for both companies’ stockholders. No proposal was made by Mr. FitzGerald during this conversation.
On September 21, 2020, the Welbilt Board held a virtual meeting at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present. The Welbilt Board discussed Mr. Johnson’s conversation with Mr. FitzGerald regarding a potential business combination between Welbilt and Middleby and also discussed the status of Party A’s ongoing due diligence review of Welbilt. Upon the transaction committee’s recommendation, the Welbilt Board approved the engagement of Morgan Stanley as Welbilt’s financial advisor in connection with the potential transaction with Party A or other potential strategic transaction based on, among other things, Morgan Stanley’s industry experience and performance, as well as its long-standing relationship with, and knowledge of, Welbilt.
On September 23, 2020, Welbilt entered into an amendment to its engagement letter with Morgan Stanley to provide for the engagement of Morgan Stanley as Welbilt’s financial advisor in connection with a potential transaction.
Also on September 23, 2020, Mr. Johnson and Mr. FitzGerald held an in-person meeting to discuss a potential business combination between Welbilt and Middleby. No proposal was made during this discussion.
On September 24, 2020, Welbilt’s transaction committee held a virtual meeting at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present. The transaction committee discussed Mr. Johnson’s conversation with Mr. FitzGerald regarding a potential business combination between Welbilt and Middleby and instructed Mr. Johnson to relay to Mr. FitzGerald that a proposal, if any, from Middleby should be formally submitted to the Welbilt Board in advance of its next regularly-scheduled meeting in October.
On October 1, 2020, representatives of Morgan Stanley received an unsolicited call from representatives of another financial sponsor, which we refer to as Party B, during which the representatives of Party B stated that they were aware that Welbilt was in discussions with third parties regarding a potential strategic transaction. No proposal was made by Party B. On such date, Welbilt’s stock price was trading at $6.12 per share.
On October 5, 2020, Middleby provided a written proposal to the Welbilt Board for an all-stock transaction that valued Common Stock at $8.67 to $9.29 per share (with an implied exchange ratio in the range of 0.0947 to 0.1015 shares of Middleby common stock for each share of Common Stock). Later that day, Welbilt’s transaction committee held a virtual meeting at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present to discuss Middleby’s proposal and determined not to recommend to the full Welbilt Board that Welbilt pursue a transaction at the valuation proposed. The group also discussed the outreach from Party B and the status of the proposed transaction with Party A, which was expected to provide a firm valuation following its investment committee meeting in October.
On October 9, 2020, the Welbilt Board held a virtual meeting at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present to discuss Middleby’s proposal. After discussing Morgan Stanley’s preliminary valuation analysis and Middleby’s preliminary views of potential synergies and the strategic rationale for a business combination transaction, the Welbilt Board directed Ms. Egnotovich to communicate to Mr. FitzGerald that Welbilt would not accept Middleby’s proposal at the value proposed, but that as a public company, Welbilt was always open to listen to any proposal. Representatives of Morgan Stanley also provided a status update on the potential transaction with Party A and updated the Welbilt Board regarding the outreach from Party B.
On October 13, 2020, Ms. Egnotovich and representatives of Morgan Stanley had a telephone call with Party A during which Party A verbally submitted a revised proposal to acquire Welbilt for a price of up to $15 per share, with a cash portion equal to $13 per share and a publicly-traded contingent value right portion equal to $2 per share, subject to achievement of certain revenue thresholds, and subsequently submitted a non-binding letter to the Welbilt Board reflecting the foregoing proposal. Later that day, the transaction committee held a virtual meeting with Welbilt’s senior management and representatives of Morgan Stanley and Gibson Dunn to discuss the revised proposal from Party A, which the transaction committee noted

was inferior to the all-cash purchase price of $15 per share that was the basis for Welbilt agreeing to provide Party A with due diligence information.
On October 14, 2020, the Welbilt Board held a virtual meeting at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present. The Welbilt Board discussed Party A’s revised proposal, after which the directors instructed Morgan Stanley to seek clarity from Party A on certain elements of the revised proposal, particularly with respect to Party A’s proposed financing of the potential transaction.
On October 16, 2020, Welbilt’s transaction committee held a virtual meeting at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present. The transaction committee determined to discuss with the Welbilt Board the transaction committee’s view that Party A’s proposal was insufficient.
On October 19, 2020, Mr. FitzGerald called Mr. Johnson to acknowledge the Welbilt Board’s response to Middleby’s proposal and indicate that Middleby did not yet have a revised proposal but wanted to keep an open dialogue with the Welbilt Board regarding a potential business combination.
On October 20, 2020, the Welbilt Board held a virtual meeting at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present to discuss Party A’s proposal. The Welbilt Board agreed with the transaction committee’s recommendation that Party A’s proposal was insufficient. At the Welbilt Board’s direction, on October 21, 2020, Ms. Egnotovich and representatives of Morgan Stanley relayed the message to Party A.
From the period beginning on October 22, 2020 through November 12, 2020, Ms. Egnotovich, Mr. Johnson and representatives of Morgan Stanley held several telephone calls with representatives of Party A to discuss Party A’s proposal, during which Party A verbally increased its offer incrementally. On each of October 22, 2020, October 26, 2020, November 2, 2020 and November 5, 2020, the Welbilt Board held virtual meetings at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present to discuss each of the further revised proposals made by Party A and potential counteroffers. Further, on each of October 26, 2020 and October 27, 2020, the transaction committee held virtual meetings at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present to separately discuss the further revised proposals from Party A and potential counteroffers.
On November 9, 2020, Ms. Egnotovich and Morgan Stanley had a telephone call with Party A during which Party A proposed a “best and final” all-cash offer of $13.80 per share. On November 10, 2020, the transaction committee held a virtual meeting at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present to discuss Party A’s “best and final” offer. The transaction committee also asked Morgan Stanley to update its analysis with respect to the potential business combination proposed by Middleby in light of Welbilt’s and Middleby’s then-current stock prices.
On November 12, 2020 and November 18, 2020, the Welbilt Board held virtual meetings at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present to discuss the recent conversations with Party A, whether to continue to pursue a transaction with Party A and alternatives to the transaction with Party A, including the potential business combination with Middleby and maintaining the status quo. The representatives of Morgan Stanley also discussed their views on movement in the stock market as a result of the recently announced COVID-19 vaccines and the impact that such announcements may have on Welbilt’s stock price, which closed at $9.30 per share on November 18, 2020. Following further discussion, the Welbilt Board determined that the transaction committee should continue to discuss a potential transaction, including terms, with Party A.
On November 30, 2020, Middleby submitted a revised written proposal to the Welbilt Board for a potential business combination with Welbilt in an all-stock transaction at a fixed exchange ratio of 0.1000, which implied pro forma ownership of the post-closing combined company of approximately 80% by Middleby’s stockholders and 20% by Welbilt’s stockholders.
On December 1, 2020, Welbilt’s transaction committee held a virtual meeting at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present to discuss Middleby’s revised proposal. The transaction committee instructed Ms. Egnotovich to inform Middleby that the proposal was not likely acceptable to the Welbilt Board as it had been previously rejected by the Welbilt Board. Following the meeting, Ms. Egnotovich called Mr. FitzGerald to relay the transaction committee’s message that more value would be required, suggesting that an exchange ratio resulting in 25% pro forma ownership by Welbilt’s stockholders (implying an exchange ratio of 0.1315) would be more appropriate, but indicated that the Welbilt Board remained open to offers and would be prepared to consider a further revised proposal at its next regularly-scheduled meeting the following week.
On December 7, 2020, Middleby submitted a further revised written proposal for an all-stock transaction at a fixed exchange ratio of 0.1050, which implied pro forma ownership of the post-closing combined company of approximately 79% by Middleby’s stockholders and 21% by Welbilt’s stockholders. Later that day, the Welbilt Board held a virtual meeting at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present to discuss Middleby’s revised proposal and Morgan Stanley’s preliminary financial analysis with respect thereto. In order to further assess a potential business combination with Middleby, the Welbilt Board instructed management to negotiate and enter into a mutual confidentiality agreement with Middleby. With respect to the proposed transaction with Party A, the Welbilt Board discussed that Party A’s confirmatory due diligence was underway and that Gibson Dunn was preparing a draft merger agreement.
On December 13, 2020, Welbilt and Middleby executed a mutual confidentiality agreement that contained a standstill provision with customary fall-away provisions, after which the parties began to conduct mutual due diligence.
On December 22, 2020, at the direction of the Welbilt Board, a draft merger agreement prepared by Gibson Dunn was transmitted to Party A. Party A did not submit a markup of the draft merger agreement.
On January 5, 2021, a strategic company, which we refer to as Party C, made an unsolicited inquiry to Welbilt. No proposal was submitted by Party C.
On January 14, 2021, Middleby submitted a further revised written proposal to Welbilt for an all-stock transaction at a fixed exchange ratio of 0.1180, which implied pro forma ownership of the post-closing combined company of approximately 77% by Middleby’s stockholders and 23% by Welbilt’s stockholders.
Later that day, Welbilt’s transaction committee held a virtual meeting at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present to discuss Middleby’s revised proposal, along with regulatory and governance terms for a potential transaction with Middleby. With respect to the proposed transaction with Party A, the group noted that Welbilt’s stock price was trading higher than Party A’s proposed price of $13.80 per share and agreed that Party A’s valuation no longer offered sufficient value to Welbilt’s stockholders.
On January 15, 2021, the Welbilt Board held a virtual meeting at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present to discuss Middleby’s revised proposal. Representatives of Morgan Stanley and the Welbilt Board and management discussed the value to Welbilt’s stockholders that a business combination with Middleby presented as compared to continuing to operate on a stand-alone basis. A representative of Gibson Dunn reminded the Welbilt Board of its fiduciary duties in connection with the proposed business combination with Middleby. The Welbilt Board agreed with the transaction committee’s recommendation that the proposed transaction with Party A no longer provided sufficient value to Welbilt’s stockholders and instructed Ms. Egnotovich and Morgan Stanley to inform Party A that Welbilt would no longer engage in a transaction with Party A at the proposed $13.80 purchase price.
On January 18, 2021, the Welbilt Board held a virtual meeting at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present to discuss the potential business combination with Middleby, and management reported on its preliminary financial and operational due diligence on Middleby. Among other things, the Welbilt Board discussed that prior to moving forward with any transaction, it would need clarity regarding the regulatory process with respect to the proposed transaction, and the allocation of risk related thereto. Following the Welbilt Board meeting, members of the transaction committee coordinated with representatives of Morgan Stanley and Gibson Dunn to prepare a counteroffer to Middleby’s proposal that included a proposed exchange ratio of 0.1285 (which implied pro forma ownership of the combined company of 75.3% by Middleby’s stockholders and 24.7% by Welbilt’s stockholders), proportionate representation on the combined company’s board of directors and a proposed contractual framework that would provide a high degree of closing certainty in any merger agreement.
On January 19, 2021, the Welbilt Board held a virtual meeting at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present to discuss the transaction committee’s proposed counteroffer and directed Ms. Egnotovich and Mr. Johnson to deliver the counteroffer to Mr. FitzGerald. Ms. Egnotovich also confirmed that she and representatives of Morgan Stanley would reach out to Party A to terminate discussions with respect to any proposed transaction. Following the Welbilt Board meeting, Ms. Egnotovich and Mr. Johnson relayed the Welbilt Board’s counteroffer to Mr. FitzGerald. Representatives of Morgan Stanley also called Party A to confirm that the Welbilt Board would no longer engage in discussions with Party A regarding a potential transaction.
On January 22, 2021, Mr. FitzGerald called Ms. Egnotovich and Mr. Johnson to communicate Middleby’s revised proposal of an exchange ratio of 0.1240 and noted that this was Middleby’s “best and final” offer on value. Later that day, Welbilt’s transaction committee held a virtual meeting at which representatives of Welbilt’s senior management team were present to discuss Middleby’s revised offer. That afternoon, the Welbilt Board held a virtual meeting at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present to discuss the valuation reflected by the revised proposal and determined to move forward with discussions with Middleby with a view to seeking alignment on a framework that guaranteed a high degree of closing certainty, as well as post-closing board composition, prior to commencement of due diligence and negotiation of the definitive transaction agreement.
On January 24, 2021, in connection with the parties’ regulatory due diligence, Welbilt and Middleby executed a Joint Defense Agreement and Confidentiality Agreement. Thereafter, Gibson Dunn, Skadden, Arps, Slate, Meagher & Flom LLP, outside legal counsel to Middleby (“Skadden”), and members of senior management of Welbilt and Middleby commenced several discussions and the exchange of information to advance their respective regulatory due diligence.
On January 29, 2021, Ms. Egnotovich and Mr. Johnson called Mr. FitzGerald to confirm that Welbilt had preliminarily accepted, subject to ongoing due diligence and the negotiation of definitive agreements, Middleby’s proposed exchange ratio and both parties agreed to continue reciprocal due diligence in order to further refine each party’s view of potential synergies and better understand the other’s businesses.
On February 4, 2021, Mr. FitzGerald called Ms. Egnotovich to confirm that the board of director of Middleby had agreed to give Welbilt proportionate representation on the post-closing combined company’s board of directors.
On February 11, 2021, the Welbilt Board held a virtual meeting at which representatives of Welbilt’s senior management team and Gibson Dunn were present to receive an update on the status of the parties’ ongoing discussions.
On February 13, 2021, Middleby provided to Welbilt a written proposal for the regulatory terms to be included in a definitive transaction agreement, which included an obligation of Middleby to take certain limited steps necessary to obtain the required regulatory approvals, as well as a reverse termination fee payable to Welbilt in the event any such required regulatory approvals were not obtained and a proposed outside date of 12 months following signing, with an ability of the parties to extend the termination date for three months if needed to obtain regulatory approvals.
On February 16, 2021, the Welbilt Board held a virtual meeting at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present to discuss Middleby’s regulatory proposal. After discussion, the Welbilt Board instructed Gibson Dunn to revise the regulatory proposal to require Middleby to take additional steps if necessary to obtain the required regulatory approvals, to increase the size of the proposed reverse termination fee and to extend the proposed termination date extension period to six months. On February 17, 2021, Ms. Egnotovich and Mr. Johnson called Mr. FitzGerald to relay Welbilt’s position on the regulatory proposal, after which Gibson Dunn transmitted the revised regulatory proposal to Skadden.

Over the following weeks, each of Welbilt’s and Middleby’s senior management teams and representatives of Gibson Dunn and Skadden engaged in several discussions regarding the key terms to be included in the definitive transaction agreement.
On February 23, 2021 and March 4, 2021, the Welbilt Board held virtual meetings at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present to discuss ongoing negotiations with Middleby and, at the March 4, 2021 meeting, Morgan Stanley reviewed with the Welbilt Board its preliminary financial analysis with respect to the exchange ratio of 0.1240.
On March 2, 2021, Welbilt’s transaction committee held a virtual meeting at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present to discuss the status of the outstanding negotiations. Representatives of Gibson Dunn discussed the proposed framework for the regulatory construct in the merger agreement that Welbilt’s management and outside advisors believed would provide Welbilt with a high degree of closing certainty.
On March 4, 2021, Welbilt opened a virtual data room and invited Middleby and its advisors to review due diligence materials. On March 9, 2021, Middleby opened a virtual data room and invited Welbilt and its advisors to review certain due diligence materials relating to Middleby. Thereafter, the parties and their advisors continued to conduct financial, accounting, tax, operational and legal due diligence through mid-April 2021.
On March 15, 2021, Skadden delivered the initial draft of the Middleby Merger Agreement for the proposed transaction to Gibson Dunn. The draft Middleby Merger Agreement contemplated, among other things, (i) largely reciprocal non-solicitation provisions applicable to Welbilt and Middleby that would allow each of the Welbilt Board and the board of directors of Middleby, under certain circumstances, to change its recommendation in the event of a superior proposal or intervening event; (ii) a so-called “force the vote” provision requiring each of Welbilt and Middleby to submit the approval and adoption of the Middleby Merger Agreement and the issuance of Middleby common stock, respectively, to its stockholders notwithstanding any change in recommendation by the Welbilt Board or the board of directors of Middleby, respectively; and (iii) a termination fee or expense reimbursement payable by each party under certain circumstances.
On March 23, 2021, Welbilt’s transaction committee held a virtual meeting at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present to discuss the status of negotiations with Middleby and its advisors and to receive an overview of the terms of Skadden’s initial draft of the Middleby Merger Agreement and Welbilt’s proposed response, and a representative of Gibson Dunn reviewed the key terms of the draft Middleby Merger Agreement, including the proposed “force the vote” provision. The transaction committee discussed the importance of retaining the flexibility to terminate the Middleby Merger Agreement in order to enter into an agreement with a third party providing for a superior proposal prior to the stockholder meeting and instructed Gibson Dunn to include a reciprocal termination right in the revised Middleby Merger Agreement that would allow each party to terminate the Middleby Merger Agreement in order to enter into a superior proposal. Following the transaction committee meeting, Gibson Dunn sent a revised draft of the Middleby Merger Agreement to Skadden.
From late March through April 20, 2021, Welbilt and Middleby and their respective legal counsel exchanged multiple drafts of the Middleby Merger Agreement and other ancillary documents, as applicable, and held multiple conference calls to discuss due diligence, the transaction agreements and various issues. The discussions and negotiations included numerous telephone conversations between the parties’ management teams, representatives and advisors.
On March 31, 2021, April 8, 2021, and April 14, 2021, the Welbilt Board held virtual meetings at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present to receive updates on discussions with Middleby and an overview of due diligence and to review Morgan Stanley’s updated financial analysis of the proposed merger with Middleby and the terms of the latest drafts of the Middleby Merger Agreement.

On April 11, 2021, Mr. FitzGerald notified Mr. Johnson and Ms. Egnotovich that each had been unanimously selected by Middleby’s nominating and corporate governance committee to serve on the combined company board of directors upon the closing, which was subsequently disclosed to the Welbilt Board at the April 14, 2021 meeting.
On April 12, 2021, Skadden sent to Gibson Dunn a revised draft of the Middleby Merger Agreement that notably referenced a voting agreement pursuant to which the Icahn Stockholders would agree to vote their shares of Common Stock in favor of the transactions contemplated by the Middleby Merger Agreement (the “Middleby Transaction”). Subsequently, on April 18, 2021, Mr. FitzGerald transmitted to Mr. Johnson Skadden’s initial draft of a support agreement to be executed by the Icahn Stockholders. Over the next several days, Skadden and representatives of the Icahn Stockholders negotiated and exchanged markups of such support agreement.
On April 19, 2021, Skadden provided a revised draft of the Middleby Merger Agreement that provided for the terms agreed by Welbilt’s and Middleby’s senior management teams throughout several discussions over the preceding days. Later that day and again on the morning of April 20, 2021, Welbilt’s transaction committee held virtual meetings at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present to discuss the key terms of the near-final Middleby Merger Agreement and disclosure schedules. Throughout the day on April 20, 2021, Skadden and Gibson Dunn finalized the Middleby Merger Agreement and disclosure schedules, and Skadden and representatives of the Icahn Stockholders finalized the support agreement.
On the afternoon of April 20, 2021, the Welbilt Board held a virtual meeting at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present to review the changes to the Middleby Merger Agreement that had been made since the Welbilt Board’s April 14, 2021 meeting. A representative of Gibson Dunn summarized the directors’ fiduciary duties and reviewed the material terms of the final draft of the Merger Agreement. The Welbilt Board then discussed the terms of the Merger Agreement, including the ability of each of Welbilt and Middleby to respond to certain unsolicited proposals. Representatives of Morgan Stanley reminded the Welbilt Board of certain information previously provided to the Welbilt Board regarding Morgan Stanley’s material investment banking relationships with Welbilt and Middleby during the prior two-year period, and the Welbilt Board again determined that Morgan Stanley did not have any disqualifying conflicts of interest in serving as a financial advisor to Welbilt. Representatives of Morgan Stanley then rendered Morgan Stanley’s oral opinion, subsequently confirmed by the delivery of a written opinion, dated April 20, 2021, that, as of the date of such opinion, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion as set forth in its written opinion, the exchange ratio pursuant to the Middleby Merger Agreement was fair from a financial point of view to the holders of shares of Common Stock. Thereafter, the Welbilt Board unanimously (i) determined that the Middleby Merger Agreement, the merger with Middleby and the other transactions contemplated by the Middleby Merger Agreement were advisable and fair to, and in the best interests of, Welbilt and Welbilt’s stockholders, (ii) approved, authorized, adopted and declared advisable the Middleby Merger Agreement, the merger with Middleby and the other transactions contemplated by the Middleby Merger Agreement and (iii) resolved to recommend that Welbilt’s stockholders vote in favor of the adoption of the Middleby Merger Agreement, the merger with Middleby and the other transactions contemplated by the Middleby Merger Agreement.
Following their respective board meetings, Welbilt and Middleby executed and delivered the Middleby Merger Agreement and Middleby and the Icahn Stockholders executed the support agreement on the evening of April 20, 2021.
Prior to the open of trading on the New York Stock Exchange and the NASDAQ on the morning of April 21, 2021, Welbilt and Middleby issued a joint press release announcing the transactions contemplated by the Middleby Merger Agreement, and Welbilt and Middleby hosted a joint investor call to discuss the Middleby Transaction.
Following the announcement of the Middleby Transaction, over the next several weeks, Skadden and Gibson Dunn prepared and filed with the SEC a registration statement on Form S-4 containing a joint proxy statement/prospectus for the Middleby Transaction.

On May 25, 2021, Welbilt received an unsolicited written proposal from Ali, to acquire 100% of the outstanding Common Stock in an all-cash transaction at a price of $23.00 per share (representing approximately $3.3 billion in aggregate equity value, on a fully diluted basis), which proposal was subsequently shared with Middleby in accordance with the terms of the Middleby Merger Agreement. On May 26, 2021, the Welbilt transaction committee and subsequently the Welbilt Board held virtual meetings at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present to discuss Ali’s proposal. The Welbilt Board directed Morgan Stanley to seek clarification regarding certain aspects of Ali’s proposal.
On the morning of May 28, 2021, Ali’s proposal was leaked in an Italian newspaper, which was subsequently reported on by The Wall Street Journal and confirmed in a press release issued by Ali. Also on May 28, 2021, the Welbilt Board held a virtual meeting at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present and, after consultation with its outside financial advisors and outside legal counsel, the Welbilt Board determined that Ali’s proposal constituted or was reasonably likely to constitute or result in a Company Superior Proposal, as defined in the Middleby Merger Agreement.
On May 29, 2021, Welbilt and Ali executed a mutual confidentiality agreement and “clean team” addendum thereto, and thereafter Welbilt provided access to Ali to due diligence information, in each case, in accordance with the terms of the Middleby Merger Agreement.
On June 2, 2021, representatives of Morgan Stanley provided to representatives of Gibson Dunn certain information regarding Morgan Stanley’s material investment banking relationships with Welbilt and Ali during the prior two-year period, which the representatives of Gibson Dunn subsequently delivered to Welbilt management and the Welbilt Board.
On June 8, 2021, Alston & Bird, outside legal counsel to Ali (“A&B”), provided Welbilt with an initial draft of the Merger Agreement in connection with its proposal and on June 17, 2021, Ali provided Welbilt with draft debt commitment papers related to its proposal, each of which were subsequently shared with Middleby in accordance with the terms of the Middleby Merger Agreement. Thereafter, representatives of Welbilt and Gibson Dunn negotiated such transaction documents with A&B and representatives of Ali in accordance with the requirements of the Middleby Merger Agreement.
On June 9, 2021, the transaction committee held a virtual meeting at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present to discuss updates regarding the Merger Agreement and the proposal from Ali.
On June 21, 2021, the Welbilt Board held a virtual meeting at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present to discuss the status of negotiations with Ali and to review Morgan Stanley’s preliminary financial analysis of the Merger as compared to the Middleby Transaction and the terms of the latest drafts of the Merger Agreement and Ali’s debt commitment papers.
On July 5, 2021, Ali submitted to the Welbilt Board a revised binding proposal to acquire 100% of the outstanding Common Stock in an all-cash transaction at a price of $24.00 per share (representing approximately $3.5 billion in aggregate equity value, on a fully diluted basis), together with proposed execution versions of the related transaction documents (including the Icahn Support Agreement), which revised proposal and documents were subsequently shared with Middleby in accordance with the terms of the Middleby Merger Agreement. Later on July 5, 2021, the transaction committee held a virtual meeting at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present by the transaction committee’s invitation. Following a discussion of Ali’s revised proposal, the transaction committee instructed Welbilt’s representatives to ask Ali if they would be prepared to improve the revised proposal.
Subsequent to receipt of the revised proposal, Welbilt’s representatives asked Ali’s representatives to make improvements to the revised proposal, including increased consideration, a reduction in the termination fee included therein (which fee was $124 million) and revisions to the timing of the expiration of the revised proposal. Ali indicated that it was not prepared to increase the consideration at this time, but submitted on July 6, 2021, a slightly revised binding proposal. The revised proposal reflected an expiration date of July 14, 2021, beyond the expiration of the period for Middleby’s matching rights pursuant to the Middleby Merger Agreement, and a reduced termination fee of $110 million.
On July 6, 2021, the Welbilt Board held a virtual meeting at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present to discuss the terms of Ali’s revised proposal. Welbilt’s senior management team reviewed with the Welbilt Board the Management Forecasted Financial Information, which was prepared in accordance with Welbilt’s annual strategic planning process, and the Welbilt Board unanimously approved the Management Forecasted Financial Information. Representatives of Morgan Stanley discussed a preliminary financial analysis of Ali’s revised proposal. The Welbilt Board and representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn further discussed the terms of Ali’s revised proposal, including that the terms were generally consistent with the Middleby Merger Agreement, other than certain changes necessary to reflect the all-cash consideration and a so-called “hell-or-high-water” regulatory efforts standard required of Ali in connection with seeking regulatory clearances. Following such discussion, the Welbilt Board unanimously determined, after consultation with its outside financial advisors and outside legal counsel, that Ali’s revised proposal constituted a Company Superior Proposal (as defined in the Middleby Merger Agreement) and that the failure to terminate the Middleby Merger Agreement in order to enter into a definitive agreement with respect to Ali’s revised proposal would reasonably be expected to be inconsistent with the Welbilt Board’s fiduciary duties under applicable law. The Welbilt Board directed Welbilt management to deliver to Middleby notice of Welbilt’s intent to terminate the Middleby Merger Agreement, subject to Welbilt’s obligation pursuant to the terms of the Middleby Merger Agreement to negotiate in good faith with Middleby for a period of five business days following delivery of such notice, which notice was subsequently delivered to Middleby in accordance with the Merger Agreement. The Welbilt Board further instructed Welbilt management and Morgan Stanley to deliver to Middleby and Ali the Management Forecasted Financial Information.
In the following days, in accordance with the terms of the Middleby Merger Agreement, Welbilt management provided to Middleby management due diligence information that was requested in connection with Middleby’s consideration of a revised proposal, and representatives of Gibson Dunn and Morgan Stanley engaged in several discussions with representatives of Skadden and Guggenheim.
On the morning of July 13, 2021, Welbilt received a notice from Middleby stating that Middleby did not intend to propose any changes or modifications to the terms of the Middleby Merger Agreement. Later that day, the Welbilt Board held a virtual meeting at which representatives of Welbilt’s senior management team, Morgan Stanley and Gibson Dunn were present to discuss the foregoing notice from Middleby and the proposed transaction with Ali. A representative of Gibson Dunn summarized the directors’ fiduciary duties and reminded the Welbilt Board of the material terms of the final draft of the Merger Agreement and of Welbilt’s obligation pursuant to the Middleby Merger Agreement to pay (or cause to be paid) the Middleby Termination Fee concurrently with execution of the Merger Agreement. Representatives of Morgan Stanley reminded the Welbilt Board of certain information previously provided to the Welbilt Board regarding Morgan Stanley’s material investment banking relationships with Welbilt and Ali during the prior two-year period, and the Welbilt Board again determined that Morgan Stanley did not have any disqualifying conflicts of interest in serving as a financial advisor to Welbilt. Representatives of Morgan Stanley then rendered Morgan Stanley’s oral opinion, subsequently confirmed by the delivery of a written opinion, dated July 13, 2021, that, as of the date of such opinion, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion as set forth in its written opinion, the per share Merger Consideration of $24.00 per share of Common Stock to be received by the holders of shares of Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders of shares of Common Stock. Please see the section of this proxy statement entitled “The Merger — Opinion of Financial Advisor to Welbilt” beginning on page 48 for further description of Morgan Stanley’s opinion and analysis. Thereafter, the Welbilt Board unanimously (i) determined that it was advisable and in the best interest of Welbilt and its stockholders to terminate the Middleby Merger Agreement in order to enter into the Merger Agreement and authorized Welbilt to pay or cause to be paid to Middleby the Middleby Termination Fee concurrently with such termination, (ii) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable and fair to, and in the best interests of, Welbilt and Welbilt’s stockholders, (iii) approved, authorized, adopted and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and (iv) resolved to recommend that Welbilt’s stockholders vote in favor of the adoption of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. For a description of the various factors considered by the Welbilt Board, see the section entitled “The Merger — Recommendation of the Welbilt Board and Reasons for the Merger.”
Following the expiration of Middleby’s five-business day negotiation period at 11:59 p.m. Eastern Time on July 13, 2021, on the morning of July 14, 2021, Welbilt and Ali executed and delivered the Merger Agreement and Ali and the Icahn Stockholders executed the Icahn Support Agreement concurrently with Ali’s payment, on Welbilt’s behalf, of the Middleby Termination Fee, and the Middleby Merger Agreement terminated in accordance with its terms. Welbilt and Ali subsequently issued a joint press release announcing the transactions contemplated by the Merger Agreement.
Recommendation of Welbilt Board and Reasons for the Merger
In considering the recommendation of Welbilt Board with respect to the Merger Proposal, you should be aware that our directors and executive officers have interests in the Merger that may be different from, or in addition to, yours. The Welbilt Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending that the Merger Proposal be approved by the stockholders of Welbilt. See the section entitled “The Merger — Interests of Welbilt’s Directors and Officers in the Merger” beginning on page 57.
By unanimous vote, the Welbilt Board, at a meeting held on July 13, 2021, among other things:
•
determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable and fair to, and in the best interests of, Welbilt and the Welbilt stockholders,

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approved, authorized, adopted and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and

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resolved to recommend that the Welbilt stockholders vote in favor of the adoption of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

The Welbilt Board unanimously recommends that Welbilt stockholders vote “FOR” the Merger Proposal.
In evaluating the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, the Welbilt Board consulted with Welbilt’s senior management, outside legal counsel and financial advisor. The Welbilt Board determined that entering into the Merger Agreement with Ali was advisable, fair to and in the best interests of Welbilt and its stockholders. In arriving at this determination and in recommending that the Welbilt stockholders vote their shares of Common Stock in favor of adoption of the Merger Agreement, the Welbilt Board considered a number of factors, including the following factors (not necessarily in order of relative importance) which the Welbilt Board viewed as being generally positive or favorable in coming to its determination, approval and related recommendation:
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The fact that the Merger Consideration payable under the Merger Agreement is all cash, which provides certainty of value, while eliminating the effect of long-term business and execution risk to Welbilt stockholders, compared to continuing to operate Welbilt as a stand-alone entity and as compared to the merger consideration under the Middleby Merger Agreement, which would have been paid in common stock of Middleby in accordance with a fixed exchange ratio, the value of which was subject to additional uncertainty after the closing of the Middleby Transaction, due to, among other things, the challenges in combining Welbilt and Middleby, including the risks associated with achieving anticipated cost synergies and successfully integrating Welbilt’s business, operations and workforce with those of Middleby, potential adverse reactions from customers regarding a merger with Middleby and broader macroeconomic and industry challenges.

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The Merger Consideration payable pursuant to the Merger Agreement represented a 54% premium based on the closing price per share of Welbilt’s Common Stock on April 20, 2021 (before the announcement of the Middleby Transaction).

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The belief of the Welbilt Board that Welbilt stockholders will receive the highest value of consideration reasonably obtainable in the Merger due to:

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the fact that, following announcement of the Middleby Merger Agreement, no party other than Ali had approached Welbilt regarding interest in an alternative transaction, and that after Welbilt publicly announced the fact that it had received Ali’s proposal and the Welbilt Board had determined that Ali’s proposal could reasonably be expected to lead to a Company Superior Proposal (as defined in the Middleby Merger Agreement), no party approached Welbilt regarding interest in an alternative transaction;

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the belief of the Welbilt Board after negotiations with Ali that the Welbilt Board had obtained the highest price that Ali was willing to pay in an acquisition of 100% of the shares of Common Stock; and

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the fact that, after the Welbilt Board had notified Middleby that the Welbilt Board had determined Ali’s proposal to be a “Company Superior Proposal” (as defined in the Middleby Merger Agreement) and that the Welbilt Board intended to terminate the Middleby Merger Agreement unless Middleby modified the Middleby Merger Agreement to render Ali’s proposal no longer superior, Middleby declined to submit any such modifications.

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The oral opinion of Morgan Stanley, which was subsequently confirmed by the delivery of a written opinion, dated July 13, 2021, to the effect that, as of such date, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley as set forth in its written opinion, the per share Merger Consideration of $24.00 per share of Common Stock to be received by the holders of shares of Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders of shares of Common Stock, as more fully described below under the heading “The Merger — Opinion of Financial Advisor to Welbilt.”

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The Welbilt Board considered the terms of the Merger Agreement related to Welbilt’s ability to respond to unsolicited acquisition proposals and determined that third parties would be unlikely to be deterred from making a competing proposal by the provisions of the Merger Agreement, including because the Welbilt Board may, under certain circumstances, furnish information or enter into discussions in connection with an acquisition proposal if necessary to comply with their fiduciary duties. In this regard, the Welbilt Board considered that:

•
subject to its compliance with the Merger Agreement and prior to the adoption of the Merger Agreement by the Welbilt stockholders, the Welbilt Board can change its recommendation to the Welbilt stockholders with respect to the adoption of the Merger Agreement if, among other things, it determines that such proposal constitutes or would reasonably be expected to lead to a Welbilt Superior Proposal; and

•
while the Merger Agreement contains a Welbilt Termination Fee that Welbilt would be required to pay to Ali in certain circumstances, the Welbilt Board believed that the Welbilt Termination Fee is reasonable in light of such circumstances and the overall terms of the Merger Agreement, consistent with fees in comparable transactions, and not preclusive of other offers. For further discussion regarding the circumstances in which Welbilt would be required to pay the Welbilt Termination Fee, please see “The Merger Agreement — Termination Fee” beginning on page 91.

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The Welbilt Board’s belief that the Merger Agreement offered reasonable assurances as to the likelihood of consummation of the Merger, including that Ali agreed to a so-called “hell-or-high-water” regulatory efforts standard in connection with seeking regulatory clearances, and the fact that Welbilt is entitled to seek specific performance of Ali’s obligation to consummate the Merger, even if Ali’s Debt Financing is not available, as more fully described in the section entitled “The Merger Agreement — Specific Performance,” beginning on page 92 of this proxy statement.

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The fact that the Merger will be subject to the approval of Welbilt stockholders.

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The support of the Merger by the Icahn Stockholders, as evidenced by the Icahn Stockholders’ execution of the Icahn Support Agreement.

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The fact that Welbilt stockholders who do not vote to adopt the Merger Agreement and who follow certain prescribed procedures would be entitled to seek appraisal under Delaware law.

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The fact that the Welbilt Board reviewed, in consultation with Welbilt’s legal advisors, and considered that the terms of the Merger Agreement, taken as a whole, including the parties’ representations, warranties and covenants and the circumstances under which the Merger Agreement may be terminated, in its belief, are reasonable. The Welbilt Board also reviewed and considered the limited number and nature of the conditions to the completion of the Merger, including customary regulatory approvals.

The Welbilt Board also considered and balanced against the potentially positive factors a number of uncertainties, risks and factors it deemed generally negative or unfavorable in making its determination, approval and related recommendation, including the following (not necessarily in order of relative importance):
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The fact that Welbilt stockholders will not participate in any future earnings or growth of Welbilt and will not benefit from any appreciation in value of Welbilt, including any appreciation in value that could be realized as a result of improvements to Welbilt’s operations.

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The diversion of management focus and resources from operational matters and other strategic opportunities while working to implement the Merger.

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The potential negative effect of the pendency of the transaction on Welbilt’s business, including its relationships with employees, customers, and suppliers, and the restrictions on the conduct of Welbilt’s business prior to completion of the Merger.

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The risk that the Merger may not be completed despite the parties’ efforts or that completion of the Merger may be unduly delayed, even if the requisite approval is obtained from Welbilt stockholders, including the possibility that conditions to the parties’ obligations to complete the Merger may not be satisfied (including the possibility that applicable regulatory approvals may not be obtained), and the potential resulting disruptions to Welbilt’s business.

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The fact that various regulatory approvals are required to complete the Merger, which present a risk that such approvals and consents will not be able to be obtained at all.

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The fact that, subject to certain limited exceptions, during the term of the Merger Agreement, Welbilt is prohibited from soliciting, initiating or knowingly encouraging any inquiry, proposal, indication of interest or offer with respect to a competing proposal for Welbilt.

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Welbilt’s obligation to pay to Ali the Welbilt Termination Fee or an expense amount of up to $20 million if the Merger Agreement is terminated under specified circumstances, as well as Welbilt’s obligation to reimburse Ali for the Middleby Termination Fee paid by Ali on Welbilt’s behalf in connection with termination of the Middleby Merger Agreement if the Merger is not consummated under certain circumstances. For more information, see “The Merger Agreement — Termination Fee”, “The Merger Agreement — Expenses in Connection with a Termination” and “The Merger Agreement — Middleby Termination Fee Reimbursement” beginning on page 91.

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The fact that the parties have incurred and will continue to incur significant transaction costs and expenses in connection with the Merger, regardless of whether the Merger is consummated.

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The fact that the consideration received by Welbilt stockholders in the Merger will be taxable for U.S. federal income tax purposes.

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The risks described under the section entitled “Risk Factors” in Welbilt’s most recent filings on Forms 10-Q and 10-K, and the matters described under the section entitled “Cautionary Statement Regarding Forward-Looking Information,” beginning on page 23 of this proxy statement.

The Welbilt Board considered all of these factors as a whole, as well as others, and, on balance, concluded that the potential benefits of the Merger to Welbilt stockholders outweighed the risks, uncertainties, restrictions and potentially negative factors associated with the Merger.

The foregoing discussion of factors considered by the Welbilt Board is not intended to be exhaustive, but is meant to include material factors considered by the Welbilt Board. The Welbilt Board collectively reached the conclusion to approve the Merger Agreement in light of the various factors described above and other factors that the members of the Welbilt Board believed were appropriate. In light of the variety of factors considered in connection with its evaluation of the Merger, the Welbilt Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. Moreover, each member of the Welbilt Board applied his or her own personal business judgment to the process and may have given different weight to different factors. The Welbilt Board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Welbilt Board based its recommendation on the totality of the information available to it, including discussions with Welbilt’s management and outside legal and financial advisors. It should be noted that this explanation of the reasoning of the Welbilt Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in “Cautionary Statement Regarding Forward-Looking Information” beginning on page 23.
Certain Unaudited Forecasted Financial Information
Welbilt does not, as a matter of course, make public long-term forecasts or internal projections as to future performance, revenues, production, earnings or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. As part of its annual strategic planning process, Welbilt management prepares an internal long-range financial plan containing certain non-public unaudited prospective financial information with respect to Welbilt on a standalone basis, which we refer to, together with certain extrapolations of such prospective financial information for certain fiscal years prepared at the direction of Welbilt management, as the “Management Forecasted Financial Information.” Welbilt management also approved for use certain publicly available analyst consensus “street estimates” for Welbilt as of April 2021 and July 2021, as extrapolated for certain fiscal years at the direction of Welbilt management, which are referred to as to as the “April 2021 Consensus Forecasted Financial Information” and the “July 2021 Consensus Forecasted Financial Information”, respectively, and, together with the Management Forecasted Financial Information, the “Forecasted Financial Information.” The Forecasted Financial Information was provided by Welbilt management to the Welbilt Board and Welbilt’s financial advisor for its use and reliance in connection with its financial analyses and opinion (see “The Merger — Opinion of Financial Advisor to Welbilt” beginning on page 48).
The inclusion of this Forecasted Financial Information should not be regarded as an indication that any of Welbilt, its affiliates, officers, directors, advisors or other representatives or any other recipient of this Forecasted Financial Information considered, or now considers, it to be necessarily predictive of actual future performance or events, or that it should be construed as financial guidance, and such summary projections set forth below should not be relied on as such.
The Forecasted Financial Information was prepared solely for internal use and is subjective in many respects. While presented with numeric specificity, the Forecasted Financial Information reflects numerous estimates and assumptions that are inherently uncertain and may be beyond the control of Welbilt’s management. Further, given that the Forecasted Financial Information covers multiple years, by its nature, it becomes subject to greater uncertainty with each successive year beyond its preparation. The Forecasted Financial Information is subject to various risks, including, among others, the effect of future regulatory or legislative actions on Welbilt or the industries in which it operates, the potential impact of the announcement or consummation of the Merger on relationships with customers, vendors, competitors, management and other employees, risks relating to Welbilt’s indebtedness, changes in the general economic environment, or social or political conditions, that could affect the businesses, potential liability resulting from pending or future litigation, the uncertainties, costs and risks involved in Welbilt’s operations, including the impact of reduced demand for Welbilt’s products and products made from it due to governmental and societal actions taken in response to the COVID-19 pandemic, the risk that the cost savings, synergies and growth from the Merger may not be fully realized or may take longer to realize than expected, the impact of a prolonged federal, state or local government shutdown and threats not to increase the federal government’s debt limit, as a result of employee misconduct and other matters described in the sections entitled “Cautionary Statement Regarding Forward-Looking Information,” and “Where You Can Find More Information.”

The Forecasted Financial Information reflects both assumptions as to certain business decisions that are subject to change and, in many respects, personal judgment, and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. Neither Welbilt nor its affiliates, officers, directors, advisors or other representatives can give assurance that the Forecasted Financial Information and the underlying estimates and assumptions will be realized. This Forecasted Financial Information constitutes “forward-looking statements” and actual results may differ materially and adversely from those set forth below.
The Forecasted Financial Information does not take into account any circumstances or events occurring after the date it was prepared. Welbilt cannot give assurance that, had the Forecasted Financial Information that was prepared by it been prepared either as of the date of the Merger Agreement or as of the date of this proxy statement, similar estimates and assumptions would be used. The Forecasted Financial Information does not take into account all of the possible financial and other effects of the Merger on Welbilt, the effect on Welbilt of any business or strategic decision or action that has been or will be taken as a result of the Merger Agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the Merger Agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the Merger. Further, the Forecasted Financial Information does not take into account the effect on Welbilt of any possible failure of the Merger to occur. Neither Welbilt nor any of its affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any Welbilt stockholder or other person regarding Welbilt’s ultimate performance compared to the information contained in the Forecasted Financial Information or that the Forecasted Financial Information will be achieved. The inclusion of the Forecasted Financial Information herein should not be deemed an admission or representation by Welbilt, its affiliates, officers, directors, advisors or other representatives or any other person that it is viewed as material information of Welbilt, particularly in light of the inherent risks and uncertainties associated with such forecasts. The summary of the Forecasted Financial Information included below is not being included in this proxy statement in order to influence the decision of any Welbilt stockholder or to induce any stockholder to vote in favor of any of the proposals at the Special Meeting.
The Forecasted Financial Information was not prepared with a view toward compliance with United States generally accepted accounting principles (“GAAP”), published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. The Forecasted Financial Information included in this proxy statement has been prepared at the direction of, and is the responsibility of, management of Welbilt. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the Forecasted Financial Information and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report contained in Welbilt’s Annual Report on Form 10-K for the year ended December 31, 2020 relates to historical financial information of Welbilt, and such report does not extend to the Forecasted Financial Information and should not be read to do so.
The Forecasted Financial Information includes non-GAAP financial measures, including Adjusted EBITDA, EBITA and Unlevered Free Cash Flow. Please see the tables below for a description of how Welbilt defines these non-GAAP financial measures. Welbilt believes that such non-GAAP financial measures provide information useful in assessing operating and financial performance across periods. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP, and non-GAAP financial measures used by Welbilt may not be comparable to similarly titled measures used by other companies.
In light of the foregoing, and considering that the Special Meeting will be held several months after the Forecasted Financial Information was prepared, as well as the uncertainties inherent in any forecasted information, Welbilt stockholders are cautioned not to place undue reliance on such information, and Welbilt cautions you that the Forecasted Financial Information should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding Welbilt contained in its public filings with the SEC. See the section entitled “Where You Can Find More Information.”

The following tables reflect selected metrics reflected in, or generated from, the Forecasted Financial Information, which do not take into account any circumstances or events occurring after the date that they were prepared, do not take into account any potential cost synergies or revenue opportunities arising out of the Merger, and do not give effect to the Merger:
Management Forecasted Financial Information(1):
(in millions of US dollars)	Fiscal Year Ending December 31,
	2020A	2021E	2022E	2023E	2024E	2025E
Revenue	$1,153	$1,482	$1,572	$1,643	$1,692	$1,743
Adjusted EBITDA (burdened by SBC)(2)	$171	$267	$336	$389	$405	$417
Unlevered Free Cash Flow(3)	NA	$121	$204	$254	$266	$281

(1)
The Management Forecasted Financial Information set forth in this table does not take into account any circumstances or events occurring after the date it was prepared. Given that the Special Meeting will be held several months after the Management Forecasted Financial Information was prepared, as well as the uncertainties inherent in any forecasted information, Welbilt stockholders are cautioned not to place undue reliance on such information.

(2)
For purposes of the Management Forecasted Financial Information, Adjusted EBITDA (burdened by SBC) is defined as GAAP operating income plus (i) depreciation and amortization expense and (ii) certain other one-time items such as restructuring activities and Welbilt’s Business Transformation Program expense and certain other items. Adjusted EBITDA (burdened by SBC) is a financial measure that is not defined under or calculated in accordance with GAAP.

(3)
With respect to Unlevered Free Cash Flow, 2021E figures are limited to 3Q 2021E through 4Q 2021E. Unlevered Free Cash Flow is a financial measure that is not defined under or calculated in accordance with GAAP.

April 2021 Consensus Forecasted Financial Information(1):
(in millions of US dollars)	Fiscal Year Ending December 31,
	2020A	2021E	2022E	2023E	2024E	2025E
Revenue	$1,153	$1,320	$1,485	$1,658	$1,707	$1,759
Adjusted EBITDA (burdened by SBC)(2)	$171	$232	$288	$336	$346	$357
Unlevered Free Cash Flow(3)	NA	$80	$171	$197	$226	$233

(1)
The April 2021 Consensus Forecasted Financial Information set forth in this table does not take into account any circumstances or events occurring after the date it was prepared. Given that the Special Meeting will be held several months after the April 2021 Consensus Forecasted Financial Information was prepared, as well as the uncertainties inherent in any forecasted information, Welbilt stockholders are cautioned not to place undue reliance on such information.

(2)
For purposes of the April 2021 Consensus Forecasted Financial Information, Adjusted EBITDA (burdened by SBC) is defined as GAAP operating income plus depreciation and amortization expense. Adjusted EBITDA (burdened by SBC) is a financial measure that is not defined under or calculated in accordance with GAAP.

(3)
With respect to Unlevered Free Cash Flow, 2021E figures are limited to 3Q 2021E through 4Q 2021E. Unlevered Free Cash Flow is a financial measure that is not defined under or calculated in accordance with GAAP.

July 2021 Consensus Forecasted Financial Information(1):
(in millions of US dollars)	Fiscal Year Ending December 31,
	2020A	2021E	2022E	2023E	2024E	2025E
Revenue	$1,153	$1,381	$1,552	$1,646	$1,695	$1,746
Adjusted EBITDA (burdened by SBC)(2)	$171	$244	$296	$342	$352	$363
Unlevered Free Cash Flow(3)	NA	$106	$180	$203	$229	$237

(1)
The July 2021 Consensus Forecasted Financial Information set forth in this table does not take into account any circumstances or events occurring after the date it was prepared. Given that the Special Meeting will be held several months after the July 2021 Consensus Forecasted Financial Information was prepared, as well as the uncertainties inherent in any forecasted information, Welbilt stockholders are cautioned not to place undue reliance on such information.

(2)
For purposes of the July 2021 Consensus Forecasted Financial Information, Adjusted EBITDA (burdened by SBC) is defined as GAAP operating income plus depreciation and amortization expense. Adjusted EBITDA (burdened by SBC) is a financial measure that is not defined under or calculated in accordance with GAAP.

(3)
With respect to Unlevered Free Cash Flow, 2021E figures are limited to 3Q 2021E through 4Q 2021E. Unlevered Free Cash Flow is a financial measure that is not defined under or calculated in accordance with GAAP.

Except as required by applicable securities laws, Welbilt does not intend to, and disclaims any obligation to, make publicly available any update or other revision to the Forecasted Financial Information to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even if any or all of the underlying assumptions are shown to in error or are no longer appropriate or to reflect changes in general economic or industry conditions.
Opinion of Financial Advisor to Welbilt
Welbilt retained Morgan Stanley to act as financial advisor to the Welbilt Board in connection with the proposed Merger. The Welbilt Board selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, expertise and reputation, its knowledge of, and involvement in, recent transactions in the industry, and its knowledge of Welbilt’s business and affairs. At the meeting of the Welbilt Board on July 13, 2021, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that as of such date, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley as set forth in the written opinion, the per share Merger Consideration of $24.00 per share of Common Stock to be received by the holders of shares of Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders of shares of Common Stock.
The full text of the written opinion of Morgan Stanley, dated as of July 13, 2021, which sets forth, among other things, the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion, is attached to this proxy statement as Annex C. You are encouraged to read the opinion carefully and in its entirety. Morgan Stanley’s opinion was rendered for the benefit of the Welbilt Board, in its capacity as such, and addressed only the fairness from a financial point of view, as of the date of such opinion, of the per share Merger Consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement. Morgan Stanley’s opinion did not address any other aspects or implications of the Merger, including the relative merits of the Merger as compared to any other alternative business transaction, or other alternatives, or the fairness of the amount or nature of the compensation to any officers, directors or employees of Welbilt, or any class of such persons, relative to the per share Merger Consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement. Morgan Stanley did not express any opinion or recommendation as to how the stockholders of Welbilt should vote at the stockholders’ meeting to be held in connection with the Merger. The summary of the opinion of Morgan Stanley set forth below is qualified in its entirety by reference to the full text of the opinion attached hereto as Annex C.

In connection with rendering its opinion, Morgan Stanley, among other things:
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reviewed certain publicly available financial statements and other business and financial information of Welbilt;

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reviewed certain internal financial statements and other financial and operating data concerning Welbilt;

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reviewed certain financial projections prepared by the management of Welbilt, and certain extrapolations of such financial projections prepared at the direction of Welbilt (which financial projections and extrapolations were reviewed and approved for Morgan Stanley’s use by the management of Welbilt, and which are referred to herein as the “Management Forecasted Financial Information”);

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reviewed certain financial projections prepared at the direction of Welbilt, which were based on a consensus of publicly available Wall Street equity research financial forecasts as of each of April 2021 and July 2021, and certain extrapolations of such financial projections prepared at the direction of Welbilt (which financial projections and extrapolations were reviewed and approved for Morgan Stanley’s use by the management of Welbilt, and which are referred to herein as the “April 2021 Consensus Forecasted Financial Information” and the “July 2021 Consensus Forecasted Financial Information,” respectively, and collectively as the “Consensus Forecasted Financial Information” (together with the Management Forecasted Financial Information, the “Forecasted Financial Information”));

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discussed the past and current operations and financial condition and the prospects of Welbilt with senior executives of Welbilt;

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reviewed the reported prices and trading activity for the Common Stock;

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compared the financial performance of Welbilt and the prices and trading activity of the Common Stock with that of certain other publicly-traded companies comparable with Welbilt and their securities;

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reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

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participated in certain discussions and negotiations among representatives of Welbilt and Ali and their financial and legal advisors;

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reviewed the Merger Agreement and certain related documents; and

•
performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to Morgan Stanley by Welbilt and Ali, and formed a substantial basis for its opinion. With respect to the Management Forecasted Financial Information, Morgan Stanley assumed that they had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Welbilt of the future financial performance of Welbilt. With respect to the Consensus Forecasted Financial Information, Morgan Stanley assumed that the Consensus Forecasted Financial Information is a reasonable basis upon which to evaluate the business and financial prospects of Welbilt. Morgan Stanley assumed no responsibility for and expressed no view as to the Management Forecasted Financial Information or the Consensus Forecasted Financial Information or the assumptions on which it is based. Based on its discussions with Welbilt and at Welbilt’s direction, Morgan Stanley used the Management Forecasted Financial Information and the Consensus Forecasted Financial Information for purposes of its analyses and its opinion. In addition, Morgan Stanley assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions would be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. In arriving at its opinion,

Morgan Stanley was not authorized to solicit, and did not solicit, interest from any party with respect to any acquisition, business combination or other extraordinary transaction involving Welbilt. Morgan Stanley’s opinion did not address the relative merits of the Merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available, nor does it address the underlying business decision of Welbilt to enter into the Merger Agreement or proceed with the Merger. Morgan Stanley is not a legal, tax or regulatory advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of Welbilt and its legal, tax and regulatory advisors with respect to legal, tax and regulatory matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of Welbilt’s officers, directors or employees, or any class of such persons, relative to the per share Merger Consideration to be received by the holders of shares of Common Stock in the transaction. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Welbilt, Ali or Acquiror, nor was Morgan Stanley furnished with any such valuations or appraisals. Morgan Stanley’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, July 13, 2021. Events occurring after July 13, 2021 may affect Morgan Stanley’s opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion.
Summary of Financial Analyses
The following is a summary of the material financial analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion dated July 13, 2021. The following summary is not a complete description of Morgan Stanley’s opinion or the financial analyses performed and factors considered by Morgan Stanley in connection with its opinion, nor does the order of analyses described represent the relative importance or weight given to those analyses. In connection with arriving at its opinion, Morgan Stanley considered all of its analyses as a whole and did not attribute any particular weight to any analysis described below. Considering any portion of such analyses and factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley’s opinion. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Furthermore, mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using the data referred to below.
Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before July 12, 2021, the last trading day prior to the date of the meeting of the Welbilt Board at which Morgan Stanley rendered its oral opinion. Capitalization information for Welbilt, including fully-diluted number of shares, and balance sheet information were provided on July 8, 2021 by Welbilt management to Morgan Stanley, and were approved by Welbilt management for Morgan Stanley’s use in its financial analyses.
In performing the financial analyses summarized below and in arriving at its opinion, Morgan Stanley used and relied upon the Management Forecasted Financial Information and the Consensus Forecasted Financial Information, as more fully described in “— Welbilt Forecasted Financial Information,” which was approved by Welbilt management for Morgan Stanley’s use in connection with its financial analyses.
Public Trading Comparables Analysis
Morgan Stanley performed a public trading comparables analysis, which is designed to provide an implied value of a company by comparing it to similar companies that are publicly traded. Morgan Stanley reviewed and compared certain financial estimates for Welbilt with comparable publicly available consensus equity analyst research estimates for selected companies that, in Morgan Stanley’s professional judgment, share certain similar business characteristics and have certain comparable operating characteristics including, among other things, product characteristics, similarly sized revenue and/or revenue growth rates, market capitalization, profitability, scale and/or other similar operating characteristics (which companies are referred to as the comparable companies).

For purposes of this analysis, Morgan Stanley analyzed the ratios of aggregate value (“AV”), which Morgan Stanley defined as fully diluted market capitalization plus total debt, plus preferred stock, plus non-controlling interest, less cash and cash equivalents (including marketable securities), to EBITDA, which Morgan Stanley defined as operating income plus depreciation and amortization plus addbacks for restructuring and other one-time costs, for the calendar years 2021 and 2022, which ratios Morgan Stanley referred to as AV/2021E EBITDA and AV/2022E EBITDA, in each case, calculated with the burden of stock based compensation, which Morgan Stanley referred to as “SBC”, as further discussed below.
The below table summarizes the companies, the metrics and the multiples employed in this analysis:
	Consensus AV/2021E EBITDA	Consensus AV/2022E EBITDA
Middleby Corporation	16.2x	14.6x
Electrolux Professional AB	17.5x	12.8x
Hoshizaki Corporation	16.3x	13.1x
John Bean Technologies Corporation	16.9x	14.3x

(1)
Unaffected Welbilt multiple based on balance sheet items as of March 31, 2021 per Welbilt’s Form 10-Q for the quarter ended March 31, 2021. Middleby multiple based on balance sheet items as of June 30, 2021 as estimated by Middleby management.

Based on its analysis and its professional judgment, Morgan Stanley selected a reference range of AV/2021E EBITDA (burdened by SBC) of 15.0x – 17.0x and of AV/2022E EBITDA (burdened by SBC) of 12.0x-14.0x for Welbilt. Morgan Stanley applied the selected reference range to the adjusted EBITDA set forth in the Management Forecasted Financial Information and the Consensus Forecasted Financial Information for each of 2021 and 2022. Morgan Stanley’s analysis resulted in the following implied fully diluted share prices for the Common Stock (rounded to the nearest $0.10):
AV/2021E EBITDA (burdened by SBC)	Implied Equity Value Per Share Range
Management Forecasted Financial Information	$18.80 – $22.40
April 2021 Consensus Forecasted Financial Information	$15.20 – $18.40
July 2021 Consensus Forecasted Financial Information	$16.40 – $19.80
AV/2022E EBITDA (burdened by SBC)	Implied Equity Value Per Share Range
Management Forecasted Financial Information	$19.00 – $23.60
April 2021 Consensus Forecasted Financial Information	$15.00 – $18.90
July 2021 Consensus Forecasted Financial Information	$15.70 – $19.80
Morgan Stanley compared these ranges to the per share Merger Consideration of $24.00 per share of Common Stock.
No company utilized in the public trading comparables analysis is identical to Welbilt or directly comparable in business mix, size or other metrics. Accordingly, an analysis of the results of the foregoing analysis necessarily involves complex considerations and judgments concerning differences between Welbilt and the companies being compared and other factors that would affect the value of the companies to which Welbilt is being compared. In selecting comparable companies, Morgan Stanley made numerous judgments and assumptions with respect to size, business mix, industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond the control of Welbilt. These include, among other things, the impact of competition on Welbilt’s business and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of Welbilt, the industry, or in the financial markets in general, which could affect the public trading value of Welbilt or the companies to which it is being compared.

Discounted Cash Flow Analysis
Morgan Stanley performed a discounted cash flow analysis on Welbilt, which is designed to provide an implied value of a company by calculating the present value of the estimated future cash flows and terminal value of such company. In connection with this analysis, Morgan Stanley calculated a range of per share equity values for Welbilt.
Morgan Stanley calculated the estimated present value of the stand-alone unlevered free cash flows that Welbilt was forecasted to generate from the third quarter of calendar year 2021 through calendar year 2025 on a standalone basis. Financial data used in this analysis were based on (i) the Management Forecasted Financial Information, (ii) the April 2021 Consensus Forecasted Financial Information and (iii) the July 2021 Consensus Forecasted Financial Information.
Morgan Stanley performed this analysis on the estimated future cash flows contained in the Management Forecasted Financial Information and the Consensus Forecasted Financial Information as set forth in the section entitled “The Merger — Certain Unaudited Forecasted Financial Information.” For purposes of this analysis, unlevered free cash flows were calculated as adjusted EBITDA (burdened by SBC) less one-time costs including business optimization and restructuring costs, less depreciation and amortization, to arrive at EBIT, less taxes, plus depreciation and amortization, less capital expenditures, less change in net working capital (including in the Management Forecasted Financial Information only, changes in other operating assets and liabilities), and plus deferred income taxes. These estimated unlevered free cash flows were reviewed and approved by Welbilt management for Morgan Stanley’s use.
Morgan Stanley calculated terminal values for Welbilt by applying a range of terminal growth rates of 2.5% to 3.5%, based on Morgan Stanley’s professional judgment, to the unlevered free cash flows of Welbilt through 2025. Morgan Stanley then discounted the unlevered free cash flows and terminal value to present value as of June 30, 2021 using mid-year convention and a range of discount rates from 8.6% to 9.8%, which were selected based on Morgan Stanley’s professional judgment to reflect an estimate of Welbilt’s weighted average cost of capital based on the Capital Asset Pricing Model and other factors. As inputs to the weighted average cost of capital, Morgan Stanley took into account, among other things, market risk premium, risk-free rate, predicted beta, pre-tax cost of debt, effective tax rate as provided by Welbilt management, debt to total capitalization, and upon the application of Morgan Stanley’s professional judgment and experience, a sensitivity adjustment around the estimated cost of equity. The resulting aggregate value was then adjusted for net debt of Welbilt of approximately $1,283 million as of June 30, 2021 as provided by Welbilt management to derive the implied equity value. To calculate the implied per share equity value, Morgan Stanley then divided the implied equity value by the number of fully diluted shares of Common Stock outstanding as of July 8, 2021 derived from information provided by Welbilt management on July 8, 2021 using the treasury stock method.
Based on this analysis, Morgan Stanley derived the following ranges of implied equity value per share of Common Stock on a fully-diluted basis (rounded to the nearest $0.10):
Discounted Cash Flow Analysis	Implied Equity Value Per Share Range
Management Forecasted Financial Information	$15.60 – $24.90
April 2021 Consensus Forecasted Financial Information	$11.40 – $19.30
July 2021 Consensus Forecasted Financial Information	$12.00 – $20.00
Morgan Stanley compared these ranges to the per share Merger Consideration of $24.00 per share of Common Stock.
Discounted Equity Value Analysis
Morgan Stanley performed a discounted equity value analysis, which is designed to provide insight into the potential future equity value of a company as a function of the company’s estimated future earnings. The resulting equity value is subsequently discounted to arrive at an estimate of the implied present value for such company’s potential future equity value. In connection with this analysis, Morgan Stanley calculated a range of implied present equity values per share on a stand-alone basis for Welbilt.

To calculate the discounted equity value for Welbilt, Morgan Stanley utilized estimated AV/NTM 2023E EBITDA based on (i) the Management Forecasted Financial Information, (ii) the April 2021 Consensus Forecasted Financial Information and (iii) the July 2021 Consensus Forecasted Financial Information. Based upon the application of its professional judgment and experience after reviewing and comparing certain financial estimates for Welbilt, Morgan Stanley applied a range of AV/NTM EBITDA multiples of 11.0x to 13.0x to these estimates, which range was selected based upon Morgan Stanley’s professional judgment and experience taking into account Welbilt’s historical long-term trading multiples, and discounted the resulting equity values to June 30, 2021 at a discount rate of 12.8%, which rate was selected based on the estimated cost of equity for Welbilt, based on the Capital Asset Pricing Model.
Based on this analysis, Morgan Stanley derived the following ranges of implied equity value per share of Common Stock on a fully-diluted basis (rounded to the nearest $0.10):
AV/NTM 2023E EBITDA	Implied Equity Value Per Share Range
Management Forecasted Financial Information	$18.50 – $22.90
April 2021 Consensus Forecasted Financial Information	$14.70 – $18.50
July 2021 Consensus Forecasted Financial Information	$15.10 – $19.00
Morgan Stanley compared these ranges to the per share Merger Consideration of $24.00 per share of Common Stock.
Other Information
Morgan Stanley observed additional factors that were not considered part of Morgan Stanley’s financial analysis with respect to its opinion, but which were noted as reference data for the Welbilt Board, including the following information described below under “— Historical Trading Prices,” “— Discounted Equity Research Analysts’ Future Price Targets” and “— Precedent Premia Analysis.”
Historical Trading Prices
Morgan Stanley reviewed the historical trading range of shares of the Common Stock for the 52-week period ended on April 20, 2021, the last trading day prior to the announcement of the Middleby Transaction. The range was as follows:
Historical Period	Historical Per Share Range for Welbilt
52 Weeks	$3.90 – $17.25
Morgan Stanley compared this range to the per share Merger Consideration of $24.00 per share of Common Stock.
The historical trading range was presented for reference purposes only, and was not relied upon by Morgan Stanley for valuation purposes.
Discounted Equity Research Analysts’ Future Price Targets
Morgan Stanley reviewed nine future public market trading price targets for the Common Stock, prepared and published by selected equity research analysts prior to April 20, 2021 (the last trading day prior to the announcement of the Middleby Transaction), based on publicly available data from Bloomberg and publicly available consensus equity analyst research estimates. These forward targets reflected each analyst’s estimate of the 12-month future public market trading price of the Common Stock. Morgan Stanley discounted these 12-month future market trading price estimates by the estimated cost of equity for Welbilt of 12.8%, which discount rate was selected based upon Morgan Stanley’s professional judgment and experience.
The indicative discounted value range of the research analysts’ price targets was $12.40 to $19.50 per share for the Common Stock. Morgan Stanley compared these ranges to the per share Merger Consideration of $24.00 per share of Common Stock.

The public market trading price targets published by equity research analysts do not necessarily reflect the current market trading prices for shares of Common Stock, and these estimates are subject to uncertainties, including the future financial performance of Welbilt as well as future market conditions.
The discounted analysts’ future price targets analysis was presented for reference purposes only, and was not relied upon by Morgan Stanley for valuation purposes.
Precedent Premia Analysis
Morgan Stanley reviewed, based on publicly available information, the premiums paid in selected acquisition transactions in the United States.
Morgan Stanley considered premiums paid in selected transactions since 2005 in which the consideration was cash and which had an equity value of $1 billion or more, which transactions were selected based on Morgan Stanley’s professional judgment. The premiums paid in such transactions represented a median of 28% and a mean of 33% with respect to one-day spot premiums to unaffected prices.
Based on this analysis and its professional judgment, Morgan Stanley selected a reference premium range of 20% to 40% to apply to the unaffected share price of $15.63 per share of Common Stock as of April 20, 2021 (the last trading day prior to the announcement of the Middleby Transaction). Based on its calculations, Morgan Stanley observed the relevant implied equity value per share range (rounded to the nearest $0.10) of $18.80 – $21.90. Morgan Stanley compared these ranges to the per share Merger Consideration of $24.00 per share of Common Stock.
No company or transaction utilized as a comparison in the analysis of selected precedent premia transactions is identical to Welbilt, or directly comparable to the Merger in business mix, timing and size or other metrics. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences between the Merger and the other transactions, Welbilt and other factors. In evaluating the precedent premia transactions, Morgan Stanley made judgments and assumptions with regard to the applicable transactions, size, business mix, governance matters, industry performance, geographic mix, economic, market and financial conditions and other matters, many of which are beyond the control of Welbilt. Mathematical analyses (such as determining the mean or median) are not in themselves a meaningful method of using comparable data.
General
In connection with the review of the Merger by the Welbilt Board, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of Welbilt. In performing its analyses, Morgan Stanley made numerous judgments and assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond the control of Welbilt. These include, among other things, the impact of competition on Welbilt’s business and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of Welbilt, the industry, or the financial markets in general. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.
Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness from a financial point of view of the per share Merger Consideration to be received by the holders of shares of Common Stock and in connection with the delivery of its written opinion, dated July 13, 2021, to the

Welbilt Board. These analyses do not purport to be appraisals or to reflect the prices at which shares of Common Stock might actually trade.
The per share Merger Consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement was determined through arm’s-length negotiations between Welbilt and Ali and was approved by the Welbilt Board. Morgan Stanley provided financial advice to the Welbilt Board during these negotiations but did not, however, recommend any specific per share merger consideration to Welbilt or the Welbilt Board, nor did Morgan Stanley opine that any specific per share merger consideration constituted the only appropriate per share merger consideration for the Merger. Morgan Stanley’s opinion did not address the relative merits of the Merger as compared to any other alternative business or financial strategies or transaction or whether or not such alternatives could be achieved or are available, nor did it address the underlying business decision of Welbilt to enter into the Merger Agreement or proceed with the Merger. In addition, Morgan Stanley’s opinion did not in any manner address any compensation or compensation agreements arising from (or relating to) the Merger which benefit any officer, director, employee of Welbilt, or any class of such persons, and was not intended to and did not express any opinion or recommendation as to how the stockholders of Welbilt should vote at the stockholders’ meeting to be held in connection with the Merger.
Morgan Stanley’s opinion and its presentation to the Welbilt Board was one of many factors taken into consideration by the Welbilt Board in deciding to approve the Merger Agreement and the transactions contemplated thereby, including the Merger. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Welbilt Board with respect to the per share Merger Consideration or of whether the Welbilt Board would have been willing to agree to a different per share merger consideration. Morgan Stanley’s opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with Morgan Stanley’s customary practice.
The Welbilt Board retained Morgan Stanley based upon Morgan Stanley’s qualifications, expertise and reputation, its knowledge of and involvement in recent transactions in Welbilt’s industry, and its knowledge and understanding of Welbilt’s business and affairs. Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of their customers, in debt or equity securities or loans of Ali, Welbilt, or any other company, or any currency or commodity, that may be involved in the Merger, or any related derivative instrument.
Under the terms of its engagement letter, Morgan Stanley provided the Welbilt Board with financial advisory services and a financial opinion, described in this section and attached to this proxy statement as Annex C, in connection with the Merger, and Welbilt has agreed to pay Morgan Stanley a fee of approximately $48 million, $3 million of which became payable upon the delivery of Morgan Stanley’s fairness opinion to the Welbilt Board with respect to the fairness of the Merger Consideration, and $3 million of which is creditable in respect of the $3 million paid to Morgan Stanley in connection with its delivery of an opinion with respect to the fairness of the exchange ratio in the Middleby Transaction, and the remaining portion of which is contingent upon, and will be paid upon, the consummation of the Merger. Welbilt also agreed to reimburse Morgan Stanley for its reasonable out-of-pocket expenses incurred from time to time in connection with its engagement. In addition, Welbilt agreed to indemnify Morgan Stanley and its affiliates, its and their respective officers, directors, employees and agents and each other person, if any, controlling Morgan Stanley or any of its affiliates, against certain losses, claims, damages, liabilities and expenses relating to, arising out of or in connection with Morgan Stanley’s engagement.
In the two years prior to the date of its opinion, Morgan Stanley and its affiliates have provided financial advisory and financing services to Welbilt for which Morgan Stanley and its affiliates received aggregate fees of less than $2 million; in addition, Morgan Stanley received a fee of $3 million in connection with its delivery of an opinion with respect to the fairness of the exchange ratio in the Middleby Transaction. As of the date of its opinion, Morgan Stanley or an affiliate thereof is a lender to Welbilt. In the two years prior to the date hereof, Morgan Stanley has not been engaged on any financial advisory or financing assignments for Ali or Acquiror, and has not received any fees for such services from Ali or Acquiror during this time. Morgan Stanley may also seek to provide financial advisory and financing services to Ali, Acquiror and Welbilt and their respective affiliates in the future and would expect to receive fees for the rendering of these services.
Financing of the Merger
Welbilt and Ali estimate that the total amount of funds required to complete the Merger and related transactions and pay related fees and expenses will be approximately $3,500,000,000. Goldman Sachs and Mediobanca have entered into debt financing commitments for the Debt Financing for purposes of funding a portion of the Merger Consideration, consisting of an aggregate principal amount of each of the following: (i) a $1,250 million Euro-equivalent senior secured term loan A facility, (ii) a $2,250 million senior secured term loan B facility, (iii) a $250 million senior secured revolving credit facility, and (iv) a $750 million senior secured bridge facility, each subject to the terms and conditions of the debt commitment letter entered into concurrently with the Merger Agreement.
The Merger Agreement does not contain any financing-related closing condition.
Certain Effects of the Merger
If the Merger Proposal receives the required approvals of the Welbilt stockholders described elsewhere in this proxy statement and the other conditions to the Closing of the Merger are either satisfied or waived and the Merger Agreement is not otherwise terminated in accordance with its terms, Merger Sub will be merged with and into Welbilt upon the terms set forth in the Merger Agreement. As the Surviving Corporation in the Merger, Welbilt will continue to exist following the Merger as a direct wholly owned subsidiary of Acquiror.
Welbilt’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Bylaws will be amended as a result of the Merger to be substantially the same as those of Merger Sub immediately prior to the Effective Time (except that the name of Merger Sub in its certificate of incorporation and bylaws will be changed to that of Welbilt and such certificate of incorporation and bylaws will include provisions related to indemnification, exculpation and advancement of expenses identical to those set forth in the Certificate of Incorporation and the Bylaws), and the certificate of incorporation and bylaws of Welbilt as so amended will be the certificate of incorporation and bylaws of the Surviving Corporation.
Following the Merger, all of the Common Stock will be beneficially owned by Acquiror, and none of the holders of Common Stock will, by virtue of the Merger, have any ownership interest in, or be a stockholder of, Welbilt, the Surviving Corporation or Ali. As a result, the holders of Common Stock will no longer benefit from any increase in the value, nor will they bear the risk of any decrease in the value, of Common Stock. Following the Merger, Ali will benefit from any increase in Welbilt’s value and also will bear the risk of any decrease in Welbilt’s value.
At the Effective Time, each share of the Common Stock, issued and outstanding immediately prior to the Effective Time (other than shares of Common Stock held by Welbilt as treasury stock or held, directly or indirectly, by Ali or Merger Sub immediately prior to the Effective Time) will be converted into the right to receive the Merger Consideration. Any shares of Common Stock held by Welbilt as treasury stock or held, directly or indirectly, by Ali or Merger Sub immediately prior to the Effective Time will automatically be cancelled and retired and shall not be entitled to receive the Merger Consideration.
For information regarding the effects of the Merger on Welbilt’s outstanding equity awards and the employee stock purchase plan, please see the sections entitled “The Merger Agreement — Treatment of Options,” “The Merger Agreement — Treatment of Restricted Stock,” “The Merger Agreement — Treatment of RSUs,” “The Merger Agreement — Treatment of PSUs” and “The Merger — Interests of Welbilt’s Directors and Executive Officers in the Merger.”
The Common Stock is currently registered under the Exchange Act and trades on the NYSE under the symbol “WBT.” Following the consummation of the Merger, shares of Common Stock will no longer be traded on the NYSE or any other public market. In addition, the registration of the Common Stock under the Exchange Act will be terminated. Following termination of registration of the Common Stock under the

Exchange Act, Welbilt will no longer be required to furnish information to the Welbilt stockholders and the SEC, and the provisions of the Exchange Act, such as the requirement to file annual and quarterly reports pursuant to Section 13(a) or 15(d) of the Exchange Act, the short-swing trading provisions of Section 16(b) of the Exchange Act and the requirement to furnish a proxy statement in connection with stockholders’ meetings pursuant to Section 14(a) of the Exchange Act, will become inapplicable to Welbilt. Ali will become the beneficiary of the cost savings associated with Welbilt’s no longer being subject to the reporting requirements under the federal securities laws.
Effects on Welbilt if the Merger is Not Completed
In the event that the Merger Proposal does not receive the required approvals of the stockholders described elsewhere in this proxy statement, or if the Merger is not completed for any other reason, Welbilt’s stockholders will not receive any payment for their shares of Common Stock in connection with the Merger. Instead, Welbilt expects that its management will operate Welbilt’s business in a manner similar to that in which it is being operated today and Welbilt will remain an independent public company, the Common Stock will continue to be listed and traded on the NYSE, the Common Stock will continue to be registered under the Exchange Act and Welbilt’s stockholders will continue to own their shares of the Common Stock and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of the Common Stock.
If the Merger is not completed, there can be no assurances as to the effect of these risks and opportunities on the future value of your shares of Common Stock, including the risk that the market price of the Common Stock may decline to the extent that the current market price of the Common Stock reflects a market assumption that the Merger will be completed. If the Merger is not completed, there can be no assurances that any other transaction acceptable to Welbilt will be offered or that the business, operations, financial condition, earnings or prospects of Welbilt will not be adversely impacted or that stockholders will ever receive a control premium for their shares. Pursuant to the Merger Agreement, under certain circumstances Welbilt is permitted to terminate the Merger Agreement in order to enter into an alternative transaction. Please see the section of this proxy statement entitled “The Merger Agreement — Termination of the Merger Agreement.”
Under certain circumstances, if the Merger is not completed, Welbilt may be obligated to pay to Ali the Welbilt Termination Fee, to reimburse Ali for certain expenses or to reimburse Ali for payment of the Middleby Termination Fee. Please see the sections of this proxy statement entitled “The Merger Agreement — Termination Fee”, “The Merger Agreement — Expenses in Connection with a Termination” and “The Merger Agreement — Middleby Termination Fee Reimbursement.”
Interests of Welbilt’s Directors and Executive Officers in the Merger
Welbilt’s directors and executive officers have interests in the Merger that are in addition to, or different from, the interests of other stockholders. The Welbilt Board was aware of these interests and considered them, among other matters, in evaluating and approving the Merger Agreement and the Merger, and in recommending the approval of the Merger Proposal, the Advisory Compensation Proposal, and the Adjournment Proposal to Welbilt’s stockholders. These interests are described in further detail below.
Certain of Welbilt’s directors and executive officers hold Options, RSUs and PSUs. For details on these holdings, see the tables under the headings “Treatment of Options”, “Treatment of RSUs” and “Treatment of PSUs” below.
Treatment of Options
In connection with the completion of the Merger and subject to the terms of the Merger Agreement, each Option that is outstanding immediately prior to the Effective Time (whether vested or unvested) will be canceled in exchange for a cash payment of $24.00 per share subject to such Option less the applicable per share exercise price (net of tax withholdings). If the exercise price per share of an Option is equal to or greater than $24.00 per share, such Option will be canceled for no consideration.

The following sets forth, for each executive officer, the aggregate number of shares of Common Stock subject to outstanding Options held by such executive officer assuming (i) as required under SEC rules, the closing price of Common Stock is $24.00, and (ii) such executive officer remains continuously employed with Welbilt or a subsidiary until the Effective Time.
Name of Named Executive Officer	Number of Shares Subject to		Estimated Value of Vested Stock Options ($)	Estimated Value of Unvested Stock Options ($)
	Vested Stock Options (#)	Unvested Stock Options (#)
William C. Johnson	77,492	219,522	725,363	2,078,427
Martin Agard	16,133	54,269	138,373	502,059
Joel Horn	55,342	38,901	393,540	348,875
Richard N. Caron	69,674	39,134	520,194	352,410
Jennifer Gudenkauf	2,051	16,961	20,489	161,226
Treatment of RSUs
In connection with the completion of the Merger and subject to the terms of the Merger Agreement, each Company RSU (whether vested or unvested) will be canceled in exchange for a cash payment of $24.00 per share of Common Stock subject to such RSU (net of tax withholdings).
The following sets forth, for each Company executive officer and director, the aggregate number of shares of Common Stock subject to outstanding RSUs held by such executive officer or director assuming (i) as required under SEC rules, the closing price of a share of Common Stock is $24.00, and (ii) such executive officer or director remains continuously employed with or engaged by Welbilt or a subsidiary until the Effective Time.
Name of Executive Officer or Director	Number of Shares Subject to Unvested Company RSUs (#)	Estimated Value of Unvested Company RSUs ($)
Named Executive Officer:
William C. Johnson	113,441	2,722,584
Martin Agard	110,431	2,650,344
Joel Horn	31,030	744,720
Richard N. Caron	31,386	753,264
Jennifer Gudenkauf	10,004	240,096
Director:
Cynthia M. Egnotovich	8,174	196,176
Dino J. Bianco	8,174	196,176
Joan K. Chow	8,174	196,176
Janice L. Fields	8,174	196,176
Brian R. Gamache	8,174	196,176
Andrew Langham	8,174	196,176
Treatment of PSUs
In connection with the completion of the Merger and subject to the terms of the Merger Agreement, immediately prior to the Effective Time, each then-outstanding PSU (whether vested or unvested) will be canceled in exchange for a cash payment of $24.00 per share of Common Stock subject to such PSU, with the number of shares subject to such PSU determined assuming achievement of the applicable performance goals under such PSU at the maximum level of attainment (net of tax withholdings).

The following sets forth, for each executive officer, the aggregate number of shares of Common Stock subject to outstanding PSUs held by such executive officer assuming (i) as required under SEC rules, the closing price of a share of Common Stock is $24.00, and (ii) such executive officer remains continuously employed with Welbilt or a subsidiary until the Effective Time.
Name of Executive Officer	Number of Shares Subject to Unvested Company PSUs (#)	Estimated Value of Unvested Company PSUs ($)
William C. Johnson	680,644	16,335,456
Martin Agard	162,520	3,900,480
Joel Horn	109,896	2,637,504
Richard N. Caron	112,036	2,688,864
Jennifer Gudenkauf	47,452	1,138,848
Contingent Employment Agreements
Welbilt has entered into Contingent Employment Agreements, which govern change in control severance arrangements, with each of its named executive officers. In the event Welbilt experiences a “change in control” (as defined in the Contingent Employment Agreements, and which the Merger will constitute), Mr. Johnson will continue to be employed by Welbilt for three years and each other named executive officer will continue to be employed for two years (as applicable, the “Change in Control Employment Period”). Under the Contingent Employment Agreements, each executive would remain employed at the same position held as of the change in control date, and would receive a salary at least equal to the salary in effect as of such date, plus all bonuses, incentive compensation, and other similar or comparable cash incentive bonus plans no less favorable than those that were available prior to a change in control. After a change in control, the executive’s compensation would be subject to upward adjustment at least annually based upon the executive’s contributions and the level of increases provided to other officers and key employees. Each Contingent Employment Agreement would terminate prior to the end of the Change in Control Employment Period if the executive voluntarily retired or was terminated for Cause, as defined in the Contingent Employment Agreement.
Additionally, the Contingent Employment Agreements provide the following benefits:
•
In the event the named executive officer is terminated without Cause or resigns for Good Reason (each as defined below) following a change in control and prior to the end of the applicable Change in Control Employment Period, the officer would generally be entitled to continued participation in health and welfare benefits for the remainder of the Change in Control Employment Period and to receive a payment equal to the base salary and the annual incentive compensation the executive would have otherwise been paid but for the termination, calculated on the basis of the target bonus for the year of termination, through the Change in Control Employment Period (with annual incentive compensation-based payments being made on a pro-rata basis for partial years during the Change in Control Employment Period).

•
If the executive’s employment is terminated without Cause, or by the officer for Good Reason, in either case within 24 months following a change of control, all of the equity-based awards that are in effect as of the date of such termination will vest in full or deemed earned in full (assuming the maximum performance goals provided under such award were met, if applicable) effective on the date of such termination (i.e., a “double trigger”).

The cash amount (base salary, STIP and pro rata annual incentive award for the year of termination) described above generally would be paid in a lump sum within 30 days of the termination. In addition, benefits would continue to be provided over the course of the remainder of the Change in Control Employment Period.
If any of the payments to a named executive officer constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code and would result in the imposition on the executive of an excise tax under Section 4999 of the Internal Revenue Code (the “Excise Tax”), the executive would not be entitled to any tax gross up amount; however, the executive would be entitled to receive the “best net”

treatment. Under the “best net” treatment, if the after-tax amount (taking into account all federal, state and local excise, income and other taxes) that would be retained by the executive is less than the after-tax amount that would be retained by the executive if the executive were instead to be paid or provided (as the case maybe) the maximum amount that the executive could receive without being subject to the Excise Tax (the “Reduced Amount”), then the executive would be entitled to receive the Reduced Amount instead of the full amount that would have been subject to the Excise Tax.
The Contingent Employment Agreements also provide that if the executive is terminated without Cause or resigns for Good Reason prior to the end of the Change in Control Employment Period, the executive will be subject to non-competition restrictive covenants for the lesser of two years or the unexpired term of the Change in Control Employment Period.
For purposes of the Contingent Employment Agreements:
•
“Cause” means only conviction based upon the commission of a felony or becoming the subject of a final nonappealable judgment of a court of competent jurisdiction holding that the executive is liable to Welbilt for damages for obtaining a personal benefit in a transaction adverse to the interests of Welbilt. The executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the employee a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of Welbilt’s board of directors called and held for such purpose (after reasonable notice to the executive and an opportunity for the executive, together with his or her counsel, to be heard before the board), finding that the executive was guilty of conduct constituting Cause for termination and specifying the particulars thereof in detail.

•
“Good Reason” means a resignation by the executive based upon the occurrence (without the executive’s express written consent) of any of the following: (i) a material diminution in the executive’s position or title, or the assignment of duties to the executive that are materially inconsistent with employee’s position or title; (ii) a material diminution in the executive’s base salary or incentive/bonus opportunities; (iii) a change of more than fifty (50) miles from the location of the executive’s principal place of employment on the date of the change in control; (iv) a material breach by Welbilt of any of its obligations under the Contingent Employment Agreement; or (v) any successor to the principal business of Welbilt (whether by merger, purchase of assets, liquidation or otherwise) fails or refuses to assume Welbilt’s obligations under the Contingent Employment Agreement. Notwithstanding the foregoing, no such event described above shall constitute Good Reason unless (1) the executive gives written notice to Welbilt specifying the condition or event relied upon for such termination within ninety (90) days of the initial existence of such event and (2) Welbilt fails to cure the condition or event constituting Good Reason within thirty (30) days following receipt of the executive’s notice.

The Merger will constitute a “change in control” under the Contingent Employment Agreements. For the quantification of the estimated value of the severance payments and benefits described above that would be payable to Welbilt named executive officers, see the table below titled “Named Executive Officer Merger-Related Compensation”.
Summary of Potential Transaction Payments to Executive Officers
The information set forth below is required by Item 402(t) of Regulation S-K regarding compensation that is based on or otherwise relates to the Merger that Welbilt’s executive officers could receive in connection with the Merger, as described more fully above under “The Merger — Interests of Directors and Executive Officers in the Merger.” Such amounts have been calculated assuming (i) the Effective Time is December 31, 2021, which is the assumed date of Closing of the Merger solely for purposes of the disclosures in this section, (ii) a price equal to $24.00 per share of Common Stock, (iii) the annual base salary and annual target bonus opportunity for each of the executive officers remains unchanged from the amount determined as of the date hereof, (iv) none of the named executive officers receives any additional equity-based awards following the date hereof, (v) each named executive officer is terminated without “Cause” or resigns for “Good Reason” at or immediately following the Effective Time, (vi) the golden parachute rules under Section 280G of the Code do not limit the payments to the executive pursuant to the “best net” provision described above, and (vii) each of the named executive officers has properly executed any required releases and complied with all requirements (including any applicable restrictive covenants) necessary in order to receive such payments and benefits. Some of the assumptions used in the table below are based upon information not currently available and, as a result, the actual amounts to be received by any of the named executive officers, if any, may materially differ from the amounts set forth below.
Named Executive Officer Merger-Related Compensation
	Cash ($)(1)	Equity ($)(2)	Welfare Benefits ($)(3)	Total ($)
William C. Johnson	6,437,541	21,136,467	68,247	27,642,255
Martin Agard	2,493,350	7,052,883	46,394	9,592,627
Joel Horn	1,659,000	3,731,099	46,787	5,436,886
Richard N. Caron	1,591,850	3,794,538	45,041	5,431,429
Jennifer Gudenkauf	1,402,250	1,540,170	26,071	2,968,491

(1)
Amounts shown reflect the severance payments pursuant to each executive’s Contingent Employment Agreement, which consist of (i) the executive’s severance, i.e., two times (three times for Mr. Johnson) the sum of the named executive officer’s base salary and target annual bonus, and (ii) a pro rata STIP bonus at the target level of performance for the year of termination. The estimated amount of each such payment included in the Cash column above is set forth in the table below.

(2)
Amounts shown reflect the sum of the potential value that each named executive officer could receive in connection with accelerated vesting and settlement of Company equity awards. The estimated amount of each such payment is set forth in the table below:

	Stock Options ($)	Company RSUs ($)	Company PSUs ($)
William C. Johnson	2,078,427	2,722,584	16,335,456
Martin Agard	502,059	2,650,344	3,900,480
Joel Horn	348,875	744,720	2,637,504
Richard N. Caron	352,410	753,264	2,688,864
Jennifer Gudenkauf	161,226	240,096	1,138,848

(3)
Amounts shown reflect the estimated cost of continued participation in health and welfare benefits for the remainder of the Change in Control Employment Period.

Indemnification, Exculpation and Insurance
Under the Merger Agreement, Ali agreed that all preexisting rights to indemnification in favor of Welbilt’s current or former directors or officers will be assumed and performed by Ali or the Surviving Corporation and will continue in full force and effect until the sixth anniversary of the Effective Time. For six years after the Effective Time, Ali will cause to be maintained in effect provisions of the Surviving Corporation’s certificate of incorporation and bylaws regarding indemnification and exculpation from liabilities, including advancement of expenses, for directors and officers equivalent to the provisions of the Certificate of Incorporation and Bylaws as in effect immediately prior to the Effective Time with respect to acts or omissions occurring prior to the Effective Time.
At or prior to the Effective Time, Welbilt or Ali will purchase a six (6)-year prepaid “tail” policy, with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under Welbilt’s existing policies of directors’ and officers’ liability insurance and fiduciary liability insurance, with respect to matters arising on or before the Effective Time.
For more information, see “The Merger Agreement — Directors’ and Officers’ Indemnification and Insurance.”

Certain U.S. Federal Income Tax Consequences of the Merger
The following is a summary of certain material U.S. federal income tax consequences of the Merger to U.S. holders and non-U.S. holders (each as defined below) of Common Stock who hold their stock as a capital asset within the meaning of section 1221 of the Internal Revenue Code of 1986, which we refer to as the “Code”. This summary is based on the Code, the U.S. Treasury Department regulations issued under the Code, which we refer to as the “Treasury Regulations,” and administrative rulings and court decisions in effect as of the date of this proxy statement, all of which are subject to change at any time, possibly with retroactive effect. This summary is not binding on the Internal Revenue Service, which we refer to as the “IRS,” or a court, and there can be no assurance that the tax consequences described in this summary will not be challenged by the IRS or that they would be sustained by a court if so challenged. No ruling has been or will be sought from the IRS, and no opinion of counsel has been or will be rendered, as to the U.S. federal income tax consequences of the Merger.
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Common Stock that is for U.S. federal income tax purposes (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes. A “non-U.S. holder” means a beneficial owner of Common Stock that is neither a U.S. holder nor a partnership for U.S. federal income tax purposes.
This summary is not a complete description of all of the U.S. federal income tax consequences of the Merger and, in particular, may not address U.S. federal income tax considerations applicable to holders of Common Stock who are subject to special treatment under U.S. federal income tax law including, for example, partnerships (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) and partners therein, financial institutions, dealers in securities, insurance companies, tax-exempt entities, mutual funds, real estate investment trusts, personal holding companies, regulated investment companies, securities or currency dealers, traders in securities who elect to use the mark-to-market method of accounting, non-U.S. holders that hold, directly or constructively (or that held, directly or constructively, at any time during the five-year period ending on the date of the Merger), 5% or more of the outstanding Common Stock, tax-exempt investors, S corporations, holders whose functional currency is not the U.S. dollar, tax-deferred or other retirement accounts, U.S. expatriates, former long-term residents of the United States, holders who acquired Common Stock pursuant to the exercise of an employee stock option or right or otherwise as compensation, and holders who hold Common Stock as part of a hedge, straddle, constructive sale, conversion transaction, or other integrated investment. Also, this summary does not address U.S. federal income tax considerations applicable to a holder of Common Stock who exercises appraisal rights under DGCL. In addition, no information is provided with respect to the tax consequences of the Merger under any U.S. federal law other than income tax laws (including, for example the U.S. federal estate, gift, Medicare, and alternative minimum tax laws), or any applicable state, local, or foreign tax laws. This summary does not address the tax consequences of any transaction other than the Merger.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Common Stock, the tax treatment of a partner in such a partnership generally will depend on the status of the partner and the activities of the partnership. Any entity treated as a partnership for U.S. federal income tax purposes that holds Common Stock, and any partners in such partnership, should consult their own independent tax advisors regarding the tax consequences of the Merger to their specific circumstances.
The tax consequences of the Merger will depend on a holder’s specific situation. Stockholders should consult their tax advisor as to the tax consequences of the Merger relevant to their particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, non-U.S. or other tax laws and of changes in those laws.

Tax Consequences to U.S. Holders
The receipt of cash by U.S. holders in exchange for shares of Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder who receives cash in exchange for shares of Common Stock pursuant to the Merger will recognize capital gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received in the Merger and (ii) the U.S. holder’s adjusted tax basis in its Common Stock exchanged therefor.
A U.S. holder’s adjusted tax basis in its shares of Common Stock will generally equal the price the U.S. holder paid for such shares. If a U.S. holder’s holding period in the shares of Common Stock surrendered in the Merger is greater than one year as of the date of the Merger, the gain or loss will be long-term capital gain or loss. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of a capital loss recognized on the exchange is subject to limitations. If a U.S. holder acquired different blocks of Common Stock at different times or different prices, such U.S. holder must determine its adjusted tax basis and holding period separately with respect to each block of Common Stock.
Tax Consequences to Non-U.S. Holders
Payments made to a non-U.S. holder in exchange for shares of Common Stock pursuant to the Merger generally will not be subject to U.S. federal income tax unless:
•
the gain, if any, on such shares of Common Stock is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to the non-U.S. holder’s permanent establishment in the United States) in which case such gain will generally be subject to U.S. federal income tax at rates applicable to U.S. holders and, if such non-U.S. holder is a corporation, such gain may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate); or

•
the non-U.S. holder is an individual who is present in the U.S. for 183 days or more in the taxable year of the exchange of shares of Common Stock for the Merger Consideration pursuant to the merger and certain other conditions are met, in which case the gain, if any, on such shares of Common Stock will be subject to tax at a rate of 30% (or lower applicable treaty rate) and such gain may be offset by U.S. source capital losses recognized in the same taxable year.

Information Reporting and Backup Withholding
Payments of cash to a U.S. holder of Common Stock pursuant to the Merger may, under certain circumstances, be subject to information reporting and backup withholding, unless the holder provides proof of an applicable exemption or furnishes its taxpayer identification number, and otherwise complies with all applicable requirements of the backup withholding rules. Certain holders (such as corporations and non-U.S. holders) are exempt from backup withholding.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a holder’s U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the IRS in a timely manner. Non-U.S. holders may be required to comply with certification requirements and identification procedures in order to establish an exemption from information reporting and backup withholding.
Holders of Common Stock are strongly urged to consult their tax advisors with respect to the tax consequences of the Merger in their particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, non-U.S. or other tax laws and of changes in those laws.
Litigation Related to the Merger
As of the date of this proxy statement, no stockholder litigation related to the Merger Agreement has been brought against Welbilt or any members of the Welbilt Board.

Regulatory Approvals
The completion of the Merger is subject to:
•
any applicable waiting period (and any extension thereof, including under any agreement between a party and a governmental authority agreeing not to consummate the Merger prior to a certain date) under the HSR Act relating to the consummation of the Merger having expired or early termination thereof being granted;

•
each consent from a governmental authority required to be obtained with respect to the Merger under any Antitrust Law set forth in the disclosure letter to the Merger Agreement having been obtained and remaining in full force and effect; and

•
no governmental authority of competent jurisdiction having issued or entered any order after the date of the Merger Agreement, and no law having been enacted or promulgated after the date of the Merger Agreement, in each case, that (whether temporary or permanent) is in effect and has the effect of a Restraint.

Required Vote of Stockholders
Approval of the Merger Proposal is a condition to completion of the Merger.
The vote on the Merger Proposal is a vote separate and apart from the vote to approve either the Advisory Compensation Proposal or the Adjournment Proposal. Accordingly, a Welbilt stockholder may vote to approve the Merger Proposal and vote not to approve the Advisory Compensation Proposal or the Adjournment Proposal, and vice versa.
Approval of the Merger Proposal requires the affirmative vote of holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. A failure to vote (including a failure to instruct your bank, broker, trust or other nominee to vote) or an abstention will have the same effect as a vote “AGAINST” the Merger Proposal.
Pursuant to the Icahn Support Agreement, the Icahn Stockholders (which collectively with affiliated entities beneficially owned approximately 7.84% of the outstanding shares of Common Stock as of August 4, 2021), have agreed, subject to the terms and conditions thereof, to vote their shares of Common Stock in favor of the Merger Proposal. For a more complete discussion of the Icahn Support Agreement, please see “The Merger Agreement — Icahn Support Agreement.”
The Welbilt Board, after due and careful discussion and consideration, unanimously (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable and fair to, and in the best interests of, Welbilt and the Welbilt stockholders, (ii) approved, authorized, adopted and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and (iii) resolved to recommend that the Welbilt stockholders vote in favor of the adoption of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.
THE WELBILT BOARD ACCORDINGLY UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE MERGER PROPOSAL

THE MERGER AGREEMENT
The following description sets forth the principal terms of the Merger Agreement, which is attached as Annex A and incorporated by reference into this proxy statement. The rights and obligations of the parties are governed by the express terms and conditions of the Merger Agreement and not by this description, which is summary by nature. This description does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement. You are encouraged to read the Merger Agreement carefully and in its entirety, as well as this proxy statement, before making any decisions regarding any of the proposals described in this proxy statement. This section is only intended to provide you with information regarding the terms of the Merger Agreement. Welbilt does not intend that the Merger Agreement will be a source of business or operational information about Ali or Welbilt. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this proxy statement and in the public filings Welbilt makes with the SEC, as described in “Where You Can Find More Information.”
Explanatory Note Regarding the Merger Agreement
The Merger Agreement and this summary of terms are included to provide you with information regarding the terms of the Merger Agreement. Factual disclosures about Welbilt contained in this proxy statement or in the public reports of Welbilt filed with the SEC may supplement, update or modify the factual disclosures about Welbilt contained in the Merger Agreement. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement, as of a specific date. In addition, these representations, warranties and covenants were made solely for the benefit of the parties to the Merger Agreement and may be qualified and subject to important limitations agreed to by Welbilt in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with a principal purpose of allocating risk between parties to the Merger Agreement rather than the purpose of establishing these matters as facts. The representations and warranties also may be subject to a contractual standard of materiality different from that generally applicable to stockholders and reports and documents filed with the SEC and, in some cases, were qualified by the matters contained in the confidential disclosures that Welbilt each delivered in connection with the Merger Agreement, which disclosures were not reflected in the Merger Agreement itself. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Merger Agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement or in the public filings made by Welbilt with the SEC.
Additional information about Welbilt may be found elsewhere in this proxy statement or incorporated by reference herein. Please see “Where You Can Find More Information.”
Structure of the Merger
Upon satisfaction or waiver of the conditions to Closing in the Merger Agreement, at the Effective Time, Merger Sub will be merged with and into Welbilt, the separate corporate existence of Merger Sub will cease and Welbilt will continue as the Surviving Corporation (as defined below) in the Merger as a direct wholly owned subsidiary of Acquiror.
Completion and Effectiveness of the Merger
Subject to the provisions of the Merger Agreement, the Closing will take place on a date to be specified by the parties to the Merger Agreement, but no later than the third (3rd) business day after the satisfaction or waiver of the conditions set forth in the Merger Agreement (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), unless another time, date or place is agreed to in writing by the parties to the Merger Agreement (such date being the “Closing Date”). The Closing shall take place remotely by the e-mail exchange of signatures.

Concurrently with the Closing, Welbilt will cause a certificate of merger with respect to the Merger (the “Certificate of Merger”) to be executed and filed with the Delaware Secretary of State as provided under the DGCL. The Merger will become effective at the time the Certificate of Merger is duly filed with the Delaware Secretary of State or at such other date and time as is agreed between Ali and Welbilt and specified in the Certificate of Merger. The Merger will have the effects set forth in the Merger Agreement and the applicable provisions of the DGCL.
Merger Consideration
At the Effective Time, by virtue of the Merger and without any further action on the part of Ali, Merger Sub, Welbilt or any holder of capital stock thereof:
•
each share of Common Stock held by Welbilt as treasury stock or held, directly or indirectly, by Ali or Merger Sub immediately prior to the Effective Time shall automatically be canceled and retired and cease to exist, and no consideration or payment will be delivered in exchange therefor or in respect thereof (such shares, “Canceled Shares”);

•
each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than Canceled Shares) will be converted into the right to receive, in accordance with the terms of the Merger Agreement the Merger Consideration;

•
each share of Common Stock to be converted into the right to receive the Merger Consideration as provided in the Merger Agreement will no longer be outstanding and will be automatically canceled and will cease to exist, and the holders of certificates (the “Certificates”) or book-entry shares (“Book-Entry Shares”), which immediately prior to the Effective Time represented such Common Stock, will cease to have any rights with respect to such Common Stock other than the right to receive, upon surrender of such Certificates or Book-Entry Shares in accordance with the Merger Agreement, the Merger Consideration; and

•
each share of Common Stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into and become one (1) fully paid share of Common Stock, par value $0.01 per share, of the combined company and constitute the only outstanding shares of capital stock of the combined company.

Treatment of Welbilt Equity Awards
Treatment of Options
As of the Effective Time, each Option that is then outstanding but not yet exercised, whether vested or unvested, shall, by virtue of the Merger, automatically cease to be outstanding and shall be converted into and exchanged for the right to receive, in accordance with the terms of the Merger Agreement, an amount in cash equal to the per share Merger Consideration less the exercise price per share of Common Stock of the Option, subject to tax withholding pursuant to the Merger Agreement.
Treatment of Restricted Stock
As of the Effective Time, each award of Restricted Stock that is outstanding immediately prior to the Effective Time shall, by virtue of the Merger, automatically be vested and converted into the right to receive, in accordance with the terms of the Merger Agreement, an amount in cash equal to the per share Merger Consideration, subject to tax withholding pursuant to the Merger Agreement.
Treatment of RSUs
As of the Effective Time, each RSU that is outstanding immediately prior to the Effective Time shall, by virtue of the Merger, automatically be vested and be converted into the right to receive, in accordance with the terms of the Merger Agreement, an amount in cash equal to the per share Merger Consideration, subject to tax withholding pursuant to the Merger Agreement.

Treatment of PSUs
As of the Effective Time, each PSU that is outstanding immediately prior to the Effective Time shall, by virtue of the Merger, automatically be converted into the right to receive, in accordance with the terms of the Merger Agreement, an amount in cash equal to the product of (i) the per share Merger Consideration, and (ii) the number of shares of Common Stock earned pursuant to the PSU assuming the maximum level of performance is achieved, subject to tax withholding pursuant to the Merger Agreement.
Actions Necessary
Prior to the Effective Time, Welbilt will take any and all actions necessary to effectuate the treatment of Welbilt Equity Awards set forth in the Merger Agreement and ensure that (i) the amounts payable under the Merger Agreement represent the exclusive consideration due to the holders of the equity awards, and (ii) no equity awards will remain outstanding following the Effective Time.
Exchange of Shares
Exchange Agent
At or prior to the Effective Time, Ali will deposit or cause to be deposited with a nationally recognized financial institution designated by Ali and reasonably acceptable to Welbilt (the “Exchange Agent”), for exchange in accordance with the Merger Agreement through the Exchange Agent, such amount of cash sufficient for payment of the aggregate per share Merger Consideration in exchange for outstanding shares of Common Stock that have been converted into the right to receive the Merger Consideration pursuant to the Merger Agreement (such cash, the “Exchange Fund”). The Exchange Fund will not be used for any purpose other than to fund payments pursuant to the Merger Agreement, except as expressly provided for in the Merger Agreement.
Exchange Procedures
As promptly as practicable following the Effective Time, Ali will cause the Exchange Agent to mail to each holder of record of a Certificate that immediately prior to the Effective Time represented outstanding shares of Common Stock that have been converted into the right to receive the Merger Consideration pursuant to the Merger Agreement:
•
a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass only upon proper delivery of the Certificates (or affidavits of loss in lieu thereof) to the Exchange Agent, and which will be in the form and have such other provisions as Ali and Welbilt may reasonably specify); and

•
instructions (which instructions will be in the form and have such other provisions as Ali and Welbilt may reasonably specify) for use in effecting the surrender of the Certificates in exchange for the Merger Consideration.

Upon surrender of a Certificate (or affidavit of loss in lieu thereof) for cancellation to the Exchange Agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate will be entitled to receive in exchange therefor, and Ali will cause the Exchange Agent to pay and deliver in exchange therefor as promptly as reasonably practicable, the applicable Merger Consideration, and the Certificate (or affidavit of loss in lieu thereof) so surrendered will be canceled.
Until surrendered as contemplated by the Merger Agreement, each Certificate (or affidavit of loss in lieu thereof) will be deemed, from and after the Effective Time, to represent only the right to receive the Merger Consideration as contemplated by the Merger Agreement. The Exchange Agent will accept such Certificates (or affidavits of loss in lieu thereof) upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices.
As promptly as practicable following the Effective Time, the Exchange Agent will issue and deliver to each holder of Book-Entry Shares that immediately prior to the Effective Time represented shares of

Common Stock that are converted into the right to receive the Merger Consideration pursuant to the Merger Agreement and the Book-Entry Shares so surrendered will be canceled, without such holder being required to deliver a Certificate or any letter of transmittal, “agent’s message” or other documents to the Exchange Agent.
Lost Certificates
If any Certificate is lost, stolen or destroyed, then upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Ali, the posting by such person of a bond, in such reasonable amount as Ali may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to which the holder thereof is entitled pursuant to the Merger Agreement.
Termination of the Exchange Fund
Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates or Book-Entry Shares for one (1) year after the Effective Time will be delivered to Ali or its designee upon demand, and any such holders prior to the Merger who have not theretofore complied with the Merger Agreement will thereafter look only to Ali as general creditor thereof for payment of their claims for Merger Consideration.
No Liability
None of Ali, Merger Sub, Welbilt or the Exchange Agent will be liable to any person in respect of any cash held in the Exchange Fund delivered to a governmental authority pursuant to any applicable abandoned property, escheat or similar law.
If any Certificate or Book-Entry Share has not been surrendered immediately prior to the date on which any Merger Consideration in respect of such Certificate or Book-Entry Share would otherwise escheat to or become the property of any governmental authority, any such Merger Consideration in respect of such Certificate or Book-Entry Share will, to the extent permitted by applicable law, become the property of Ali free and clear of all claims or interest of any person previously entitled thereto.
Withholding
Ali and the Exchange Agent will be entitled to deduct and withhold from the Merger Consideration and any amounts otherwise payable pursuant to the Merger Agreement to any former holder of Common Stock or holder of any Welbilt equity awards such amounts as Ali or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code or any provision of applicable tax law. Any amounts so withheld will be treated for all purposes of the Merger Agreement as having been paid to the person in respect of which such deduction and withholding was made by Ali or the Exchange Agent.
Investment of Exchange Fund
The Exchange Agent will invest any cash included in the Exchange Fund as directed by Ali; provided that no such investment will relieve Ali or the Exchange Agent from making the payments required by the Merger Agreement, and following any losses Ali will promptly provide additional funds to the Exchange Agent for the benefit of the holders of Common Stock in the amount of such losses. Any interest or income produced by such investments will be payable to Ali or its designee as directed by Ali.
Representations and Warranties
The Merger Agreement contains representations and warranties made by Welbilt to Ali and by Ali to Welbilt. Certain of the representations and warranties in the Merger Agreement are subject to materiality or Material Adverse Effect qualifications (that is, they will not be deemed to be inaccurate or incorrect unless their failure to be true or correct is material or would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the party making such representation or warranty). In addition, certain of the representations and warranties in the Merger Agreement are subject to knowledge qualifications, which means that those representations and warranties would not be deemed untrue, inaccurate or incorrect as a result of matters of which certain officers of the party making the representation did not have actual knowledge. Furthermore, each of the representations and warranties is subject to the qualifications set forth on the disclosure letter delivered to Welbilt by Ali, in the case of representations and warranties made by Welbilt, or to Welbilt by Ali, in the case of representations and warranties made by Ali, as well as certain of the reports of Welbilt filed with or furnished to the SEC prior to the date of the Merger Agreement (excluding any disclosures set forth under the heading “Risk Factors” or “Cautionary Statement Regarding Forward-Looking Information” or any similar heading to the extent that such information is cautionary or forward-looking in nature (other than any historical factual information contained within such headings, disclosure or statements)).
In the Merger Agreement, Welbilt has made representations and warranties to Ali regarding:
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organization;

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qualification;

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capitalization;

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subsidiaries;

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authority relative to the Merger Agreement;

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vote required;

•
no conflict;

•
required filings and consents;

•
SEC documents, financial statements;

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absence of certain changes or events;

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no undisclosed liabilities;

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litigation;

•
permits;

•
compliance with laws;

•
information supplied;

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employee benefit plans;

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labor;

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taxes;

•
material contracts;

•
related party transactions;

•
intellectual property;

•
information technology;

•
data privacy;

•
real and personal property;

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environmental;

•
customers and suppliers;

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products;

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Foreign Corrupt Practices Act;

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anti-corruption;

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customs and international trade laws;

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insurance;

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takeover statutes;

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brokers;

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opinion of financial advisor; and

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termination of Middleby Merger Agreement.

In the Merger Agreement, Ali has made representations and warranties to Welbilt regarding:
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organization;

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qualification;

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authority relative to the Merger Agreement;

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no conflict;

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required filings and consents;

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litigation;

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information supplied;

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Merger Sub;

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brokers;

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share ownership; and

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debt financing.

For purposes of the Merger Agreement, a “Material Adverse Effect” with respect to Welbilt means any event, circumstance, occurrence, effect, fact, development or change that:
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would prevent or materially impair the ability of Welbilt to consummate the Merger; or

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has, or would have, a material adverse effect on the business, financial condition or results of operations of Welbilt and its subsidiaries, taken as a whole; provided, however, that for purposes of this bullet, none of the following (or the results thereof) will constitute or be taken into account in determining whether a Material Adverse Effect has occurred:

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changes in general economic, financial market, regulatory, business, financial, political, geopolitical, credit or capital market conditions, including interest or exchange rates;

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general changes or developments in any of the industries or markets in which Welbilt or any of its subsidiaries operate;

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changes in any applicable laws or accounting regulations or principles or interpretations thereof;

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any change in the price or trading volume of Welbilt’s securities or other financial instruments or change in Welbilt’s credit rating, in and of itself (provided, however, that the facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of “Material Adverse Effect” may constitute or be taken into account in determining whether a Material Adverse Effect has occurred);

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any failure by Welbilt to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operation or any published analyst or other third party estimates or expectations of Welbilt’s revenue, earnings or other financial performance or results of operations for any period, in and of itself (provided, however, that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of “Material Adverse Effect” may constitute or be taken into account in determining whether a Material Adverse Effect has occurred);
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acts of war (whether or not declared), hostilities, military actions or acts of terrorism, or any escalation or worsening of the foregoing, weather related events, fires, natural disasters, pandemics (including the existence and impact of the COVID-19 pandemic), public health or other emergencies or any other acts of God;

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the execution and delivery of the Merger Agreement or the public announcement or the pendency of the Merger or the other transactions contemplated in the Merger Agreement (provided that this bullet does not apply to the no conflicts and required filings and consents representations and warranties set forth in the Merger Agreement); or

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the taking of any action expressly required by the Merger Agreement (other than any obligation under the Merger Agreement to operate in the ordinary course of business (or similar obligation) pursuant to interim operating covenants);

provided, further, that the exceptions in the first, second, third and sixth bullets above do not apply to the extent that the events, circumstances, occurrences, effects, facts, developments or changes set forth in such bullets have a disproportionate impact on Welbilt and its subsidiaries, taken as a whole, relative to the other participants in the industries in which Welbilt and its subsidiaries operate.
For purposes of the Merger Agreement, a “Material Adverse Effect” with respect to Ali means any event, circumstance, occurrence, effect, fact, development or change that would prevent or materially impair the ability of Ali to consummate the Merger.
Covenants
Conduct of Business Prior to the Effective Time
Except (A) as may be required by law, (B) as may be agreed in writing by Ali (which consent shall not be unreasonably withheld, delayed or conditioned), (C) as may be expressly contemplated or required pursuant to the Merger Agreement, (D) for any reasonable and good faith actions taken or omitted to be taken, or any plans, procedures and practices adopted, solely to preserve the property and assets of Welbilt and its subsidiaries or to protect the safety or health of personnel of Welbilt and its subsidiaries in connection with the COVID-19 pandemic, in each case (i) consistent with prior practice or with respect to which Welbilt has reasonably consulted with Ali (to the extent practicable), and (ii) other than with respect to certain sections of the Merger Agreement to which this clause (D) will not apply, and a certain section to the Merger Agreement to which this clause (D) will be limited as set forth therein, or (E) as set forth in part of Welbilt’s disclosure letter to Ali, (x) Welbilt will, and will cause its subsidiaries to, conduct the business of Welbilt and its subsidiaries in the ordinary course of business and in a manner consistent with past practice and use reasonable best efforts to preserve its assets and business organization and maintain its existing relationships and goodwill with material customers, suppliers, distributors, governmental authorities and business partners, and to keep available the services of its officers and key employees, and (y) Welbilt will not, and will cause its subsidiaries not to, directly or indirectly:
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amend or otherwise change Welbilt’s Certificate of Incorporation or Bylaws or such equivalent organizational or governing documents of any of Welbilt’s subsidiaries;

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adjust, split, combine, subdivide, reclassify, redeem, repurchase or otherwise acquire or amend the terms of Welbilt’s or any of its subsidiaries’ capital stock or other equity interests or any options, equity or equity-based compensation, warrants, convertible securities or other rights of any kind to acquire any shares of Welbilt’s or any of its subsidiaries’ capital stock or other equity interests, other than the acceptance of shares of Common Stock as payment for the exercise price or withholding taxes incurred in connection with the exercise, vesting or settlement of any equity awards outstanding as of the date of the Merger Agreement or equity awards granted following the date of the Merger Agreement pursuant to the Welbilt, Inc. 2016 Omnibus Incentive Plan and subject to the terms of the Merger Agreement;

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issue, sell, pledge, dispose, encumber or grant, or authorize any of the foregoing with respect to, any shares of Welbilt’s or its subsidiaries’ capital stock or other equity interests (other than pledges to the collateral agent securing Welbilt’s Existing Credit Agreement), or any options, equity or equity-based compensation, warrants, convertible securities or other rights of any kind to acquire any shares of Welbilt’s or any of its subsidiaries’ capital stock or other equity interests, other than the issuance of Common Stock pursuant to a Welbilt equity award;

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declare, set aside, authorize, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to Welbilt’s or any of its subsidiaries’ capital stock or other equity interests, other than dividends and distributions paid by any subsidiary of Welbilt to Welbilt or any wholly owned subsidiary of Welbilt;

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(i) establish, adopt, enter into any new, amend, terminate, or take any action to accelerate rights under, any Welbilt Benefit Plan (as defined in the Merger Agreement), or any plan, program, policy, practice, agreement or other arrangement that would be a Welbilt Benefit Plan if it had been in effect on the date of the Merger Agreement; (ii) grant or pay, or commit to grant or pay, any bonus, incentive or profit-sharing award or payment (other than the payment of accrued and unpaid bonuses or other incentive or profit-sharing compensation in the ordinary course of business consistent with past practice); (iii) increase, or commit to increase, the amount of the wages, salary, bonuses, commissions, fringe benefits, severance or other compensation (including equity or equity-based compensation, whether payable in stock, cash or other property), benefits or remuneration payable to any current or former employee or director of, or individual service provider to, Welbilt or any subsidiary of Welbilt (other than increases in annual base salaries and incentive compensation opportunities at times and in amounts in the ordinary course of business consistent with past practice); (iv) take any action to accelerate any payment or benefit, the vesting of any equity or equity-based award or the funding of any payment or benefit, payable or to become payable to any current or former employee or director of, or individual service provider to, Welbilt or any subsidiary of Welbilt; (v) enter into any employment, severance, change in control, retention, individual consulting or similar agreement with any current or former employee or director of, or individual service provider to, Welbilt or any subsidiary of Welbilt (other than offer letters that provide for at-will employment without any severance, retention or change in control benefits for newly hired employees or individual service providers who are hired in the ordinary course of business and whose annual base compensation does not exceed $200,000 individually); (vi) communicate with the employees of Welbilt or any subsidiary of Welbilt regarding the compensation, benefits or other treatment they will receive following the Effective Time, unless such communications are consistent with the terms provided herein; or (vii) except as may be required by GAAP, materially change any actuarial or other assumptions used to calculate funding obligations with respect to any Welbilt Benefit Plan or materially change the manner in which contributions to such plans are made or the basis on which such contributions are determined;

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hire, engage, promote or (other than for cause) terminate any employee or other individual service provider who is or would be entitled to receive annual base compensation of $200,000 or more;

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waive the restrictive covenant obligations of any employee of Welbilt or its subsidiaries;

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grant, confer or award equity or equity-based compensation, options, convertible securities, restricted stock, restricted stock units, deferred stock units or other rights to acquire any of Welbilt’s or its subsidiaries’ capital stock or other equity interests;

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make any (A) loan or advance to (x) any officer or director of Welbilt or its subsidiaries (other than travel and similar advances to its employees in the ordinary course of business) or (y) employees of Welbilt or its subsidiaries in excess of $100,000 in the aggregate, or (B) loan, advance or capital contribution to, or investment in, any other person in excess of $25,000 in the aggregate (other than to or in Welbilt or any direct or indirect wholly owned subsidiary of Welbilt);

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(A) forgive any loans or advances to (x) any officers or directors of Welbilt or its subsidiaries, or any of their respective affiliates, or (y) employees of Welbilt or its subsidiaries in excess of $100,000 in the aggregate, or (B) change its existing borrowing or lending arrangements for or on behalf of any of such persons pursuant to an employee benefit plan or otherwise;

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acquire (including by merger, consolidation or acquisition of stock or assets) any corporation, partnership, limited liability company, joint venture, other business organization or any division thereof or all or any of the assets, business or properties of any other person, in each case, with a value or purchase price that, individually or in the aggregate, exceeds $3,000,000, excluding any acquisitions of supplies and inventory in the ordinary course of business;

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sell, pledge, dispose of, transfer, abandon, lease, license, mortgage, incur any encumbrance (other than permitted encumbrances) (including pursuant to a sale-leaseback transaction or an asset securitization transaction) on or otherwise transfer or encumber any of the assets, business, properties or rights of Welbilt or any of its subsidiaries, in each case, with a value or purchase price that, individually or in the aggregate, exceeds $3,000,000, except (i) sales of inventory in the ordinary course of business and consistent with past practice, (ii) (x) transfers among, (y) the making and repayment of loans to, or (z) the guarantee of indebtedness of, Welbilt and its subsidiaries (but in the case of clause (ii), solely to the extent such exception is required under Section 6.09(b) of Welbilt’s Existing Credit Agreement), or (iii) disposition of obsolete assets or expired inventory;

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(i) redeem, pay, discharge or satisfy any indebtedness that has a prepayment cost, “make whole” amount, prepayment penalty or similar obligation (other than (A) the payment, discharge or satisfaction required pursuant to the terms of Welbilt’s Existing Credit Facilities as in effect as of the date of the Merger Agreement and (B) indebtedness incurred by Welbilt or its wholly owned subsidiaries and owed to Welbilt or its wholly owned subsidiaries) or (ii) cancel any material indebtedness (individually or in the aggregate) or waive or amend any claims or rights of substantial value;

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incur, create, assume, guarantee or otherwise become liable for any indebtedness (directly, contingently or otherwise) or assume or guarantee the obligations of any person (or enter into a “keep well” or similar arrangement) or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Welbilt or any of its subsidiaries (except for (i) indebtedness or guarantees for drawdowns with respect to, or the entry into letters of credit under, Welbilt’s revolving credit facility under its existing credit facilities in the ordinary course of business consistent with past practice, (ii) indebtedness owed to Welbilt or its wholly owned subsidiaries, (iii) indebtedness incurred pursuant to certain terms of the Merger Agreement, which shall not exceed $5,000,000 in the aggregate, and (iv) other indebtedness in an aggregate amount not to exceed $2,000,000);

•
terminate, assign, enter into, agree to any material amendment or modification of, renew (other than renewals of certain contracts set forth in the Merger Agreement in the ordinary course of business), or waive any material rights under, any Welbilt material contract or real property lease, or any contract that would have been a Welbilt material contract or real property lease had it been entered into prior to the date of the Merger Agreement, in each case, (i) with respect to any Welbilt material contract (x) that would result in expenditures or the incurrence of other liabilities or obligations (whether accrued or contingent) by Welbilt and its subsidiaries in excess of $2 million over the term of such Welbilt material contract or $10 million in the aggregate over the terms of all such Welbilt material contracts and (y) for which the outstanding term of such Welbilt material contract exceeds two years and (ii) with respect to any real property lease, (x) that would result in additional expenditures or the incurrence of other liabilities or obligations (whether accrued or contingent) by Welbilt and its subsidiaries in excess of $100,000 over the term of such real property lease or (y) for which the outstanding term of such real property lease exceeds three years;

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except as required pursuant to an applicable contract, including any labor agreement, in effect as of the date of the Merger Agreement, (i) modify, renew, extend or enter into any labor agreement or (ii) negotiate with, recognize or certify any labor organization as the bargaining representative of any employees of Welbilt or any of its subsidiaries;

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make any material change to its methods of financial accounting, except as required by GAAP (or any interpretation thereof), Regulation S-X of the Exchange Act or a governmental authority or quasi-governmental authority (including the Financial Accounting Standards Board or any similar organization);

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make or agree to make any capital expenditure, other than (i) with respect to capital expenditures in the calendar year ending December 31, 2021, (x) any capital expenditures in the amounts contemplated by the capital expenditure budget of Welbilt and its subsidiaries for the calendar year ending December 31, 2021 made available to Ali prior to the date hereof, or (y) additional capital expenditures of less than $2,500,000 in the aggregate; provided that the aggregate capital expenditures under clauses (x) and (y) do not exceed $35,000,000 in the calendar year ending December 31, 2021, and (ii) with respect to capital expenditures in the calendar year ending December 31, 2022, capital expenditures of less than $2,500,000 in the aggregate per month; provided, however, that, in each case of clauses (i) and (ii), any capital expenditure greater than $500,000 relating to information technology systems or enhancements or digital projects shall require the prior written consent of Ali (even if contemplated by such capital expenditure budget);
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write up, write down or write off the book value of any material assets, except to the extent required by GAAP;

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commence, release, compromise, assign, settle or agree to settle any action, claim, investigation or proceeding, other than (i) with respect to routine matters in the ordinary course of business and consistent with past practice, (ii) settlements that result solely in monetary obligations involving payment (without the admission of wrongdoing) by Welbilt or any of its subsidiaries of the amounts specifically reserved in accordance with GAAP with respect to such action, claim, investigation or proceeding on Welbilt’s consolidated financial statements for the year ending December 31, 2020 or (iii) an amount not greater than $500,000 individually or $3,000,000 in the aggregate;

•
fail to use commercially reasonable efforts to maintain in effect the material insurance policies covering Welbilt and its subsidiaries and their respective properties, assets and businesses;

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announce, implement or effect any facility closing, layoff, early retirement programs, severance programs or reductions in force affecting more than one hundred (100) employees of Welbilt or any of its subsidiaries or giving rise to severance or other liabilities or obligations in excess of $3,000,000 in the aggregate with respect to all such actions;

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cancel, dedicate to the public, disclaim, forfeit, reissue, reexamine or abandon without filing a substantially identical counterpart in the same jurisdiction with the same priority or allow to lapse (except with respect to patents expiring in accordance with their terms) any intellectual property material to Welbilt, other than in the ordinary course of business consistent with the past practice of Welbilt;

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(i) make or change any material tax election or change any method of tax accounting; (ii) file any material amended tax return; (iii) settle, compromise or close any audit or proceeding relating to (A) U.S. federal income taxes in an amount in excess of $500,000 individually or $2,000,000 in the aggregate or (B) state, local or non-U.S. taxes in an amount in excess of $250,000 individually or $1,000,000 in the aggregate; (iv) agree to an extension or waiver of the statute of limitations with respect to any material amount of taxes; (v) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. law) with respect to any material tax; or (vi) surrender any right to claim a material tax refund;

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merge or consolidate Welbilt or any of its subsidiaries with any person or adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of Welbilt or any of its subsidiaries (other than any such transaction solely between or involving wholly owned subsidiaries of Welbilt); or

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enter into any agreement to do, authorize or adopt any resolutions approving, or announce any intention to do, any of the actions contemplated by the foregoing bullets.

Appropriate Actions; Consents; Filings
Subject to the terms and conditions of the Merger Agreement, the parties to the Merger Agreement will use their respective reasonable best efforts to consummate and make effective the transactions contemplated by the Merger Agreement and to cause the conditions to the Merger set forth in the Merger Agreement to be satisfied, including using reasonable best efforts to accomplish the following:
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the obtaining of all necessary actions or non-actions, consents and approvals from governmental authorities or other persons necessary in connection with the consummation of the transactions contemplated by the Merger Agreement, including the Merger, and the making of all necessary registrations and filings (including filings with governmental authorities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval from, or to avoid a proceeding by, any governmental authority or other persons necessary in connection with the consummation of the transactions contemplated by the Merger Agreement, including the Merger;
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the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement, including the Merger, performed or consummated by such party in accordance with the terms of the Merger Agreement, including seeking to have any stay or temporary restraining order entered by any court or other governmental authority vacated or reversed; and

•
the execution and delivery of any additional instruments reasonably necessary to consummate the Merger and any other transactions to be performed or consummated by such party in accordance with the terms of the Merger Agreement and to carry out fully the purposes of the Merger Agreement.

Each of the parties to the Merger Agreement will promptly (and in no event later than ten (10) days after the date of the Merger Agreement, unless otherwise agreed to by the parties) make its respective filings under the HSR Act, and thereafter make any other applications and filings as reasonably determined by Welbilt and Ali under other applicable Antitrust Laws with respect to the transactions contemplated by the Merger Agreement as promptly as reasonably practicable (and in no event later than thirty (30) days after the date of the Merger Agreement, unless otherwise agreed to by the parties) in draft form. Welbilt and Ali will each pay fifty percent (50%) of all filing fees and other charges for the filings required under any Antitrust Law; provided that, for the avoidance of doubt, Welbilt and Ali will each bear its own legal fees, including consultant fees, incurred in connection with any applications and filings required under applicable Antitrust Laws.
Subject to Ali’s obligations in the Merger Agreement, in connection with and without limiting the efforts referenced in the Merger Agreement, Ali will, after reasonable consultation with Welbilt, have the right to devise, control and direct the strategy and timing for, and make all decisions relating to (and will take the lead in all meetings and communications with any governmental authority relating to), any required submissions, responses to information requests and filings to any governmental authority or other person and obtaining any consent or approval of any governmental authority or other person contemplated by the Merger Agreement, including resolving any proceeding related to any such consent or approval and all matters relating to any divestiture actions; provided that each of the parties to the Merger Agreement will:
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furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any governmental filings, submissions or other documents;

•
give the other reasonable prior notice of any such filing, submission or other document and of any substantive communication with or from any governmental authority regarding the transactions contemplated by the Merger Agreement, and permit the other to review and discuss in advance, and consider in good faith the views, and secure the participation, of the other in connection with any such filing, submission, document or communication; and

•
cooperate in responding as promptly as reasonably practicable to any investigation or other inquiry from a governmental authority or in connection with any proceeding initiated by a governmental authority or private party, including informing the other party as soon as practicable of any such investigation, inquiry or proceeding, and consulting in advance before making any presentations or submissions to a governmental authority, or, in connection with any proceeding initiated by a private party, to any other person.

In addition, each of the parties to the Merger Agreement will give reasonable notice to and consult with the other in advance of any meeting, conference, or proceeding with any governmental authority, or in connection with any proceeding by a private party, with any other person, and to the extent permitted by the governmental authority or other person, give the other the opportunity to attend and participate in such meeting, conference, or proceeding.
The parties will consult with each other with respect to obtaining all permits and consents necessary to consummate the transactions contemplated by the Merger Agreement, including the Merger.

In furtherance of and without limiting the efforts referenced in the Merger Agreement, Ali and Welbilt (if requested by Ali), along with their respective subsidiaries, will take such action as may be necessary to avoid or eliminate each and every impediment under any Antitrust Law that may be asserted by any governmental authority so as to enable the consummation of the Merger as soon as reasonably practicable (and in any event no later than the Termination Date). In furtherance of the foregoing, Ali will agree to, and permit Welbilt to:
•
sell, divest, hold separate, lease, license, transfer, dispose of, subject to conduct remedies, otherwise encumber or impair or take any other action with respect to any assets, properties, businesses or product lines of Ali or Welbilt or any of their respective subsidiaries’ affiliates (separately and, in the aggregate, an “Antitrust Action”); and

•
in the event that any permanent or preliminary injunction or other order is entered or becomes reasonably foreseeable to be entered in any proceeding that would make consummation of the Merger unlawful or that would otherwise prevent or delay consummation of the Merger, take such actions as may be necessary to vacate, modify or suspend such injunction or order;

provided that (x) no party to the Merger Agreement will be required pursuant to the above to commit to or effect any action that is not conditioned upon the consummation of the Merger and (y) Ali will, after reasonable consultation with Welbilt, control the decision to undertake and the process relating to any action contemplated above in the Merger Agreement, and Welbilt, if so requested by Ali, will take any and all actions so requested by Ali, and for the avoidance of doubt, Welbilt will not, unless requested to do so by Ali, commit to or effect any action contemplated above.
Without limiting the foregoing, Ali will take all such action (including any Antitrust Action) as may be necessary to avoid or eliminate, and minimize the impact of, each and every impediment under any Antitrust Law that is asserted by any governmental authority with respect to the Merger so as to enable the Closing to occur as soon as reasonably possible (and in any event no later than the Termination Date and any extensions thereto).
Each of the parties to the Merger Agreement agreed that, from the date of the Merger Agreement until the earlier of the Effective Time and the date, if any, on which the Merger Agreement is terminated in accordance with the Merger Agreement, it will not, and will ensure that none of its subsidiaries will, consummate, enter into any agreement providing for, or announce, any investment, acquisition, divestiture, merger or other business combination that would reasonably be expected to materially delay or prevent the consummation of the transactions contemplated by the Merger Agreement.
Access to Information; Confidentiality
From the date of the Merger Agreement until the earlier of the Effective Time and the date, if any, on which the Merger Agreement is terminated in accordance with the terms of the Merger Agreement, upon reasonable notice, each party will (and will cause each of its subsidiaries to) afford reasonable access to the other party’s representatives, during normal business hours, to the personnel, advisors, properties, books and records of such party and its subsidiaries and, during such period, shall (and shall cause each of its subsidiaries to) furnish reasonably promptly to such representatives all information concerning the business, properties and personnel of such party and its subsidiaries, and to provide copies thereof, as may reasonably be requested; provided, however, that nothing in the Merger Agreement will require a party or any of its subsidiaries to disclose any information to the other party if such disclosure would, in the reasonable judgment of the disclosing party:
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violate applicable law or the provisions of any agreement to which such party or any of its subsidiaries is a party; or

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jeopardize any attorney-client or other legal privilege;

provided, further, that in each such case, the disclosing party will cooperate with the other party to enable it and its representatives to enter into appropriate confidentiality, joint defense or similar documents or arrangements so that it and its representatives may have access to such information.

No investigation or access permitted pursuant to the Merger Agreement will affect or be deemed to modify any representation, warranty, covenant or agreement made by any party to the Merger Agreement. All information furnished by a party, its subsidiaries and its officers, employees and other representatives pursuant to the Merger Agreement will be kept confidential in accordance with the Confidentiality Agreement. No party to the Merger Agreement will be deemed to violate any of its obligations under the Confidentiality Agreement as a result of performing any of its obligations under the Merger Agreement.
No Solicitation of Acquisition Proposals by Welbilt
From the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement in accordance with its terms:
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Welbilt will, and will cause its subsidiaries and its and their respective officers and directors to, immediately cease, and shall direct and use its reasonable best efforts to cause its and their respective other representatives to immediately cease, and cause to be terminated all existing discussions, negotiations and communications with any persons or entities with respect to any Welbilt Acquisition Proposal (other than the transactions contemplated by the Merger Agreement);

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Welbilt will not, and will not authorize or permit any of its representatives to, directly or indirectly through another person:

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initiate, seek, solicit, knowingly facilitate, knowingly encourage (including by way of furnishing any non-public information relating to Welbilt or any of its subsidiaries), or knowingly induce the making, submission or announcement of any proposal that constitutes, or would reasonably be expected to lead to, a Welbilt Acquisition Proposal;

•
engage in negotiations or discussions with, or provide any non-public information or non-public data to, or afford access to the properties, books and records of Welbilt to, any person (other than Ali or any of its affiliates or representatives) in connection with or in response to any Welbilt Acquisition Proposal or any proposal reasonably expected to lead to any Welbilt Acquisition Proposal or grant any waiver or release under any standstill, confidentiality or other agreement (except that if the Welbilt Board determines in good faith, after consultation with its outside legal counsel, that the failure to grant any waiver or release would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, Welbilt may waive any such standstill provision in order to permit a third party to make a Welbilt Acquisition Proposal);

•
enter into any binding or non-binding letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other agreement, commitment, arrangement or understanding contemplating or otherwise in connection with, or that is intended to or would reasonably be expected to lead to, any Welbilt Acquisition Proposal; or

•
resolve to do any of the actions contemplated by the previous three bullets;

•
Welbilt will not provide and must have, within twenty-four (24) hours of execution of the Merger Agreement, terminated access of any third party to any data room (virtual or actual) containing any of Welbilt’s information; and

•
within twenty-four (24) hours of execution of the Merger Agreement, Welbilt must have requested the return or destruction of all confidential, non-public information and materials provided to third parties that have entered into confidentiality agreements relating to a possible Welbilt Acquisition Proposal with Welbilt or any of its subsidiaries.

Notwithstanding the foregoing, if at any time after the date of the Merger Agreement and prior to the stockholder approval of the Merger Proposal, Welbilt receives a bona fide written Welbilt Acquisition Proposal from a third party and such Welbilt Acquisition Proposal was not initiated, sought, solicited, knowingly facilitated, knowingly encouraged, knowingly induced or otherwise procured in breach of the Merger Agreement, then Welbilt may:
•
contact the person who has made such Welbilt Acquisition Proposal solely to clarify the terms of such Welbilt Acquisition Proposal so that Welbilt Board may inform itself about such Welbilt Acquisition Proposal;

•
furnish information concerning its business, properties or assets to such person pursuant to a confidentiality agreement with confidentiality and standstill terms that, taken as a whole, are not materially less favorable to Welbilt than those contained in the Confidentiality Agreement; and

•
negotiate and participate in discussions and negotiations with such person concerning such Welbilt Acquisition Proposal.

In the case of the previous two bullets, Welbilt may take such actions only if the Welbilt Board determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that such Welbilt Acquisition Proposal constitutes or is reasonably likely to constitute or result in a Welbilt Superior Proposal.
Welbilt:
•
will promptly (and in any case within twenty-four (24) hours) provide Ali notice:

•
of the receipt of any Welbilt Acquisition Proposal, which notice must include a complete, unredacted copy of all written proposals, written indications of interest or draft agreements relating to, or other written materials that describe any of the terms and conditions of, such Welbilt Acquisition Proposal; and

•
of any inquiries, proposals or offers received by, any requests for non-public information from, or any discussions or negotiations initiated or continued or sought to be initiated or continued with, Welbilt or any of its representatives concerning a Welbilt Acquisition Proposal, and disclose the identity of the other party (or parties) and the terms of such inquiry, offer, proposal or request and, in the case of written materials, provide copies of such materials;

•
will promptly (and in any case within twenty-four (24) hours) make available to Ali copies of all written materials provided by Welbilt to such party but not previously made available to Ali; and

•
will keep Ali informed on a reasonably prompt basis (and, in any case, within twenty-four (24) hours of any significant development) of the status and material details (including amendments and proposed amendments) of any such Welbilt Acquisition Proposal or other inquiry, offer, proposal or request.

No Change of Recommendation by Welbilt
Except as permitted by the Merger Agreement, neither the Welbilt Board nor any committee thereof will make a Welbilt Adverse Recommendation Change.
Permitted Welbilt Change of Recommendation — Superior Proposal
If, at any time after the date of the Merger Agreement and prior to the receipt of stockholder approval of the Merger Proposal, the Welbilt Board receives a Welbilt Acquisition Proposal that the Welbilt Board determines in good faith, after consultation with its outside financial advisors and outside legal counsel, constitutes a Welbilt Superior Proposal that was not initiated, sought, solicited, knowingly facilitated, knowingly encouraged, knowingly induced or otherwise procured in breach of the Merger Agreement, the Welbilt Board may effect a Welbilt Adverse Recommendation Change or terminate the Merger Agreement pursuant to its terms in order to enter into a definitive agreement with respect to such Welbilt Superior Proposal if:
•
the Welbilt Board determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable law;

•
Welbilt provides Ali with five (5) business days’ prior written notice of the Welbilt Board’s intention to effect such a Welbilt Adverse Recommendation Change or terminate the Merger Agreement pursuant to its terms, which notice must include the identity of the party (or parties) making such Welbilt Superior Proposal, the material terms of such Welbilt Superior Proposal (including the price) and copies of the current drafts of material agreements providing for such Welbilt Superior Proposal;

•
for a period of five (5) business days following the notice delivered pursuant to the previous bullet, Welbilt must have discussed and negotiated in good faith and made Welbilt’s representatives available to discuss and negotiate in good faith (in each case to the extent Ali desires to negotiate) with Ali’s representatives any proposed modifications to the terms and conditions of the Merger Agreement so that the failure to take such action would no longer reasonably be expected to be inconsistent with the fiduciary duties of the Welbilt Board under applicable law (it being understood and agreed that any amendment to any material term or condition of any Welbilt Superior Proposal shall require a new notice and a new three (3)-business day negotiation period); and

•
no earlier than the end of such negotiation period, the Welbilt Board must have determined in good faith, after consultation with its outside legal counsel and after considering the terms of any proposed amendment or modification to the Merger Agreement, that:

•
the Welbilt Acquisition Proposal that is the subject of the notice described above still constitutes a Welbilt Superior Proposal; and

•
the failure to take such action would still be reasonably expected to be inconsistent with its fiduciary duties under applicable law.

Permitted Welbilt Change of Recommendation — Intervening Event
Other than in connection with a Welbilt Superior Proposal, prior to obtaining the approval of the Merger Proposal, the Welbilt Board may, in response to a Welbilt Intervening Event, take an action that would result in a Welbilt Recommendation Modification, only if:
•
the Welbilt Board determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable law;

•
Welbilt notified Ali in writing that the Welbilt Board intends to effect such a Welbilt Adverse Recommendation Change pursuant to the Merger Agreement (which notice must specify the material facts and circumstances providing the basis of the Welbilt Intervening Event and for the Welbilt Board’s determination to effect such a Welbilt Adverse Recommendation Change in reasonable detail);

•
for a period of five (5) business days following the notice delivered pursuant to the previous bullet, Welbilt must have discussed and negotiated in good faith and made Welbilt’s representatives available to discuss and negotiate in good faith (in each case to the extent Ali desires to negotiate), with Ali’s representatives any proposed modifications to the terms and conditions of the Merger Agreement so that the failure to take such action would no longer reasonably be expected to be inconsistent with the fiduciary duties of the Welbilt Board under applicable law (and any material change to the relevant facts and circumstances will require a new notice and a new three (3)-business day negotiation period); and

•
no earlier than the end of such negotiation period, the Welbilt Board must have determined in good faith, after consultation with its outside legal counsel and after considering the terms of any proposed amendment or modification to the Merger Agreement, that the failure to take such action would still be reasonably expected to be inconsistent with its fiduciary duties under applicable law.

Directors’ and Officers’ Indemnification and Insurance
Without limiting any additional rights that any director or officer may have under any agreement or Welbilt Benefit Plan, from the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, Ali will cause the Surviving Corporation to indemnify and hold harmless each present (as of the Effective Time) and former director and officer of Welbilt and its subsidiaries (the “D&O Indemnified Parties”) against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements incurred in connection with any proceeding arising out of or pertaining to the fact that such D&O Indemnified Party is or was an officer or director of Welbilt or any of its subsidiaries at or prior to the Effective Time (including with respect to the Merger Agreement and the transactions and actions contemplated in the Merger Agreement), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable law and

Welbilt’s Certificate of Incorporation or the Bylaws as at the date of the Merger Agreement; provided that no D&O Indemnified Party will be entitled to indemnification for any act or omission which constitutes fraud or willful misconduct by such D&O Indemnified Party.
In the event of any such proceeding:
•
each D&O Indemnified Party will be entitled to advancement of expenses incurred in the defense of any proceeding from the Surviving Corporation to the fullest extent permitted under applicable law and the Certificate of Incorporation and the Bylaws as of the date of the Merger Agreement provided that such D&O Indemnified Party first provides a written undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification; and

•
the Surviving Corporation will not settle, compromise or consent to the entry of any judgment in any proceeding for which indemnification has been sought by such D&O Indemnified Party under the Merger Agreement, unless such settlement, compromise or consent includes an unconditional release of such D&O Indemnified Party from all liability arising out of such proceeding or such D&O Indemnified Party otherwise consents.

Ali and Merger Sub agree that all rights to indemnification and exculpation from liabilities, including advancement of expenses, for acts or omissions occurring at or prior to the Effective Time now existing in favor of the D&O Indemnified Parties as provided in the Certificate of Incorporation, the Bylaws or any indemnification contract between such directors or officers and Welbilt (in each case, as in effect on, and, in the case of any indemnification contracts, to the extent made available to Ali prior to, the date of the Merger Agreement) will survive the Merger and will continue in full force and effect. For a period of six (6) years from the Effective Time, the Surviving Corporation will, and Ali will cause the Surviving Corporation to, maintain in effect the exculpation, indemnification and advancement of expenses equivalent to the provisions of the Certificate of Incorporation and Bylaws as in effect immediately prior to the Effective Time with respect to acts or omissions occurring prior to the Effective Time and will not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any D&O Indemnified Parties; provided, however, that all rights to indemnification in respect of any action pending or asserted or any claim made within such period will continue until the disposition of such action or resolution of such claim. From and after the Effective Time, Ali will guarantee and stand surety for, and will cause the Surviving Corporation to honor, in accordance with their respective terms, each of the covenants contained in the directors’ and officers’ insurance covenant.
Prior to the Effective Time, Welbilt will or, if Welbilt is unable to, Ali will cause the Surviving Corporation as of or after the Effective Time to, purchase a six (6)-year prepaid “tail” policy, with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under Welbilt’s existing policies of directors’ and officers’ liability insurance and fiduciary liability insurance, with respect to matters arising on or before the Effective Time (including in connection with the Merger Agreement and the transactions or actions contemplated by the Merger Agreement), and Ali will cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation, and no other party will have any further obligation to purchase or pay for insurance under the Merger Agreement; provided, however, that Welbilt will not pay, and the Surviving Corporation will not be required to pay, in the aggregate, in excess of three hundred percent (300%) of the last annual premium paid by Welbilt prior to the date of the Merger Agreement in respect of such “tail” policy. If Welbilt or the Surviving Corporation for any reason fails to obtain such “tail” insurance policy prior to, as of or after the Effective Time, Ali will, for a period of six (6) years from the Effective Time, cause the Surviving Corporation to maintain in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by Welbilt with respect to matters arising on or before the Effective Time; provided, however, that after the Effective Time, Ali will not be required to pay, in the aggregate, in excess of three hundred percent (300%) of the last annual premium paid by Welbilt prior to the date of the Merger Agreement in respect of the coverage required to be obtained pursuant to the Merger Agreement, but in such case will purchase as much coverage as reasonably practicable for such amount.
The covenants contained in the directors’ and officers’ insurance covenant are intended to be for the benefit of, and will be enforceable by, each of the D&O Indemnified Parties and their respective heirs and will not be deemed exclusive of any other rights to which any such person is entitled, whether pursuant to law, contract or otherwise.
In the event that Ali or the Surviving Corporation or any of their respective successors or assigns:
•
consolidates with or merges into any other person and will not be the continuing or surviving corporation or entity of such consolidation or merger; or

•
transfers or conveys all or substantially all of its properties and assets to any person;

then, and in each such case, proper provision will be made so that the successors or assigns of Ali or the Surviving Corporation, as the case may be, will assume the obligations set forth in the directors’ and officers’ insurance covenant of the Merger Agreement.
Notification of Certain Matters
Subject to applicable law, Welbilt will give prompt notice to Ali, and Ali will give prompt notice to Welbilt, of:
•
the occurrence or non-occurrence of any event whose occurrence or non-occurrence, as the case may be, would reasonably be expected to cause, in the case of Welbilt, any of Welbilt’s conditions to the Merger not to be satisfied, or in the case of Ali, any of Ali’s conditions to the Merger not to be satisfied, at any time from the date of the Merger Agreement to the Effective Time;

•
any notice or other communication received by such party from any governmental authority in connection with the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement, or from any person alleging that the consent of such person is or may be required in connection with the Merger or the other transactions contemplated by the Merger Agreement; and

•
any claims, investigations or proceedings commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its subsidiaries that relate to the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement.

Notwithstanding anything in the Merger Agreement to the contrary:
•
no such notification shall affect the representations, warranties, covenants or agreements of the parties to the Merger Agreement or the conditions to the obligations of the parties to the Merger Agreement; and

•
failure by a party to the Merger Agreement to comply with the obligations set forth in notification of certain matters covenant will not result in the failure of certain conditions under the Merger Agreement; provided, however, that the delivery of any notice pursuant to the notification of certain matters covenant will not cure any breach of, or noncompliance with, any other provision of the Merger Agreement or limit or otherwise affect the remedies available under the Merger Agreement to the party receiving such notice.

Public Disclosure
So long as the Merger Agreement is in effect, neither Ali, nor Welbilt, nor any of their respective affiliates, will disseminate any press release or other public announcement or disclosure concerning the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement, except as may be required by law or the rules of a national securities exchange, to the extent disclosed in or consistent with this proxy statement or in connection with ordinary course communications regarding the Merger Agreement and the transactions contemplated by the Merger Agreement to their respective employees, without the prior consent of each of the other parties to the Merger Agreement, which consent may not be unreasonably withheld, conditioned or delayed.
Welbilt will consult with Ali prior to making any substantive communications to its employees or other constituents with respect to the Merger Agreement and the transactions contemplated by the Merger

Agreement to the extent the substance of such communications was not previously approved by Ali in connection with any prior communications, and will consider in good faith the reasonable comments proposed by Ali.
Notwithstanding any other provision of the Merger Agreement, the requirements of the public disclosure covenant will not apply to:
•
any such press release or public announcement if the Welbilt Board has effected any Welbilt Adverse Recommendation Change in accordance with the Merger Agreement; or

•
any disclosure by Welbilt or Ali of any information concerning the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement in connection with a determination by:

•
Welbilt in accordance with certain sections of the Merger Agreement that a Welbilt Acquisition Proposal constitutes, or may constitute, a Welbilt Superior Proposal; or

•
any dispute between the parties regarding the Merger Agreement, the Merger or the transactions contemplated by the Merger Agreement;

provided, however, that in the case of either of the first two sub-bullets above, to the extent not prohibited by applicable law, the disclosing party gives the other party reasonable advance notice of (including the contents of) its intended release, announcement or disclosure.
Employee Matters
For purposes of this section, the term “Covered Employees” will mean employees who are actively employed by Welbilt or any of its subsidiaries immediately prior to the Effective Time; and (ii) the term “Continuation Period” will mean the period beginning at the Effective Time and ending on the date that is twelve months following the Effective Time.
Subject to any labor agreement that applies to the Covered Employees, during the Continuation Period or, if sooner, upon the termination of employment of the applicable Covered Employee, Ali will provide each Covered Employee with:
•
base salaries no less than in effect immediately prior to the Closing Date;

•
annual cash target bonus (other than change in control and retention bonuses) and commission opportunities no less than in effect immediately prior to the Closing Date; and

•
employee benefits (excluding defined benefit pension plans, plans providing for retiree medical benefits, plans that provide equity-based compensation and plans that provide for payments or benefits upon a change in control), that are substantially comparable in the aggregate to either, as determined by Ali in its sole discretion:

•
the employee benefits provided by Ali (or a subsidiary thereof) to its similarly situated employees; or

•
the employee benefits provided by Welbilt or its subsidiaries to Covered Employees under Welbilt Benefit Plans listed in Welbilt’s disclosure letter as in effect immediately before the Effective Time.

In addition:
•
during the one hundred twenty (120) day period following the Closing, Ali will provide each Covered Employee with severance benefits no less favorable than those provided by Welbilt and its subsidiaries immediately prior to the Effective Time; and

•
following such one hundred twenty (120) day period and for the remainder of the Continuation Period, Ali will provide each Covered Employee with severance benefits on the same basis that such severance benefits are made available to similarly situated employees of Ali (or a subsidiary thereof).

In the event any Covered Employee first becomes eligible to participate under any Ali Benefit Plan (as defined in the Merger Agreement) following the Effective Time, Ali will, or will cause a subsidiary of Ali to, for Covered Employees who become eligible during the calendar year including the Effective Time, to:
•
waive any preexisting condition exclusions and waiting periods with respect to participation and coverage requirements applicable to any Covered Employee under any Ali Benefit Plan providing medical, dental or vision benefits to the same extent such limitation would have been waived or satisfied under any similar Welbilt Benefit Plan that the Covered Employee participated in immediately prior to coverage under the Ali Benefit Plan; and

•
provide each Covered Employee with credit for any copayments and deductibles paid prior to the Covered Employee’s coverage under any Ali Benefit Plan during the plan year in which the Effective Time occurs, to the same extent such credit was given under any similar Welbilt Benefit Plan that the Covered Employee participated in immediately prior to coverage under the Ali Benefit Plan, in satisfying any applicable deductible or out-of-pocket requirements under the Ali Benefit Plan for the plan year in which the Effective Time occurs.

As of the Effective Time, Ali will recognize, or will cause a subsidiary of Ali to recognize, all service of each Covered Employee prior to the Effective Time, to Welbilt (or any predecessor entities of Welbilt or any of its subsidiaries) for vesting and eligibility purposes (but not for benefit accrual purposes under any defined benefit pension plan) and for purposes of determining future vacation accruals, retirement plan contributions and severance amounts to the same extent as such Covered Employee received, immediately before the Effective Time, credit for such service under any similar Welbilt Benefit Plan in which such Covered Employee participated immediately prior to the Effective Time; provided that service of each Covered Employee prior to the Effective Times will not be recognized for the purpose of any entitlement to participate in, or receive benefits with respect to, any Ali retiree medical program in which any Covered Employee participates after the Effective Times. In no event will anything contained in the employee matters covenant result in any duplication of benefits for the same period of service.
If requested by Ali no later than five (5) business days prior to the Closing Date, each of Welbilt, its subsidiaries and any Welbilt ERISA Affiliates (as defined in the Merger Agreement) will terminate any and all Welbilt Benefit Plans intended to include a Code Section 401(k) arrangement (each a “Welbilt 401(k) Plan”), subject to the condition subsequent that the transactions contemplated by the Merger Agreement will be consummated. If so requested by Ali, Welbilt will provide Ali with evidence that such Welbilt 401(k) Plan(s) have been terminated (effective as of no later than the day immediately preceding the Closing Date and subject to the condition subsequent that the transactions contemplated by the Merger Agreement will be consummated) pursuant to resolutions of Welbilt Board or the board of directors of the applicable subsidiaries of Welbilt or such Welbilt ERISA Affiliates, as the case may be. The form and substance of such resolutions and related plan amendments will be subject to review and approval by Ali, which approval will not be unreasonably withheld or delayed.
Welbilt also will take such other actions in furtherance of terminating such Welbilt 401(k) Plan(s) as Ali may reasonably require if so requested. Upon termination of Welbilt 401(k) Plan, Ali will cause a tax-qualified defined contribution plan with a Code Section 401(k) arrangement established or maintained by Ali or an affiliate (the “Ali 401(k) Plan”) to accept direct rollovers of eligible rollover distributions (as defined in Section 402(c)(4) of the Code) by Covered Employees. Welbilt and Ali will cooperate in good faith to take any and all commercially reasonable actions needed to permit each Covered Employee with an outstanding loan balance under Welbilt 401(k) Plan as of the date such plan is terminated to continue to make scheduled loan payments to Welbilt 401(k) Plan after the Closing, pending the distribution and in-kind rollover of the promissory notes evidencing such loans from Welbilt 401(k) Plan to the Ali 401(k) Plan, as provided in the preceding sentence, such as to prevent, to the extent reasonably possible, a deemed distribution or loan offset with respect to such outstanding loans.
Welbilt and its subsidiaries will satisfy all legal or contractual requirements to provide notice to, or to carry out any consultation procedure with, any employee or groups of employees of Welbilt or any of its subsidiaries, or any labor organization, which is representing any employee of Welbilt or any of its subsidiaries, in connection with the transactions contemplated by the Merger Agreement.

Upon Ali’s written request, which request will be made at least five (5) business days prior to the Closing Date, the Welbilt Board will adopt resolutions, no earlier than thirty (30) days prior to the Closing Date, to terminate Welbilt’s Deferred Compensation Plan in accordance with the rules set forth in Treas. Reg. Section 1.409A-3(j)(4)(ix), and Ali will cause the amounts payable thereunder to be distributed as soon as reasonably practicable after the Closing Date.
The parties to the Merger Agreement acknowledged and agreed that all provisions contained in the employee matters covenant with respect to employees of Welbilt and its subsidiaries are included for the sole benefit of the respective parties to the Merger Agreement and will not create any right:
•
in any other person, including employees, former employees, any participant or any beneficiary thereof, in any Welbilt Benefit Plan; or

•
to continued employment with Welbilt, Ali or their respective subsidiaries or affiliates.

Notwithstanding anything in this employee matters covenant to the contrary, nothing in the Merger Agreement, whether express or implied, will be treated as an amendment or other modification of any Welbilt Benefit Plan or any other employee benefit plans of Welbilt, Ali or any of their respective subsidiaries or affiliates or will prohibit Ali or any of its subsidiaries or affiliates from amending or terminating any employee benefit plan.
Section 16 Matters
Prior to the Effective Time, Ali and the Welbilt will take all such steps as may be reasonably necessary or advisable (to the extent permitted under applicable law and no-action letters issued by the SEC) to cause any dispositions of Common Stock (including derivative securities with respect to Common Stock) resulting from the transactions contemplated by the Merger Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Welbilt or will become subject to such reporting requirements with respect to Ali, to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by applicable law.
Repayment, Termination and Defeasance of Existing Indebtedness
At least five (5) business days prior to the Closing Date, Welbilt will use commercially reasonable efforts to deliver to Ali:
•
an executed copy of a customary payoff letter from the agents under the Existing Credit Agreement in form and substance reasonably satisfactory to Ali relating to the repayment in full of all obligations under the Existing Credit Agreement or secured or guaranteed by the Existing Credit Agreement, the termination of all commitments in connection therewith, the release of all encumbrances granted under the Existing Credit Agreement or securing the obligations under the Existing Credit Agreement and the release of all guarantees granted under the Existing Credit Agreement or in connection with the Existing Credit Agreement; and

•
final drafts of customary certificates and opinions, in form and substance reasonably satisfactory to Ali, relating to and required for the defeasance and discharge of all of the obligations under the Existing Indenture.

Welbilt will use commercially reasonable efforts to, and will use commercially reasonable efforts to cause its subsidiaries to, deliver to Ali (or to the agent or trustee, as applicable, under the Existing Credit Facilities, in the case of prepayment and termination notices or deliverables related to defeasance) prior to the Closing, in form and substance reasonably satisfactory to Ali, all the documents, filings and notices required for:
•
the termination of commitments under the Existing Credit Agreement, the release of all guarantees and other loan documents executed in connection with the Existing Credit Agreement, and the release of all encumbrances granted in connection with the Existing Credit Agreement, including the filing of UCC releases, termination of control agreements, and delivery of possessory collateral, which will in each case be subject to the occurrence of the Closing and the repayment in full of all obligations then outstanding under the Existing Credit Facilities; and

•
the defeasance and discharge of all obligations under the Existing Indenture and the release of all guarantees executed in connection with the Existing Indenture.

Ali’s Financing Activities
For purposes of this section, “Financing Source” means, in its capacity as such, any agent, arranger, lender, underwriter, purchaser, noteholder or other debt or equity financing source providing a commitment to provide or arrange all or part of the financing pursuant to any commitment letter, engagement letter or any definitive financing documents, or amendments or amendment and restatements of existing financing arrangements, in connection with the transactions contemplated by the Merger Agreement, or any alternative financing in connection therewith (whether debt or equity and whether public or private), including any joinder agreements, indentures or credit agreements entered into pursuant thereto or related thereto, and their respective affiliates, and such agent’s, arranger’s, lender’s, underwriter’s, purchaser’s, noteholder’s or other debt or equity financing source’s (and their respective affiliates’) equityholders, members, employees, officers, directors, attorneys, agents, advisors or representatives, and their respective successors and permitted assigns.
Prior to the Closing, Welbilt will use commercially reasonable efforts to, and will use commercially reasonable efforts to cause its affiliates and its and their respective representatives to, on a timely basis, provide all reasonable cooperation requested by Ali, any of its affiliates or representatives or any Financing Source in connection with the arrangement, marketing, syndication and consummation of the Debt Financing. Such cooperation will, at the reasonable request of Ali, any of its affiliates or representatives or any Financing Source, include the following:
•
furnishing, or causing to be furnished, to such person:

•
audited balance sheets and related statements of operations, stockholders’ equity and cash flows for the fiscal years ended December 31, 2020, December 31, 2019, December 31, 2018, and prior fiscal years if applicable, and such further fiscal years ended at least sixty (60) days prior to the Closing Date;

•
unaudited balance sheets and related statements of income and cash flows for each fiscal quarter ended after the close of its most recent fiscal year which are no more than one hundred and thirty (130) days old at Closing; and

•
in the case of the previous two bullets, prepared in accordance with GAAP and reviewed (SAS 100) by Welbilt’s accountants (with such review (x) including a review of the financial statements for the corresponding period in the previous fiscal year and (y) being conducted in accordance with applicable accounting standards), together with all other historical financial information and other customary information (and related management discussion and analysis prepared in connection therewith) regarding Welbilt and its affiliates as may be reasonably requested by Ali, any of its affiliates or representatives or any Financing Source that may be required in order for Ali to complete and deliver pro forma financial statements, customary confidential information, bank or offering memoranda or prospectuses, in connection with such financing (other than portions customarily provided by Financing Sources), including the information required under any commitment letter, engagement letter or definitive financing document in connection with the transactions contemplated by the Merger Agreement or in connection with a customary offering of securities;

•
using reasonable best efforts to deliver to Ali, no later than five (5) business days prior to the Closing Date (to the extent requested no later than eight (8) business days prior to the Closing Date), any materials and documentation about Welbilt and its subsidiaries required under applicable “know your customer” and anti-money laundering rules, laws and regulations (including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and 31 C.F.R. § 1010.230 regarding beneficial ownership requirements for legal entity customers);

•
provide information concerning Welbilt and its affiliates reasonably necessary for the completion of definitive agreements for the Debt Financing, including any schedules thereto, and to the extent Welbilt or any of its affiliates will become a party to any such definitive agreement, provide (including using reasonable best efforts to obtain such documents from its advisors) customary certificates (including solvency certificates), corporate authorizations and other customary closing documents and definitive agreements as may be reasonably requested by Ali or the Financing Sources;
•
informing Ali promptly in writing if Welbilt Board or a committee thereof, Welbilt’s chief financial officer or any other executive officer of Welbilt concludes that any previously issued financial statements included or intended to be used in connection with the Debt Financing should no longer be relied upon;

•
informing Ali promptly in writing if any member of Welbilt Board, Welbilt’s chief financial officer or any other executive officer of Welbilt will have knowledge of any facts as a result of which a restatement of any of Welbilt’s or its subsidiaries’ financial statements is probable; and

•
reasonably cooperating with Ali and its Financing Sources in connection with:

•
Ali’s efforts to obtain customary corporate, facilities and securities ratings;

•
assisting Ali in obtaining opinions of Welbilt’s counsel;

•
providing customary authorization letters to Ali’s Financing Sources;

•
providing customary authorizations for the use of the trademarks, service marks and logos of Welbilt and its affiliates; provided that such trademarks, service marks and logos are used in a manner that is not intended to or reasonably likely to harm or disparage Welbilt or its affiliates or the reputation or goodwill of Welbilt or its affiliates;

•
providing access to documents and other information in connection with continuing due diligence investigations; and

•
the payoff of existing indebtedness of Welbilt, whether in the form of a tender offer, change of control offer, redemption, defeasance, satisfaction and discharge, consent solicitation, or otherwise; provided that (1) neither Welbilt nor any of its affiliates will be required to pay any commitment or other similar fee in connection with any financing to be obtained by Ali or any of Ali’s affiliates in connection with the transactions contemplated by the Merger Agreement (except to the extent Ali promptly reimburses (in the case of ordinary course out-of-pocket costs and expenses) or provides the funding (in all other cases) to Welbilt or such affiliate of Welbilt therefor), (2) the effectiveness of any documentation executed by Welbilt with respect thereto, and the attachment of any encumbrance to any assets of Welbilt or any of its subsidiaries, will be subject to the consummation of the Closing, (3) no director or officer of Welbilt will be required to execute any agreement, certificate, document or instrument with respect to such financing that would be effective prior to the Closing (other than certifications of the financial statements and customary authorization letters contemplated above), (4) Welbilt, its controlled affiliates and their respective representatives will be indemnified and held harmless by Ali from and against any and all liabilities, losses, damages, claims, interest, awards, judgments and penalties suffered or incurred by them in connection with claims asserted by a Financing Source in connection with the arrangement of such financing to the fullest extent permitted by law and with appropriate contribution to the extent such indemnification is not available, other than to the extent any such liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments or penalties are the result of the fraud or willful misconduct of Welbilt, its affiliates or their respective representatives, and (5) Ali will promptly after termination of the Merger Agreement in accordance with its terms, upon written request by Welbilt, reimburse Welbilt or any of its controlled affiliates for all reasonable and documented out-of-pocket costs or expenses actually incurred by each such person in complying with their respective covenants pursuant to Ali’s financing activities covenant. Ali has acknowledged and agreed that the obtaining of any such financing is not a condition to the Closing.

All non-public or other confidential information regarding Welbilt or its affiliates obtained by Ali, its affiliates, their Financing Sources or their respective representatives will be kept confidential in accordance with the Confidentiality Agreement; provided that such information may be shared:

•
on a non-public basis with Financing Sources and prospective lenders and investors during syndication and marketing of any financing in connection with the Merger Agreement and the Merger and participants in such financing, in each case that enter into confidentiality arrangements customary for financing transactions of the same type as such financing (including “click-through” confidentiality arrangements); and

•
on a confidential basis with rating agencies;

provided, further, that the foregoing will not prohibit such information from being included in bank or co-investor information memoranda, prospectuses, bank syndication materials, offering memoranda and private placement memoranda (including under Rule 144A, Regulation S or a registered offering under the Securities Act).
Welbilt consented to the reasonable use of Welbilt’s and its affiliates’ trademarks, service marks and logos in connection with any financing; provided that such trademarks, service marks and logos are used in a manner that is not intended to or reasonably likely to harm or disparage Welbilt or its affiliates or the reputation or goodwill of Welbilt or its affiliates, and on such other customary terms and conditions as will be mutually agreed.
The Merger Agreement does not include any financing-related closing condition.
Stock Exchange Delisting; Deregistration
Prior to the Effective Time, Welbilt will cooperate with Ali and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part under the laws and rules and policies of the NYSE to cause the delisting of Welbilt and of the shares of Common Stock from the NYSE as promptly as practicable after the Effective Time and the deregistration of the shares of Common Stock under the Exchange Act as promptly as practicable after such delisting. Welbilt will not cause the Common Stock to be delisted from the NYSE prior to the Effective Time.
Takeover Laws
If any takeover statute becomes or is deemed to become applicable to Welbilt or the Merger or the other transactions contemplated by the Merger Agreement, then the Welbilt Board will use reasonable best efforts to take any and all actions necessary to render such statutes inapplicable to the foregoing or otherwise minimize the effect of such takeover statute on the foregoing.
Stockholder Litigation
Welbilt will give Ali prompt notice and the opportunity to participate in the defense or settlement of any proceeding brought by any stockholder against Welbilt and/or its directors or executive officers relating to the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, whether commenced prior to or after the execution and delivery of the Merger Agreement.
Ali will give Welbilt prompt notice of, and will consider in good faith Welbilt’s advice with respect to, any proceeding brought by any stockholder against Ali, Merger Sub and/or their respective directors or executive officers relating to the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, whether commenced prior to or after the execution and delivery of the Merger Agreement. Welbilt has agreed that it will not settle or offer to compromise or settle any proceeding commenced prior to or after the date of the Merger Agreement against Welbilt or any of its directors or executive officers by any stockholder of Welbilt relating to the Merger Agreement, the Merger, any other transaction contemplated by the Merger Agreement or otherwise, without the prior written consent of Ali.
Resignations
Prior to the Effective Time, upon Ali’s request, Welbilt will use reasonable best efforts to cause any director or officer of Welbilt and each of its subsidiaries to execute and deliver a letter effectuating his or her resignation as a director and/or officer, as applicable, of such entity effective as of the Effective Time.

Conditions to the Completion of the Merger
Conditions to Each Party’s Obligation to Effect the Merger
Each party’s obligation to effect the Merger is subject to the satisfaction at Closing, or waiver at or prior to Closing, of each of the following conditions:
•
the approval of the Merger Proposal by the Welbilt stockholders;

•
(i) the expiration or earlier termination of the waiting period (and any extension of such period) under the HSR Act and (ii) each consent from a governmental authority required to be obtained with respect to the Merger under any Antitrust Law set forth in the disclosure letter to the Merger Agreement must be obtained and remain in full force and effect; and

•
no governmental authority of competent jurisdiction shall have issued or entered any order after the date of the Merger Agreement, and no law shall have been enacted or promulgated after the date of the Merger Agreement, in each case, that (whether temporary or permanent) is in effect and has the effect of a Restraint.

Conditions to Ali’s and Merger Sub’s Obligations to Effect the Merger
Ali’s and Merger Sub’s obligation to effect the Merger is subject to the satisfaction at Closing, or waiver at or prior to Closing, of each of the following conditions:
•
The accuracy of the representations and warranties of Welbilt:

•
regarding capitalization (as set forth in Section 3.2(a) of the Merger Agreement) were true and correct in all respects (other than de minimis inaccuracies) as of the date of the Merger Agreement and are true and correct in all respects (other than de minimis inaccuracies) as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties must be so true and correct as of such specific date);

•
regarding Welbilt Fundamental Representations were true and correct in all material respects, without giving effect to any materiality or “Material Adverse Effect” qualifications therein, as of the date of the Merger Agreement and are true and correct in all material respects, without giving effect to any materiality or “Material Adverse Effect” qualifications therein, as though made on and as of the Closing Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties must be true and correct as of such specific date); and

•
each representation and warranty of Welbilt (other than the Welbilt Fundamental Representations) set forth in the Merger Agreement was true and correct, without giving effect to any materiality or “Material Adverse Effect” qualifications therein, as of the date of the Merger Agreement and is true and correct, without giving effect to any materiality or “Material Adverse Effect” qualifications therein, as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties must so true and correct as of such specific date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect;

•
Welbilt’s performance or compliance in all material respects with its obligations required under the Merger Agreement to be performed or complied with on or prior to the Closing;

•
Since the date of the Merger Agreement, there has not been any event, circumstance, occurrence, effect, fact, development or change that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect; and

•
Welbilt having delivered to Ali a certificate of an executive officer of Welbilt certifying the matters of the immediately preceding bullets.

Conditions to Welbilt’s Obligation to Effect the Merger
Welbilt’s obligation to effect the Merger is subject to the satisfaction at Closing, or waiver at or prior to Closing, of each of the following conditions:
•
the accuracy of the Ali Fundamental Representations were true and correct in all material respects, without giving effect to any materiality or “Parent Material Adverse Effect” qualifications therein, as of the date of the Merger Agreement and are true and correct in all material respects, without giving effect to any materiality or “ Parent Material Adverse Effect” qualifications therein as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties must be so true and correct as of such specific date);

•
each other representation and warranty of Ali set forth in the Merger Agreement (other than the Ali Fundamental Representations) was true and correct, without giving effect to any materiality or “Material Adverse Effect” qualifications therein, as of the date of the Merger Agreement and is true and correct, without giving effect to any materiality or “Material Adverse Effect” qualifications therein as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties must so true and correct as of such specific date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect;

•
Ali’s and Merger Sub’s performance or compliance in all material respects with each of their respective obligations required under the Merger Agreement to be performed or complied with on or prior to the Closing;

•
since the date of the Merger Agreement, there has not been any event, circumstance, occurrence, effect, fact, development or change that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect; and

•
Ali having delivered to Welbilt a certificate of an executive officer of Ali certifying the matters of the immediately preceding bullets.

Termination of the Merger Agreement
Termination by Mutual Consent
The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after adoption of the Merger Agreement by the Welbilt stockholders by mutual written consent of Ali and Welbilt.
Termination by Either Ali or Welbilt
Either party may terminate the Merger Agreement if:
•
the Merger is not consummated on or before the Termination Date; provided, however, that if, on the Termination Date, the conditions to the Closing set forth in the Merger Agreement (solely to the extent any such Restraint is in respect of an Antitrust Law) are not fulfilled but all other conditions to the Closing set forth in the Merger Agreement have been waived or fulfilled (other than those conditions that by their terms cannot be satisfied prior to the Closing, but which conditions would be satisfied if the Closing occurred on such date), then the Termination Date will automatically, without any action on the part of the parties to the Merger Agreement, be extended to January 14, 2023; provided, further, that the right to terminate the Merger Agreement pursuant to this bullet will not be available to any party if a material breach by such party of any of its obligations under the Merger Agreement has been the cause of or resulted in the failure of the Closing to have occurred on or before the Termination Date;

•
(A) prior to the Effective Time, any governmental authority of competent jurisdiction has issued or entered any order after the date of the Merger Agreement or any law has been enacted or promulgated after the date of the Merger Agreement that has the effect of permanently restraining, enjoining or otherwise prohibiting the Merger or the other transactions contemplated by the Merger Agreement, and in the case of such an order, such order must be final and non-appealable or (B) any consent from a governmental authority required to be obtained pursuant to the Merger Agreement has become incapable of being obtained prior to the Termination Date; provided, however, that the right to terminate the Merger Agreement pursuant to this clause will not be available to a party if a material breach by such party of its obligations under appropriate actions, consents and filings section of the Merger Agreement is the cause of or resulted in the issuance of such order or the failure to obtain such consent; or
•
the required approval of the Merger Proposal at the Special Meeting (or at any adjournment or postponement thereof) is not obtained; or

Termination by Ali
Ali may terminate the Merger Agreement if:
•
Welbilt breaches or fails to perform any of its representations, warranties, covenants or other agreements set forth in the Merger Agreement, which breach or failure to perform:

•
would result in the failure of a condition set forth in the Merger Agreement; and

•
is not capable of being cured by Welbilt by the Termination Date or, if capable of being cured, is not cured by Welbilt on or before the earlier of (x) the Termination Date and (y) the date that is thirty (30) calendar days following Ali’s delivery of written notice to Welbilt of such breach or failure to perform;

provided, however, that Ali may not terminate the Merger Agreement pursuant to the foregoing if Ali or Merger Sub is then in material breach of any of its obligations under the Merger Agreement so as to result in the failure of Ali’s conditions to the Merger; or
•
the Welbilt Board makes a Welbilt Adverse Recommendation Change, Welbilt fails to include in this proxy statement the Welbilt Recommendation or Welbilt materially violates or breaches any of its obligations under the non-solicitation provisions of the Merger Agreement; or

Termination by Welbilt
Welbilt may terminate the Merger Agreement if:
•
Ali or Merger Sub breaches or fails to perform any of their respective representations, warranties, covenants or other agreements set forth in the Merger Agreement, which breach or failure to perform:

•
would result in the failure of a condition set forth in the Merger Agreement; and

•
is not capable of being cured by Ali or Merger Sub, as applicable, by the Termination Date or, if capable of being cured, is not cured by Ali or Merger Sub on or before the earlier of (x) the Termination Date and (y) the date that is thirty (30) calendar days following Welbilt’s delivery of written notice to Ali of such breach or failure to perform;

provided, however, that Welbilt may not terminate the Merger Agreement pursuant to the foregoing if Welbilt is then in material breach of any of its obligations under the Merger Agreement so as to result in the failure of Welbilt’s conditions to the Merger; or
•
prior to obtaining the approval of the Merger Proposal by the Welbilt stockholders, the Welbilt Board authorizes Welbilt to enter into a definitive agreement with respect to a Welbilt Superior Proposal and Welbilt enters into such definitive agreement concurrently with its termination of the Merger Agreement, but only if:

•
Welbilt is permitted to terminate the Merger Agreement to accept a Welbilt Superior Proposal pursuant to, and subject to its compliance with the applicable terms and conditions of, the Merger Agreement; and

•
as a condition to the effectiveness of such termination, Welbilt pays to the Welbilt Termination Fee prior to or simultaneously with such termination.

Expenses in Connection with a Termination
Welbilt’s requirement to pay the Welbilt Expenses
Welbilt will be required to pay to Ali the Ali Expenses if the Merger Agreement is terminated by either Ali or Welbilt because the Welbilt stockholders fail to approve the Merger Proposal; provided that any payment of the Ali Expenses will not affect Ali’s right to receive any Welbilt Termination Fee otherwise due under the Merger Agreement, but shall reduce, on a dollar for dollar basis, any Welbilt Termination Fee that becomes due and payable under the Merger Agreement. Any Ali Expenses required to be paid by Welbilt in accordance with the Merger Agreement must be made by wire transfer of immediately available funds promptly, but in no event later than three (3) business days after Ali’s receipt of documentation supporting such Ali Expenses.
Termination Fee
Welbilt Payment of Termination Fee
Welbilt will be required to pay to Ali the Welbilt Termination Fee if:
•
Ali terminates the Merger Agreement because Welbilt breaches or fails to perform any of its representations, warranties, covenants or other agreements set forth in the Merger Agreement in the circumstances described above.

•
Either Ali or Welbilt terminates the Merger Agreement because:

•
the Merger is not consummated on or before the Termination Date; or

•
the Welbilt stockholders fail to approve the Merger Proposal; and

In the case of the previous two bullets:
•
prior to such termination (or prior to the Special Meeting in the case of termination because the Welbilt stockholders fail to approve the Merger Proposal), a Welbilt Acquisition Proposal has been made after the date of the Merger Agreement and was publicly disclosed and not publicly withdrawn prior to such date; and

•
within twelve (12) months after such termination, a Welbilt Acquisition Proposal is consummated or Welbilt enters into a definitive agreement with respect to a Welbilt Acquisition Proposal (provided, however, that for purposes of such termination, the references to “twenty percent (20%)” in the definition of Welbilt Acquisition Proposal will be deemed to be references to “fifty percent (50%)”);

Welbilt will be required to pay to Ali the Welbilt Termination Fee if:
•
Ali terminates the Merger Agreement because the Welbilt Board made a Welbilt Adverse Recommendation Change, Welbilt failed to include in this proxy statement the Welbilt Recommendation or Welbilt materially violates or breaches any of its obligations under the non-solicitation provisions of the Merger Agreement;

•
Ali terminates the Merger Agreement for any other reason permitted by the Merger Agreement and was otherwise entitled to terminate the Merger Agreement because of the previous bullet; or

•
Welbilt terminates the Merger Agreement because prior to obtaining the Welbilt stockholders approval of the Merger Proposal, the Welbilt Board authorizes Welbilt to enter into a definitive agreement with respect to a Welbilt Superior Proposal and Welbilt enters into such definitive agreement concurrently with its termination of the Merger Agreement.

Middleby Termination Fee Reimbursement
If the Merger does not occur, upon the valid termination of the Agreement by Ali in accordance with any of the provisions described under the heading “— Termination by Ali” or by Welbilt in accordance with the last provision described under the heading “— Termination by Welbilt,” Welbilt shall, within five (5) business days of such termination, reimburse Ali for the Middleby Termination Fee paid by Ali on Welbilt’s behalf:
Amendment; Extension; Waiver
The Merger Agreement may be amended by mutual agreement of the parties to the Merger Agreement in writing at any time before or after receipt of the approval of the Merger Proposal by the Welbilt stockholders; provided, however, that after the approval of the Merger Proposal by the Welbilt stockholders has been obtained, there will not be any amendment that by applicable law or in accordance with the rules of any stock exchange requires further approval by the stockholders of Welbilt or Ali, as applicable, without such further approval of such stockholders nor any amendment or change not permitted under applicable law. Notwithstanding anything to the contrary contained in the Merger Agreement, certain sections of the Merger Agreement may not be amended, supplemented, waived or otherwise modified in any manner that is adverse in any respect to any Financing Source without the prior written consent of the Financing Sources.
At any time prior to the Effective Time, subject to applicable law, any party to the Merger Agreement may:
•
extend the time for the performance of any obligation or other act of any other party to the Merger Agreement;

•
waive any inaccuracy in the representations and warranties of the other party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement; and

•
waive compliance with any agreement or condition contained in the Merger Agreement.

Any such extension or waiver will only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.
Notwithstanding the foregoing, no failure or delay by Welbilt, Ali or Merger Sub in exercising any right under the Merger Agreement will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise of any other right under the Merger Agreement. Any agreement on the part of a party to the Merger Agreement to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party.
Specific Performance
The parties to the Merger Agreement agreed that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any party to the Merger Agreement does not perform the provisions of the Merger Agreement (including failing to take such actions as are required of it hereunder to consummate the Merger Agreement) in accordance with its specified terms or otherwise breach such provisions. Accordingly, the parties acknowledge and agree that, prior to any termination of the Merger Agreement in accordance with its terms, the parties will be entitled to an injunction, specific performance and other equitable relief to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties to the Merger Agreement agreed that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement will not be required to provide any bond or other security in connection with any such order or injunction.
Third-Party Beneficiaries
The Merger Agreement was not intended to and cannot confer upon any person other than the parties to the Merger Agreement any rights or remedies under the Merger Agreement, except:

•
that it is specifically intended that the D&O Indemnified Parties are intended third-party beneficiaries of the Merger Agreement;

•
from and after the Effective Time, for the rights of holders of shares of Common Stock to receive the Merger Consideration;

•
from and after the Effective Time, for the rights of holders of Options, Restricted Stock, RSUs and PSUs to receive the payments contemplated by the applicable provisions of the Merger Agreement and according to any such provisions terms and conditions; and

•
in respect of the Financing Source under the sections related to amendment, third-party beneficiaries, governing law, consent to jurisdiction and exculpation.

Icahn Support Agreement
On July 14, 2021, contemporaneously with the execution of the Merger Agreement, the Icahn Stockholders entered into the Icahn Support Agreement with Ali, pursuant to which, among other things, the Icahn Stockholders agreed to vote all of their shares of Common Stock (i) in favor of adoption of the Merger Agreement and approval of other matters that are required to be approved by the stockholders of Welbilt in order to effect the Merger; (ii) against any merger agreement or merger (other than the Merger Agreement and the Merger) or other fundamental corporate transaction that is prohibited by the Merger Agreement, unless such transaction is approved in writing by Ali, or any alternative acquisition proposal; and (iii) against any amendment of Welbilt’s Certificate of Incorporation or Bylaws or other proposal or transaction involving Welbilt or any of its subsidiaries, which amendment or other proposal or transaction would in any manner delay, impede, interfere with, delay, postpone, discourage or adversely affect the Merger, the Merger Agreement or any of the transactions contemplated thereby or change in any manner the voting rights of any outstanding class of capital stock of Welbilt. The Icahn Support Agreement will terminate upon the earliest of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms, (c) the entry into or effectiveness of certain amendments, modifications or waivers of the Merger Agreement, (d) an adverse recommendation change by the Welbilt Board, or (e) written notice of termination by Ali to the Icahn Stockholders. The Icahn Stockholders were the beneficial owners of approximately 7.84% of the outstanding Common Stock on August 4, 2021.

CERTAIN BENEFICIAL OWNERS OF COMMON STOCK
The following table sets forth information known to Welbilt regarding the beneficial ownership of Common Stock as of August 4, 2021:
•
each person who is the beneficial owner of more than 5% of the outstanding shares of Common Stock;

•
each of Welbilt’s current named executive officers and directors; and

•
all officers and directors of Welbilt, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including securities that such he, she or it has the right to acquire within 60 days, including options exercisable within 60 days. Restricted stock units that do not vest within 60 days of August 4, 2021 are not included in the beneficial ownership percentage. Except as described in the footnotes below and subject to applicable community property laws and similar laws, Welbilt believes that each person listed above has sole voting and investment power with respect to such shares.
The beneficial ownership of Common Stock is based on 142,140,335 shares of Common Stock issued and outstanding as of August 4, 2021. Unless otherwise indicated, Welbilt believes that all persons named in the table below have sole voting and investment power with respect to all shares of Common Stock or Common Stock beneficially owned by them.
Name	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
Cynthia M. Egnotovich(1)	124,318	*
Dino J. Bianco	39,886	*
Joan K. Chow	51,908	*
Janice L. Fields(2)	19,473	*
Brian R. Gamache(3)	35,853	*
Andrew Langham	34,972	*
William C. Johnson(4)	131,041	*
Martin Agard(5)	67,257	*
Josef Matosevic	185,804	*
Joel H. Horn(6)	77,290	*
Richard N. Caron(7)	106,066	*
Jennifer Gudenkauf(8)	8,038	*
All current directors and executive officers as a group (11 persons)(9)	696,102	*
Carl C. Icahn(10)	11,150,368	7.84%
c/o Icahn Associates Holding LLC
767 Fifth Avenue, 47th Floor
New York, NY 10153
The Vanguard Group, Inc.(11)	11,120,683	7.82%
100 Vanguard Boulevard
Malvern, PA 19355
Invesco, Ltd.(12)	10,016,888	7.05%
1555 Peachtree Street NE, Suite 1800
Atlanta, GA 30309
BlackRock, Inc.(13)	9,525,026	6.70%
55 East 52nd Street
New York, NY 10055

*
Less than 1%

(1)
Includes 26,295 shares of Common Stock held in Welbilt’s Deferred Compensation Plan, each of which are settled and issued to the director generally within 60 days following the director’s termination of service.

(2)
Includes 15,611 shares of Common Stock held in Welbilt’s Deferred Compensation Plan, each of which are settled and issued to the director generally within 60 days following the director’s termination of service.

(3)
Includes 10,000 shares of Common Stock over which Mr. Gamache shares voting and investment power with his spouse.

(4)
Includes (a) 53,549 shares of Common Stock over which Mr. Johnson shares voting and investment power with his spouse and (b) 77,492 shares of Common Stock issuable pursuant to currently exercisable Options or Options that will vest on or before October 3, 2021.

(5)
Includes 16,133 shares of Common Stock issuable pursuant to currently exercisable Options or Options that will vest on or before October 3, 2021 and 24,666 shares of Common Stock underlying RSUs that will vest on or before October 3, 2021.

(6)
Includes 55,342 shares of Common Stock issuable pursuant to currently exercisable Options or Options that will vest on or before October 3, 2021.

(7)
Includes 69,674 shares of Common Stock issuable pursuant to currently exercisable Options or Options that will vest on or before October 3, 2021.

(8)
Includes 2,051 shares of Common Stock issuable pursuant to currently exercisable Options or Options that will vest on or before October 3, 2021.

(9)
Includes (a) 220,692 shares of Common Stock issuable pursuant to currently exercisable Options or Options that will vest on or before October 3, 2021, (b) 42,404 shares of Common Stock held in the Welbilt’s Deferred Compensation Plan, which are settled and issued to the director generally within 60 days following the director’s termination of service and (c) 24,666 shares of our Common Stock underlying RSUs that will vest on or before October 3, 2021.

(10)
Based on Exhibit A to the Icahn Support Agreement and written confirmation of the Icahn Stockholders, (i) Icahn Partners Master Fund LP has sole voting power and sole dispositive power with respect to 4,645,127 shares of Common Stock, (ii) Icahn Offshore LP has shared voting power and share dispositive power with respect to 4,645,127 shares of Common Stock, (iii) Icahn Partners LP has sole voting power and sole dispositive power with respect to 6,505,241 shares of Common Stock (which includes shares underlying forward contracts), (iv) Icahn Onshore LP has shared voting power and shared dispositive power with respect to 6,505,241 shares of Common Stock (which includes shares underlying forward contracts), (v) Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P., Icahn Enterprises G.P. Inc. and Beckton Corp. have shared voting power and shared dispositive power with respect to 11,150,368 shares of Common Stock (which includes shares underlying forward contracts), and (vi) Carl C. Icahn has shared voting power and shared dispositive power with respect to 11,150,368 shares of Common Stock. The foregoing shares are subject to the Icahn Support Agreement. For more information, please see “The Merger Agreement — Icahn Support Agreement.”

(11)
Based on the most recently available Schedule 13G/A filed with the SEC on February 10, 2021, the number of shares reported includes: (a) 180,123 shares of Common Stock over which The Vanguard Group (“Vanguard”) has shared voting power; (b) 10,838,301 shares of Common Stock over which Vanguard has sole dispositive power; and (c) 282,337 shares of Common Stock over which Vanguard has shared dispositive power.

(12)
Based on the most recently available Schedule 13G filed with the SEC on February 16, 2021, the number of shares reported includes: (a) 9,627,557 shares of Common Stock over which Invesco Ltd. has sole voting power, and (b) 10,016,888 shares of Common Stock over which Invesco Ltd. has sole dispositive power.

(13)
Based on the most recently available Schedule 13G/A filed with the SEC on February 1, 2021, the number of shares reported includes: (a) 9,262,562 shares of Common Stock over which BlackRock, Inc. has sole voting power, and (b) 9,525,026 shares of Common Stock over which BlackRock, Inc. has sole dispositive power.

THE ADVISORY COMPENSATION PROPOSAL (PROPOSAL 2)
Welbilt is asking its stockholders to approve, on an advisory (non-binding) basis, the compensation that will or may be paid to Welbilt’s named executive officers in connection with the Merger. Because the vote on the Advisory Compensation Proposal is advisory only, it will not be binding on Welbilt. Accordingly, if the Merger Proposal is approved and the Merger is completed, the Merger-related compensation will be payable to Welbilt’s named executive officers, subject only to the conditions applicable thereto, regardless of the outcome of the approval of the Advisory Compensation Proposal.
Required Vote of Stockholders
The Welbilt Board unanimously recommends that Welbilt stockholders vote “FOR” the proposal to approve the Advisory Compensation Proposal. Under the Bylaws, approval of the Advisory Compensation Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon. Accordingly, for stockholders of record who are not present in person or represented by proxy at the Special Meeting and for beneficial owners who fail to instruct their bank, broker, trust or other nominee to vote on any proposal, a failure to vote will have no effect on the outcome of the vote for the Advisory Compensation Proposal. All abstentions will have the same effect as a vote “AGAINST” the Advisory Compensation Proposal.
The vote on the Advisory Compensation Proposal is a vote separate and apart from the vote to approve either the Merger Proposal or the Adjournment Proposal. Accordingly, a Welbilt stockholder may vote to approve the Advisory Compensation Proposal and vote not to approve the Merger Proposal or the Adjournment Proposal, and vice versa.
THE WELBILT BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY COMPENSATION PROPOSAL

ADJOURNMENT PROPOSAL (PROPOSAL 3)
The Special Meeting may be adjourned one or more times to another time and place, if any, including if necessary to permit solicitation of additional proxies if there are not sufficient votes to approve the Merger Proposal or to ensure that any supplement or amendment to this proxy statement is timely provided to Welbilt stockholders. Welbilt is asking its stockholders to authorize the holder of any proxy solicited by the Welbilt Board to vote in favor of any adjournment of the Special Meeting to solicit additional proxies if a quorum is not present there are not sufficient votes to approve the Merger Proposal or to ensure that any supplement or amendment to this proxy statement is timely provided to Welbilt stockholders.
Required Vote of Stockholders
The Welbilt Board unanimously recommends that Welbilt stockholders vote “FOR” the proposal to adjourn the Special Meeting one or more times, if necessary.
Under the Bylaws, approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon. Accordingly, for stockholders of record who are not present in person or represented by proxy at the Special Meeting and for beneficial owners who fail to instruct their bank, broker, trust or other nominee to vote on any proposal, a failure to vote will have no effect on the outcome of the vote for the Adjournment Proposal. All abstentions will have the same effect as a vote “AGAINST” the Adjournment Proposal.
The vote on the Adjournment Proposal is a vote separate and apart from the vote to approve the Merger Proposal. Accordingly, a Welbilt stockholder may vote to approve the Merger Proposal and vote not to approve the Adjournment Proposal, and vice versa.
THE WELBILT BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE WELBILT ADJOURNMENT PROPOSAL

OTHER MATTERS
As of the date of this proxy statement, the Welbilt Board knows of no matters that will be presented for consideration at the Special Meeting other than as described in this proxy statement.

APPRAISAL RIGHTS
If the Merger is consummated, a holder of the Common Stock who does not vote in favor of the Merger Proposal and who properly demands appraisal of its shares of Common Stock, who does not effectively withdraw its demand or waive or lose the right to appraisal and who otherwise complies with the requirements for perfecting and preserving appraisal rights, will be entitled to seek appraisal of his, her or its shares in connection with the Merger under Section 262.
The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex D. The following summary does not constitute any legal or other advice and does not constitute a recommendation that a holder of the Common Stock exercise its appraisal rights under Section 262. Only a holder of record of shares of Common Stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A person having a beneficial interest in shares of Common Stock held of record in the name of another person, such as a bank, broker, trust or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of Common Stock through a bank, broker, trust or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker, trust or the other nominee.
Under Section 262, a holder of shares of Common Stock who (1) does not vote in favor of the Merger Proposal; (2) continuously is the record holder of such shares from the date of the making of the demand through the effective date of the Merger; and (3) otherwise follows the procedures set forth in Section 262 may be entitled to have its shares of Common Stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares of Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest to be paid, if any, on the amount determined to be fair value, as determined by the Delaware Court of Chancery. The “fair value” of the shares of Common Stock as determined by the Delaware Court of Chancery may be more than, the same as or less than the per share consideration of the stockholders are otherwise entitled to receive under the Merger Agreement.
Under Section 262, where a merger agreement is to be submitted for adoption and approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes notice to holders of the Common Stock that appraisal rights are available in connection with the Merger, and the full text of Section 262 is attached to this proxy statement as Annex D. In connection with the Merger, any holder of shares of Common Stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s right to do so, should review Annex D carefully and consult with legal advisors. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL. A holder of Common Stock who loses his, her or its appraisal rights will be entitled to receive the Merger Consideration described in the Merger Agreement. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of Common Stock, the Company encourages a stockholder considering exercising such rights to seek the advice of legal counsel.
A stockholder wishing to exercise the right to seek an appraisal of its shares of Common Stock must do ALL of the following:
•
the stockholder must not vote or submit a proxy in favor of the Merger Proposal;

•
the stockholder must deliver to Welbilt a written demand for appraisal before the vote on the Merger Proposal at the Special Meeting and be a stockholder of record at the time of the making of such demand;

•
the stockholder must continuously hold the shares of Common Stock from the date of making the demand through the effective date of the Merger (a stockholder will lose appraisal rights if the stockholder transfers the shares before the effective date of the Merger); and

•
a stockholder of record, a beneficial owner of shares as to which the record holder has duly demanded appraisal or the surviving company must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares of Common Stock within 120 days after the effective date of the Merger. The surviving company is under no obligation to file any such petition and has no intention of doing so. Accordingly, it is the stockholder’s obligation to initiate all necessary action to perfect his, her or its appraisal rights in respect of his, her or its shares of Common Stock within the time prescribed in Section 262.
Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the Merger Proposal, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against or abstain from voting on the Merger Proposal or not vote their shares.
Filing Written Demand
Any holder of shares of Common Stock wishing to exercise appraisal rights must deliver to Welbilt, before the vote on the Merger Proposal at the Special Meeting at which the Merger Proposal will be submitted to the stockholders, a written demand for the appraisal of the stockholder’s shares of Common Stock. A holder of shares of Common Stock exercising appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective date of the Merger. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the Merger Proposal, and it will result in the stockholder’s loss of appraisal rights and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against or abstain from voting on the Merger Proposal. Neither voting against the Merger Proposal nor abstaining from voting or failing to vote on the Merger Proposal will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the Merger Proposal. A stockholder’s failure to make the written demand prior to the taking of the vote on the Merger Proposal at the Special Meeting will result in a loss of appraisal rights.
Only a holder of record of shares of Common Stock is entitled to demand appraisal rights for the shares registered in that holder’s name on the date the written demand is made. A demand for appraisal in respect of shares of Common Stock should be executed by or on behalf of the holder of record, and must reasonably inform Welbilt of the identity of the holder and state that the person intends thereby to demand appraisal of the holder’s shares of Common Stock in connection with the Merger. If the shares of Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.
A STOCKHOLDER WHO HOLDS ITS SHARES IN BROKERAGE OR BANK ACCOUNTS, TRUST OR OTHER NOMINEE FORMS AND WHO WISHES TO EXERCISE APPRAISAL RIGHTS SHOULD CONSULT WITH ITS BANK, BROKER, TRUST OR OTHER NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKER, TRUST OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKER, TRUST OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.
A record owner, such as a bank, brokerage firm, trust or other nominee, who holds shares of Common Stock as a nominee for others may exercise his, her or its right of appraisal with respect to shares of Common Stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of Common Stock as to which appraisal is sought. Where no number of shares of Common Stock is expressly mentioned, the demand will be presumed to cover all shares of Common Stock held in the name of the record owner. If a stockholder holds shares of Common Stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares much be made by or on behalf of the depository nominee and must identify the depository nominee as record owner.
All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:
Welbilt, Inc.
2227 Welbilt Boulevard
New Port Richey, Florida 34655
Attn: Corporate Secretary
At any time within 60 days of the effective date of the Merger, any holder of shares of Common Stock who has demanded appraisal but has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the Merger Agreement by delivering to Welbilt a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective date of the Merger will require written approval of the Surviving Corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just. If the Surviving Corporation does not approve a request to withdraw a demand for appraisal when that approval is required or if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value of his, her or its shares of Common Stock determined in any such appraisal proceeding, which value may be more than, the same as or less than the Merger Consideration.
Notice by the Surviving Corporation
If the Merger is completed, within 10 days after the effective date of the Merger, the Surviving Corporation will notify each holder of shares of Common Stock who has made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the Merger Proposal, that the Merger has become effective and the effective date thereof.
Filing a Petition for Appraisal
Within 120 days after the effective date of the Merger, but not thereafter, the Surviving Corporation, a beneficial owner of shares as to which the record holder has duly demanded appraisal or any record holder of shares of Common Stock who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of Common Stock held by all stockholders entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and holders should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of Common Stock. Accordingly, any holder of shares of Common Stock who desires to have its shares appraised should initiate all necessary action to perfect its appraisal rights in respect of its shares of Common Stock within the time and in the manner prescribed in Section 262. The failure of a holder of Common Stock to file such a petition within the period specified in Section 262 could nullify the holder’s previous written demand for appraisal.
Within 120 days after the effective date of the Merger, any holder of shares of Common Stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon request given in writing, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption and approval of the Merger Proposal and with respect to which Welbilt has received demands for appraisal, and the aggregate number of holders of such shares. The Surviving Corporation must give this statement to the requesting stockholder within 10 days after receipt of the request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares of Common Stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition seeking appraisal or request from the Surviving Corporation the foregoing statements. As noted above, however, the demand for appraisal can only be made by a stockholder of record.

If a petition for an appraisal is duly filed by a holder of shares of Common Stock and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders who have demanded appraisal and the Surviving Corporation, if such notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss that stockholder from the proceedings. In addition, because the Common Stock is publicly listed on the NYSE (and we do not expect this to change prior to the Merger), the Delaware Court of Chancery will dismiss appraisal proceedings as to all holders of shares of Common Stock who are otherwise entitled to appraisal rights unless (x) the total number of such shares entitled to appraisal rights exceeds 1% of the outstanding shares of Common Stock or (y) the value of the Merger Consideration in respect of the such total number of shares for which appraisal rights have been pursued and perfected exceeds $1 million.
Determination of Fair Value
After determining the holders of Common Stock entitled to appraisal, the Delaware Court of Chancery will appraise the shares of Common Stock in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through the proceeding, the Delaware Court of Chancery will determine the “fair value” of the Common Stock as of the effective date of the Merger after taking into account all relevant factors exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. When the fair value has been determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Delaware Court of Chancery so determines, by the Surviving Corporation to the stockholders entitled to receive the same, upon surrender by those stockholders of the Certificates representing their shares of Common Stock or, in the case of holders of uncertificated shares of Common Stock, forthwith. Unless the court in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. At any time before the entry of judgment in the appraisal proceeding, the Surviving Corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided in the preceding sentence only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of shares as determined by the Delaware Court of Chancery and (2) interest theretofore accrued, unless paid at that time.
In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

A stockholder considering seeking appraisal should be aware that the fair value of its shares of Common Stock as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration it would receive pursuant to the Merger if it did not seek appraisal of its shares and that an opinion of an investment banking firm as to the fairness, from a financial point of view, of the Merger Consideration payable in a Merger is not an opinion as to, and does not in any manner address, fair value under Section 262. Although Welbilt believes that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Neither Welbilt nor Ali anticipate offering more than the Merger Consideration to any stockholder exercising appraisal rights, and each of Welbilt and Ali reserve the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of Common Stock is less than the Merger Consideration. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Each stockholder seeking appraisal is responsible for his, her or its attorneys’ fees and expert witness expenses, although, upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to be appraised.
If any stockholder who demands appraisal of his, her or its shares of Common Stock under Section 262 fails to perfect, or loses or successfully withdraws, such holder’s right to appraisal, the stockholder’s shares of Common Stock will be deemed to have been converted at the effective date of the Merger into the right to receive the Merger Consideration. A stockholder will fail to perfect, or effectively lose or withdraw, the holder’s right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the effective date of the Merger or if the stockholder delivers to the Surviving Corporation a written withdrawal of the holder’s demand for appraisal and an acceptance of the Merger Consideration in accordance with Section 262 within 60 days of the effective date of the Merger or thereafter with the written approval of Welbilt.
From and after the effective date of the Merger, no stockholder who has demanded appraisal rights will be entitled to vote such shares of Common Stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder’s shares of Common Stock, if any, payable to stockholders as of a time prior to the effective date of the Merger. If no petition for an appraisal is filed, or if the stockholder delivers to the Surviving Corporation a written withdrawal of the demand for an appraisal and an acceptance of the Merger, either within 60 days after the effective date of the Merger or thereafter with the written approval of the Surviving Corporation, then the right of such stockholder to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder who commenced the proceeding or joined that proceeding as a named party without the approval of the court. Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a stockholder’s statutory appraisal rights. In view of the complexity of Section 262, any stockholder wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights. To the extent there are any inconsistencies between the foregoing summary and Section 262, Section 262 will govern.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2022 ANNUAL MEETING
Welbilt held its 2021 annual meeting of stockholders on April 23, 2021 (the “2021 Annual Meeting”). Welbilt will only hold an annual meeting of stockholders in 2022 if the Merger is not completed before such meeting. If the Merger is not completed, Welbilt stockholders may submit proposals for consideration at the Welbilt 2022 Annual Meeting of Stockholders (the “Welbilt 2022 Annual Meeting”). To be considered for inclusion in the proxy statement and form of proxy relating to the Welbilt 2022 Annual Meeting, a Welbilt stockholder’s proposal must be submitted in accordance with Rule 14a-8 of the Exchange Act and must be received by Welbilt’s Corporate Secretary at Welbilt’s principal executive offices no later than November 12, 2021. Failure to deliver a proposal in accordance with applicable requirements may result in such proposal being deemed untimely. Furthermore, submission of a proposal does not guarantee its inclusion in next year’s proxy materials.
In order to be properly brought before the Welbilt 2022 Annual Meeting, a stockholder’s notice of nomination of one or more director candidates to be included in Welbilt’s proxy statement pursuant to Article II, Section 2.9 of the Bylaws must be received by Welbilt’s Corporate Secretary at Welbilt’s principal executive offices no earlier than October 13, 2021 and no later than November 12, 2021. If the date of the Welbilt 2022 Annual Meeting is more than 30 days before or 60 days after the anniversary of the 2021 Annual Meeting, notice by the Welbilt stockholder must be so received not later than the later of the 180th day prior to such annual meeting or the 10th day following the day on which public disclosure of the date of such meeting is first made.
The Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal, including the consideration of director nominees, before an annual meeting of stockholders, but do not intend for the proposal to be included in Welbilt’s proxy materials. Pursuant to the Bylaws, in order for business to be properly brought before an annual meeting by a stockholder the stockholder must have complied with the notice procedures specified in the Bylaws and such business must be a proper matter for stockholder action under the DGCL. To be timely for the 2022 Annual Meeting of Stockholders, Welbilt’s Corporate Secretary must receive the written notice no later than the close of business on January 23, 2022, nor earlier than December 24, 2021.
FOR MORE INFORMATION REGARDING STOCKHOLDER PROPOSALS FOR THE WELBILT 2022 ANNUAL MEETING, SEE THE “STOCKHOLDER PROPOSALS AND NOMINATIONS” SECTION OF WELBILT’S DEFINITIVE PROXY STATEMENT ON SCHEDULE 14A FILED WITH THE SEC ON MARCH 15, 2021.

WHERE YOU CAN FIND MORE INFORMATION
Welbilt files annual, quarterly and current reports, proxy statements and any amendments or supplements thereto and other information with the SEC. Welbilt’s public filings are available to the public free of charge on the website maintained by the SEC at http://www.sec.gov and may also be obtained through other document retrieval services. Information contained on our website or connected thereto does not constitute a part of this proxy statement.
The SEC allows Welbilt to “incorporate by reference” information into this proxy statement. This means that Welbilt can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement may update and supersede the information incorporated by reference. Similarly, the information that Welbilt later files with the SEC may update and supersede the information in this proxy statement. Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to the complete text of that contract or other document filed as an exhibit with the SEC.
Welbilt also incorporates by reference into this proxy statement the following documents filed by it with the SEC under the Exchange Act:
•
Welbilt’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020;

•
Welbilt’s Definitive Proxy Statement on Schedule 14A for the 2021 annual meeting of stockholders;

•
Welbilt’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021;

•
Welbilt’s Current Reports on Form 8-K filed on August 3, 2021, July 14, 2021, April 26, 2021, April 21, 2021, and February 25, 2021 (other than the portions of those documents not deemed to be filed pursuant to the rules promulgated under the Exchange Act); and

•
The description of the securities of Welbilt contained in Welbilt’s Annual Report on Form 10-K filed on February 26, 2021, and any other amendment or report filed for the purposes of updating such description.

You can obtain any of the other documents listed above from the SEC, through the SEC’s website at the address indicated above or from Welbilt by requesting them in writing or by telephone at the following address and telephone number:
Welbilt, Inc.
2227 Welbilt Boulevard
New Port Richey, Florida 34655
(727) 375-7010
These documents are available from Welbilt without charge, excluding any exhibits to them. You can also find information about Welbilt at its Internet website at www.Welbiltresources.com. Information contained on this websites does not constitute a part of this proxy statement.
The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.
No persons have been authorized to give any information or to make any representations other than those contained, or incorporated by reference, in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by Welbilt or any other person.

Annex A
AGREEMENT AND PLAN OF MERGER
By and Among
ALI HOLDING S.R.L.,
ALI GROUP NORTH AMERICA CORPORATION,
ASCEND MERGER CORP.
and
WELBILT, INC.
Dated as of July 14, 2021

A-i

A-ii

A-iii

APPENDICES AND EXHIBITS
Appendix A
Definitions

Exhibit A
Certificate of Incorporation

A-iv

INDEX OF DEFINED TERMS
Term	Section
Acquiror	Preamble
Affiliate	Appendix A
Agreement	Preamble
Anti-Corruption Laws	Section 3.22(a)
Antitrust Action	Section 5.3(d)
Antitrust Laws	Section 3.5(b)
Book-Entry Shares	Section 2.1(a)(ii)
Business Day	Appendix A
Bylaws	Section 3.1
Canceled Shares	Section 2.1(a)(i)
Capitalization Date	Section 3.2(a)
Certificate of Incorporation	Section 3.1
Certificate of Merger	Section 1.3
Certificates	Section 2.1(a)(ii)
Closing	Section 1.2
Closing Date	Section 1.2
Code	Appendix A
Company	Preamble
Company 401(k) Plan	Section 5.9(e)
Company Acquisition Proposal	Appendix A
Company Adverse Recommendation Change	Section 5.5(c)
Company Benefit Plan	Section 3.12(a)
Company Board	Recitals
Company Common Stock	Section 2.1(a)(i)
Company Data	Appendix A
Company Director RSU	Appendix A
Company Disclosure Letter	Appendix A
Company Equity Awards	Appendix A
Company Equity Plan	Appendix A
Company ERISA Affiliate	Appendix A
Company Fundamental Representations	Section 6.2(a)
Company Intervening Event	Appendix A
Company Material Adverse Effect	Appendix A
Company Material Contract	Section 3.14(a)
Company Option	Appendix A
Company Permits	Section 3.10(a)
Company Preferred Stock	Section 3.2(a)
Company Product	Section 3.21
Company PSU	Appendix A
Company Recommendation	Appendix A

A-v

Term	Section
Company Related Parties	Section 7.3(d)
Company Restricted Stock	Appendix A
Company RSU	Appendix A
Company SEC Documents	Section 3.6(a)
Company Stockholder Approval	Section 3.4
Company Stockholders’ Meeting	Section 5.2(b)
Company Superior Proposal	Appendix A
Company Termination Fee	Appendix A
Confidentiality Agreement	Appendix A
Consent	Section 3.5(b)
Continuation Period	Section 5.9(a)
Contract	Appendix A
Control	Appendix A
Covered Employees	Section 5.9(a)
COVID-19	Appendix A
Customs and International Trade Authorizations	Appendix A
Customs and International Trade Laws	Appendix A
D&O Indemnified Parties	Section 5.6(a)
Debt Commitment Letter	Section 4.9(a)
Debt Financing	Section 4.9(a)
Delaware Secretary of State	Appendix A
DGCL	Recitals
Dissenting Share	Section 2.5
Dissenting Stockholder	Section 2.5
Divestiture Action	Appendix A
EDGAR	Article III
Effective Time	Section 1.3
Encumbrance	Appendix A
Environmental Laws	Appendix A
ERISA	Appendix A
Exchange Act	Appendix A
Exchange Agent	Section 2.2(a)
Exchange Fund	Section 2.2(a)
Existing Credit Agreement	Appendix A
Existing Indenture	Appendix A
Financing Source	Section 4.9(a)
Financing Source Party	Appendix A
Foreign Plan	Appendix A
GAAP	Appendix A
Governmental Authority	Appendix A
Hazardous Materials	Appendix A
HSR Act	Appendix A

A-vi

Term	Section
Indebtedness	Appendix A
Intellectual Property	Appendix A
IRS	Appendix A
Knowledge	Appendix A
Labor Agreement	Section 3.12(l)
Labor Organization	Section 3.12(l)
Law	Appendix A
Leased Real Property	Section 3.18(a)
Merger	Recitals
Merger Consideration	Section 2.1(a)(ii)
Merger Sub	Preamble
Middleby	Recitals
Middleby Agreement	Recitals
Middleby Confidentiality Agreement	Appendix A
Middleby Termination Fee	Recitals
NYSE	Appendix A
OFAC	Appendix A
Order	Appendix A
Owned Real Property	Section 3.18(a)
Parent	Preamble
Parent 401(k) Plan	Section 5.9(e)
Parent Benefit Plan	Appendix A
Parent Board	Recitals
Parent Disclosure Letter	Appendix A
Parent Expenses	Section 7.3(a)
Parent Fundamental Representations	Section 6.3(a)
Parent Material Adverse Effect	Appendix A
Parent Organizational Documents	Appendix A
Permitted Encumbrance	Appendix A
Person	Appendix A
Personal Data	Appendix A
Privacy Commitments	Appendix A
Proceedings	Appendix A
Process or Processing	Appendix A
Proxy Statement	Section 3.11
Real Property	Section 3.18(d)
Real Property Lease	Section 3.18(a)
Release	Appendix A
Representatives	Appendix A
Restraint	Section 6.1(c)
Sanctioned Country	Appendix A
Sanctioned Person	Appendix A
Sanctions	Appendix A

A-vii

Term	Section
Sarbanes-Oxley Act	Appendix A
SEC	Appendix A
Securities Act	Appendix A
Securities Laws	Appendix A
Security	Appendix A
Software	Appendix A
Subsidiary	Appendix A
Surviving Corporation	Section 1.1
Tax or Taxes	Appendix A
Tax Returns	Appendix A
Taxes	Appendix A
Taxing Authority	Appendix A
Termination Date	Section 7.1(b)(i)
Top Customer	Section 3.20
Top Supplier	Section 3.20
Treasury Regulations	Appendix A
UK Defined Benefit Pension Plan	Section 3.12(j)
Voting Agreement	Recitals

A-viii

THIS AGREEMENT AND PLAN OF MERGER, dated as of July 14, 2021 (this “Agreement”), is made by and among Ali Holding S.r.l., an Italian società a responsabilità limitata (“Parent”), Ali Group North America Corporation, a Delaware corporation and a wholly owned Subsidiary of Parent (“Acquiror”), Ascend Merger Corp., a Delaware corporation and a direct wholly owned Subsidiary of Acquiror (“Merger Sub”), and Welbilt, Inc., a Delaware corporation (the “Company”). Defined terms used in this Agreement have the respective meanings ascribed to them herein.
W I T N E S S E T H:
WHEREAS, the respective boards of directors of Parent, Acquiror, Merger Sub and the Company have unanimously approved the acquisition of the Company by Acquiror upon the terms and subject to the conditions and limitations set forth in this Agreement;
WHEREAS, the respective boards of directors of the Company (the “Company Board”), Acquiror, Parent (the “Parent Board”) and Merger Sub have unanimously approved and declared advisable this Agreement and the transactions contemplated by this Agreement, including the merger of Merger Sub with and into the Company, with the Company surviving as an indirect wholly owned Subsidiary of Parent (the “Merger”), upon the terms and subject to the conditions and limitations set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”);
WHEREAS, the Company Board has, subject to Section 5.5, unanimously resolved to recommend that the Company’s stockholders adopt this Agreement;
WHEREAS, that certain Agreement and Plan of Merger, dated April 20, 2021 (the “Middleby Agreement”), by and among The Middleby Corporation (“Middleby”), Middleby Marshall Inc., Mosaic Merger Sub, Inc., and the Company, has been validly terminated in accordance with its terms prior to the execution and delivery of this Agreement by the Company;
WHEREAS concurrently with and as a condition to the effectiveness of such termination of the Middleby Agreement, the termination fee in the amount of $110,000,000 has been paid to Middleby by wire transfer of immediately available funds (the “Middleby Termination Fee”) in accordance with the terms of the Middleby Agreement, in full satisfaction of all of the Company’s remaining obligations under the Middleby Agreement;
WHEREAS, Acquiror, as the sole stockholder of Merger Sub, has approved this Agreement and the transactions contemplated hereby, including the Merger;
WHEREAS, as an inducement to Parent, Acquiror and Merger Sub to enter into this Agreement, concurrently with the execution and delivery of this Agreement, certain stockholders of the Company have entered into a voting and support agreement (the “Voting Agreement”); and
WHEREAS, each of Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and covenants and subject to the conditions herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
ARTICLE I
THE MERGER
Section 1.1   The Merger.   Upon the terms and subject to the conditions of this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company, whereupon the separate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger and an indirect wholly owned Subsidiary of Parent (the “Surviving Corporation”).

Section 1.2   The Closing.   Subject to the provisions of Article VI, the closing of the Merger (the “Closing”) shall take place at 10:00 a.m. (local time) on a date to be specified by the parties hereto, but no later than the third (3rd) Business Day after the satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), unless another time, date or place is agreed to in writing by the parties hereto (such date being the “Closing Date”). The Closing shall take place remotely by the e-mail exchange of signatures.
Section 1.3   Effective Time.   Concurrently with the Closing, the Company shall cause a certificate of merger with respect to the Merger (the “Certificate of Merger”) to be executed and filed with the Delaware Secretary of State as provided under the DGCL. The Merger shall become effective at the time the Certificate of Merger has been duly filed with the Delaware Secretary of State or at such other date and time as is agreed between Parent and the Company and specified in the Certificate of Merger (such date and time being hereinafter referred to as the “Effective Time”). The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL.
Section 1.4   Certificate of Incorporation/Charter; Bylaws.
(a)   The certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be amended in its entirety as set forth in Exhibit A hereto and, as so amended, shall be the certificate of incorporation of the Surviving Corporation, until thereafter amended as provided by Law and such certificate of incorporation.
(b)   The bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation, except as to the name of the Surviving Corporation, which shall be “Welbilt, Inc.,” until thereafter amended as provided by Law, the certificate of incorporation of the Surviving Corporation and such bylaws.
Section 1.5   Board of Directors; Officers.   The members of the board of directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the members of the board of directors of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, in each case to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until the earlier of their death, resignation or removal or until their respective successors are duly elected, designated or qualified.
ARTICLE II
MERGER CONSIDERATION; CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES
Section 2.1   Effect on Securities.
(a)   Effect of Merger.   At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holders of any securities of the Company or Merger Sub:
(i)   Cancellation of Company Securities.   Each share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) held by the Company as treasury stock or held, directly or indirectly, by Parent or Merger Sub immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and no consideration or payment shall be delivered in exchange therefor or in respect thereof (such shares, “Canceled Shares”).
(ii)   Conversion of Company Securities.   Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Canceled Shares) shall be converted into the right to receive, in accordance with the terms of this Agreement, $24.00 per share in cash (the “Merger Consideration”). Each share of Company Common Stock to be converted into the right to receive the per share Merger Consideration as provided in this Section 2.1(a)(ii) shall no longer be outstanding and shall be automatically canceled and shall cease to exist, and the holders of certificates (the “Certificates”) or book-entry shares (“Book-Entry Shares”), which immediately prior to the Effective Time represented such Company Common Stock, shall cease to have any rights with respect to such Company Common Stock other than the right to receive, upon surrender of such Certificates or Book-Entry Shares in accordance with Section 2.2, the Merger Consideration.
(iii)   Conversion of Merger Sub Capital Stock.   Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) fully paid share of common stock, par value $0.01 per share, of the Surviving Corporation and constitute the only outstanding shares of capital stock of the Surviving Corporation.
(b)   Adjustments. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the number or type of outstanding shares of Company Common Stock shall occur as a result of a reclassification, recapitalization, exchange, stock split (including a reverse stock split) or combination or readjustment of shares or any stock dividend or stock distribution with a record date during such period, the per share Merger Consideration and any other similarly dependent items, as the case may be, shall be appropriately adjusted to provide the same economic effect as contemplated by this Agreement prior to such event. Nothing in this Section 2.1(b) shall be construed to permit any party to take any action that is otherwise prohibited or restricted by any other provision of this Agreement.
Section 2.2   Exchange of Certificates.
(a)   Designation of Exchange Agent; Deposit of Exchange Fund.   Prior to the Closing, Parent and the Company shall enter into a customary exchange agent agreement with a nationally recognized financial institution designated by Parent and reasonably acceptable to the Company (the “Exchange Agent”) for the payment of the Merger Consideration as provided in Section 2.1(a)(ii). At or prior to the Effective Time, Parent shall deposit or cause to be deposited with the Exchange Agent, for exchange in accordance with this Article II through the Exchange Agent, such amount of cash sufficient for payment of the aggregate per share Merger Consideration in exchange for outstanding shares of Company Common Stock that have been converted into the right to receive the Merger Consideration pursuant to Section 2.1(a)(ii) (such cash, the “Exchange Fund”). The Exchange Fund shall not be used for any purpose other than to fund payments pursuant to Section 2.1, except as expressly provided for in this Agreement.
(b)   As promptly as practicable following the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a Certificate that immediately prior to the Effective Time represented outstanding shares of Company Common Stock that have been converted into the right to receive the Merger Consideration pursuant to Section 2.1(a)(ii) (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass only upon proper delivery of the Certificates (or affidavits of loss in lieu thereof) to the Exchange Agent, and which shall be in the form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions (which instructions shall be in the form and have such other provisions as Parent and the Company may reasonably specify) for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate (or affidavit of loss in lieu thereof) for cancellation to the Exchange Agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor, and Parent shall cause the Exchange Agent to pay and deliver in exchange therefor as promptly as reasonably practicable, the applicable Merger Consideration, and the Certificate (or affidavit of loss in lieu thereof) so surrendered shall be forthwith canceled. Until surrendered as contemplated by this Section 2.2(b), each Certificate (or affidavit of loss in lieu thereof) shall be deemed, from and after the Effective Time, to represent only the right to receive the Merger Consideration as contemplated by this Section 2.2(b). The Exchange Agent shall accept such Certificates (or affidavits of loss in lieu thereof) upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices.
(c)   As promptly as practicable following the Effective Time, the Exchange Agent shall issue and deliver to each holder of Book-Entry Shares that immediately prior to the Effective Time represented shares of Company Common Stock that have been converted into the right to receive the Merger Consideration pursuant to Section 2.1(a)(ii), the Merger Consideration, and the Book-Entry Shares so surrendered shall be canceled, without such holder being required to deliver a Certificate or any letter of transmittal, “agent’s message” or other documents to the Exchange Agent.
(d)   No interest shall be paid or accrued for the benefit of holders of the Certificates or Book-Entry Shares on the cash payable upon the surrender of the Certificates or Book-Entry Shares.
(e)   In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment of the appropriate amount of Merger Consideration may be made to a Person other than the Person in whose name the Certificate or Book-Entry Share so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer (and accompanied by all documents reasonably required by the Exchange Agent) or such Book-Entry Share shall be properly transferred and the Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or Book-Entry Share or establish to the satisfaction of Parent that such Tax has been paid or is not applicable.
(f)   Termination of Exchange Fund.   Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates or Book-Entry Shares for one (1) year after the Effective Time shall be delivered to Parent or its designee upon demand, and any such holders prior to the Merger who have not theretofore complied with this Article II shall thereafter look only to Parent as general creditor thereof for payment of their claims for Merger Consideration.
(g)   No Liability.   None of Parent, Merger Sub, the Company or the Exchange Agent shall be liable to any Person in respect of any cash held in the Exchange Fund delivered to a Governmental Authority pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate or Book-Entry Share shall not have been surrendered immediately prior to the date on which any Merger Consideration in respect of such Certificate or Book-Entry Share would otherwise escheat to or become the property of any Governmental Authority, any such Merger Consideration in respect of such Certificate or Book-Entry Share shall, to the extent permitted by applicable Law, become the property of Parent free and clear of all claims or interest of any Person previously entitled thereto.
(h)   Investment of Exchange Fund.   The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent; provided that no such investment shall relieve Parent or the Exchange Agent from making the payments required by this Article II, and following any losses Parent shall promptly provide additional funds to the Exchange Agent for the benefit of the holders of Company Common Stock in the amount of such losses. Any interest or income produced by such investments will be payable to Parent or its designee as directed by Parent.
(i)   Withholding.   Parent and the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration and any amounts otherwise payable pursuant to this Agreement to any former holder of Company Common Stock or holder of Company Equity Awards such amounts as Parent or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code or any provision of applicable Tax Law. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by Parent or the Exchange Agent.
Section 2.3   Company Equity Awards.
(a)   Treatment of Company Stock Options.   As of the Effective Time, each Company Option that is then outstanding but not yet exercised, whether vested or unvested, shall, by virtue of the Merger, automatically cease to be outstanding and shall be converted into and exchanged for the right to receive, in accordance with the terms of this Agreement, an amount in cash equal to the per share Merger Consideration less the exercise price per share of Company Common Stock of the Company Option, subject to withholding pursuant to Section 2.2(i).
(b)   Treatment of Company Restricted Stock.   As of the Effective Time, each award of Company Restricted Stock that is outstanding immediately prior to the Effective Time shall, by virtue of the Merger, automatically be vested and converted into the right to receive, in accordance with the terms of this Agreement, an amount in cash equal to the per share Merger Consideration, subject to withholding pursuant to Section 2.2(i).

(c)   Treatment of Company RSUs.   As of the Effective Time, each Company RSU and each Company Director RSU that is outstanding immediately prior to the Effective Time shall, by virtue of the Merger, automatically be vested and be converted into the right to receive, in accordance with the terms of this Agreement, an amount in cash equal to the per share Merger Consideration, subject to withholding pursuant to Section 2.2(i).
(d)   Treatment of Company PSUs.   As of the Effective Time, each Company PSU that is outstanding immediately prior to the Effective Time shall, by virtue of the Merger, automatically be converted into the right to receive, in accordance with the terms of this Agreement, an amount in cash equal to the product of (i) the per share Merger Consideration, and (ii) the number of shares of Company Common Stock earned pursuant to the Company PSU assuming the maximum level of performance is achieved, subject to withholding pursuant to Section 2.2(i).
(e)   Actions Necessary.   Prior to the Effective Time, the Company shall take any and all actions necessary to effectuate the treatment of Company Equity Awards set forth in this Section 2.3 and ensure that (i) the amounts payable under this Section 2.3 represent the exclusive consideration due to the holders of the Company Equity Awards, and (ii) no Company Equity Awards will remain outstanding following the Effective Time.
Section 2.4   Lost Certificates.   If any Certificate shall have been lost, stolen or destroyed, then upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to which the holder thereof is entitled pursuant to this Article II.
Section 2.5   Appraisal Rights.   Notwithstanding anything in this Agreement to the contrary and to the extent available under Section 262 of the DGCL, any share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time and that is held by a stockholder who did not consent to or vote (by a valid and enforceable proxy or otherwise) in favor of the approval of this Agreement, which stockholder complies with all of the provisions of the DGCL relevant to the exercise and perfection of dissenters’ rights (such share being a “Dissenting Share,” and such stockholder being a “Dissenting Stockholder”), shall not be converted into the right to receive the Merger Consideration to which the holder of such share would be entitled pursuant to Section 2.1(a)(ii) but rather shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Share pursuant to Section 262 of the DGCL. If any Dissenting Stockholder fails to perfect such stockholder’s dissenters’ rights under the DGCL or effectively withdraws or otherwise loses such rights with respect to any Dissenting Shares, such Dissenting Shares shall thereupon automatically be converted into the right to receive the consideration referred to in Section 2.1(a)(ii), pursuant to the exchange procedures set forth in Section 2.2. Notwithstanding anything to the contrary contained in this Agreement, if the Merger is rescinded or abandoned, then the right of a Dissenting Stockholder to be paid the fair value of such holder’s Dissenting Shares pursuant to Section 262 of the DGCL shall cease. The Company shall give Parent (a) notice of any demand for payment of the fair value of any shares of Company Common Stock or any attempted withdrawal of any such demand for payment and any other instrument served pursuant to the DGCL and received by the Company relating to any stockholder’s dissenters’ rights and (b) the opportunity to participate in all negotiations and proceedings with respect to any such demands for payment under the DGCL. The Company shall not voluntarily make any payment with respect to any demand for appraisal with respect to any Dissenting Shares without the prior written consent of Parent (which consent shall not be unreasonably conditioned, withheld or delayed).
Section 2.6   Transfers; No Further Ownership Rights.   After the Effective Time, there shall be no registration of transfers on the stock transfer books of the Company of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If Certificates or Book-Entry Shares are presented to the Surviving Corporation, Parent or the Exchange Agent for transfer following the Effective Time, they shall be canceled against delivery of the applicable Merger Consideration, as provided for in Section 2.1(a)(ii), for each share of Company Common Stock formerly represented by such Certificates or Book-Entry Shares.

Section 2.7   Further Action.   If, at any time after the Effective Time any further action is determined by Parent or the Surviving Corporation to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company with respect to the Merger, the officers and managers of Parent shall be fully authorized (in the name of Merger Sub, the Company, the Surviving Corporation and otherwise) to take such action.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except (i) as disclosed in the Company SEC Documents filed with (or furnished to) the SEC by the Company on or after December 31, 2019 and at least two Business Days prior to the date of this Agreement (but in each case excluding any risk factor or similar non-specific disclosure contained under the heading “Risk Factors” or in any “forward-looking statements” legend or any similar non-specific, predictive, precautionary or forward-looking statements) and to the extent publicly available on the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) or (ii) as disclosed in the particular section or subsection of the Company Disclosure Letter expressly referenced therein (it being understood and agreed that any information set forth in one section or subsection of the Company Disclosure Letter also shall be deemed to apply to each other section and subsection of this Agreement to which its applicability is reasonably apparent on its face from the text of the disclosure), the Company hereby represents and warrants to Parent and Merger Sub as follows:
Section 3.1   Organization; Qualification.   Each of the Company and its Subsidiaries is (i) a legal entity duly organized and validly existing under the laws of the jurisdiction of its incorporation, formation or organization, as applicable, and (ii) has the requisite corporate or similar power and authority to conduct its business as it is now being conducted and to own, lease and operate its properties and assets in the manner in which its properties and assets are currently operated, except where the failure to be so validly existing and authorized has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the character or location of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”), each as amended as of the date of this Agreement, have been made available to Parent and are in full force and effect, and the Company is not in violation of any of the provisions thereof. No Subsidiary of the Company is in violation of any of the provisions of its organizational or governing documents, except where such violation has not been, and would not reasonably be expected to be, individually or in the aggregate, materially adverse to the Company and its Subsidiaries, taken as a whole.
Section 3.2   Capitalization; Subsidiaries.
(a)   As of the close of business on July 12, 2021 (the “Capitalization Date”), the authorized capital stock of the Company consisted of (i) 300,000,000 shares of Company Common Stock, 142,129,965 of which were issued and outstanding and none of which were held by the Company as treasury stock, and (ii) 3,500,000 shares of preferred stock of the Company, par value $0.01 per share (“Company Preferred Stock”), no shares of which were outstanding. There are no other authorized classes of capital stock of the Company and no bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which holders of capital stock of the Company may vote authorized, issued or outstanding. As of the close of business on the Capitalization Date, there were (A) outstanding Company Options representing 1,727,470 shares of Company Common Stock, (B) no outstanding awards of Company Restricted Stock representing shares of Company Common Stock; (C) outstanding Company PSUs representing 729,199 shares of Company Common Stock, which amount may be increased to a maximum of 1,458,398 shares of Company Common Stock based on the satisfaction of performance conditions set forth in the applicable award agreements; (D) outstanding awards of Company RSUs representing 946,328 shares of Company Common Stock and

(E) outstanding awards of Company Director RSUs representing 94,999 shares of Company Common Stock. As of the close of business on April 19, 2021, there were 2,393,410 shares of Company Common Stock reserved for future issuance under the Company Equity Plan. From the close of business on the Capitalization Date through the date of this Agreement, there have been no issuances of (i) any Company Common Stock, Company Preferred Stock or any other equity or voting interests in the Company other than issuances of shares of Company Common Stock pursuant to the exercise, vesting or settlement, as applicable, of the Company Equity Awards outstanding as of the close of business on the Capitalization Date in accordance with the terms of such Company Equity Awards in accordance with its terms and (ii) any Company Equity Awards or any other equity or equity-based awards.
(b)   All of the issued and outstanding shares of Company Common Stock have been, and all of the shares of Company Common Stock that may be issued pursuant to the Company Equity Awards, the Company Equity Plan will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are, or will be when issued, fully paid, nonassessable and free of preemptive rights. The Company has made available to Parent or its counsel accurate and complete copies of the Company Equity Plan and the forms of stock option, restricted stock and restricted stock unit agreements evidencing the Company Equity Awards and, other than differences with respect to the number of shares of Company Common Stock covered thereby, the grant date, the exercise price, regular vesting schedule and expiration date applicable thereto, no such stock option, restricted stock or restricted stock unit agreement contains material terms that are inconsistent with, or in addition to, such forms. Section 3.2(b) of the Company Disclosure Letter sets forth, as of the close of business on the Capitalization Date, each outstanding Company Equity Award and to the extent applicable, the employee identification number of the holder thereof, the number of shares of Company Common Stock subject thereto (including target and maximum numbers for Company Equity Awards subject to performance-based vesting), the expiration date, the exercise or conversion price relating thereto, the grant date, the vesting schedule, and whether or not it is subject to performance-based vesting. Each grant of Company Equity Awards was made in accordance with the terms of the Company Equity Plan, the Exchange Act and all other applicable Laws, including the listing and governance rules and regulations of the NYSE. All of the outstanding Company Common Stock has been sold pursuant to an effective registration statement filed under the federal Securities Laws or an appropriate exemption therefrom.
(c)   As of the date of this Agreement, other than as set forth in Section 3.2(a), there are no (i) existing options, warrants, calls, preemptive rights, subscriptions or other rights, restricted stock awards, restricted stock unit awards, convertible securities, agreements, arrangements or commitments of any kind obligating the Company or any of its Subsidiaries to issue, transfer, register or sell, or cause to be issued, transferred, registered or sold, any shares of capital stock of, or other equity interests in, the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or other equity interests, or obligating the Company to grant, extend or enter into such options, warrants, calls, preemptive, subscriptions or other rights, restricted stock awards, restricted stock unit awards, convertible securities, agreements, arrangements or commitments, (ii) outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any capital stock or other equity interests of the Company or any of its Subsidiaries, or any securities representing the right to purchase or otherwise receive any capital stock or other equity interests of the Company or any of its Subsidiaries, (iii) agreements with any Person to which the Company or any of its Subsidiaries is party (A) restricting the transfer of the capital stock or other equity interests of the Company or any of its Subsidiaries or (B) affecting the voting rights of capital stock or other equity interests of the Company or any of its Subsidiaries (including stockholder agreements, voting trusts or similar agreements), (iv) outstanding or authorized equity or equity-based compensation awards, including any equity appreciation rights, security-based performance units, “phantom” stock, profit-participation or other security rights issued by the Company or any of its Subsidiaries, or other agreements, arrangements or commitments of any character (contingent or otherwise) to which the Company or any of its Subsidiaries is party, in each case pursuant to which any Person is entitled to receive any payment from the Company based in whole or in part on the value of any capital stock or other equity interests of the Company or any of its Subsidiaries or (v) outstanding obligations of the Company or any of its Subsidiaries to accelerate the vesting of any capital stock of the Company under any provision of the Company Equity Plan.

(d)   Section 3.2(d) of the Company Disclosure Letter (i) sets forth, as of the date of this Agreement, each (x) Subsidiary of the Company and (y) other Person whom the Company, directly or indirectly, owns any share capital, capital stock or other equity or voting securities or other equity interests, or any securities or obligations convertible into or exchangeable or exercisable for such share capital, capital stock, securities or interests and (ii) identifies which of the foregoing are “significant subsidiaries,” as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC. Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, the Company owns, beneficially and of record, directly or indirectly, all of the issued and outstanding company, partnership, corporate or similar (as applicable) ownership, voting or similar interests in each of its Subsidiaries, free and clear of all Encumbrances, and all company, partnership, corporate or similar (as applicable) ownership, voting or similar interests of each of the Subsidiaries are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Except for investments in marketable securities and cash equivalents and except as set forth in Section 3.2(d) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries (i) owns directly or indirectly any shares of capital stock or other equity interests, or any securities or obligations convertible into or exchangeable or exercisable for such shares or equity interests, in any Person or (ii) has any obligation or has made any commitment to acquire any shares of capital stock or other equity interests in any Person or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Person.
Section 3.3   Authority Relative to Agreement.
(a)   The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and, subject (in the case of the Merger) to obtaining the Company Stockholder Approval, to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated by this Agreement, have been duly and validly authorized by all necessary corporate action by the Company, and (in the case of the Merger, except for the (i) receipt of the Company Stockholder Approval and (ii) filing of the Certificate of Merger with the Delaware Secretary of State) no other corporate action or proceeding on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (A) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights and remedies generally and (B) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought.
(b)   The Company Board has, by resolutions unanimously adopted by the Company Board, (i) approved this Agreement and the transactions contemplated by this Agreement, (ii) determined that this Agreement and the transactions contemplated by this Agreement are advisable and in the best interests of the Company and the Company’s stockholders, (iii) directed that the adoption of this Agreement be submitted to a vote at the Company Stockholders’ Meeting and (iv) resolved to make the Company Recommendation. As of the date of this Agreement, none of the aforesaid actions by the Company Board has been amended, rescinded or modified.
Section 3.4   Vote Required.   The adoption of this Agreement by the holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote thereon at the Company Stockholders’ Meeting (the “Company Stockholder Approval”) is the only vote of holders of securities of the Company that is required in connection with the consummation of the transactions contemplated by this Agreement.
Section 3.5   No Conflict; Required Filings and Consents.
(a)   Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated by this Agreement, nor compliance by the Company with any of the terms or provisions of this Agreement, will (i) violate any provision of the Company’s Certificate of Incorporation or Bylaws or the certificate of incorporation or bylaws (or equivalent organizational documents) of any Subsidiary of the Company, (ii) assuming that the Consents, registrations, declarations, filings and notices referenced in Section 3.5(b) have been obtained or made, conflict with or violate any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected or (iii) violate, conflict with or result in any breach of any provision of, or loss of any benefit, or constitute a default (with or without notice or lapse of time, or both) under, give rise to any right of termination, acceleration or cancellation of or require the Consent of, notice to or filing with any third party pursuant to any of the terms or provisions of any Contract to which the Company or any of its Subsidiaries is a party, or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, or result in the creation of any Encumbrance, other than any Permitted Encumbrance, upon any of the property or assets of the Company or any of its Subsidiaries, other than, in the case of clauses (ii) and (iii), any such conflict, violation, breach, default, termination, acceleration, cancellation or Encumbrance that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)   No consent, approval, license, permit, waiver, Order or authorization (a “Consent”) of, registration, declaration or filing with or notice to any Governmental Authority is required to be obtained or made by or with respect to the Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement, other than (i) applicable requirements of and filings with the SEC under the Exchange Act or the Securities Act, (ii) the filing of the Certificate of Merger with the Delaware Secretary of State, (iii) applicable requirements under corporation, securities or “blue sky” laws of various states, (iv) compliance with applicable rules and regulations of the NYSE, (v) compliance with and filings or notifications under the HSR Act and any other applicable United States or foreign competition, antitrust, merger control or investment Laws (together with the HSR Act, “Antitrust Laws”) and (vi) such other Consents, registrations, declarations, filings or notices the failure of which to be obtained or made has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.6   Company SEC Documents; Financial Statements.
(a)   Since January 1, 2019, the Company has timely filed with (or furnished to) the SEC all forms, reports, schedules, statements, exhibits and other documents (including exhibits, financial statements and schedules thereto and all other information incorporated therein and amendments and supplements thereto) required by it to be filed (or furnished) under the Exchange Act or the Securities Act (collectively, the “Company SEC Documents”). As of its filing (or furnishing) date or, if amended prior to the date of this Agreement, as of the date of the last such amendment, each Company SEC Document complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. As of its filing date or, if amended prior to the date of this Agreement, as of the date of the last such amendment, each Company SEC Document filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective prior to the date of this Agreement, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no amendments or modifications to the Company SEC Documents that were required to be filed with (or furnished to) the SEC prior to the date of this Agreement, but that have not yet been filed with (or furnished to) the SEC. No Subsidiary of the Company is subject to the periodic reporting requirements of the Exchange Act. All of the audited financial statements and unaudited interim financial statements of the Company included in the Company SEC Documents (i) comply in all material respects with the applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; (ii) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and except, in the case of the unaudited interim financial statements, as may be permitted under Form 10-Q of the Exchange Act); and (iii) fairly present in all material respects the financial position, the stockholders’ equity, the results of operations and cash flows of the Company and its consolidated Subsidiaries as of the times and for the periods referred to therein (except as may be indicated in the notes thereto and subject, in the case of unaudited interim financial statements, to normal and recurring year-end adjustments).
(b)   Prior to the date of this Agreement, the Company has furnished to Parent complete and correct copies of all comment letters from the SEC since January 1, 2019 through the date of this Agreement with respect to any of the Company SEC Documents, together with all written responses of the Company thereto, in each case, that are not publicly available on the SEC EDGAR system. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any of the Company SEC Documents, and, to the Knowledge of the Company, none of the Company SEC Documents is subject to ongoing SEC review.
(c)   The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the applicable listing and governance rules and regulations of the NYSE.
(d)   The Company maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) designed to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of financial statements for external purposes in conformity with GAAP. The Company has evaluated the effectiveness of the Company’s internal control over financial reporting and, to the extent required by applicable Law, presented in any applicable Company SEC Document that is a report on Form 10-K or Form 10-Q or any amendment thereto its conclusions about the effectiveness of the internal control over financial reporting as of the end of the period covered by such report or amendment based on such evaluation. The Company has disclosed, based on the most recent evaluation of internal control over financial reporting prior to the date of this Agreement, to the Company’s auditors and the audit committee of the Company Board (and made available to Parent a summary of the significant aspects of such disclosure, if any) (i) all “significant deficiencies” and “material weaknesses” (as such terms are defined in Auditing Standard No. 5 of the Public Company Accounting Oversight Board, as in effect on the date of this Agreement) in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves senior management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company has not identified any material weaknesses in the design or operation of the Company’s internal control over financial reporting.
(e)   The Company maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) designed to ensure that all information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Company required under the Exchange Act with respect to such reports.
(f)   To the Knowledge of the Company, since January 1, 2019 through the date of this Agreement, there have been no SEC inquiries or investigations, other governmental inquiries or investigations or internal investigations pending or threatened, in each case regarding any accounting practices of the Company or any of its Subsidiaries or any malfeasance by any director or executive officer of the Company or any of its Subsidiaries.
(g)   Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Company SEC Documents, and the statements contained in such certifications are true and accurate. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. The Company does not have, and has not arranged, any outstanding “extensions of credit” to directors or executive officers within the meaning of Section 402 of the Sarbanes-Oxley Act.
(h)   Since January 1, 2019, (i) neither the Company nor any of its Subsidiaries has received any material written, or, to the Knowledge of the Company, oral complaint, allegation, assertion or claim regarding accounting, internal accounting controls, auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries, or unlawful accounting or auditing matters with respect to the Company or any of its Subsidiaries and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a violation of Securities Laws, breach of fiduciary duty or similar violation by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Company Board or any committee thereof or to the general counsel or chief executive officer of the Company pursuant to the rules of the SEC adopted under Section 307 of the Sarbanes-Oxley Act.
(i)   Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, on the other hand), including any structured finance, special purpose or limited purpose entity or Person, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Securities Act), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company SEC Documents (including any audited financial statements and unaudited interim financial statements of the Company included therein).
Section 3.7   Absence of Certain Changes or Events.   Since December 31, 2020 through the date of this Agreement, (a) the respective businesses of the Company and its Subsidiaries have been conducted in the ordinary course of business consistent with past practice, except for any reasonable and good faith actions taken or omitted to be taken, or any plans, procedures and practices adopted, solely to the extent necessary to preserve the property and assets of the Company and its Subsidiaries or to protect the safety or health of personnel of the Company and its Subsidiaries in connection with the COVID-19 pandemic, (b) there has not been any event, development or state of circumstances that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and (c) neither the Company nor any of its Subsidiaries has taken any action that, if it had been taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 5.1(b), Section 5.1(c), Section 5.1(d), Section 5.1(k), Section 5.1(q), Section 5.1(s), Section 5.1(y) or Section 5.1(z) (with respect to Section 5.1(z), solely as it relates to the foregoing Section 5.1(b), Section 5.1(c), Section 5.1(d), Section 5.1(k), Section 5.1(q), Section 5.1(s) and Section 5.1(y)).
Section 3.8   No Undisclosed Liabilities.   Except for liabilities or obligations (a) as (and to the extent) reflected, disclosed or reserved against in the Company’s financial statements (or the notes thereto) included in the Company’s Annual Report on Form 10-K filed with the SEC on February 26, 2021, (b) incurred in the ordinary course of business consistent with past practice since December 31, 2020, (c) incurred in connection with the transactions contemplated hereby in compliance with the terms of this Agreement or (d) that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent, absolute or otherwise and whether or not required to be reflected in such financial statements (or the notes thereto) in accordance with GAAP.
Section 3.9   Litigation.   As of the date of this Agreement, (a) there is no Proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any asset or property of the Company or any of its Subsidiaries, and (b) there is no Order outstanding against, or involving, the Company or any of its Subsidiaries or any asset or property of the Company or any of its Subsidiaries that, in each case, (i) has been, or would reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole or (ii) would not reasonably be expected to, individually or in the aggregate, impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate the Merger, or prevent or materially delay the consummation of any of the Merger and the other transactions contemplated by this Agreement.
Section 3.10   Permits; Compliance with Laws.
(a)   (i) The Company and its Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, exemptions, consents, certificates, approvals, listings, registrations, clearances, orders and other authorizations necessary for the Company and its Subsidiaries to own, lease and operate their respective properties and assets and to carry on their respective businesses as now being conducted, under and pursuant to all applicable Laws (the “Company Permits”), (ii) all such Company Permits are in full force and effect and (iii) as of the date of this Agreement, no suspension, cancellation, withdrawal or revocation thereof is pending or, to the Knowledge of the Company, threatened, except where the failure to be in possession of, failure to be in full force and effect or the suspension, cancellation, withdrawal or revocation thereof has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)   Since January 1, 2019, the Company and its Subsidiaries have been and are in compliance with (i) all applicable Laws and (ii) all Company Permits, except where any failure to be in such compliance has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(c)   Since January 1, 2019 through the date of this Agreement, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries nor any of their respective directors, officers or employees has received any written or oral notification from a Governmental Authority asserting that the Company or any of its Subsidiaries is, or is suspected of, alleged to be or under investigation for being, not in compliance in all material respects with any Laws or Company Permits.
Section 3.11   Information Supplied.   The proxy statement to be sent the stockholders of the Company relating to the Company Stockholders’ Meeting (the “Proxy Statement”) will not, at the date it, or any amendment or supplement to it, is mailed to stockholders of the Company and at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading (except that no representation or warranty is made by the Company regarding such portions thereof that relate expressly to Parent or any of its Subsidiaries, including Merger Sub, or to statements made therein based on information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference therein). The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.
Section 3.12   Employee Benefit Plans; Labor.
(a)   Section 3.12(a) of the Company Disclosure Letter sets forth a true and complete list, as of the date of this Agreement, of (i) each material “employee benefit plan” (as such term is defined in Section 3(3) of ERISA), whether written or unwritten, that the Company, any of its Subsidiaries or any Company ERISA Affiliate adopted, maintains, sponsors, participates in, is a party or contributes to or with respect to which the Company or any of its Subsidiaries could reasonably be expected to have any material liability; and (ii) each other material employment or employee benefit plan, program, practice, policy, arrangement or agreement, whether written or unwritten, including any equity option, equity purchase, equity appreciation right or other equity or equity-based incentive, cash bonus or incentive compensation, employment, change in control, retention, retirement or supplemental retirement, deferred compensation, profit-sharing, unemployment, severance, termination pay, welfare, hospitalization or medical, life, accidental death and dismemberment, long- or short-term disability, fringe benefit or other similar compensation or employee benefit plan, program, practice, policy, arrangement or agreement for any current or former employee or director of, or other individual service provider to, the Company or any of its Subsidiaries that does not constitute an “employee benefit plan” (as defined in Section 3(3) of ERISA, whether or not ERISA applies), that the Company or any of its Subsidiaries adopted, maintains, sponsors, participates in, is a party or contributes to, or with respect to which the Company or any of its Subsidiaries could reasonably be expected to have any material liability (each, a “Company Benefit Plan”). With respect to each material Company Benefit Plan, the Company has made available to Parent a true and complete copy of (i) such Company Benefit Plan and all material amendments thereto (including a written description of the material provisions of each unwritten Company Benefit Plan), (ii) each trust, insurance, annuity or other funding Contract, (iii) the most recent financial statements and actuarial or other valuation reports,
(iv) the three most recent annual reports on Form 5500, (v) the most recent determination letter (or, if applicable, advisory or opinion letter) from the IRS, (vi) the most recent summary plan description and any material modification and (vii) all material notices given to such Company Benefit Plan, the Company or any Company ERISA Affiliate by the IRS, United States Department of Labor, Pension Benefit Guarantee Corporation or other Governmental Authority since January 1, 2019.

(b)   Except as has not been, and would reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, (i) each of the Company Benefit Plans has been established, adopted, operated, maintained and administered in accordance with its terms and applicable Laws, including ERISA and the Code, (ii) all payments and contributions required to be made under the terms of any Company Benefit Plan and applicable Laws have been timely made or accrued or otherwise adequately reserved to the extent required by and in accordance with GAAP and (iii) neither the Company nor any of its Subsidiaries or, to the Knowledge of the Company, any third party, has engaged in any non-exempt “prohibited transaction” (within the meaning of Section 4975 of the Code or Section 406 of ERISA) with respect to any Company Benefit Plan that would result in the imposition of any liability to the Company or any of its Subsidiaries.
(c)   Each Company Benefit Plan intended to be qualified under Section 401(a) of the Code has either received a favorable determination letter from the IRS with respect to such Company Benefit Plan as to its qualified status under the Code, or with respect to a prototype Company Benefit Plan, the prototype sponsor has received a favorable IRS opinion letter, or the Company Benefit Plan or prototype sponsor has remaining a period of time under applicable Code regulations or pronouncements of the IRS in which to apply for such a letter and make any amendments necessary to obtain a favorable determination or opinion as to the qualified status of each such Company Benefit Plan. To the Knowledge of the Company, no event has occurred since the most recent determination or opinion letter or application therefor relating to any such Company Benefit Plan and no condition exists that has been or would reasonably be expected to adversely affect the qualified status of any such Company Benefit Plan or result in the imposition of any material liability, penalty or tax under ERISA or the Code.
(d)   Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, neither the Company nor any Company ERISA Affiliate operates, maintains, contributes to, is required to contribute to or sponsors (or has in the past six (6) years established, operated, maintained, contributed to, was required to contribute to or sponsored) (i) a “multiemployer plan” (as defined in Section 3(37) of ERISA), (ii) a “multiple employer plan” (within the meaning of Section 413(c) of the Code), (iii) a “single-employer plan” (within the meaning of Section 4001(a)(15) of ERISA), or (iv) a “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA). Except as would be, or reasonably be expected to be, individually or in the aggregate, a material liability to the Company and its Subsidiaries, taken as a whole, no Subsidiary or connected or associated Person has now or at any time participated in, maintained or been liable to contribute to a defined benefit pension plan for the benefit or in respect of any employee or former employee. Neither the Company nor any Company ERISA Affiliate has incurred, or reasonably expects to incur, directly or indirectly, any material liability under Title IV of ERISA or related provisions of the Code that has not been satisfied in full, other than liability for premiums due to the Pension Benefit Guaranty Corporation (which premiums have been paid when due) and no condition exists that presents a material risk of incurring such liability.
(e)   Except as would not be, or would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, as of the date of this Agreement there are no claims pending, or, to the Knowledge of the Company, threatened Proceedings, disputes or claims (other than routine claims for benefits) against or affecting any Company Benefit Plan, by any employee or beneficiary covered under such Company Benefit Plan, as applicable, or otherwise involving such Company Benefit Plan.
(f)   Except as set forth on Section 3.12(f) of the Company Disclosure Letter, neither the execution or delivery of nor performance of the Company’s obligations under this Agreement nor the consummation of the Merger will, either alone or in conjunction with any other event (including any termination of employment upon or following the consummation of the Merger), (i) entitle any current or former director or employee of, or individual service provider to, the Company or any of its Subsidiaries to any payment or benefit (or  result in the funding of any such payment or benefit), except as expressly provided in this Agreement, (ii) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any such director, employee or individual service provider, (iii) accelerate the time of payment, funding or vesting of amounts due any such director, employee or individual service provider or, except as provided for in this Agreement, (iv) result in any “excess parachute payment” (within the meaning of Section 280G of the Code) becoming due to any current or former employee or other individual service provider of the

Company or any of its Subsidiaries or (v) limit or restrict the right of Parent, the Surviving Corporation, the Company or any of its Subsidiaries to merge, amend or terminate any Company Benefit Plan.
(g)   Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries has any material obligations for post-termination health, welfare or life insurance benefits under any Company Benefit Plan (other than for continuation coverage required to be provided pursuant to Section 4980B of the Code) or coverage in which the full cost of such benefit is borne entirely by the former employee (or such former employee’s eligible dependents or beneficiaries).
(h)   Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, each Company Benefit Plan that constitutes in any part a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) subject to Section 409A of the Code has been operated and administered in all material respects in operational compliance with, and is in all material respects in documentary compliance with, Section 409A of the Code and its purpose, and no amount under any such plan, agreement or arrangement is or has been subject to the interest and additional Tax set forth under Section 409A(a)(1)(B) of the Code.
(i)   Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, each Foreign Plan (i) has been established, operated, maintained and administered in compliance with its terms and operated in compliance with all applicable Laws; (ii) if required to be registered or approved by a non-U.S. Governmental Authority, has been registered or approved and has been maintained in good standing with applicable regulatory authorities, and, to the Knowledge of the Company, no event has occurred since the date of the most recent approval or application therefor relating to any such Foreign Plan that would reasonably be expected to adversely affect any such approval or good standing; (iii) that is intended to qualify for special Tax treatment meets all requirements for such treatment; (iv) is fully funded or fully insured on an ongoing and termination or solvency basis (determined using reasonable actuarial assumptions) in compliance with applicable Laws; and (v) is not subject to any pending or, to the Knowledge of the Company, threatened claims by or on behalf of any participant in any Foreign Plan, or otherwise involving any such Foreign Plan or the assets of any Foreign Plan, other than routine claims for benefits.
(j)   Except in respect of the Foreign Plans set forth on Section 3.12(j) of the Company Disclosure Letter or in respect of the Berisford (1948) Pension Scheme (the “UK Defined Benefit Pension Plan”), neither the Company nor any of its Subsidiaries has been a party to, a sponsoring employer of, or otherwise has any liability or obligation (whether current, contingent or prospective) with respect to any Foreign Plan that is a defined benefit pension scheme, final salary scheme or their equivalent and no employee of the Company or any of its Subsidiaries is or has ever been entitled to participate in any defined benefit pension scheme, final salary scheme or any retirement benefit calculated by reference to age, salary or length of service or any of them.
(k)   With respect to the United Kingdom, no liability has become due by the Company or any associate or connected person within the meaning of the UK Pensions Act 2004 (including any of the Company’s Subsidiaries) who is or was a participating employer in the UK Defined Benefit Pension Plan under section 75 of the UK Pensions Act 1995 or otherwise, no such liability will become due as a result of the transactions contemplated in this Agreement or in connection with the execution of this Agreement and no steps have been taken to commence the winding up of any occupational pension scheme which directly or indirectly might have that consequence.
(l)   Except as set forth on Section 3.12(l) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, Contract or other labor-related agreement, arrangement or understanding with a labor or trade union, or labor organization or works council (each a “Labor Agreement”), nor is any such Labor Agreement presently being negotiated, nor, to the Knowledge of the Company, are there any employees of the Company or any of its Subsidiaries represented by a labor or trade union, employee representative body, labor organization or works council (each a “Labor Organization”). The Company has made available to Parent a true and complete copy of each Labor Agreement and all material amendments thereto. To the Knowledge of the Company, there are no organizing activities, representation campaigns, certification proceedings or petitions seeking a representation proceeding pending or threatened by or with respect to any of the employees of the Company or any of its Subsidiaries. Since January 1, 2019, there has not been any, and there are no pending or, to the Knowledge of the Company, threatened strikes, walkouts, lockouts, slowdowns or other labor stoppages against or affecting the Company or its Subsidiaries.
(m)   The Company and its Subsidiaries are, and since January 1, 2019 have been, in compliance with the terms of the Company Benefits Plans, any applicable Labor Agreement and all applicable Laws respecting or relating to recruitment, employment and employment practices, and agency and other workers, including all Laws respecting terms and conditions of employment, health and safety, wages and hours, worker classification, child labor, immigration, employment discrimination, disability rights or benefits, equal opportunity, plant closures and layoffs, affirmative action, workers’ compensation, labor relations, employee leave issues and unemployment insurance, except where failure to comply has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.
(n)   The Company and its Subsidiaries have been in compliance with all Laws applicable to “workers” (as defined in the English Employment Rights Act 1996), and “contractors” or “subcontractors” (in each case, as defined by Executive Order 11246), except where failure to comply has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.
(o)   Prior to the Effective Time, the Company and its Subsidiaries will have satisfied any legal or contractual requirement to provide notice to, or to enter into any consultation procedure with, any Labor Organization which is representing any employee, in connection with the execution of this Agreement or the transactions contemplated by this Agreement. There is no pre-signing legal or contractual requirement to provide notice to, or to enter into any consultation procedure with, any Labor Organization which is representing any employee, in connection with the execution of this Agreement or the transactions contemplated by this Agreement.
(p)   To the Knowledge of the Company, no employee of the Company or any of its Subsidiaries who is at the level of Vice President or above is in any respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, non-competition agreement, restrictive covenant or other obligation (i) to the Company or its Subsidiaries or (ii) to a former employer relating (A) to the right to be employed by the Company or its Subsidiaries or (B) to the knowledge or use of trade secrets or proprietary information. To the Knowledge of the Company, no officer of the Company or any of its Subsidiaries has given notice to terminate his or her employment with the Company or any of its Subsidiaries.
(q)   Neither the Company nor any of its Subsidiaries is party to a settlement agreement that has been entered into since January 1, 2019 with a current or former officer, employee or independent contractor of the Company or its Subsidiaries that involves allegations relating to sexual or racial discrimination, harassment or other misconduct by either (i) an officer of the Company or its Subsidiaries or (ii) an employee of the Company or its Subsidiaries at the level of Vice President or above. To the Knowledge of the Company, in the last five (5) years, no allegations of sexual or racial discrimination, harassment or other misconduct have been made against (i) any officer of the Company or its Subsidiaries or (ii) an employee of the Company or its Subsidiaries at the level of Vice President or above.
Section 3.13   Taxes.
(a)   The Company and each of its Subsidiaries have (i) timely filed or caused to be timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them, and all such filed Tax Returns (taking into account all amendments thereto) are true, complete and accurate in all material respects and (ii) paid all material Taxes due and owing (whether or not shown on such Tax Returns), except, in the case of clause (ii) hereof, with respect to Taxes contested in good faith by appropriate Proceedings and for which adequate reserves or accruals have been established in accordance with GAAP.
(b)   The unpaid Taxes of the Company and its Subsidiaries did not, as of the date of their most recent consolidated financial statements included in the Company SEC Documents prior to the date of this

Agreement, materially exceed the reserve or accrual for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of such consolidated financial statements (rather than in any notes thereto). Since the date of their most recent consolidated financial statements, neither the Company nor any of its Subsidiaries has incurred any material liability for Taxes outside the ordinary course of business or otherwise inconsistent with past custom and practice.
(c)   As of the date of this Agreement, there are no pending, threatened in writing or ongoing audits, examinations, investigations or other Proceedings by any Governmental Authority in respect of material Taxes of or with respect to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has waived any statute of limitations with respect to material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency. No written claim has been made by any Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not currently file a Tax Return that it is or may be subject to taxation by that jurisdiction in respect of Taxes that would be covered by or the subject of such Tax Return, nor has any such assertion been threatened or proposed in writing and received by the Company or any of its Subsidiaries.
(d)   All Taxes that the Company or any of its Subsidiaries are or were required by Law to withhold or collect have been duly and timely withheld or collected in all material respects on behalf of its respective employees, independent contractors or other third parties and, have been timely paid to the proper Governmental Authority or other Person or properly set aside in accounts for this purpose.
(e)   Neither the Company nor any of its Subsidiaries has ever been a member of a consolidated, combined or unitary Tax group (other than such a group the common parent of which is the Company or any of its Subsidiaries), and neither the Company nor any of its Subsidiaries has any liability for Taxes of any other Person (other than Taxes of the Company or any Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of foreign, state or local law), as a transferee or successor, by Contract or otherwise.
(f)   Neither the Company nor any of its Subsidiaries is a party to or is bound by any Tax sharing, Tax allocation or Tax indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among the Company and its Subsidiaries or customary commercial Contracts entered into in the ordinary course of business, the principle subject matter of which is not Taxes) that will not be terminated on or before the Closing Date without any future liability to the Company or its Subsidiaries.
(g)   There are no Encumbrances for Taxes on any of the assets of the Company or any of its Subsidiaries other than Permitted Encumbrances.
(h)   Neither the Company nor any of its Subsidiaries has participated in or been a party to a transaction that, as of the date of this Agreement, constitutes a “listed transaction” that is required to be reported to the IRS pursuant to Section 6011 of the Code and applicable Treasury Regulations thereunder.
(i)   Within the last two (2) years, neither the Company nor any of its Subsidiaries has been a party to any transaction intended to qualify under Section 355 of the Code.
Section 3.14   Material Contracts.
(a)   Section 3.14(a) of the Company Disclosure Letter sets forth a complete and correct list, as of the date of this Agreement, of each Company Material Contract, a complete and correct copy of each of which has been made available to Parent. For purposes of this Agreement, “Company Material Contract” shall mean any Contract to which the Company or any of its Subsidiaries is a party, or to or by which any asset or property of the Company or any of its Subsidiaries is bound or affected, except for this Agreement, that:
(i)   is a Contract with a Top Supplier;
(ii)   is a Contract with a Top Customer;
(iii)   constitutes a “material contract” (as such term is defined in item 601(b)(10) of Regulation S-K under the Securities Act);

(iv)   is a joint venture, product development, alliance, partnership, shareholder or similar Contract that is material to the operation of the Company and its Subsidiaries, taken as a whole;
(v)   is a management, service consulting or similar Contract that is material to the operation of the Company and its Subsidiaries, taken as a whole;
(vi)   is an agency, sales, marketing, commission, export, customs, distribution, advertising, dealer, franchise, international or domestic sales representative or similar Contract that is material to the operation of the Company and its Subsidiaries, taken as a whole;
(vii)   is a Contract (other than those solely between or among the Company and any of its Subsidiaries) relating to Indebtedness for borrowed money of the Company or any of its Subsidiaries (whether outstanding or as may be incurred) in an amount in excess of $15,000,000;
(viii)   is a Contract (other than those solely between or among the Company or any of its Subsidiaries) relating to material Indebtedness of a third party owed to the Company or any of its Subsidiaries or any cash management agreement of the Company or any of its Subsidiaries;
(ix)   creates future payment obligations, including settlement agreements, outside the ordinary course of business in excess of $10,000,000, or creates or would create any material Encumbrance (other than a Permitted Encumbrance) on any asset of the Company or its Subsidiaries, or restricts (A) the payment of dividends or other distributions, (B) the granting of any material Encumbrance on the assets of the Company or any of its Subsidiaries or (C) the Company or any of its Subsidiaries from guaranteeing the Indebtedness of one another;
(x)   is a Contract under which the Company or any of its Subsidiaries has granted any Person registration rights (including demand and piggy-back registration rights);
(xi)   obligates the Company or any of its Subsidiaries to conduct any business on an exclusive basis with any third party that is material to the Company and its Subsidiaries, taken as a whole, or upon consummation of the Merger, will obligate Parent or any of their Subsidiaries to conduct any material business with any third party on an exclusive, requirements or “most favored nation” basis;
(xii)   is (A) a Contract between the Company or any of its Subsidiaries and (x) any Governmental Authority, (y) prime contractor (at any tier) or (z) any subcontractor (at any tier), (B) an outstanding bid, quotation or proposal by the Company or any of its Subsidiaries that, if accepted or awarded, could lead to the award of a Contract described in clause (A) above, or (C) an Order of a Governmental Authority to which the Company or any of its Subsidiaries is subject;
(xiii)   is a Contract that materially limits (A) the localities in which any business of the Company and its Subsidiaries, taken as a whole, is or is permitted to be conducted or (B) the ability of the Company or its Subsidiaries to engage in any line of business;
(xiv)   is a Contract relating to the acquisition or disposition of any business, assets or operations (whether by merger, sale of stock, sale of assets, consolidation or otherwise) with continuing or contingent obligations that would reasonably be expected to be in excess of $15,000,000;
(xv)   is a Contract restricting the Company’s or its Subsidiaries’ rights to use, practice, register, obtain or enforce any material Intellectual Property owned by the Company or any of its Subsidiaries;
(xvi)   is a Labor Agreement; or
(xvii)   is a material hedging, derivative or similar Contract (including interest rate, currency or commodity swap agreements, cap agreements, collar agreements and any similar Contract designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices).
(b)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries is in breach of or default (or, with the giving of notice or lapse of time or both, would be in default) under the terms of, and has not taken any action resulting in the termination of, acceleration of performance required by, or resulting in a right of termination or acceleration under, any Company Material Contract, (ii) as of the date of this Agreement, to the Knowledge of the Company, no other party to any Company Material Contract is in breach of or default (or, with the giving of notice or lapse of time or both, would be in default) under the terms of, or has taken any action resulting in the termination of, acceleration of performance required by, or resulting in a right of termination or acceleration under, any Company Material Contract and (iii) each Company Material Contract is (A) a valid and binding obligation of the Company or its Subsidiary that is a party thereto, as applicable, and, to the Knowledge of the Company, the other parties thereto, (provided that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights and remedies generally and (ii) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought) and (B) in full force and effect.
Section 3.15   Related Party Transactions.   No (i) current or former officer or director of the Company; (ii) beneficial owner of five percent (5%) or more of any voting securities of the Company; or (iii) any “affiliate” or “associate” of any such Person, has any interest in any Contract or property (real or personal, tangible or intangible), used in, or pertaining to the business of the Company or any of its Subsidiaries, which interest would be required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Exchange Act and that have not been so disclosed in the Company SEC Documents.
Section 3.16   Intellectual Property.
(a)   Section 3.16(a) of the Company Disclosure Letter sets forth a complete and accurate list (in all material respects) of all United States and foreign (i) patents and patent applications; (ii) trademark registrations and applications (including internet domain name registrations); and (iii) copyright registrations and applications, in each case owned by the Company or any of its Subsidiaries as of the date of this Agreement. Such applications and registrations are in effect and subsisting and, to the Knowledge of the Company, valid and enforceable. The Company or one of its Subsidiaries is the sole beneficial and record owner of all such applications and registrations, free and clear of all Encumbrances other than Permitted Encumbrances.
(b)   Except as would not be, or reasonably be expected to be, individually, or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries own, validly license or have the right to use in the manner currently used, all Intellectual Property that is used in the respective businesses of the Company and its Subsidiaries as currently conducted.
(c)   To the Knowledge of the Company, except as would not be, or reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, the conduct of the respective businesses of the Company and its Subsidiaries as currently conducted does not infringe upon, misappropriate or otherwise violate any Intellectual Property of any other Person. As of the date of this Agreement, there is no claim for any such infringement, misappropriation or other violation pending or, to the Knowledge of the Company, threatened, except for any such infringement, misappropriation or other violation that has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. To the Knowledge of the Company, no other Person is infringing, misappropriating or otherwise violating any Intellectual Property owned by the Company or any of its Subsidiaries, except for any such infringement, misappropriation or other violation as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.
(d)   Except as would not be, or reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole:
(i)   all inventors listed in any patent application set forth in Section 3.16(a) of the Company Disclosure Letter have executed written assignments of such application and all Intellectual Property related thereto in favor of the Company or one of its Subsidiaries, as applicable;
(ii)   the Company and each of its Subsidiaries have taken commercially reasonable measures to protect the confidentiality of the trade secrets owned, held for use or used by it;

(iii)   no current or former partner, director, equityholder, officer, or employee of the Company or its Subsidiaries will, after giving effect to the transactions contemplated hereby, own or retain any rights to use any of the Intellectual Property owned, used or held for use by the Company or its Subsidiaries;
(iv)   the consummation of the transactions contemplated hereby will not result in (A) the loss or impairment of the Company’s or its Subsidiaries’ right to own or use any Intellectual Property owned, held for use or used by the business of the Company and its Subsidiaries as it is currently conducted or (B) any obligation being imposed on Parent or any of its Subsidiaries to license to third parties Intellectual Property owned by Parent or any of its Subsidiaries as of the date hereof.
Section 3.17   Information Technology; Data Privacy.
(a)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries has experienced any defects in any Software or other information technology systems used or held for use by the Company or its Subsidiaries, including any material error, omission, interruption or delay in the processing of any transactions or data, and (ii) no Software used or held for use by the Company or its Subsidiaries contains any device or feature designed to disrupt, disable, or otherwise impair the functioning of any Software or any back door, time bomb, Trojan, worm, drop-dead device, or other code or routines that permit unauthorized access or the unauthorized disablement or erasure of such Software or information or data (or all parts thereof) or other Software of users.
(b)   The Company and its Subsidiaries maintain disaster recovery plans that are adequate to ensure that the computer hardware, Software and data used by the Company and its Subsidiaries can be replaced or substituted without material disruption to their respective businesses.
(c)   The Company and its Subsidiaries have adequate procedures in place to ensure internal and external security of the computer hardware, Software and data used or held for use in their respective businesses, including adequate technical, physical and organizational measures for preventing unauthorized access to Company Data, preventing the introduction of viruses and making and storing on-site and off-site back-up copies of Software and data. To the Knowledge of the Company, there have been no security breaches in the information technology systems used by the Company or any of its Subsidiaries except as would not be, or reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.
(d)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no material Software owned by the Company or any of its Subsidiaries is subject to the terms of any “open source” or other similar license that provides for any source code of such Software to be disclosed, licensed, publicly distributed or dedicated to the public.
(e)   The Company and its Subsidiaries’ data, privacy and security practices conform, and since January 1, 2019 have conformed, to all of the Privacy Commitments in all material respects. Neither the Company nor any of its Subsidiaries has received written notice of, and, to the Knowledge of the Company, there is no circumstance that would reasonably be expected to give rise to, any allegation from a Governmental Authority or other Person (including an end user) alleging or confirming non-compliance with a relevant requirement of the Privacy Commitments.
Section 3.18   Real and Personal Property.
(a)   Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company or its Subsidiaries, taken as a whole, the Company and its Subsidiaries have good and marketable title to, or valid leasehold interests in, all of their respective properties and assets, free and clear of all Encumbrances, except for Permitted Encumbrances. The Company and each of its Subsidiaries enjoy peaceful and undisturbed possession under each lease, sublease, license or other use or occupancy agreement pursuant to which the Company or any of its Subsidiaries leases, subleases, licenses or otherwise uses or occupies real property (such real property, the “Leased Real Property” and each, together with all amendments or modifications thereto and guaranties thereof, a “Real Property Lease”), except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company

Material Adverse Effect. Schedule 3.18(a) sets forth, as of the date of this Agreement, (i) all of the real property that is owned by the Company or any Subsidiary (the “Owned Real Property”) and (ii) all of the material Leased Real Property.
(b)   Each Real Property Lease is a valid and binding obligation of the Company or any of its Subsidiaries that is a party thereto, as applicable, and to the Knowledge of the Company, the other parties thereto and is in full force and effect, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; provided that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights and remedies generally and (ii) the remedies of specific performance and injunctive relief and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought.
(c)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is in default under, and there is no event that with notice, lapse of time, or both, would constitute a default by Company or any of its Subsidiaries under, the provisions of any Real Property Lease, and to the Company’s Knowledge, no other party to a Real Property Lease is in default under, and there is no event that with notice, lapse of time, or both, would constitute a default by such other party under, any Real Property Lease. Neither the Company nor any of its Subsidiaries has received any written communication from, or given any written communication to, or to the Knowledge of the Company, received or given any other type of communication from or to, any other party to a Real Property Lease alleging that the Company, any of its Subsidiaries or such other party, as the case may be, is in default under such Real Property Lease.
(d)   The Leased Real Property, together with the Owned Real Property, are referred to herein collectively as the “Real Property”. Except as set forth in Section 3.18(d) of the Company Disclosure Letter, no Person, other than the Company or a Subsidiary of the Company, possesses, uses or occupies all or any portion of any Real Property. There are no outstanding options or rights of first refusal to purchase the Owned Real Property. Neither the Company nor any Subsidiary of the Company is a party to any agreement, right of first offer, right of first refusal or option with respect to the purchase or sale of any real property or interest therein. There are no pending or, to the Knowledge of the Company, threatened Proceedings to take all or any portion of the Real Property or any interest therein by eminent domain or any condemnation proceeding (or the jurisdictional equivalent thereof) or any sale or disposition in lieu thereof or to change or redefine the zoning classification of all or any portion of the Real Property, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(e)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all improvements located on the Real Property are in good condition (ordinary wear and tear excepted). The Real Property is all of the material real property used in connection with the operation of the business of the Company and its Subsidiaries as currently conducted.
Section 3.19   Environmental.   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(a)   the Company and its Subsidiaries are and, except for matters which have been resolved, have been in compliance with all applicable Environmental Laws, including possessing and complying with the terms of all Company Permits required for their operations under applicable Environmental Laws;
(b)   as of the date of this Agreement, there is no pending or, to the Knowledge of the Company, threatened Proceeding pursuant to any Environmental Law against the Company or any of its Subsidiaries. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has received notice or a request for information from any Person, including any Governmental Authority, alleging that the Company or any of its Subsidiaries has been or is in actual or potential violation of any applicable Environmental Law or otherwise may be liable under any applicable Environmental Law, which violation or liability is unresolved. Neither the Company nor any of its Subsidiaries is a party or subject to any Order pursuant to Environmental Law;
(c)   there have been no Releases of Hazardous Materials on or underneath any location that has resulted, or is reasonably likely to result in an obligation by the Company or any of its Subsidiaries to remediate such Releases pursuant to applicable Environmental Law or otherwise result in liability to the Company or any of its Subsidiaries pursuant to applicable Environmental Law with respect to such Releases; and
(d)   the Company has delivered or otherwise made available for inspection to the Parent copies of any material reports, investigations, audits, assessments (including Phase I or II environmental site assessments), studies or other material documents in the possession of or reasonably available to the Company or any of its Subsidiaries pertaining to: (i) any unresolved claims arising under or related to any Environmental Law; (ii) any Hazardous Materials in, on, beneath or adjacent to any property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries; or (iii) the Company’s or any of its Subsidiaries’ compliance with applicable Environmental Laws.
Section 3.20   Customers and Suppliers.   Except as set forth in Section 3.20 of the Company Disclosure Letter, none of (a) the ten (10) largest customers (by revenue) of the businesses of the Company and its Subsidiaries during the two (2) years prior to the date of this Agreement (each, a “Top Customer”) or (b) the ten (10) largest suppliers (by cost) of the businesses of the Company and its Subsidiaries during the two (2) years prior to the date of this Agreement or any sole source supplier that is material to the business of the Company and its Subsidiaries (each, a “Top Supplier”) has canceled or otherwise terminated, or to the Knowledge of the Company, threatened to cancel or otherwise terminate, its relationship with the Company or any of its Subsidiaries or to decrease materially the quantity of products or services purchased from or sold to, respectively, the businesses of the Company or any of its Subsidiaries since January 1, 2019, outside of ordinary cyclical fluctuations in business from the placing and fulfillment of Contracts.
Section 3.21   Products.   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2019, (a) each product developed, manufactured, marketed, sold, leased or distributed by the Company or any of its Subsidiaries (each, a “Company Product”) has been free of defects and in conformity with all applicable contractual specifications, applicable statutory requirements and all express and implied warranties made by the Company or any of its Subsidiaries, (b) neither the Company nor any of its Subsidiaries has any liability for replacement or repair of any Company Product or other damages in connection therewith, (c) there has not been any recall or post-sale warning concerning any Company Product and (d) neither the Company nor any of its Subsidiaries has received any written, or, to the Knowledge of the Company, oral notice of any product liability Proceeding by or before any Governmental Authority relating to any Company Product. There are not presently any pending, or, to the Knowledge of the Company, threatened, Proceedings relating to any alleged hazard or alleged defect in design, manufacture, materials or workmanship relating to any Company Product.
Section 3.22   Foreign Corrupt Practices Act; Anti-Corruption.
(a)   Since January 1, 2016, neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any director, officer, employee, stockholder, agent or representative (including any distributor, reseller, systems integrator, value-added reseller, consultant, independent contractor, referral partner or other channel partner) of the Company or its Subsidiaries, has directly or indirectly made, offered to make, or attempted to make any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of what form, whether in money, property or services, in violation of the U.S. Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act 2010, laws promulgated pursuant to the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or any other applicable Law, rule or regulation relating to anti-corruption or anti-bribery (collectively, the “Anti-Corruption Laws”). Without limiting the foregoing, neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company or its Subsidiaries, any director, officer, employee, stockholder, agent or representative (including any distributor, reseller, systems integrator, value-added reseller, consultant, independent contractor, referral partner or other channel partner) of the Company, has directly or indirectly offered or given anything of value to (i) any foreign official, any foreign political party or official thereof or any candidate for political office or (ii) any Person, while knowing that all or a portion of such thing of value will be offered, given or promised, directly or indirectly, to any foreign official, to any foreign political party or official thereof or to any candidate for foreign political office for the purpose of the following: (A) influencing any act or decision of such foreign official, political party, party official or candidate in his, her or its official capacity, including influencing such foreign official, political party, party official or candidate to do or omit to do any act in violation of the lawful duty of such foreign official, political party, party official or candidate, or securing any improper advantage or (B) inducing such foreign official, political party, party official or candidate to use his, her or its influence with a foreign Governmental Authority or instrumentality thereof to affect or influence any act or decision of such Governmental Authority or instrumentality, in order to assist the Company or any Subsidiaries in obtaining or retaining business for or with, or directing business to, any Person.
(b)   To the Knowledge of the Company, neither the Company nor any of its Subsidiaries or Affiliates nor any of their respective Representatives (i) is under external or internal investigation for (A) any potential violation of the Anti-Corruption Laws, (B) any alleged irregularity, misstatement or omission arising under or relating to any Contract between such Person and any Governmental Authority, or any instrumentality thereof or (C) any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment or the provision of anything of value, directly or indirectly, to a foreign official, any foreign political party or official thereof or any candidate for foreign political office, (ii) has received any notice or other communication (in writing or otherwise) from any Governmental Authority regarding any actual, alleged or potential violation of, or failure to comply with, any Anti-Corruption Laws or (iii) is or has been since January 1, 2016, the subject of any internal complaint, audit or review process regarding allegations of potential violation of the Anti-Corruption Laws.
(c)   The Company and its Subsidiaries and Affiliates have at all times since January 1, 2016, maintained an adequate system or systems of internal controls reasonably designed to (i) ensure compliance with the Anti-Corruption Laws and (ii) prevent and detect violations of the Anti-Corruption Laws.
(d)   Since January 1, 2016, neither the Company nor any of its Subsidiaries has made any disclosure (voluntary or otherwise) to any Governmental Authority with respect to any alleged irregularity, misstatement or omission or other potential violation or liability arising under or relating to any applicable Anti-Corruption Laws.
Section 3.23   Customs and International Trade Laws.
(a)   To the Knowledge of the Company, since January 1, 2016, the Company and its Subsidiaries have been in compliance with all applicable Customs and International Trade Laws and there are no unresolved formal claims or other Proceedings concerning the liability of any of the Company or its Subsidiaries under such Laws. Without limiting the foregoing, (i) since January 1, 2016, each director, officer, employee, and, to the Knowledge of the Company, agent of the Company or any of its Subsidiaries has been in compliance with all applicable Customs and International Trade Laws; (ii) at all times since January 1, 2016, the Company, its Subsidiaries and Persons acting on their behalf have obtained all required import and export licenses and all other Customs and International Trade Authorizations; (iii) since January 1, 2016, no Governmental Authority has initiated any Proceedings or imposed any civil or criminal fine, penalty, seizure, forfeiture, revocation of a Customs and International Trade Authorization, debarment or denial of future Customs and International Trade Authorizations against any of the Company or its Subsidiaries or any of their respective directors, officers, employees or, to the Knowledge of the Company, agents in connection with any actual or alleged violation of any applicable Customs and International Trade Laws; and (iv) since January 1, 2016, there have been no claims, investigations or requests for information by a Governmental Authority with respect to the Company’s and its Subsidiaries’ Customs and International Trade Authorizations and compliance with applicable Customs and International Trade Laws.
(b)   Neither the Company nor any of its Subsidiaries, nor any director, officer, employee, or agent thereof, is a Sanctioned Person.
(c)   Each of the Company and its Subsidiaries has in place adequate controls and systems reasonably designed to ensure compliance with applicable Customs and International Trade Laws in each of the jurisdictions in which the Company or any of its Subsidiaries conduct business.
(d)   Since January 1, 2016, neither the Company nor any of its Subsidiaries has made any disclosure (voluntary or otherwise) to any Governmental Authority with respect to any alleged irregularity, misstatement or omission, or other potential violation or liability arising under or relating to any applicable Customs and International Trade Laws.

Section 3.24   Insurance.   The Company and its Subsidiaries have paid, or caused to be paid, all premiums due under all material insurance policies of the Company and its Subsidiaries, and all such insurance policies are in full force and effect, other than as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has received written notice that they are in default with respect to any obligations under such policies other than as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written notice of cancellation or termination with respect to any existing material insurance policy, or refusal or denial of any material coverage, reservation of rights or rejection of any material claim under any existing material insurance policy, in each case that is held by, or for the benefit of, the Company or any of its Subsidiaries, other than as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.25   Takeover Statutes.   The Company Board has taken such actions and votes as are necessary to render the provisions of any “fair price,” “moratorium,” “control share acquisition” or any other takeover or anti-takeover statute or similar federal or state Law (including Section 203 of the DGCL) inapplicable to this Agreement, the Voting Agreement, the Merger or any other transactions contemplated by this Agreement.
Section 3.26   Brokers.   No investment banker, broker or finder other than Morgan Stanley & Co. LLC, the fees and expenses of which will be paid by the Company, is entitled to any investment banking, brokerage, finder’s or similar fee or commission in connection with this Agreement or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Affiliates. True, correct and complete copies of all engagement letters in effect between the Company and Morgan Stanley & Co. LLC for the provision of financial advisory services have been made available to Parent.
Section 3.27   Opinion of Financial Advisor.   The Company Board has received the opinion (or an oral opinion to be confirmed in writing) of its financial advisor, Morgan Stanley & Co. LLC to the effect that, as of the date of such opinion, and based upon and subject to the limitations, assumptions and qualifications and other matters set forth in the written opinion, the Merger Consideration is fair from a financial point of view to the holders of shares of Company Common Stock. Such opinion has not been materially amended or rescinded as of the date of this Agreement. Promptly after the date of this Agreement, a true, correct and complete copy of such opinion in written form will be made available to Parent for informational purposes.
Section 3.28   Termination of Middleby Agreement.   The Company has validly terminated the Middleby Agreement in accordance with its terms and has no further liabilities thereunder. Concurrent with, and as a condition to the effectiveness of such termination, the Middleby Termination Fee was paid to Middleby by wire transfer of immediately available funds in accordance with the terms of the Middleby Agreement in full satisfaction of all of the Company’s remaining obligations under the Middleby Agreement. The Company has instructed Middleby to destroy or erase all Confidential Information (as defined in the Middleby Confidentiality Agreement) previously furnished to Middleby or to Middleby’s Representatives by or on behalf of the Company or any of its Subsidiaries (in accordance with the terms of the Middleby Confidentiality Agreement).
Section 3.29   No Other Representations or Warranties.   Except for the representations and warranties contained in this Article III, neither the Company nor any other Person on behalf of the Company makes any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or any other information provided to Parent or Merger Sub in connection with the transactions contemplated by this Agreement, including the accuracy, completeness or timeliness thereof. Neither the Company nor any of its Subsidiaries has made or makes any representation or warranty with respect to any projections, estimates or budgets made available to the public, Parent, Merger Sub or their Affiliates of future revenues, future production, future results of operations (or any component thereof), future cash flows, the future financial condition (or any component thereof) or the future business and operations of the Company and its Subsidiaries.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Except as disclosed in the particular section or subsection of the Parent Disclosure Letter expressly referenced therein (it being understood and agreed that any information set forth in one section or subsection of the Parent Disclosure Letter also shall be deemed to apply to each other section and subsection of this Agreement to which its applicability is reasonably apparent on its face from the text of the disclosure), Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company as follows:
Section 4.1   Organization; Qualification.   Each of Parent, Merger Sub and their respective Subsidiaries is (i) a legal entity duly organized and validly existing under the laws of the jurisdiction of its incorporation, formation or organization, as applicable, and (ii) has the requisite corporate or similar power and authority to conduct its business as it is now being conducted and to own, lease and operate its properties and assets in the manner in which its properties and assets are currently operated, except where the failure to be so validly existing and authorized has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Each of Parent, Merger Sub and their respective Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the character or location of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. The Parent Organizational Documents have been made available to the Company and are in full force and effect, and neither Parent nor Merger Sub, as applicable, is in violation of any of the provisions thereof.
Section 4.2   Authority Relative to Agreement.
(a)   Each of Parent, Acquiror and Merger Sub have all necessary corporate power and authority to execute, deliver and perform their respective obligations under this Agreement. The execution, delivery and performance of this Agreement by Parent, Acquiror and Merger Sub, and the consummation by Parent, Acquiror and Merger Sub of the transactions contemplated by this Agreement, have been duly and validly authorized by all necessary corporate action by Parent, Acquiror and Merger Sub, and no other corporate action or proceeding on the part of Parent, Acquiror or Merger Sub is necessary to authorize the execution, delivery and performance of this Agreement by Parent, Acquiror and Merger Sub and the consummation by Parent, Acquiror and Merger Sub of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Parent, Acquiror and Merger Sub and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of each of Parent, Acquiror and Merger Sub, enforceable against each of Parent, Acquiror and Merger Sub in accordance with its terms, except that (A) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights and remedies generally and (B) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought.
(b)   The Parent Board and the board of directors of Merger Sub have, by resolutions unanimously adopted thereby, (i) approved this Agreement and the transactions contemplated by this Agreement, and (ii) determined that this Agreement and the transactions contemplated by this Agreement are advisable and in the best interests of Parent and Merger Sub and their respective stockholders, as applicable. Acquiror (or any other direct or indirect wholly owned Subsidiary of Parent that becomes a stockholder of Merger Sub), acting in its capacity as the sole stockholder of Merger Sub, has approved and adopted this Agreement. As of the date of this Agreement, none of the aforesaid actions by the Parent Board or the board of directors of Merger Sub have been amended, rescinded or modified. No vote of the holders of securities of Parent is required in connection with the consummation of the transactions contemplated by this Agreement.

Section 4.3   No Conflict; Required Filings and Consents.
(a)   Neither the execution and delivery of this Agreement by Parent and Merger Sub nor the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement, nor compliance by Parent and Merger Sub with any of the terms or provisions of this Agreement, will (i) violate any provision of the Parent Organizational Documents or the certificate of incorporation or bylaws (or equivalent organizational documents) of any Subsidiary of the Company, (ii) assuming that the Consents, registrations, declarations, filings and notices referenced in Section 4.3(b) have been obtained or made, conflict with or violate any Law applicable to Parent, Merger Sub or their respective Subsidiaries or by which any property or asset of Parent, Merger Sub or their respective Subsidiaries is bound or affected or (iii) violate, conflict with or result in any breach of any provision of, or loss of any benefit, or constitute a default (with or without notice or lapse of time, or both) under, give rise to any right of termination, acceleration or cancellation of or require the Consent of, notice to or filing with any third party pursuant to any of the terms or provisions of any Contract to which Parent, Merger Sub or any of their respective Subsidiaries is a party, or by which any property or asset of Parent, Merger Sub or any of their respective Subsidiaries is bound or affected, or result in the creation of any Encumbrance, other than any Permitted Encumbrance, upon any of the property or assets of Parent, Merger Sub or any of their respective Subsidiaries, other than, in the case of clauses (ii) and (iii), any such conflict, violation, breach, default, termination, acceleration, cancellation or Encumbrance that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(b)   No Consent of, registration, declaration or filing with or notice to any Governmental Authority is required to be obtained or made by or with respect to Parent or Merger Sub in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement, other than (i) the filing of the Certificate of Merger with the Delaware Secretary of State, (ii) such other items required solely by reason of the participation of the Company in the transactions contemplated by this Agreement, (iii) compliance with and filings or notifications under Antitrust Laws and (iv) such other Consents, registrations, declarations, filings or notices the failure of which to be obtained or made has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 4.4   Litigation.   As of the date of this Agreement, (a) there is no Proceeding pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries or any asset or property of Parent or any of its Subsidiaries, and (b) there is no Order outstanding against, or involving, Parent or any of its Subsidiaries or any asset or property of Parent or any of its Subsidiaries that, in each case that would reasonably be expected to, individually or in the aggregate, impair in any material respect the ability of Parent to perform its obligations under this Agreement or to consummate the Merger, or prevent or materially delay the consummation of any of the Merger and the other transactions contemplated by this Agreement.
Section 4.5   Information Supplied.   None of the information supplied or to be supplied by or on behalf of Parent or any of its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement will, at the date it, or any amendment or supplement to it, is mailed to stockholders of the Company and at the time of the Company Stockholders’ Meeting contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.
Section 4.6   Merger Sub.   Merger Sub was formed by Parent and is wholly owned by a direct or indirect wholly owned Subsidiary of Parent solely for the purpose of engaging in the transactions contemplated by this Agreement. Merger Sub has not conducted any business prior to the date of this Agreement and has no, and prior to the Effective Time will have no, assets, obligations or liabilities of any nature other than those incident to its incorporation and the transactions contemplated by this Agreement.
Section 4.7   Brokers.   No investment banker, broker or finder other than Goldman Sachs & Co. LLC, the fees and expenses of which will be paid by Parent, is entitled to any investment banking, brokerage, finder’s or similar fee or commission in connection with this Agreement or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.
Section 4.8   Share Ownership.   None of Parent, Merger Sub or any of their Affiliates has been, at any time during the three (3) years preceding the date of this Agreement, an “interested stockholder” of the

Company, as defined in Section 203 of the DGCL. As of the date of this Agreement, none of Parent, Merger Sub or their respective Affiliates owns (directly or indirectly, beneficially or of record) any Company Common Stock (other than pursuant to the Voting Agreement) and none of Parent, Merger Sub or any of their respective Affiliates holds any rights to acquire any Company Common Stock except pursuant to this Agreement (in each case other than de minimis holdings held by directors and officers of Parent or any of its Subsidiaries).
Section 4.9   Debt Financing.
(a)   Concurrently with the execution of this Agreement, Parent has delivered to the Company an executed commitment letter, including all exhibits and schedules thereto, and fee letters (in the case of such fee letters, redacted in a customary manner, including with respect to the amounts and percentages of the fees set forth therein and with respect to “flex”), each dated July 14, 2021 (such agreements, the “Debt Commitment Letter”), among Parent and the agents, arrangers, lenders, underwriters, managers and other entities acting in similar roles identified therein (together with any Persons that become a party thereto after the date hereof in accordance with the terms thereof or which become party to any definitive documentation relating to the Debt Financing, collectively, the “Financing Sources”) pursuant to which such Financing Source has committed, on the terms and subject to the conditions set forth therein, to provide or arrange all or part of the financing contemplated under the Debt Commitment Letter for the purposes of financing the transactions contemplated by this Agreement and paying related fees and expenses (the “Debt Financing”).
(b)   As of the date hereof, the Debt Commitment Letter has not been amended or modified, no amendment or modification to the Debt Commitment Letter is contemplated, and the commitments contained in the Debt Commitment Letter have not been withdrawn or rescinded in any respect. There are no side letters or other Contracts related to the investing or funding, as applicable, of the Debt Financing other than as expressly set forth in the Debt Commitment Letter and other than customary engagement letters with respect to debt securities to be issued in lieu of any bridge financing contemplated by the Debt Commitment Letter. Parent has fully paid any and all commitment fees or other fees or expenses in connection with the Debt Commitment Letter that are payable on or prior to the date hereof, if any, and Parent is unaware of any fact or occurrence existing on the date hereof that would reasonably be expected to make any of the assumptions or any of the statements set forth in the Debt Commitment Letter ineffective. The Debt Commitment Letter is in full force and effect and is the legal, valid, binding and enforceable obligation of Parent and, to the knowledge of Parent, each of the other parties thereto, as the case may be, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar applicable Laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law). There are no conditions precedent related to the funding of the Debt Financing on the Closing Date, other than as expressly set forth in the Debt Commitment Letter. As of the date hereof, assuming the satisfaction of the conditions set forth in Section 6.1 and Section 6.2 and compliance by the Company with Section 5.12, no event has occurred that, with or without notice, lapse of time or both, would reasonably be expected to (i) constitute a default or breach on the part of Parent under the Debt Commitment Letter, (ii) constitute or result in a failure to satisfy any of the terms or conditions set forth in the Debt Commitment Letter, or (iii) otherwise result in any portion of the Debt Financing not being available on the Closing Date. Assuming the satisfaction of the conditions set forth in Section 6.1 and Section 6.2 and compliance by the Company with Section 5.12, Parent has no reason to believe that any of the conditions to the Debt Financing contemplated by the Debt Commitment Letter will not be satisfied or that the Debt Financing will not be made available on or prior to the Closing, and Parent is not aware of the existence of any fact or event as of the date hereof that would reasonably be expected to cause such conditions to funding not to be satisfied and the Closing not to occur. The Debt Financing, together with cash on hand of the Parent, provides for, at the Closing, funds sufficient to satisfy all payment obligations of Parent required to be made hereunder at or in connection with the Closing.
Section 4.10   No Other Representations or Warranties.   Except for the representations and warranties contained in this Article IV, neither Parent nor any of Merger Sub nor any other Person on behalf of Parent or any of Merger Sub makes any express or implied representation or warranty with respect to Parent or any of its Subsidiaries or any other information provided to the Company in connection with the transactions contemplated by this Agreement, including the accuracy, completeness or timeliness thereof. Neither Parent nor any of its Subsidiaries has made or makes any representation or warranty with respect to any projections, estimates or budgets made available to the public, the Company or its Affiliates of future revenues, future production, future results of operations (or any component thereof), future cash flows, the future financial condition (or any component thereof) or the future business and operations of Parent and its Subsidiaries.
ARTICLE V
COVENANTS AND AGREEMENTS
Section 5.1   Conduct of Business by the Company Pending the Merger.   The Company covenants and agrees that, between the date of this Agreement and the earlier of the Effective Time and the date, if any, on which this Agreement is terminated in accordance with Section 7.1, except (A) as may be required by Law, (B) as may be agreed in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), (C) as may be expressly contemplated or required pursuant to this Agreement, (D) for any reasonable and good faith actions taken or omitted to be taken, or any plans, procedures and practices adopted, solely to preserve the property and assets of the Company and its Subsidiaries or to protect the safety or health of personnel of the Company and its Subsidiaries in connection with the COVID-19 pandemic, in each case (i) consistent with prior practice or with respect to which the Company has reasonably consulted with Parent (to the extent practicable), and (ii) other than with respect to Section 5.1(a), Section 5.1(b), Section 5.1(c), Section 5.1(d), Section 5.1(k), Section 5.1(m), Section 5.1(q), Section 5.1(r), Section 5.1(s), and Section 5.1(y), to which this clause (D) shall not apply, and Section 5.1(n), to which this clause (D) shall be limited as set forth therein, or (E) as set forth in Section 5.1 of the Company Disclosure Letter, (x) the Company shall, and shall cause its Subsidiaries to, conduct the business of the Company and its Subsidiaries in the ordinary course of business and in a manner consistent with past practice and use reasonable best efforts to preserve its assets and business organization and maintain its existing relationships and goodwill with material customers, suppliers, distributors, Governmental Authorities and business partners, and to keep available the services of its officers and key employees, and (y) the Company shall not, and shall cause its Subsidiaries not to, directly or indirectly:
(a)   amend or otherwise change the Certificate of Incorporation or the Bylaws of the Company or such equivalent organizational or governing documents of any of its Subsidiaries;
(b)   adjust, split, combine, subdivide, reclassify, redeem, repurchase or otherwise acquire or amend the terms of the Company’s or any of its Subsidiaries’ capital stock or other equity interests or any options, equity or equity-based compensation, warrants, convertible securities or other rights of any kind to acquire any shares of the Company’s or any of its Subsidiaries’ capital stock or other equity interests, other than the acceptance of shares of Company Common Stock as payment for the exercise price or withholding taxes incurred in connection with the exercise, vesting or settlement of Company Equity Awards outstanding as of the date hereof or equity awards granted following the date hereof pursuant to the Company Equity Plan and subject to the terms of this Agreement;
(c)   issue, sell, pledge, dispose, encumber or grant, or authorize any of the foregoing with respect to, any shares of the Company’s or its Subsidiaries’ capital stock or other equity interests (other than pledges to the Collateral Agent (as defined in the Existing Credit Agreement) securing the Existing Credit Agreement), or any options, equity or equity-based compensation, warrants, convertible securities or other rights of any kind to acquire any shares of the Company’s or any of its Subsidiaries’ capital stock or other equity interests; other than the issuance of Company Common Stock pursuant to the Company Equity Awards;
(d)   declare, set aside, authorize, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to the Company’s or any of its Subsidiaries’ capital stock or other equity interests, other than dividends and distributions paid by any Subsidiary of the Company to the Company or any wholly owned Subsidiary of the Company;
(e)   (i) establish, adopt, enter into any new, amend, terminate, or take any action to accelerate rights under, any Company Benefit Plan, or any plan, program, policy, practice, agreement or other arrangement that would be a Company Benefit Plan if it had been in effect on the date of this Agreement; (ii) grant or pay, or commit to grant or pay, any bonus, incentive or profit-sharing award or payment (other than the payment of accrued and unpaid bonuses or other incentive or profit-sharing compensation in the ordinary course of business consistent with past practice); (iii) increase, or commit to increase, the amount of the wages, salary, bonuses, commissions, fringe benefits, severance or other compensation (including equity or equity-based compensation, whether payable in stock, cash or other property), benefits or remuneration payable to any current or former employee or director of, or individual service provider to, the Company or any Subsidiary of the Company (other than increases in annual base salaries and incentive compensation opportunities at times and in amounts in the ordinary course of business consistent with past practice); (iv) take any action to accelerate any payment or benefit, the vesting of any equity or equity-based award or the funding of any payment or benefit, payable or to become payable to any current or former employee or director of, or individual service provider to, the Company or any Subsidiary of the Company; (v) enter into any employment, severance, change in control, retention, individual consulting or similar agreement with any current or former employee or director of, or individual service provider to, the Company or any Subsidiary of the Company (other than offer letters that provide for at-will employment without any severance, retention or change in control benefits for newly hired employees or individual service providers who are hired in the ordinary course of business and whose annual base compensation does not exceed $200,000 individually), (vi) communicate with the employees of the Company or any Subsidiary of the Company regarding the compensation, benefits or other treatment they will receive following the Effective Time, unless such communications are consistent with the terms provided herein; or (vii) except as may be required by GAAP, materially change any actuarial or other assumptions used to calculate funding obligations with respect to any Company Benefit Plan or materially change the manner in which contributions to such plans are made or the basis on which such contributions are determined;
(f)   hire, engage, promote or (other than for cause) terminate any employee or other individual service provider who is or would be entitled to receive annual base compensation of $200,000 or more;
(g)   waive the restrictive covenant obligations of any employee of the Company or its Subsidiaries;
(h)   grant, confer or award equity or equity-based compensation, options, convertible securities, restricted stock, restricted stock units, deferred stock units or other rights to acquire any of the Company’s or its Subsidiaries’ capital stock or other equity interests;
(i)   make any (A) loan or advance to (x) any officer or director of the Company or its Subsidiaries (other than travel and similar advances to its employees in the ordinary course of business) or (y) employees of the Company or its Subsidiaries in excess of $100,000 in the aggregate, or (B) loan, advance or capital contribution to, or investment in, any other Person in excess of $25,000 in the aggregate (other than to or in the Company or any direct or indirect wholly owned Subsidiary of the Company);
(j)   (A) forgive any loans or advances to (x) any officers or directors of the Company or its Subsidiaries, or any of their respective Affiliates, or (y) employees of the Company or its Subsidiaries in excess of $100,000 in the aggregate, or (B) change its existing borrowing or lending arrangements for or on behalf of any of such Persons pursuant to an employee benefit plan or otherwise;
(k)   acquire (including by merger, consolidation or acquisition of stock or assets) any corporation, partnership, limited liability company, joint venture, other business organization or any division thereof or all or any of the assets, business or properties of any other Person, in each case, with a value or purchase price that, individually or in the aggregate, exceeds $3,000,000, excluding any acquisitions of supplies and inventory in the ordinary course of business;
(l)   sell, pledge, dispose of, transfer, abandon, lease, license, mortgage, incur any Encumbrance (other than Permitted Encumbrances) (including pursuant to a sale-leaseback transaction or an asset securitization transaction) on or otherwise transfer or encumber any of the assets, business, properties or rights of the Company or any of its Subsidiaries, in each case, with a value or purchase price that, individually or in the aggregate, exceeds $3,000,000, except (i) sales of inventory in the ordinary course of business and consistent with past practice, (ii) (x) transfers among, (y) the making and repayment of loans to, or (z) the guarantee of indebtedness of, the Company and its Subsidiaries (but in the case of clause (ii), solely to the extent such exception is required under Section 6.09(b) of the Existing Credit Agreement), or (iii) disposition of obsolete assets or expired inventory;
(m)   (i) redeem, pay, discharge or satisfy any Indebtedness that has a prepayment cost, “make whole” amount, prepayment penalty or similar obligation (other than (A) the payment, discharge or satisfaction required pursuant to the terms of the Company’s Existing Credit Facilities as in effect as of the date of this

Agreement and (B) Indebtedness incurred by the Company or its wholly owned Subsidiaries and owed to the Company or its wholly owned Subsidiaries) or (ii) cancel any material Indebtedness (individually or in the aggregate) or waive or amend any claims or rights of substantial value;
(n)   incur, create, assume, guarantee or otherwise become liable for any Indebtedness (directly, contingently or otherwise) or assume or guarantee the obligations of any Person (or enter into a “keep well” or similar arrangement) or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries (except for (i) indebtedness or guarantees for drawdowns with respect to, or the entry into letters of credit under, the Company’s revolving credit facility under its Existing Credit Facilities in the ordinary course of business consistent with past practice, (ii) Indebtedness owed to the Company or its wholly owned Subsidiaries, (iii) Indebtedness incurred pursuant to clause (D) of the first sentence of Section 5.1, which shall not exceed $5,000,000 in the aggregate, and (iv) other Indebtedness in an aggregate amount not to exceed $2,000,000);
(o)   terminate, assign, enter into, agree to any material amendment or modification of, renew (other than renewals of the Contracts set forth in Section 3.14(a)(i) or Section 3.14(a)(ii) in the ordinary course of business), or waive any material rights under, any Company Material Contract or Real Property Lease, or any Contract that would have been a Company Material Contract or Real Property Lease had it been entered into prior to the date of this Agreement, in each case, (i) with respect to any Company Material Contract (x) that would result in expenditures or the incurrence of other liabilities or obligations (whether accrued or contingent) by the Company and its Subsidiaries in excess of $2 million over the term of such Company Material Contract or $10 million in the aggregate over the terms of all such Company Material Contracts and (y) for which the outstanding term of such Company Material Contract exceeds two years and (ii) with respect to any Real Property Lease, (x) that would result in additional expenditures or the incurrence of other liabilities or obligations (whether accrued or contingent) by the Company and its Subsidiaries in excess of $100,000 over the term of such Real Property Lease or (y) for which the outstanding term of such Real Property Lease exceeds three years;
(p)   except as required pursuant to an applicable Contract, including any Labor Agreement, in effect as of the date of this Agreement, (i) modify, renew, extend or enter into any Labor Agreement or (ii) negotiate with, recognize or certify any Labor Organization as the bargaining representative of any employees of the Company or any of its Subsidiaries;
(q)   make any material change to its methods of financial accounting, except as required by GAAP (or any interpretation thereof), Regulation S-X of the Exchange Act or a Governmental Authority or quasi-Governmental Authority (including the Financial Accounting Standards Board or any similar organization);
(r)   make or agree to make any capital expenditure, other than (i) with respect to capital expenditures in the calendar year ending December 31, 2021, (x) any capital expenditures in the amounts contemplated by the capital expenditure budget of the Company and its Subsidiaries for the calendar year ending December 31, 2021 made available to Parent prior to the date hereof, or (y) additional capital expenditures of less than $2,500,000 in the aggregate; provided, that the aggregate capital expenditures under clauses (x) and (y) do not exceed $35,000,000 in the calendar year ending December 31, 2021, and (ii) with respect to capital expenditures in the calendar year ending December 31, 2022, capital expenditures of less than $2,500,000 in the aggregate per month; provided, however, that, in each case of clauses (i) and (ii), any capital expenditure greater than $500,000 relating to information technology systems or enhancements or digital projects shall require the prior written consent of Parent (even if contemplated by such capital expenditure budget);
(s)   write up, write down or write off the book value of any material assets, except to the extent required by GAAP;
(t)   commence, release, compromise, assign, settle or agree to settle any action, claim, investigation or Proceeding, other than (i) with respect to routine matters in the ordinary course of business and consistent with past practice, (ii) settlements that result solely in monetary obligations involving payment (without the admission of wrongdoing) by the Company or any of its Subsidiaries of the amounts specifically reserved in accordance with GAAP with respect to such action, claim, investigation or Proceeding on the Company’s consolidated financial statements for the year ending December 31, 2020 or (iii) an amount not greater than $500,000 individually or $3,000,000 in the aggregate;

(u)   fail to use commercially reasonable efforts to maintain in effect the material insurance policies covering the Company and its Subsidiaries and their respective properties, assets and businesses;
(v)   announce, implement or effect any facility closing, layoff, early retirement programs, severance programs or reductions in force affecting more than one hundred (100) employees of the Company or any of its Subsidiaries or giving rise to severance or other liabilities or obligations in excess of $3,000,000 in the aggregate with respect to all such actions;
(w)   cancel, dedicate to the public, disclaim, forfeit, reissue, reexamine or abandon without filing a substantially identical counterpart in the same jurisdiction with the same priority or allow to lapse (except with respect to patents expiring in accordance with their terms) any Intellectual Property material to the Company, other than in the ordinary course of business consistent with the past practice of the Company;
(x)   (i) make or change any material Tax election or change any method of Tax accounting; (ii) file any material amended Tax Return; (iii) settle, compromise or close any audit or Proceeding relating to (A) U.S. federal income Taxes in an amount in excess of $500,000 individually or $2,000,000 in the aggregate or (B) state, local or non-U.S. Taxes in an amount in excess of $250,000 individually or $1,000,000 in the aggregate; (iv) agree to an extension or waiver of the statute of limitations with respect to any material amount of Taxes; (v) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law) with respect to any material Tax; or (vi) surrender any right to claim a material Tax refund;
(y)   merge or consolidate the Company or any of its Subsidiaries with any Person or adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than any such transaction solely between or involving wholly-owned Subsidiaries of the Company); or
(z)   enter into any agreement to do, authorize or adopt any resolutions approving, or announce any intention to do, any of the foregoing.
Section 5.2   Preparation of the Proxy Statement; Stockholder Meeting.
(a)   The Company shall prepare, and the Company shall use its reasonable best efforts to cause to be filed with the SEC within forty (40) days after the execution of this Agreement, the Proxy Statement in preliminary form. The Company shall use its reasonable best efforts to cause the Proxy Statement to comply with the applicable rules and regulations promulgated by the SEC. Parent shall furnish all information as may be reasonably requested by the Company in connection with any such action and the preparation, filing and distribution of the Proxy Statement. No filing of, or amendment or supplement to, the Proxy Statement will be made by the Company without providing Parent with a reasonable opportunity to review and comment thereon. If, at any time prior to the Effective Time, any information relating to Parent or the Company or any of their respective Affiliates, directors or officers should be discovered by Parent or the Company which should be set forth in an amendment or supplement to the Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be prepared and, following a reasonable opportunity for the other party (and its counsel) to review and comment on such amendment or supplement, promptly filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company. Subject to applicable Law, the Company shall notify Parent promptly of the receipt of any written or oral comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or for additional information and shall supply each other with copies of all correspondence between either party or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger.
(b)   Subject to the earlier termination of this Agreement in accordance with Section 7.1, the Company shall, as soon as reasonably practicable, duly call, give notice of, convene (on a date selected by the Company in consultation with Parent) and hold a meeting of its stockholders (the “Company Stockholders’ Meeting”) for the purpose of seeking the Company Stockholder Approval, and shall submit such proposal to such holders at the Company Stockholders’ Meeting and shall not submit any other proposal to such holders in connection with the Company Stockholders’ Meeting without the prior written consent of Parent. The Company in consultation with Parent shall set a record date for Persons entitled to notice of, and to vote at, the Company Stockholders’ Meeting and shall not change such record date without the prior written consent of Parent and shall not adjourn or otherwise postpone or delay such Company Stockholders’ Meeting without the prior written consent of Parent. If the Company Board has not made a Company Adverse Recommendation Change, the Company shall, through the Company Board, make the Company Recommendation, and shall include such Company Recommendation in the Proxy Statement, and use its reasonable best efforts to (i) solicit from its stockholders proxies in favor of the adoption of this Agreement and (ii) take all other action necessary or advisable to secure the Company Stockholder Approval. Notwithstanding any Company Adverse Recommendation Change, unless this Agreement is terminated in accordance with its terms, the obligations of the parties hereunder shall continue in full force and effect and such obligations shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Company Acquisition Proposal (whether or not a Company Superior Proposal). Notwithstanding the foregoing provisions of this Section 5.2(b), if, on the date of the Company Stockholders’ Meeting, (i) the Company has not received proxies representing a sufficient number of shares of Company Common Stock to obtain the Company Stockholder Approval, whether or not a quorum is present, (ii) the Company does not have a sufficient number of shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders’ Meeting or (iii) the Company Board has determined in good faith after consultation with outside counsel that it is advisable to allow reasonable additional time for the filing and mailing of supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Company Stockholders’ Meeting, which supplemental or amended disclosure has been determined by the Company Board in good faith after consultation with outside counsel to be required by applicable Law, the Company shall make one or more successive postponements or adjournments of the Company Stockholders’ Meeting (provided, that without the prior written consent of Parent, the Company Stockholders’ Meeting shall not be postponed or adjourned to a date that is more than 10 Business Days in the aggregate after the date for which the Company Stockholders’ Meeting was originally scheduled (excluding any adjournments or postponements required by applicable Law)); provided, further, that the Company Stockholders’ Meeting may not be postponed or adjourned on the date the Company Stockholders’ Meeting is scheduled if the Company shall have received proxies in respect of an aggregate number of shares of Company Common Stock, which have not been withdrawn, such that the Company Stockholder Approval will be obtained at such meeting.
Section 5.3   Appropriate Action; Consents; Filings.
(a)   Subject to the terms and conditions of this Agreement, the parties hereto will use their respective reasonable best efforts to consummate and make effective the transactions contemplated by this Agreement and to cause the conditions to the Merger set forth in Article VI to be satisfied, including using reasonable best efforts to accomplish the following: (i) the obtaining of all necessary actions or non-actions, consents and approvals from Governmental Authorities or other Persons necessary in connection with the consummation of the transactions contemplated by this Agreement, including the Merger, and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval from, or to avoid a Proceeding by, any Governmental Authority or other Persons necessary in connection with the consummation of the transactions contemplated by this Agreement, including the Merger, (ii) the defending of any lawsuits or other legal Proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including the Merger, performed or consummated by such party in accordance with the terms of this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed and (iii) the execution and delivery of any additional instruments reasonably necessary to consummate the Merger and any other transactions to be performed or consummated by such party in accordance with the terms of this Agreement and to carry out fully the purposes of this Agreement. Each of the parties hereto shall promptly (and in no event later than ten (10) days after the date of this Agreement, unless otherwise agreed to by the parties) make its respective filings under the HSR Act, and thereafter make any other applications and filings as reasonably determined by the Company and Parent under other applicable Antitrust Laws with respect to the transactions contemplated by this Agreement as promptly as reasonably practicable (and in no event later than thirty (30) days after the date of this Agreement, unless otherwise agreed to by the parties) in draft form. The Company and Parent shall each pay fifty percent (50%) of all filing fees and other charges for the filings required under any Antitrust Law; provided, that, for the avoidance of doubt, the Company and Parent shall each bear its own legal fees, including consultant fees, incurred in connection with any applications and filings required under applicable Antitrust Laws.
(b)   Subject to Parent’s obligations in Section 5.3(d), in connection with and without limiting the efforts referenced in Section 5.3(a), Parent shall, after reasonable consultation with the Company, have the right to devise, control and direct the strategy and timing for, and make all decisions relating to (and shall take the lead in all meetings and communications with any Governmental Authority relating to), any required submissions, responses to information requests and filings to any Governmental Authority or other Person and obtaining any consent or approval of any Governmental Authority or other Person contemplated by this Section 5.3, including resolving any Proceeding related to any such consent or approval and all matters relating to any Divestiture Actions, provided that each of the parties hereto will (i) furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any governmental filings, submissions or other documents; (ii) give the other reasonable prior notice of any such filing, submission or other document and of any substantive communication with or from any Governmental Authority regarding the transactions contemplated by this Agreement, and permit the other to review and discuss in advance, and consider in good faith the views, and secure the participation, of the other in connection with any such filing, submission, document or communication; and (iii) cooperate in responding as promptly as reasonably practicable to any investigation or other inquiry from a Governmental Authority or in connection with any Proceeding initiated by a Governmental Authority or private party, including informing the other party as soon as practicable of any such investigation, inquiry or Proceeding, and consulting in advance before making any presentations or submissions to a Governmental Authority, or, in connection with any Proceeding initiated by a private party, to any other Person. In addition, each of the parties hereto will give reasonable notice to and consult with the other in advance of any meeting, conference, or Proceeding with any Governmental Authority, or in connection with any Proceeding by a private party, with any other Person, and to the extent permitted by the Governmental Authority or other Person, give the other the opportunity to attend and participate in such meeting, conference, or Proceeding.
(c)   The parties shall consult with each other with respect to obtaining all permits and Consents necessary to consummate the transactions contemplated by this Agreement, including the Merger.
(d)   In furtherance of and without limiting the efforts referenced in Section 5.3(a), Parent and the Company (if requested by Parent), along with their respective Subsidiaries, shall take such action as may be necessary to avoid or eliminate each and every impediment under any Antitrust Law that may be asserted by any Governmental Authority so as to enable the consummation of the Merger as soon as reasonably practicable (and in any event no later than the Termination Date). In furtherance of the foregoing, Parent shall agree to, and permit the Company to (i) sell, divest, hold separate, lease, license, transfer, dispose of, subject to conduct remedies, otherwise encumber or impair or take any other action with respect to any assets, properties, businesses or product lines of Parent or the Company or any of their respective Subsidiaries Affiliates (separately and, in the aggregate, “Antitrust Action”), and (ii) in the event that any permanent or preliminary injunction or other Order is entered or becomes reasonably foreseeable to be entered in any Proceeding that would make consummation of the Merger unlawful or that would otherwise prevent or delay consummation of the Merger, take such actions as may be necessary to vacate, modify or suspend such injunction or Order; provided that (x) no party hereto shall be required pursuant to this Section 5.3 to commit to or effect any action that is not conditioned upon the consummation of the Merger and (y) Parent shall, after reasonable consultation with the Company, control the decision to undertake and the process relating to any action contemplated above in this Section 5.3(d), and the Company, if so requested by Parent, shall take any and all actions so requested by Parent, and for the avoidance of doubt, the Company shall not, unless requested to do so by Parent, commit to or effect any action contemplated above in this Section 5.3(d). Without limiting the foregoing, Parent shall take all such action (including Antitrust Action) as may be necessary to avoid or eliminate, and minimize the impact of, each and every impediment under any Antitrust Law that is asserted by any Governmental Authority with respect to the Merger so as to enable the Closing to occur as soon as reasonably possible (and in any event no later than the Termination Date and any extensions thereto).

(e)   Each of the parties hereto agrees that, from the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is terminated in accordance with Section 7.1, it shall not, and shall ensure that none of their Subsidiaries shall, consummate, enter into any agreement providing for, or announce, any investment, acquisition, divestiture, merger or other business combination that would reasonably be expected to materially delay or prevent the consummation of the transactions contemplated by this Agreement.
Section 5.4   Access to Information; Confidentiality.   From the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is terminated in accordance with Section 7.1, upon reasonable notice, each party shall (and shall cause each of its Subsidiaries to) afford reasonable access to the other party’s Representatives, during normal business hours, to the personnel, advisors, properties, books and records of such party and its Subsidiaries and, during such period, shall (and shall cause each of its Subsidiaries to) furnish reasonably promptly to such Representatives all information concerning the business, properties and personnel of such party and its Subsidiaries, and to provide copies thereof, as may reasonably be requested; provided, however, that nothing herein shall require a party or any of its Subsidiaries to disclose any information to the other party if such disclosure would, in the reasonable judgment of the disclosing party, (i) violate applicable Law or the provisions of any agreement to which such party or any of its Subsidiaries is a party or (ii) jeopardize any attorney-client or other legal privilege; provided, further, that in each such case, the disclosing party shall cooperate with the other party to enable it and its Representatives to enter into appropriate confidentiality, joint defense or similar documents or arrangements so that it and its Representatives may have access to such information. No investigation or access permitted pursuant to this Section 5.4 shall affect or be deemed to modify any representation, warranty, covenant or agreement made by any party hereunder. All information furnished by a party, its Subsidiaries and its officers, employees and other Representatives pursuant to this Section 5.4 shall be kept confidential in accordance with the Confidentiality Agreement. No party hereto shall be deemed to violate any of its obligations under the Confidentiality Agreement as a result of performing any of its obligations under this Agreement, including actions required by Section 5.3(d).
Section 5.5   No Solicitation by the Company.
(a)   From the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with Section 7.1, except as provided in Section 5.5(b) or Section 5.5(d), (i) the Company shall, and shall cause its Subsidiaries and its and their respective officers and directors to, immediately cease, and shall direct and use its reasonable best efforts to cause its and their respective other Representatives to immediately cease, and cause to be terminated all existing discussions, negotiations and communications with any Persons or entities with respect to any Company Acquisition Proposal (other than the transactions contemplated by this Agreement); (ii) the Company shall not, and shall not authorize or permit any of its Representatives to, directly or indirectly through another Person, (A) initiate, seek, solicit, knowingly facilitate, knowingly encourage (including by way of furnishing any non-public information relating to the Company or any of its Subsidiaries), or knowingly induce the making, submission or announcement of any proposal that constitutes, or would reasonably be expected to lead to, a Company Acquisition Proposal, (B) engage in negotiations or discussions with, or provide any non-public information or non-public data to, or afford access to the properties, books and records of the Company to, any Person (other than Parent or any of its Affiliates or Representatives) in connection with or in response to any Company Acquisition Proposal or any proposal reasonably expected to lead to any Company Acquisition Proposal or grant any waiver or release under any standstill, confidentiality or other agreement (except that if the Company Board determines in good faith, after consultation with its outside legal counsel, that the failure to grant any waiver or release would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law, the Company may waive any such standstill provision in order to permit a third party to make a Company Acquisition Proposal), (C) enter into any binding or non-binding letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other agreement, commitment, arrangement or understanding contemplating or otherwise in connection with, or that is intended to or would reasonably be expected to lead to, any Company Acquisition Proposal, or (D) resolve to do any of the foregoing; (iii) the Company shall not provide and shall, within twenty-four (24) hours of execution of this Agreement, terminate access of any third party to any data room (virtual or actual) containing any of the Company’s information; and (iv) within twenty-four (24) hours of execution of this Agreement, the Company shall request the return or destruction of all confidential, non-public information and materials provided to third parties that have, entered into confidentiality agreements relating to a possible Company Acquisition Proposal with the Company or any of its Subsidiaries.
(b)   Notwithstanding the foregoing, if at any time after the date of this Agreement and prior to obtaining the Company Stockholder Approval, the Company receives a bona fide written Company Acquisition Proposal from a third party and such Company Acquisition Proposal was not initiated, sought, solicited, knowingly facilitated, knowingly encouraged, knowingly induced or otherwise procured in breach of this Agreement, then the Company may (i) contact the Person who has made such Company Acquisition Proposal solely to clarify the terms of such Company Acquisition Proposal so that the Company Board may inform itself about such Company Acquisition Proposal, (ii) furnish information concerning its business, properties or assets to such Person pursuant to a confidentiality agreement with confidentiality and standstill terms that, taken as a whole, are not materially less favorable to the Company than those contained in the Confidentiality Agreement and (iii) negotiate and participate in discussions and negotiations with such Person concerning such Company Acquisition Proposal, in the case of clauses (ii) and (iii), only if the Company Board determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that such Company Acquisition Proposal constitutes or is reasonably likely to constitute or result in a Company Superior Proposal. The Company (A) shall promptly (and in any case within twenty-four (24) hours) provide Parent notice (1) of the receipt of any Company Acquisition Proposal, which notice shall include a complete, unredacted copy of all written proposals, written indications of interest or draft agreements relating to, or other written materials that describe any of the terms and conditions of, such Company Acquisition Proposal, and (2) of any inquiries, proposals or offers received by, any requests for non-public information from, or any discussions or negotiations initiated or continued or sought to be initiated or continued with, the Company or any of its Representatives concerning a Company Acquisition Proposal, and disclose the identity of the other party (or parties) and the terms of such inquiry, offer, proposal or request and, in the case of written materials, provide copies of such materials, (B) shall promptly (and in any case within twenty-four (24) hours) make available to Parent copies of all written materials provided by the Company to such party but not previously made available to Parent and (C) shall keep Parent informed on a reasonably prompt basis (and, in any case, within twenty-four (24) hours of any significant development) of the status and material details (including amendments and proposed amendments) of any such Company Acquisition Proposal or other inquiry, offer, proposal or request.
(c)   Except as permitted by Section 5.5(d) or Section 5.5(e), neither the Company Board nor any committee thereof shall (i) withdraw, qualify or modify, or publicly propose to withdraw, qualify or modify, the Company Recommendation, in each case in a manner adverse to Parent or Merger Sub or (ii) adopt, approve, authorize, declare advisable or recommend or publicly propose to adopt, approve, authorize, declare advisable or recommend, any Company Acquisition Proposal (any action described in the foregoing clauses (i) or (ii) of this sentence being referred to as a “Company Adverse Recommendation Change”).
(d)   If, at any time after the date of this Agreement and prior to the receipt of the Company Stockholder Approval, the Company Board receives a Company Acquisition Proposal that the Company Board determines in good faith, after consultation with its outside financial advisors and outside legal counsel, constitutes a Company Superior Proposal that was not initiated, sought, solicited, knowingly facilitated, knowingly encouraged, knowingly induced or otherwise procured in breach of this Agreement, the Company Board may effect a Company Adverse Recommendation Change or terminate this Agreement pursuant to Section 7.1(c)(ii) in order to enter into a definitive agreement with respect to such Company Superior Proposal if (A) the Company Board determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law; (B) the Company provides Parent with five (5) Business Days’ prior written notice of the Company Board’s intention to effect such a Company Adverse Recommendation Change or terminate this Agreement pursuant to Section 7.1(c)(ii), which notice shall include the identity of the party (or parties) making such Company Superior Proposal, the material terms of such Company Superior Proposal (including the price) and copies of the current drafts of material agreements providing for such Company Superior Proposal; (C) for a period of five (5) Business Days following the notice delivered pursuant to clause (B) of this Section 5.5(d), the Company shall have discussed and negotiated in good faith and made the Company’s Representatives available to discuss and negotiate in good faith (in each case to the extent Parent desires to negotiate) with Parent’s Representatives any proposed modifications to the terms and conditions of this Agreement so that the failure to take such action would no longer reasonably be expected to be inconsistent with the fiduciary duties of the Company Board under applicable Law (it being understood and agreed that any amendment to any material term or condition of any Company Superior Proposal shall require a new notice and a new three (3)-Business Day negotiation period); and (D) no earlier than the end of such negotiation period, the Company Board shall have determined in good faith, after consultation with its outside legal counsel and after considering the terms of any proposed amendment or modification to this Agreement, that (x) the Company Acquisition Proposal that is the subject of the notice described in clause (B) above still constitutes a Company Superior Proposal and (y) the failure to take such action would still be reasonably expected to be inconsistent with its fiduciary duties under applicable Law.
(e)   Other than in connection with a Company Superior Proposal (which shall be subject to Section 5.5(d) and shall not be subject to this Section 5.5(e)), prior to obtaining the Company Stockholder Approval, the Company Board may, in response to a Company Intervening Event, take any action prohibited by clause (i) of Section 5.5(c), only if (i) the Company Board determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law; (ii) the Company has notified Parent in writing that the Company Board intends to effect such a Company Adverse Recommendation Change pursuant to this Section 5.5(e) (which notice shall specify the material facts and circumstances providing the basis of the Company Intervening Event and for the Company Board’s determination to effect such a Company Adverse Recommendation Change in reasonable detail); (iii) for a period of five (5) Business Days following the notice delivered pursuant to clause (ii) of this Section 5.5(e), the Company shall have discussed and negotiated in good faith and made the Company’s Representatives available to discuss and negotiate in good faith (in each case to the extent Parent desires to negotiate), with Parent’s Representatives any proposed modifications to the terms and conditions of this Agreement so that the failure to take such action would no longer reasonably be expected to be inconsistent with the fiduciary duties of the Company Board under applicable Law (it being understood and agreed that any material change to the relevant facts and circumstances shall require a new notice and a new three (3)-Business Day negotiation period); and (iv) no earlier than the end of such negotiation period, the Company Board shall have determined in good faith, after consultation with its outside legal counsel and after considering the terms of any proposed amendment or modification to this Agreement, that the failure to take such action would still be reasonably expected to be inconsistent with its fiduciary duties under applicable Law.
(f)   Nothing contained in this Agreement shall prohibit the Company or the Company Board from (i) disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder or (ii) making any disclosure to its stockholders if the Company Board determines in good faith, after consultation with its outside legal counsel, that the failure of the Company Board to make such disclosure would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law; provided, however, that (A) in no event shall this Section 5.5(f) affect the obligations specified in Section 5.5(d) or Section 5.5(e) and (B) any such disclosure (other than issuance by the Company of a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) that addresses or relates to the approval, recommendation or declaration of advisability by the Company Board with respect to this Agreement or a Company Acquisition Proposal shall be deemed to be a Company Adverse Recommendation Change unless the Company Board in connection with such communication publicly states that its recommendation with respect to this Agreement has not changed or refers to the prior recommendation of the Company Board, without disclosing any Company Adverse Recommendation Change.
Section 5.6   Directors’ and Officers’ Indemnification and Insurance.
(a)   Without limiting any additional rights that any director or officer may have under any agreement or Company Benefit Plan, from the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, Parent shall cause the Surviving Corporation to indemnify and hold harmless each present (as of the Effective Time) and former director and officer of the Company and its Subsidiaries (the “D&O Indemnified Parties”) against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements incurred in connection with any Proceeding arising out of or pertaining to the fact that such D&O Indemnified Party is or was an officer or director of the Company or any of its Subsidiaries at or prior to the Effective Time (including with respect to this Agreement and the transactions and actions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable Law and the Certificate of Incorporation or the Bylaws as at the date hereof; provided that no D&O Indemnified Party shall be entitled to indemnification for any act or omission which constitutes fraud or willful misconduct by such D&O Indemnified Party. In the event of any such Proceeding, (A) each D&O Indemnified Party shall be entitled to advancement of expenses incurred in the defense of any Proceeding from the Surviving Corporation to the fullest extent permitted under applicable Law and the Certificate of Incorporation and the Bylaws as of the date hereof provided that such D&O Indemnified Party first provides a written undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification and (B) the Surviving Corporation shall not settle, compromise or consent to the entry of any judgment in any Proceeding for which indemnification has been sought by such D&O Indemnified Party hereunder, unless such settlement, compromise or consent includes an unconditional release of such D&O Indemnified Party from all liability arising out of such Proceeding or such D&O Indemnified Party otherwise consents.
(b)   Parent and Merger Sub agree that all rights to indemnification and exculpation from liabilities, including advancement of expenses, for acts or omissions occurring at or prior to the Effective Time now existing in favor of the D&O Indemnified Parties as provided in the Certificate of Incorporation, the Bylaws or any indemnification Contract between such directors or officers and the Company (in each case, as in effect on, and, in the case of any indemnification Contracts, to the extent made available to Parent prior to, the date of this Agreement) shall survive the Merger and shall continue in full force and effect. For a period of six (6) years from the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain in effect the exculpation, indemnification and advancement of expenses equivalent to the provisions of the Certificate of Incorporation and Bylaws as in effect immediately prior to the Effective Time with respect to acts or omissions occurring prior to the Effective Time and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any D&O Indemnified Parties; provided, however, that all rights to indemnification in respect of any action pending or asserted or any claim made within such period shall continue until the disposition of such action or resolution of such claim. From and after the Effective Time, Parent shall guarantee and stand surety for, and shall cause the Surviving Corporation to honor, in accordance with their respective terms, each of the covenants contained in this Section 5.6(b).
(c)   Prior to the Effective Time, the Company shall or, if the Company is unable to, Parent shall cause the Surviving Corporation as of or after the Effective Time to, purchase a six (6)-year prepaid “tail” policy, with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company’s existing policies of directors’ and officers’ liability insurance and fiduciary liability insurance, with respect to matters arising on or before the Effective Time (including in connection with this Agreement and the transactions or actions contemplated by this Agreement), and Parent shall cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation, and no other party shall have any further obligation to purchase or pay for insurance hereunder; provided, however, that the Company shall not pay, and the Surviving Corporation shall not be required to pay, in the aggregate, in excess of three hundred percent (300%) of the last annual premium paid by the Company prior to the date of this Agreement in respect of such “tail” policy. If the Company or the Surviving Corporation for any reason fails to obtain such “tail” insurance policy prior to, as of or after the Effective Time, Parent shall, for a period of six (6) years from the Effective Time, cause the Surviving Corporation to maintain in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company with respect to matters arising on or before the Effective Time; provided, however, that after the Effective Time, Parent shall not be required to pay, in the aggregate, in excess of three hundred percent (300%) of the last annual premium paid by the Company prior to the date of this Agreement in respect of the coverage required to be obtained pursuant hereto, but in such case shall purchase as much coverage as reasonably practicable for such amount.
(d)   The covenants contained in this Section 5.6 are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Parties and their respective heirs and shall not be deemed exclusive of any other rights to which any such Person is entitled, whether pursuant to Law, contract or otherwise.

(e)   In the event that Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors or assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.6.
Section 5.7   Notification of Certain Matters.   Subject to applicable Law, the Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (a) the occurrence or non-occurrence of any event whose occurrence or non-occurrence, as the case may be, would reasonably be expected to cause, in the case of the Company, any condition set forth in Section 6.2 not to be satisfied, or in the case of Parent, any condition set forth in Section 6.3 not to be satisfied, at any time from the date of this Agreement to the Effective Time; (b) any notice or other communication received by such party from any Governmental Authority in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement, or from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the other transactions contemplated by this Agreement and (c) any claims, investigations or Proceedings commenced or, to such party’s Knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries that relate to this Agreement, the Merger or the other transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, (i) no such notification shall affect the representations, warranties, covenants or agreements of the parties hereto or the conditions to the obligations of the parties hereunder and (ii) failure by a party hereto to comply with the obligations set forth in this Section 5.7 shall not result in the failure of the condition set forth in Section 6.2(b) (with respect to any non-compliance by the Company) or Section 6.3(b) (with respect to any non-compliance by Parent or Merger Sub); provided, however, that the delivery of any notice pursuant to this Section 5.7 shall not cure any breach of, or noncompliance with, any other provision of this Agreement or limit or otherwise affect the remedies available hereunder to the party receiving such notice.
Section 5.8   Public Disclosure.   So long as this Agreement is in effect, neither Parent, nor the Company, nor any of their respective Affiliates, will disseminate any press release or other public announcement or disclosure concerning this Agreement, the Merger or the other transactions contemplated by this Agreement, except as may be required by Law or the rules of a national securities exchange, to the extent disclosed in or consistent with the Proxy Statement or in connection with ordinary course communications regarding this Agreement and the transactions contemplated hereby to their respective employees, without the prior consent of each of the other parties hereto, which consent shall not be unreasonably withheld, conditioned or delayed. The Company shall consult with Parent prior to making any substantive communications to its employees or other constituents with respect to this Agreement and the transactions contemplated hereby to the extent the substance of such communications was not previously approved by Parent in connection with any prior communications, and shall consider in good faith the reasonable comments proposed by Parent. The parties hereto have agreed to the text of the joint press release announcing the execution of this Agreement. Notwithstanding any other provision of this Agreement, the requirements of this Section 5.8 shall not apply to (i) any such press release or public announcement if the Company Board has effected any Company Adverse Recommendation Change in accordance with this Agreement or (ii) any disclosure by the Company or Parent of any information concerning this Agreement, the Merger or the other transactions contemplated by this Agreement in connection with a determination by (A) the Company in accordance with Section 5.5(b) or Section 5.5(d) that a Company Acquisition Proposal constitutes, or may constitute, a Company Superior Proposal, or (B) any dispute between the parties regarding this Agreement, the Merger or the transactions contemplated by this Agreement; provided, however, that in the case of either of clauses (i) or (ii), to the extent not prohibited by applicable Law, the disclosing party gives the other party reasonable advance notice of (including the contents of) its intended release, announcement or disclosure.
Section 5.9   Employee Matters.
(a)   For purposes of this Section 5.9, (i) the term “Covered Employees” shall mean employees who are actively employed by the Company or any of its Subsidiaries immediately prior to the Effective Time; and (ii) the term “Continuation Period” shall mean the period beginning at the Effective Time and ending on the date that is twelve months following the Effective Time.

(b)   Subject to any Labor Agreement that applies to the Covered Employees, during the Continuation Period or, if sooner, upon the termination of employment of the applicable Covered Employee, Parent shall provide each Covered Employee with (i) base salaries no less than in effect immediately prior to the Closing Date, (ii) annual cash target bonus (other than change in control and retention bonuses) and commission opportunities no less than in effect immediately prior to the Closing Date, and (iii) employee benefits (excluding defined benefit pension plans, plans providing for retiree medical benefits, plans that provide equity-based compensation and plans that provide for payments or benefits upon a change in control), that are substantially comparable in the aggregate to either, as determined by Parent in its sole discretion: (x) the employee benefits provided by Parent (or a Subsidiary thereof) to its similarly situated employees or (y) the employee benefits provided by the Company or its Subsidiaries to Covered Employees under the Company Benefit Plans listed in Section 3.12(a) of the Company Disclosure Letter as in effect immediately before the Effective Time. In addition, (i) during the one hundred twenty (120) day period following the Closing, Parent shall provide each Covered Employee with severance benefits no less favorable than those provided by the Company and its Subsidiaries immediately prior to the Effective Time and (i) following such one hundred twenty (120) day period and for the remainder of the Continuation Period, Parent shall provide each Covered Employee with severance benefits on the same basis that such severance benefits are made available to similarly situated employees of Parent (or a Subsidiary thereof).
(c)   In the event any Covered Employee first becomes eligible to participate under any Parent Benefit Plan following the Effective Time, Parent shall, or shall cause a Subsidiary of Parent to, for Covered Employees who become eligible during the calendar year including the Effective Time, to (i) waive any preexisting condition exclusions and waiting periods with respect to participation and coverage requirements applicable to any Covered Employee under any Parent Benefit Plan providing medical, dental or vision benefits to the same extent such limitation would have been waived or satisfied under any similar Company Benefit Plan the Covered Employee participated in immediately prior to coverage under the Parent Benefit Plan; and (ii) provide each Covered Employee with credit for any copayments and deductibles paid prior to the Covered Employee’s coverage under any Parent Benefit Plan during the plan year in which the Effective Time occurs, to the same extent such credit was given under any similar Company Benefit Plan that Covered Employee participated in immediately prior to coverage under the Parent Benefit Plan, in satisfying any applicable deductible or out-of-pocket requirements under the Parent Benefit Plan for the plan year in which the Effective Time occurs.
(d)   As of the Effective Time, Parent shall recognize, or shall cause a Subsidiary of Parent to recognize, all service of each Covered Employee prior to the Effective Time, to the Company (or any predecessor entities of the Company or any of its Subsidiaries) for vesting and eligibility purposes (but not for benefit accrual purposes under any defined benefit pension plan) and for purposes of determining future vacation accruals, retirement plan contributions and severance amounts to the same extent as such Covered Employee received, immediately before the Effective Time, credit for such service under any similar Company Benefit Plan in which such Covered Employee participated immediately prior to the Effective Time; provided that service of each Covered Employee prior to the Effective Times shall not be recognized for the purpose of any entitlement to participate in, or receive benefits with respect to, any Parent retiree medical program in which any Covered Employee participates after the Effective Times. In no event shall anything contained in this Section 5.9 result in any duplication of benefits for the same period of service.
(e)   If requested by Parent no later than five (5) Business Days prior to the Closing Date, each of the Company, its Subsidiaries and any Company ERISA Affiliates shall terminate any and all Company Benefit Plans intended to include a Code Section 401(k) arrangement (each a “Company 401(k) Plan”), subject to the condition subsequent that the transactions contemplated by this Agreement shall be consummated. If so requested by Parent, the Company shall provide Parent with evidence that such Company 401(k) Plan(s) have been terminated (effective as of no later than the day immediately preceding the Closing Date and subject to the condition subsequent that the transactions contemplated by this Agreement will be consummated) pursuant to resolutions of the Company Board or the board of directors of the applicable Subsidiaries of the Company or such Company ERISA Affiliates, as the case may be. The form and substance of such resolutions and related plan amendments shall be subject to review and approval by Parent, which approval shall not be unreasonably withheld or delayed. The Company also shall take such other actions in furtherance of terminating such Company 401(k) Plan(s) as Parent may reasonably require if so requested. Upon termination of the Company 401(k) Plan, Parent shall cause a tax-qualified defined contribution plan with a Code Section 401(k) arrangement established or maintained by Parent or an affiliate (the “Parent 401(k) Plan”) to accept direct rollovers of eligible rollover distributions (as defined in Section 402(c)(4) of the Code) by Covered Employees. The Company and Parent shall cooperate in good faith to take any and all commercially reasonable actions needed to permit each Covered Employee with an outstanding loan balance under the Company 401(k) Plan as of the date such plan is terminated to continue to make scheduled loan payments to the Company 401(k) Plan after the Closing, pending the distribution and in-kind rollover of the promissory notes evidencing such loans from the Company 401(k) Plan to the Parent 401(k) Plan, as provided in the preceding sentence, such as to prevent, to the extent reasonably possible, a deemed distribution or loan offset with respect to such outstanding loans.
(f)   The Company and its Subsidiaries shall satisfy all legal or contractual requirements to provide notice to, or to carry out any consultation procedure with, any employee or groups of employees of the Company or any of its Subsidiaries, or any Labor Organization, which is representing any employee of the Company or any of its Subsidiaries, in connection with the transactions contemplated by this Agreement.
(g)   Upon Parent’s written request, which request shall be made at least five (5) Business Days prior to the Closing Date, the Company Board shall adopt resolutions, no earlier than thirty (30) days prior to the Closing Date, to terminate the Company’s Deferred Compensation Plan in accordance with the rules set forth in Treas. Reg. Section 1.409A-3(j)(4)(ix), and Parent shall cause the amounts payable thereunder to be distributed as soon as reasonably practicable after the Closing Date.
(h)   The parties hereto acknowledge and agree that all provisions contained in this Section 5.9 with respect to employees of the Company and its Subsidiaries are included for the sole benefit of the respective parties hereto and shall not create any right (i) in any other Person, including employees, former employees, any participant or any beneficiary thereof, in any Company Benefit Plan, or (ii) to continued employment with the Company, Parent or their respective Subsidiaries or Affiliates. Notwithstanding anything in this Section 5.9 to the contrary, nothing in this Agreement, whether express or implied, shall be treated as an amendment or other modification of any Company Benefit Plan or any other employee benefit plans of the Company, Parent or any of their respective Subsidiaries or Affiliates or shall prohibit Parent or any of its Subsidiaries or Affiliates from amending or terminating any employee benefit plan.
Section 5.10   Section 16 Matters.   Prior to the Effective Time, Parent and the Company shall take all such steps as may be reasonably necessary or advisable (to the extent permitted under applicable Law and no-action letters issued by the SEC) to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company or will become subject to such reporting requirements with respect to Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by applicable Law.
Section 5.11   Repayment, Termination and Defeasance of Existing Indebtedness.   At least five (5) Business Days prior to the Closing Date, the Company shall use commercially reasonable efforts to deliver to Parent (i) an executed copy of a customary payoff letter from the agents under the Existing Credit Agreement in form and substance reasonably satisfactory to Parent relating to the repayment in full of all obligations thereunder or secured or guaranteed thereby, the termination of all commitments in connection therewith, the release of all Encumbrances granted thereunder or securing the obligations thereunder and the release of all guarantees granted thereunder or in connection therewith and (ii) final drafts of customary certificates and opinions, in form and substance reasonably satisfactory to Parent, relating to and required for the defeasance and discharge all of the obligations under the Existing Indenture. The Company shall use commercially reasonable efforts to, and shall use commercially reasonable efforts to cause its Subsidiaries to, deliver to Parent (or to the agent or trustee, as applicable, under the Existing Credit Facilities, in the case of prepayment and termination notices or deliverables related to defeasance) prior to the Closing, in form and substance reasonably satisfactory to Parent, all the documents, filings and notices required for (i) the termination of commitments under the Existing Credit Agreement, the release of all guarantees and other loan documents executed in connection therewith, and the release of all Encumbrances granted in connection therewith, including the filing of UCC releases, termination of control agreements, and delivery of possessory collateral, which shall in each case be subject to the occurrence of the Closing and the repayment in full of all obligations then outstanding under the Existing Credit Facilities and (ii) the defeasance and discharge of all obligations under the Existing Indenture and the release of all guarantees executed in connection therewith.
Section 5.12   Parent’s Financing Activities.
(a)   Without limiting the generality of Section 5.3 and Section 5.4, prior to the Closing, the Company shall use commercially reasonable efforts to, and shall use commercially reasonable efforts to cause its Affiliates and its and their respective Representatives to, on a timely basis, provide all reasonable cooperation requested by Parent, any of its Affiliates or Representatives or any Financing Source in connection with the arrangement, marketing, syndication and consummation of the Debt Financing. Such cooperation shall, at the reasonable request of Parent, any of its Affiliates or Representatives or any Financing Source, include the following:
(i)   furnishing, or causing to be furnished, to such Person, (A) audited balance sheets and related statements of operations, stockholders’ equity and cash flows for the fiscal years ended December 31, 2020, December 31, 2019, December 31, 2018, and prior fiscal years if applicable, and such further fiscal years ended at least sixty (60) days prior to the Closing Date and (B) unaudited balance sheets and related statements of income and cash flows for each fiscal quarter ended after the close of its most recent fiscal year which are no more than one hundred and thirty (130) days old at Closing, in the case of clauses (A) and (B), prepared in accordance with GAAP and reviewed (SAS 100) by the Company’s accountants (with such review (x) including a review of the financial statements for the corresponding period in the previous fiscal year and (y) being conducted in accordance with applicable accounting standards), together with all other historical financial information and other customary information (and related management discussion and analysis prepared in connection therewith) regarding the Company and its Affiliates as may be reasonably requested by Parent, any of its Affiliates or Representatives or any Financing Source that may be required in order for Parent to complete and deliver pro forma financial statements, customary confidential information, bank or offering memoranda or prospectuses, in connection with such financing (other than portions customarily provided by Financing Sources), including the information required under any commitment letter, engagement letter or definitive financing document in connection with the transactions contemplated by this Agreement or in connection with a customary offering of securities;
(ii)   providing reasonable assistance to Parent for the preparation of pro forma financial information and projections required to consummate the Debt Financing or to comply with applicable Law;
(iii)   using reasonable best efforts to secure the consent of the independent accountants of the Company and its Affiliates related to the financial statements described in this Section 5.12;
(iv)   requesting that the Company’s and its Affiliates’ independent accountants participate in drafting sessions and accounting due diligence sessions and cooperate with the Debt Financing, including requesting that they provide customary comfort letters (including “negative assurance” comfort) to the extent required in connection with the marketing and syndication of the Debt Financing or as are customarily required in an underwritten offering of securities;
(v)   providing reasonable assistance to Parent, its Affiliates and any Financing Source in their preparation of customary rating agency presentations, road show materials, customary bank or co-investor information memoranda, prospectuses, bank syndication materials, credit agreements, offering memoranda, private placement memoranda, definitive financing documents (as well as customary certificates), and similar or related documents customarily prepared in connection with the Debt Financing, and which may incorporate by reference periodic and current reports filed by the Company with the SEC;
(vi)   reasonably cooperating with customary marketing efforts and due diligence efforts of Parent, its Affiliates and any Financing Source for all or any portion of the Debt Financing, including requesting its management team, with appropriate seniority and expertise, and external auditors and advisors, to assist in preparation for and to participate in a reasonable number of meetings (including customary one-on-one meetings with the parties acting as lead arrangers or agents for, and prospective lenders, underwriters, initial purchasers and purchasers of, the financing), presentations, road shows, due diligence sessions, drafting sessions, and sessions with rating agencies, in each case, upon reasonable notice and at mutually agreeable dates and times, and including, without limitation, virtual meetings;
(vii)   using reasonable best efforts to ensure that any syndication or marketing effort in connection with the Debt Financing benefits materially from any existing lending and investment banking relationship of the Company and its Affiliates;
(viii)   reasonably cooperating with any Financing Sources of Parent or any of Parent’s Affiliates in an evaluation of the assets of the Company or any of its Subsidiaries for the purpose of establishing collateral arrangements in connection with the Debt Financing;
(ix)   using reasonable best efforts to deliver to Parent, no later than five (5) Business Days prior to the Closing Date (to the extent requested no later than eight (8) Business Days prior to the Closing Date), any materials and documentation about the Company and its Subsidiaries required under applicable “know your customer” and anti-money laundering rules, Laws and regulations (including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and 31 C.F.R. § 1010.230 regarding beneficial ownership requirements for legal entity customers);
(x)   provide information concerning the Company and its Affiliates reasonably necessary for the completion of definitive agreements for the Debt Financing, including any schedules thereto, and to the extent the Company or any of its Affiliates will become a party to any such definitive agreement, provide (including using reasonable best efforts to obtain such documents from its advisors) customary certificates (including solvency certificates), corporate authorizations and other customary closing documents and definitive agreements as may be reasonably requested by Parent or the Financing Sources;
(xi)   informing Parent promptly in writing if the Company Board or a committee thereof, the Company’s chief financial officer or any other executive officer of the Company concludes that any previously issued financial statements included or intended to be used in connection with the Debt Financing should no longer be relied upon;
(xii)   informing Parent promptly in writing if any member of the Company Board, the Company’s chief financial officer or any other executive officer of the Company shall have knowledge of any facts as a result of which a restatement of any of the Company’s or its Subsidiaries’ financial statements is probable; and
(xiii)   reasonably cooperating with Parent and its Financing Sources in connection with (A) Parent’s efforts to obtain customary corporate, facilities and securities ratings; (B) assisting Parent in obtaining opinions of the Company’s counsel; (C) providing customary authorization letters to Parent’s Financing Sources; (D) providing customary authorizations for the use of the trademarks, service marks and logos of the Company and its Affiliates; provided that such trademarks, service marks and logos are used in a manner that is not intended to or reasonably likely to harm or disparage the Company or its Affiliates or the reputation or goodwill of the Company or its Affiliates; (E) providing access to documents and other information in connection with continuing due diligence investigations; and (F) the payoff of existing Indebtedness of the Company, whether in the form of a tender offer, change of control offer, redemption, defeasance, satisfaction and discharge, consent solicitation, or otherwise; provided that (1) neither the Company nor any of its Affiliates shall be required to pay any commitment or other similar fee in connection with any financing to be obtained by Parent or any of Parent’s Affiliates in connection with the transactions contemplated by this Agreement (except to the extent Parent promptly reimburses (in the case of ordinary course out-of-pocket costs and expenses) or provides the funding (in all other cases) to the Company or such Affiliate of the Company therefor), (2) the effectiveness of any documentation executed by the Company with respect thereto, and the attachment of any Encumbrance to any assets of the Company or any of its Subsidiaries, shall be subject to the consummation of the Closing, (3) no director or officer of any the Company shall be required to execute any agreement, certificate, document or instrument with respect to such financing that would be effective prior to the Closing (other than certifications of the financial statements and customary authorization letters contemplated by clause (xiii) above), (4) the Company, its controlled Affiliates and their respective Representatives shall be indemnified and held harmless by Parent from and against any and all liabilities, losses, damages, claims, interest, awards, judgments and penalties suffered or incurred by them in connection with claims asserted by a Financing Source in connection with the arrangement of such financing to the fullest extent permitted by Law and with appropriate contribution to the extent such indemnification is not available, other than to the extent any such liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments or penalties are the result of the fraud or willful misconduct of the Company, its Affiliates or their respective Representatives, and (5) Parent shall promptly after termination of this Agreement in accordance with Section 7.1, upon written request by the Company, reimburse the Company or any of its controlled Affiliates for all reasonable and documented out-of-pocket costs or expenses actually incurred by each such Person in complying with their respective covenants pursuant to this Section 5.12. Parent acknowledges and agrees that the obtaining of any such financing is not a condition to the Closing.
(b)   All non-public or other confidential information regarding the Company or its Affiliates obtained by Parent, its Affiliates, their Financing Sources or their respective Representatives, in each case pursuant to this Section 5.12, shall be kept confidential in accordance with the Confidentiality Agreement; provided that such information may be shared (i) on a non-public basis with Financing Sources and prospective lenders and investors during syndication and marketing of any financing in connection herewith and participants in such financing, in each case that enter into confidentiality arrangements customary for financing transactions of the same type as such financing (including “click-through” confidentiality arrangements), and (ii) on a confidential basis with rating agencies; provided, further, that the foregoing shall not prohibit such information from being included in bank or co-investor information memoranda, prospectuses, bank syndication materials, offering memoranda and private placement memoranda (including under Rule 144A, Regulation S or a registered offering under the Securities Act). The Company hereby consents to the reasonable use of the Company’s, its Affiliates’ trademarks, service marks and logos in connection with any financing; provided that such trademarks, service marks and logos are used in a manner that is not intended to or reasonably likely to harm or disparage the Company or its Affiliates or the reputation or goodwill of the Company or its Affiliates, and on such other customary terms and conditions as shall be mutually agreed.
Section 5.13   Stock Exchange Delisting; Deregistration.   Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part under Laws and rules and policies of the NYSE to cause the delisting of the Company and of the shares of Company Common Stock from the NYSE as promptly as practicable after the Effective Time and the deregistration of the shares of Company Common Stock under the Exchange Act as promptly as practicable after such delisting. The Company shall not cause the Company Common Stock to be delisted from the NYSE prior to the Effective Time.
Section 5.14   Takeover Laws.   If any takeover statute becomes or is deemed to become applicable to the Company or the Merger or the other transactions contemplated by this Agreement, then the Company Board shall use reasonable best efforts to take any and all actions necessary to render such statutes inapplicable to the foregoing or otherwise minimize the effect of such takeover statute on the foregoing.
Section 5.15   Stockholder Litigation.   The Company shall give Parent prompt notice and the opportunity to participate in the defense or settlement of any Proceeding brought by any stockholder against the Company and/or its directors or executive officers relating to this Agreement, the Merger and the other transactions contemplated by this Agreement, whether commenced prior to or after the execution and delivery of this Agreement. Parent shall give the Company prompt notice of, and shall consider in good faith the Company’s advice with respect to, any Proceeding brought by any stockholder against Parent, Merger Sub and/or their respective directors or executive officers relating to this Agreement, the Merger and the other transactions contemplated by this Agreement, whether commenced prior to or after the execution and delivery of this Agreement. The Company agrees that it shall not settle or offer to compromise or settle any Proceeding commenced prior to or after the date of this Agreement against the Company or any of its directors or executive officers by any stockholder of the Company relating to this Agreement, the Merger, any other transaction contemplated by this Agreement or otherwise, without the prior written consent of Parent.
Section 5.16   Resignations.   Prior to the Effective Time, upon Parent’s request, the Company shall use reasonable best efforts to cause any director or officer of the Company and each of its Subsidiaries to execute and deliver a letter effectuating his or her resignation as a director and/or officer, as applicable, of such entity effective as of the Effective Time.
ARTICLE VI
CONDITIONS TO THE MERGER
Section 6.1   Conditions to the Obligations of Each Party.   The respective obligations of each party to consummate the Merger and the other transactions contemplated by this Agreement are subject to the satisfaction or (to the extent permitted by Law) waiver by the Company and Parent at or prior to the Closing of the following conditions:
(a)   the Company shall have obtained the Company Stockholder Approval;
(b)   (i) any applicable waiting period (and any extension thereof, including under any agreement between a party and a Governmental Authority agreeing not to consummate the Merger prior to a certain date) under the HSR Act relating to the consummation of the Merger shall have expired or early termination thereof shall have been granted and (ii) each Consent from a Governmental Authority required to be obtained with respect to the Merger under any Antitrust Law set forth on Section 6.1(b) of the Company Disclosure Letter shall have been obtained and shall remain in full force and effect;
(c)   no Governmental Authority of competent jurisdiction shall have issued or entered any Order after the date of this Agreement, and no Law shall have been enacted or promulgated after the date of this Agreement, in each case, that (whether temporary or permanent) is then in effect and has the effect of restraining, enjoining or otherwise prohibiting the consummation of the Merger or the other transactions contemplated by this Agreement (any such Order or Law, a “Restraint”).
Section 6.2   Conditions to Obligations of Parent and Merger Sub to Effect the Merger.   The obligations of Parent and Merger Sub to effect the Merger and the other transactions contemplated by this Agreement are subject to the satisfaction or (to the extent permitted by Law) waiver by Parent at or prior to the Closing of the following additional conditions:
(a)   the representations and warranties of the Company (i) contained in Section 3.2(a) shall be true and correct in all respects (other than de minimis inaccuracies) both as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date), (ii) contained in Section 3.2(b), Section 3.2(c), Section 3.2(d), Section 3.3, Section 3.4 and Section 3.26 (together with Section 3.2(a), the “Company Fundamental Representations”) shall be true and correct in all material respects, without giving effect to any materiality or “Company Material Adverse Effect” qualifications therein, both as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date) and (iii) contained in this Agreement (other than the Company Fundamental Representations), shall be true and correct, without giving effect to any materiality or “Company Material Adverse Effect” qualifications therein, both as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect;
(b)   the Company shall have performed or complied in all material respects with its obligations required under this Agreement to be performed or complied with on or prior to the Closing;
(c)   since the date of this Agreement, there shall not have been any event, circumstance, occurrence, effect, fact, development or change that, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect; and
(d)   Parent shall have received a certificate signed by an executive officer of the Company certifying as to the matters set forth in Section 6.2(a), Section 6.2(b) and Section 6.2(c).

Section 6.3   Conditions to Obligation of the Company to Effect the Merger.   The obligation of the Company to effect the Merger and the other transactions contemplated by this Agreement is subject to the satisfaction or (to the extent permitted by Law) waiver by the Company at or prior to the Closing of the following additional conditions:
(a)   the representations and warranties of Parent and Merger Sub (i) contained in Section 4.2 and Section 4.7, (the “Parent Fundamental Representations”) shall be true and correct in all material respects, without giving effect to any materiality or “Parent Material Adverse Effect” qualifications therein, both as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date) and (ii) contained in this Agreement (other than the Parent Fundamental Representations) shall be true and correct, without giving effect to any materiality or “Parent Material Adverse Effect” qualifications therein, both as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect;
(b)   Parent and Merger Sub shall have performed or complied in all material respects with each of their respective obligations required under this Agreement to be performed or complied with on or prior to the Closing;
(c)   since the date of this Agreement, there shall not have been any event, circumstance, occurrence, effect, fact, development or change that, individually or in the aggregate, has had, or would reasonably be expected to have, a Parent Material Adverse Effect; and
(d)   the Company shall have received a certificate signed by an executive officer of Parent certifying as to the matters set forth in Section 6.3(a), Section 6.3(b) and Section 6.3(c).
Section 6.4   Frustration of Closing Conditions.   Neither Parent nor Merger Sub may rely on the failure of any condition set forth in Section 6.1 or Section 6.2 to be satisfied if such failure was primarily caused by the failure of Parent or Merger Sub to perform any of their respective material obligations under this Agreement. The Company may not rely on the failure of any condition set forth in Section 6.1 or Section 6.3 to be satisfied if such failure was primarily caused by its failure to perform any of its material obligations under this Agreement.
ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER
Section 7.1   Termination.   Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Stockholder Approval is obtained (except as otherwise expressly noted), as follows:
(a)   by mutual written consent of each of Parent and the Company; or
(b)   by either Parent or the Company, if:
(i)   the Merger shall not have been consummated on or before July 14, 2022 (the “Termination Date”); provided, however, that if, on the Termination Date, the conditions to the Closing set forth in Section 6.1(b) or Section 6.1(c) (solely to the extent any such Restraint is in respect of an Antitrust Law) shall not have been fulfilled but all other conditions to the Closing set forth in Article VI have been waived or fulfilled (other than those conditions that by their terms cannot be satisfied prior to the Closing, but which conditions would be satisfied if the Closing occurred on such date), then the Termination Date shall automatically, without any action on the part of the parties hereto, be extended to January 14, 2023; provided, further, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i). shall not be available to any party if a material breach by such party of any of its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to have occurred on or before the Termination Date;

(ii)   (A) prior to the Effective Time, any Governmental Authority of competent jurisdiction shall have issued or entered any Order after the date of this Agreement or any Law shall have been enacted or promulgated after the date of this Agreement that has the effect of permanently restraining, enjoining or otherwise prohibiting the Merger or the other transactions contemplated by this Agreement, and in the case of such an Order, such Order shall have become final and non-appealable or (B) any Consent from a Governmental Authority required to be obtained pursuant to Section 6.1(b) shall have become incapable of being obtained prior to the Termination Date; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(ii) shall not be available to a party if a material breach by such party of its obligations under Section 5.3 has been the cause of or resulted in the issuance of such Order or the failure to obtain such Consent; or
(iii)   the Company Stockholder Approval shall not have been obtained upon a vote taken thereon at the Company Stockholders’ Meeting duly convened therefor or at any adjournment or postponement thereof.
(c)   by the Company if:
(i)   Parent or Merger Sub shall have breached or failed to perform any of their respective representations, warranties, covenants or other agreements set forth in this Agreement, which breach or failure to perform (A) would result in the failure of a condition set forth in Section 6.3(a) or Section 6.3(b) and (B) is not capable of being cured by Parent or Merger Sub, as applicable, by the Termination Date or, if capable of being cured, shall not have been cured by Parent or Merger Sub on or before the earlier of (x) the Termination Date and (y) the date that is thirty (30) calendar days following the Company’s delivery of written notice to Parent of such breach or failure to perform; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(c)(i) if the Company is then in material breach of any of its obligations under this Agreement so as to result in the failure of a condition set forth in Section 6.2(b); or
(ii)   prior to obtaining the Company Stockholder Approval, the Company Board shall have authorized the Company to enter into a definitive agreement with respect to a Company Superior Proposal and the Company enters into such definitive agreement concurrently with its termination of this Agreement, but only if (A) the Company is permitted to terminate this Agreement to accept a Company Superior Proposal pursuant to, and subject to its compliance with the applicable terms and conditions of, Section 5.5(d) and (B) as a condition to the effectiveness of such termination, the Company pays to Parent the Company Termination Fee prior to or simultaneously with such termination.
(d)   by Parent if:
(i)   the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in this Agreement, which breach or failure to perform (A) would result in the failure of a condition set forth in Section 6.2(a) or Section 6.2(b) and (B) is not capable of being cured by the Company by the Termination Date or, if capable of being cured, shall not have been cured by the Company on or before the earlier of (x) the Termination Date and (y) the date that is thirty (30) calendar days following Parent’s delivery of written notice to the Company of such breach or failure to perform; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(d)(i) if Parent or Merger Sub is then in material breach of any of its obligations under this Agreement so as to result in the failure of a condition set forth in Section 6.3(b); or
(ii)   the Company Board shall have made a Company Adverse Recommendation Change, the Company shall have failed to include in the Proxy Statement the Company Recommendation or the Company shall have materially violated or breached any of its obligations under Section 5.5.
Section 7.2   Effect of Termination.   In the event that this Agreement is terminated and the Merger abandoned pursuant to Section 7.1, written notice thereof shall be given by the terminating party to the other party, specifying the provisions hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void and of no effect without liability on the part of any party hereto, and all rights and obligations of any party hereto shall cease; provided, however, that, except as otherwise provided in Section 7.3, no such termination shall relieve any party hereto of any liability or damages resulting from any willful breach of this Agreement prior to such termination or fraud; and provided, further, that the Confidentiality Agreement, this Section 7.2, Section 7.3, Section 7.4 and Article VIII shall survive any termination of this Agreement pursuant to Section 7.1.
Section 7.3   Termination Fees.
(a)   If this Agreement is terminated by:
(i)   Parent pursuant to Section 7.1(d)(i) on the basis of a breach of a covenant or agreement contained in this Agreement or either Parent or the Company pursuant to Section 7.1(b)(i) or Section 7.1(b)(iii) and in any such case (A) prior to such termination (or prior to the Company Stockholders’ Meeting in the case of termination pursuant to Section 7.1(b)(iii)), a Company Acquisition Proposal that has been made after the date of this Agreement shall have been publicly disclosed and not publicly withdrawn prior to such date and (B) within twelve (12) months after such termination, a Company Acquisition Proposal is consummated or the Company enters into a definitive agreement with respect to a Company Acquisition Proposal (provided, however, that for purposes of this Section 7.3(a)(i), the references to “twenty percent (20%)” in the definition of Company Acquisition Proposal shall be deemed to be references to “fifty percent (50%)”);
(ii)   Parent pursuant to Section 7.1(d)(ii) (or pursuant to any other provision of Section 7.1 if Parent was then entitled to terminate this Agreement pursuant to Section 7.1(d)(ii)); or
(iii)   the Company pursuant to Section 7.1(c)(ii);
then, in each such case, the Company shall pay, or cause to be paid, to Parent the Company Termination Fee. Any payments required to be made under this Section 7.3(a) shall be made by wire transfer of same day funds to the account or accounts designated by Parent, (x) in the case of clause (i) above, on the earlier of the date of consummation of, or entry into a definitive agreement with respect to, such Company Acquisition Proposal, (y) in the case of clause (ii) above, promptly, but in no event later than three (3) Business Days after the date of such termination and (z) in the case of clause (iii) above, immediately prior to or concurrently with the termination of this Agreement.
(b)   In the event this Agreement is terminated by either Parent or the Company pursuant to Section 7.1(b)(iii), then the Company shall pay Parent the reasonable and documented out-of-pocket costs and expenses, including all fees and expenses incurred in connection with the Debt Financing and the fees and expenses of counsel, accountants, investment bankers, experts and consultants, incurred by Parent and Merger Sub in connection with this Agreement and the transactions contemplated by this Agreement in an amount not to exceed $20,000,000 (the “Parent Expenses”); provided that any payment of the Parent Expenses shall not affect Parent’s right to receive any Company Termination Fee otherwise due under Section 7.3(a), but shall reduce, on a dollar for dollar basis, any Company Termination Fee that becomes due and payable under Section 7.3(a). Any Parent Expenses required to be paid by the Company under this Section 7.3(a) shall be made by wire transfer of immediately available funds promptly, but in no event later than three (3) Business Days after the Company’s receipt of documentation supporting such Parent Expenses.
(c)   Notwithstanding anything to the contrary set forth in this Agreement, the parties agree that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion.
(d)   Notwithstanding anything to the contrary set forth in this Agreement, Parent’s right to receive payment from the Company of the Company Termination Fee pursuant to Section 7.3(a) and/or the right to receive payment of the Parent Expenses pursuant to Section 7.3(a), shall, in circumstances in which the Company Termination Fee or Parent Expenses (as applicable) are owed, constitute the sole and exclusive monetary remedy (other than Parent’s right, after having received the Parent Expenses, to receive the Company Termination Fee less the Parent Expenses in the circumstances expressly contemplated in Section 7.3(a)) of Parent and Merger Sub against the Company and its Subsidiaries and any of their respective former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, agents, Representatives or assignees (collectively, the “Company Related Parties”) for all losses and damages suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of such amounts, none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this

Agreement or the transactions contemplated by this Agreement (except that the Company shall also be obligated with respect to any amounts owing pursuant to Section 7.3(e)(ii)).
(e)   Each of the parties hereto acknowledges that (i) the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement, and (ii) without these agreements, the parties would not enter into this Agreement; accordingly, if the Company or Parent, as applicable, fails to timely pay any amount due pursuant to this Section 7.3 and, in order to obtain such payment, Parent or the Company, as applicable, commences a suit that results in a judgment against the other for the payment of any amount set forth in this Section 7.3, the Company or Parent, as applicable, shall pay the other its costs and expenses in connection with such suit (including reasonable attorneys’ fees), together with interest on such amount at an annual rate equal to the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received, or such lesser rate as is the maximum permitted by applicable Law.
Section 7.4   Parent Payment.   If the Merger does not occur, upon the valid termination of this Agreement pursuant to (a) Section 7.1(d) or Section 7.1(c)(ii), the Company shall, within five (5) Business Days of such termination, reimburse Parent for the Middleby Termination Fee (if any) paid by Parent.
Section 7.5   Amendment.   This Agreement may be amended by mutual agreement of the parties hereto in writing at any time before or after receipt of the Company Stockholder Approval; provided, however, that after the Company Stockholder Approval has been obtained, there shall not be any amendment that by applicable Law or in accordance with the rules of any stock exchange requires further approval by the stockholders of the Company, as applicable, without such further approval of such stockholders nor any amendment or change not permitted under applicable Law. Notwithstanding anything to the contrary contained herein, none of Section 5.12, this Section 7.5, Section 8.1, Section 8.6, Section 8.8, Section 8.9, Section 8.10, Section 8.11, Section 8.12, Section 8.13, or Section 8.14 (and any other provision of this Agreement to the extent an amendment, supplement, waiver or other modification of such provision would modify the substance of such Sections) may be amended, supplemented, waived or otherwise modified in any manner that is adverse in any respect to any Financing Source Party without the prior written consent of the Financing Sources.
Section 7.6   Extension; Waiver.   At any time prior to the Effective Time, subject to applicable Law, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by the Company, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.
ARTICLE VIII
GENERAL PROVISIONS
Section 8.1   Non-Survival of Representations and Warranties.   The representations and warranties in this Agreement and in any certificate delivered pursuant hereto by any Person and the covenants and agreements in this Agreement shall terminate at the Effective Time, other than those covenants and agreements which by their terms apply, or are to be performed in whole or in part, after the Effective Time.
Section 8.2   Expenses.   Except as expressly set forth herein (including Section 7.3) and for the Middleby Termination Fee, which Parent has caused to be paid on behalf of the Company, all expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger are consummated.
Section 8.3   Notices.   All notices, consents and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by hand delivery, by prepaid overnight courier (providing written proof of delivery) or by electronic mail (providing written confirmation of receipt), addressed as follows:
if to Parent, Acquiror or Merger Sub:
c/o Ali Group North America Corporation
101 Corporate Woods Parkway
Vernon Hills, Illinois 60061
Attention: Filippo Berti, President and Chief Executive Officer
Email: fberti@aligroup.com
with a copy (which shall not constitute notice) to:
Alston & Bird LLP
101 South Tryon Street, Suite 4000
Charlotte, North Carolina 28280-4000
Attention: C. Mark Kelly, Justin R. Howard, Dennis O. Garris
Email: mark.kelly@alston.com; justin.howard@alston.com; dennis.garris@alston.com if to the Company:
Welbilt, Inc.
2227 Welbilt Boulevard
New Port Richey, Florida 34655
Attention: William C. Johnson, President and Chief Executive Officer
Email: Bill.Johnson@welbilt.com
with a copy (which shall not constitute notice) to:
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166
Attention: Barbara L. Becker, Saee M. Muzumdar
Email: bbecker@gibsondunn.com, smuzumdar@gibsondunn.com
or to such other address or electronic mail address as shall be specified in a notice given in accordance with this Section 8.3; provided that any notice received by electronic mail or otherwise at the addressee’s location on any Business Day after 5:00 P.M. (addressee’s local time) or on any day that is not a Business Day shall be deemed to have been received at 9:00 A.M. (addressee’s local time) on the next Business Day; provided, further, that notice of any change to the address or any of the other details specified in or pursuant to this Section 8.3 shall not be deemed to have been received until, and shall be deemed to have been received upon, the later of the date specified in such notice or the date that is five (5) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 8.3.
Section 8.4   Interpretation; Certain Definitions.
(a)   The parties have participated collectively in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted collectively by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement. The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.
(b)   The words “hereof,” “herein,” “hereby,” “hereunder” and “herewith” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to articles, sections, paragraphs, exhibits, annexes and schedules are to the articles, sections and paragraphs of, and exhibits, annexes and schedules to, this Agreement, unless otherwise specified, and the table of contents and headings of the articles, sections or subsections in this Agreement are for reference purposes only and shall not define, limit, construe or describe the scope or extent of such section, or affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including”

are used in this Agreement, they shall be deemed to be followed by the phrase “without limitation.” All definitions set forth herein are deemed applicable whether the words defined are used herein in the singular or in the plural and correlative forms of defined terms have corresponding meanings. Words denoting any gender shall be deemed to include all genders, words denoting natural persons shall be deemed to include business entities and vice versa and references to a Person are also to its predecessors and permitted successors and assigns. The word “or” is not exclusive and has the inclusive meaning represented by the phrase “and/or”. The phrases “the date of this Agreement” and “the date hereof” and terms or phrases of similar import shall be deemed to refer to July 14, 2021, unless the context requires otherwise. References to any information or document being “made available” or “furnished” and words of similar import (i) when used in reference to anything made available to Parent, Merger Sub or their Representatives shall include such information or document having been posted to the online data room hosted on behalf of the Company by Datasite under the name “Project Shelby,” and (ii) when used in reference to anything made available to the Company or its Representatives shall include such information or document having been posted to the online data room hosted on behalf of Parent by Firmex under the name “Project Shelby,” in each case, at least one day prior to the date of this Agreement. Terms defined in the text of this Agreement have such meaning throughout this Agreement (regardless of whether it appears before or after the place where it is defined), unless otherwise indicated in this Agreement, and all terms defined in this Agreement shall have such meanings when used in any exhibit, schedule, certificate or other document made or delivered pursuant hereto unless otherwise defined therein. Any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor Laws (provided that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute shall be deemed to refer to such statute, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date). All references to “dollars” or “$” refer to currency of the United States.
Section 8.5   Severability.   If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the fullest extent possible.
Section 8.6   Assignment.   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties, except that (i) Merger Sub may assign any or all of its rights, interests and obligations hereunder and Acquiror may assign the capital stock of Merger Sub to one or more direct or indirect wholly owned Subsidiaries of Parent, or a combination thereof so long as such assignment would not delay, impair or prevent consummation of the Merger or otherwise have a Parent Material Adverse Effect and (ii) Parent and its Subsidiaries may pledge this Agreement and their rights hereunder to the extent required by the Debt Financing. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns. Any attempted assignment in violation of this Section 8.6 shall be null and void.
Section 8.7   Entire Agreement.   This Agreement (including the exhibits, annexes and appendices hereto) constitutes, together with the Confidentiality Agreement, the Company Disclosure Letter and the Parent Disclosure Letter, the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.
Section 8.8   No Third-Party Beneficiaries.   This Agreement is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder; except (a) that it is specifically intended that the D&O Indemnified Parties (with respect to Section 5.6 and this Section 8.8 from and after the Effective Time) are intended third-party beneficiaries hereof, (b) from and after the Effective Time, for the rights of holders of shares of Company Common Stock to receive the Merger Consideration set forth in Article II, (c) from and after the Effective Time, for the rights of holders of Company Options, Company Restricted Stock, Company RSUs, Company Director RSUs and Company PSUs to receive the payments contemplated by the applicable provisions of Section 2.3 in accordance with the terms and conditions of this Agreement and (d) in respect of the Financing Source Parties under Section 7.5, this Section 8.8, Section 8.9, Section 8.11 and Section 8.13.
Section 8.9   Governing Law.   This Agreement and all Proceedings (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. Notwithstanding anything herein to the contrary, the parties hereto agree that any claim, controversy or dispute of any kind or nature (whether based upon contract, tort or otherwise) involving any Financing Source or any other Financing Source Party that is any way related to this Agreement or the Debt Commitment Letter or any of the transactions contemplated by this Agreement or the Debt Commitment Letter, including but not limited to any dispute arising out of or relating in any way to the Debt Financing in connection with the transactions contemplated by this Agreement or any document relating to the Debt Financing shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.
Section 8.10   Specific Performance.   The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any party hereto does not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. Accordingly, the parties acknowledge and agree that, prior to any termination of this Agreement in accordance with Section 7.1, the parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.
Section 8.11   Consent to Jurisdiction.
(a)   Each of the parties hereto hereby, with respect to any legal claim or Proceeding arising out of this Agreement or the transactions contemplated by this Agreement, (i) expressly and irrevocably submits, for itself and with respect to its property, generally and unconditionally, to the exclusive jurisdiction of the Delaware Court of Chancery and any appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery does not have jurisdiction over a particular matter, any state or federal court within the State of Delaware), (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such courts, (iii) agrees that it will not bring any claim or Proceeding relating to this Agreement or the transactions contemplated by this Agreement except in such courts and (iv) waives, to the fullest extent it may legally and effectively do so, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, any objection which it may now or hereafter have to the laying of venue in such courts of any claim or Proceeding arising out of or relating to this Agreement. Notwithstanding the foregoing, each of Parent, Merger Sub and the Company agrees that a final and nonappealable judgment in any Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.
(b)   Each party irrevocably consents to the service of process in any claim or Proceeding with respect to this Agreement and the transactions contemplated by this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any other party hereto may be made by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 8.3 and such service of process shall be sufficient to confer personal jurisdiction over such party in such claim or Proceeding and shall otherwise constitute effective and binding service in every respect.
(c)   Notwithstanding the foregoing, each of the parties irrevocably and unconditionally (on behalf of itself and the Company Related Parties and the Parent Related Parties, as applicable) (i) agrees that it will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any Financing Source or any other Financing Source Party in any way arising out of or relating to this Agreement, including any dispute arising out of or relating in any way to the Debt Financing or the Debt Commitment Letters, in any forum other than the United States District Court for the Southern District of New York located in the borough of Manhattan in the City of New York, or if such court does not have jurisdiction, the Supreme Court of the State of New York, New York County, (ii) waives any objection to the laying of venue of any such suit, action or other proceeding in any court set forth in the preceding sentence, and (iii) agrees not to plead or claim in any such court the defense of an inconvenient forum to the maintenance of such suit, action or proceeding.
Section 8.12   Counterparts.   This Agreement may be executed in multiple counterparts, all of which shall together be considered one and the same agreement. Delivery of an executed signature page to this Agreement by electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.
Section 8.13   Exculpation.   Notwithstanding anything to the contrary contained in this Agreement, neither Parent nor any Parent Related Party shall have any rights or claims against any Financing Source Party in connection with this Agreement, the Debt Financing or the transactions contemplated by this Agreement, whether at law or in equity, in contract, in tort or otherwise, and neither Company nor any Company Related Party shall seek to recover any money damages (including consequential, special, indirect or punitive damages, or damages on account of a willful and material breach); provided, however, that the foregoing will not limit the rights of Parent or any other party to the Debt Financing under the Debt Commitment Letters (or any alternative financing commitments) thereto. No Financing Source Party shall have any rights or claims against the Company or any Company Related Party in connection with this Agreement, the Debt Financing or the transactions contemplated by this Agreement, whether at law or in equity, in contract, in tort or otherwise. Notwithstanding anything to the contrary contained in this Agreement, none of the Parent, any Parent Related Party, the Company or any Company Related Party shall have any claims against any director or officer of the Company in connection with this Agreement, the Debt Financing or the transactions contemplated by this Agreement, whether at law or in equity, in contract, in tort or otherwise, and none of the Company or any Company Related Party shall seek to recover any money damages (including consequential, special, indirect or punitive damages, or damages on account of a willful and material breach).
Section 8.14   WAIVER OF JURY TRIAL.   EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) BETWEEN ANY OF THEM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, MERGER SUB OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF, INCLUDING WITH RESPECT TO ANY PROCEEDING OR COUNTERCLAIM THAT INVOLVES THE FINANCING SOURCES OR THE DEBT COMMITMENT LETTER.
[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, Parent, Acquiror, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
ALI HOLDINGS S.R.L.
By:	/s/ Filippo Berti
Name:	Filippo Berti
Title:	Chairman and Chief Executive Officer
ALI GROUP NORTH AMERICA CORPORATION
By:	/s/ Filippo Berti
Name:	Filippo Berti
Title:	Chairman and Chief Executive Officer
ASCEND MERGER CORP.
By:	/s/ Filippo Berti
Name:	Filippo Berti
Title:	Chairman and Chief Executive Officer
WELBILT, INC.
By:	/s/ William C. Johnson
Name:	William C. Johnson
Title:	President and Chief Executive Officer
Signature Page to Merger Agreement

APPENDIX A
DEFINITIONS
As used in this Agreement, the following terms shall have the following meanings:
“Affiliate” shall mean, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the Person specified.
“Business Day” shall mean any day other than a Saturday, Sunday or a day on which all banking institutions in New York, New York are authorized or obligated by Law or executive order to close.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Company Acquisition Proposal” shall mean a proposal, offer or inquiry from any Person providing for any (i) merger, consolidation, share exchange, business combination, recapitalization or similar transaction involving the Company, pursuant to which any such Person would own or control, directly or indirectly, twenty percent (20%) or more of the voting power of the Company, (ii) sale, lease, license, dissolution or other disposition, directly or indirectly, of assets of the Company (including the capital stock or other equity interests of any of its Subsidiaries) or any Subsidiary of the Company representing twenty percent (20%) or more of the consolidated assets, net revenues or net income of the Company and its Subsidiaries taken as a whole, or to which twenty percent (20%) or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, are attributable, (iii) issuance or sale or other disposition of capital stock or other equity interests representing twenty percent (20%) or more of the voting power of the Company or any of its Subsidiaries whose business constitutes twenty percent (20%) or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, (iv) tender offer, exchange offer or any other transaction or series of transactions in which any Person will acquire, directly or indirectly, beneficial ownership or the right to acquire beneficial ownership of capital stock or other equity interests representing twenty percent (20%) or more of the voting power of the Company or any of its Subsidiaries whose business constitutes twenty percent (20%) or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, or (v) any combination of the foregoing.
“Company Data” means all Personal Data Processed by the Company or any of its Subsidiaries.
“Company Director RSU” shall mean an award of Company RSUs held by a non-employee member of the Company Board granted under the Company Equity Plan.
“Company Disclosure Letter” shall mean the disclosure letter delivered by the Company to Parent simultaneously with the execution of this Agreement.
“Company Equity Awards” shall mean the Company Options, Company Restricted Stock, Company RSUs, Company PSUs and Company Director RSUs granted under the Company Equity Plan.
“Company Equity Plan” shall mean the Welbilt, Inc. 2016 Omnibus Incentive Plan, as amended from time to time, and any other equity or equity-based plan, program, or arrangement of the Company or any of its Subsidiaries or any predecessor thereof.
“Company ERISA Affiliate” shall mean any Person under common control with the Company within the meaning of Section 414(b), Section 414(c), Section 414(m) or Section 414(o) of the Code, and the regulations issued thereunder.
“Company Intervening Event” shall mean a material event or circumstance that was not known or reasonably foreseeable to the Company Board on the date of this Agreement (or if known, the material consequences of which were not known or reasonably foreseeable to the Company Board as of the date of this Agreement), which event or circumstance, or any consequence thereof, becomes known to the Company Board prior to the Company Stockholder Approval; provided that in no event shall any inquiry, offer or proposal that constitutes or would reasonably be expected to lead to a Company Acquisition Proposal constitute a Company Intervening Event.

“Company Material Adverse Effect” shall mean any event, circumstance, occurrence, effect, fact, development or change that (a) would prevent or materially impair the ability of the Company to consummate the Merger or (b) has, or would have, a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that for purposes of this clause (b), none of the following (or the results thereof) shall constitute or be taken into account in determining whether a Company Material Adverse Effect shall have occurred: (i) changes in general economic, financial market, regulatory, business, financial, political, geopolitical, credit or capital market conditions, including interest or exchange rates; (ii) general changes or developments in any of the industries or markets in which the Company or any of its Subsidiaries operate; (iii) changes in any applicable Laws or accounting regulations or principles or interpretations thereof; (iv) any change in the price or trading volume of the Company’s securities or other financial instruments or change in the Company’s credit rating, in and of itself (provided, however, that the facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of “Company Material Adverse Effect” may constitute or be taken into account in determining whether a Company Material Adverse Effect has occurred); (v) any failure by the Company to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operation or any published analyst or other third-party estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself (provided, however, that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of “Company Material Adverse Effect” may constitute or be taken into account in determining whether a Company Material Adverse Effect has occurred); (vi) acts of war (whether or not declared), hostilities, military actions or acts of terrorism, or any escalation or worsening of the foregoing, weather related events, fires, natural disasters, pandemics (including the existence and impact of the COVID-19 pandemic), public health or other emergencies or any other acts of God; (vii) the execution and delivery of this Agreement or the public announcement or the pendency of the Merger or the other transactions contemplated hereby (provided, that this clause (vii) does not apply with respect to the representations and warranties set forth in Section 3.5); or (viii) the taking of any action expressly required by this Agreement (other than any obligation under this Agreement to operate in the ordinary course of business (or similar obligation) pursuant to Section 5.1); provided, further, that the exceptions in clauses (i), (ii), (iii) and (vi) shall not apply to the extent the events, circumstances, occurrences, effects, facts, developments or changes set forth in such clauses have a disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to the other participants in the industries in which the Company and its Subsidiaries operate.
“Company Option” shall mean each option to purchase shares of Company Common Stock under the Company Equity Plan.
“Company PSU” shall mean each award of performance stock units granted pursuant to a Company Equity Plan or otherwise that vests on the basis of time and the achievement of performance targets and pursuant to which the holder has a right to receive shares of Company Common Stock following the vesting or lapse of restrictions applicable to such performance stock unit.
“Company Recommendation” shall mean the recommendation of the Company Board that the stockholders of the Company adopt this Agreement and approve the transactions contemplated by this Agreement, including the Merger.
“Company Restricted Stock” shall mean any outstanding shares of Company Common Stock that are unvested or subject to a risk of forfeiture or repurchase option in favor of the Company and granted under the Company Equity Plan.
“Company RSU” shall mean each award of restricted stock units constituting the right to be issued a share of Company Common Stock upon vesting granted under the Company Equity Plan that is not a Company Director RSU.
“Company Superior Proposal” shall mean a bona fide unsolicited written Company Acquisition Proposal (provided that for purposes of this definition references to twenty percent (20%) in the definition of “Company Acquisition Proposal” shall be deemed to be references to fifty percent (50%)) which the Company Board determines in good faith (i) to be reasonably likely to be consummated on the terms proposed on a timely basis if accepted and (ii) to be more favorable to the Company’s stockholders from a financial point of view than the Merger and the other transactions contemplated by this Agreement, in each case, taking into account at the time of determination all relevant circumstances, including the various legal, financial and regulatory aspects of the proposal, all the terms and conditions of such proposal and this Agreement, and any changes to the terms of this Agreement offered by the Company in response to such Company Acquisition Proposal in accordance with Section 5.5(d).
“Company Termination Fee” shall mean $110,000,000.
“Confidentiality Agreement” shall mean the confidentiality agreement, dated May 29, 2021, between Parent and the Company.
“Contract” shall mean any written or oral contract, subcontract, arrangement, lease, sublease, conditional sales contract, purchase order, sales order, license, indenture, note, bond, loan, instrument, understanding, permit, concession, franchise, commitment, partnership, limited liability company or other agreement.
“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or partnership or other interests, by Contract or otherwise. The terms “Controlling” and “Controlled” shall have correlative meanings.
“COVID-19” shall mean the COVID-19 or SARS-CoV-2 virus (or any evolution, mutation or variation thereof).
“Customs and International Trade Authorizations” shall mean any and all Consents, licenses, registrations, filings, and other approvals or notifications required pursuant to the Customs and International Trade Laws.
“Customs and International Trade Laws” shall mean the export control, Sanctions, import, customs, trade and anti-boycott Laws of any jurisdiction in which the Company or any of its Subsidiaries is incorporated or does business, including the Tariff Act of 1930, as amended, and other Laws administered or enforced by the U.S. Department of Commerce, U.S. Department of State, U.S. International Trade Commission, U.S. Customs and Border Protection, U.S. Immigration and Customs Enforcement, and their predecessor or successor agencies, including the Export Control Reform Act of 2018 and the Export Administration Regulations, including related restrictions with regard to transactions involving Persons on the U.S. Department of Commerce Denied Persons List, Unverified List or Entity List; the Arms Export Control Act, as amended and the International Traffic in Arms Regulations, including related restrictions with regard to transactions involving Persons on the Debarred List; the anti-boycott Laws administered by the U.S. Department of Commerce; and the anti-boycott Laws administered by the U.S. Department of the Treasury.
“Delaware Secretary of State” shall mean the Secretary of State of the State of Delaware.
“Divestiture Action” shall mean any divestiture, sale, license or other disposition, or subjection to any hold-separate order, of assets, properties, businesses or product lines of Parent, the Company, or any of their respective Affiliates.
“Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, deed of trust, security interest, encumbrance, easement, right of way, adverse claim of ownership or use, title defect, conditional sale agreement, assignment by way of security, lease, sublease, claim, infringement, interference, option, right of first refusal or preemptive right (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset), whether arising by contract, as a matter of law, by judicial process or otherwise.
“Environmental Laws” shall mean all applicable Laws relating to pollution or protection of the environment, natural resources or human health and safety, including Laws relating to Releases of Hazardous Materials and the manufacture, processing, distribution, use, treatment, storage, Release, transport or handling of Hazardous Materials, including the Federal Water Pollution Control Act (33 U.S.C. §1251 et seq.),

the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §6901 et seq.), the Safe Drinking Water Act (42 U.S.C. §3000(f) et seq.), the Toxic Substances Control Act (15 U.S.C. §2601 et seq.), the Clean Air Act (42 U.S.C. §7401 et seq.), the Oil Pollution Act of 1990 (33 U.S.C. §2701 et seq.), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. §9601 et seq.), the Endangered Species Act of 1973 (16 U.S.C. §1531 et seq.), and other similar foreign, state and local Laws.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Existing Credit Agreement” shall mean the Credit Agreement, dated as of March 3, 2016, among the Company, as borrower, the subsidiary borrowers party thereto from time to time, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, as amended, restated, supplemented or otherwise modified prior to the date of this Agreement.
“Existing Credit Facilities” shall mean the Existing Credit Agreement and the Existing Indenture.
“Existing Indenture” shall mean the Indenture, dated as of February 18, 2016, among MTW Foodservice Escrow Corp., as issuer, the guarantors party thereto from time to time, and Wells Fargo Bank, National Association, as trustee.
“Financing Source Parties” means, collectively, the Financing Sources, their current or future Affiliates and such Persons’ and their Affiliates’ respective current, former and future directors, officers, general or limited partners, shareholders, members, managers, controlling persons, employees, advisors, agents, attorneys, accountants, consultants, other representatives or funding sources, and the respective successors and assigns of each of the foregoing.
“Foreign Plan” shall mean Company Benefit Plans that are subject to any Law other than U.S., federal, state or local law.
“GAAP” shall mean the United States generally accepted accounting principles, consistently applied.
“Governmental Authority” shall mean any United States (federal, state or local) or foreign government, or any governmental, regulatory, judicial or administrative authority, agency or commission.
“Hazardous Materials” shall mean (i) any material, substance, chemical, or waste (or combination thereof) that (A) is listed, defined, designated, regulated or classified as hazardous, toxic, radioactive, dangerous, a pollutant, a contaminant, petroleum, oil, or words of similar meaning or effect under any Law relating to pollution, waste, or the environment or (B) can form the basis of any liability under any Law relating to pollution, waste, or the environment; and (ii) any petroleum, petroleum products, per- and polyfluoroalkyl substances (including PFAs, PFOA, PFOS, Gen X, and PFBs), polychlorinated biphenyls (PCBs), asbestos and asbestos-containing materials, radon, mold, fungi and other substances, including related precursors and breakdown products.
“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.
“Indebtedness” of any Person shall mean (i) any indebtedness or other obligation for borrowed money, whether current, short term or long term and whether secured or unsecured, (ii) any indebtedness evidenced by a note, bond, debenture or other Security or similar instrument, (iii) any liabilities or obligations with respect to interest rate, currency or commodity swaps, collars, caps and similar hedging obligations, (iv) all obligations as lessee under any lease of (or other agreement conveying the right to use) any real or personal property, or a combination thereof which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP (but excluding, for the avoidance of doubt, any operating or real estate leases of such Person), (v) any obligations, contingent or otherwise, under letters of credit, bankers’ acceptances, bank guarantees, surety bonds and similar instruments (in each case for this clause (v), whether or not drawn or utilized), (vi) any obligations of such Person to pay the deferred purchase or acquisition price for any property of such Person or any services received by such Person, including, in any such case, “earnout” payments, (vii) indebtedness of any partnership in which the Company or any of its Subsidiaries or Parent or any of its Subsidiaries, as applicable, is a general partner unless such debt is made expressly non-recourse to such Person, (viii) penalties, breakages, “make whole amounts” and other similar obligations relating to the foregoing, and (ix) Indebtedness of others as described in the foregoing clauses (i) through (viii) above in any manner guaranteed by such Person or for which such Person is or may become contingently liable; but Indebtedness does not include accounts payable to trade creditors, or accrued expenses arising in the ordinary course of business consistent with past practice, in each case, that are not yet due and payable, or are being disputed in good faith, and the endorsement of negotiable instruments for collection in the ordinary course of business.
“Intellectual Property” means all intellectual property rights and all other intangible proprietary information throughout the world, including all patents, invention disclosures and industrial designs (including any continuations, divisionals, continuations-in-part, renewals, reissues, re-examinations, substitutions and extensions thereof), trademarks, trade names, service marks, designs, trade dress, logos, slogans, Internet domain names, and other similar designations of source or origin together with the goodwill symbolized by the foregoing, copyrights, copyrightable subject matter, authors’ rights, moral rights, schematics, technology, know-how, trade secrets, confidential information, methods, procedures, techniques, ideas, concepts, discoveries, proprietary processes, formulae, algorithms, models, methodologies, databases, customer lists, supplier lists, specifications, design notes, logic diagrams, flow charts, operating instructions, technical data, technical and user manuals, quality control information, sales and customer support materials, technologies and research and development information, and Software, in each case whether patentable or unpatentable and whether or not reduced to practice, registrations and applications in any jurisdiction related to the foregoing, all documents, records and files related to the foregoing, and rights to sue for past, present and future infringement, misappropriation or other violation thereof.
“IRS” shall mean the United States Internal Revenue Service.
“Knowledge” shall mean the actual knowledge of each of the following officers and employees of the Company or Parent, as applicable, after reasonable inquiry by each such person: (i) for the Company: William C. Johnson, Martin D. Agard, Joel H. Horn, Richard N. Caron, Jennifer Gudenkauf and Philip Dei Dolori; and (ii) for Parent: Filippo Berti and Bradford D. Willis.
“Law” shall mean any domestic, federal, state, municipal, local, national, supranational, foreign or other statute, law (whether statutory or common law), constitution, code, ordinance, rule, administrative interpretation, regulation, order, writ, judgment, decree, directive (including those of any self-regulatory organization), arbitration award, agency requirement, license, permit, standard, binding guideline or policy or any other enforceable requirement of any Governmental Authority.
“Middleby Confidentiality Agreement” shall mean the confidentiality agreement, dated December 13, 2020, between Middleby and the Company.
“NYSE” shall mean the New York Stock Exchange.
“OFAC” shall mean the Office of Foreign Assets Control of the U.S. Department of the Treasury.
“Order” shall mean any decree, order, judgment, injunction, temporary restraining order or other order in any Proceeding by or with any Governmental Authority.
“Parent Benefit Plan” shall mean (i) each material “employee benefit plan” (as such term is defined in Section 3(3) of ERISA), whether written or unwritten, that Parent, any of its Subsidiaries adopted, maintains, sponsors, participates in, is a party or contributes to or with respect to which Parent or any of its Subsidiaries could reasonably be expected to have any material liability; and (ii) each other material employment or employee benefit plan, program, practice, policy, arrangement or agreement, whether written or unwritten, including any equity option, equity purchase, equity appreciation right or other equity or equity-based incentive, cash bonus or incentive compensation, employment, change in control, retention, retirement or supplemental retirement, deferred compensation, profit-sharing, unemployment, severance, termination pay, welfare, hospitalization or medical, life, accidental death and dismemberment, long- or short-term disability, fringe benefit or other similar compensation or employee benefit plan, program, practice, policy, arrangement or agreement for any current or former employee or director of, or other individual service provider to, Parent or any of its Subsidiaries that does not constitute an “employee benefit plan” (as defined in Section 3(3) of ERISA), that Parent or any of its Subsidiaries adopted, maintains, sponsors, participates in, is a party or contributes to, or with respect to which Parent or any of its Subsidiaries could reasonably be expected to have any material liability.
“Parent Disclosure Letter” shall mean the disclosure letter delivered by Parent to the Company simultaneously with the execution of this Agreement.
“Parent Material Adverse Effect” shall mean any event, circumstance, occurrence, effect, fact, development or change that would prevent or materially impair the ability of Parent to consummate the Merger.
“Parent Organizational Documents” shall mean the certificate of incorporation and bylaws, each as amended as of the date of this Agreement, of each of Parent and Merger Sub.
“Parent Related Parties” shall mean Parent and its Subsidiaries and any of their respective former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, agents, Representatives or assignees.
“Permitted Encumbrance” shall mean (i) any Encumbrance for Taxes not yet due or that are being contested in good faith by appropriate Proceedings and for which adequate accruals or reserves have been established in accordance with GAAP, (ii) statutory Encumbrances of landlords and Encumbrances of carriers, warehousemen, mechanics, materialmen, repairmen and other Encumbrances arising in the ordinary course of business and securing amounts not yet due or that are being contested in good faith by appropriate Proceedings and for which adequate accruals or reserves have been established in accordance with GAAP, (iii) Encumbrances incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other types of social security or foreign equivalents, (iv) zoning, building codes, and other land use Laws regulating the use or occupancy of leased real property or the activities conducted thereon that are imposed by any Governmental Authority having jurisdiction over such leased real property and that are not violated by the current use and operation of such leased real property or the operation of (a) in the case of the Company and its Subsidiaries, the business of the Company and its Subsidiaries or (b) in the case of Parent and its Subsidiaries, the business of Parent and its Subsidiaries, (v) with respect to all leased real property, all Encumbrances encumbering the interest of the fee owner or any superior lessor, sublessor or licensor, (vi) with respect to any real property, Encumbrances that are recorded in a public record or other imperfections of title, in each case, that do not and would not reasonably be expected to, individually or in the aggregate, materially adversely affect the value of the assets to which they relate, or impair the continued use and operation of the assets to which they relate in (a) in the case of the Company and its Subsidiaries, the business of the Company and its Subsidiaries as currently conducted or (b) in the case of Parent and its Subsidiaries, the business of Parent and its Subsidiaries as currently conducted, (vii) nonmonetary Encumbrances, if any, that do not, and would not reasonably be expected to, individually or in the aggregate, materially adversely affect the value of the assets to which they relate, or impair the continued use and operation of the assets to which they relate in (a) in the case of the Company and its Subsidiaries, the business of the Company and its Subsidiaries as currently conducted or (b) in the case of Parent and its Subsidiaries, the business of Parent and its Subsidiaries as currently conducted, (viii) in the case of Intellectual Property, non-exclusive licenses of rights entered into in the ordinary course of business, (ix) encumbrances granted by Parent or its Subsidiaries in connection with the Debt Financing, and (x) any other Encumbrances that will be released on or prior to the Closing Date.
“Person” shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a Governmental Authority.
“Personal Data” means a natural Person’s (including an end user’s or an employee’s) name, street address, telephone number, e-mail address, photograph, social security number, driver’s license number, passport number, payment card number, bank information, biometric identifiers, geolocation, or user or account number or any other piece of information that allows the identification of a natural Person or is otherwise considered personally identifiable information or personal data under applicable Law.
“Privacy Commitments” means (i) each Law applicable to the protection or Processing or both of Personal Data, including, without limitation the California Consumer Privacy Act, the EU General Data Protection Regulation, the U.K. General Data Protection Regulation and the U.K. Data Protection Act 2018

and direct marketing, e-mails, text messages or telemarketing, and guidance issued by a Governmental Authority that pertains to any of these Laws, (ii) industry self-regulatory principles applicable to the protection or Processing of Personal Data, direct marketing, e-mails, text messages or telemarketing, (iii) all applicable payment card network rules and regulations, including Payment Card Industry Data Security Standards, (iv) policies and obligations applicable to the a party hereto or its Subsidiaries relating to the Processing of Company Data (including the Company’s and its Subsidiaries’ data privacy and security policies published on their websites or otherwise made available by the Company or any of its Subsidiaries to its customers or employees), (v) Contracts involving Company Data to which the Company or any of its Subsidiaries is a party or is, and (vi) any privacy choices (including opt-out preferences) of end users relating to Personal Data.
“Proceedings” shall mean legal, administrative, arbitral or other proceedings, suits, actions or investigations.
“Process” or “Processing” means, with respect to data, the use, collection, processing, storage, recording, organization, adaption, alteration, transfer, retrieval, consultation, disclosure, dissemination or combination of such data.
“Release” shall mean any actual or threatened release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration of Hazardous Materials, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or real property.
“Representatives” shall mean, with respect to any Person, such Person’s Affiliates and its and their respective officers, directors, managers, partners, employees, accountants, counsel, financial advisors, consultants and other advisors or representatives and, with respect to Parent and its Affiliates, the Financing Sources.
“Sanctioned Country” shall mean, at any time, a country or territory which is itself the subject or target of comprehensive Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” shall mean any Person that is the target of Sanctions, including, (i) any Person listed in any Sanctions-related list of designated Persons maintained by the United States (including through OFAC or the U.S. Department of State), the United Nations Security Council, the European Union or any European Union member state, the United Kingdom, Switzerland, or any jurisdiction in which the Company or any of its Subsidiaries is incorporated or does business, (ii) any Person located, organized or resident in a Sanctioned Country, or (iii) any Person 50% or more owned or otherwise controlled by any such Person or Persons described in the foregoing clauses (i) or (ii).
“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government (including through OFAC or the U.S. Department of State), the United Nations Security Council, the European Union or any European Union member state, the United Kingdom, Switzerland, or any jurisdiction in which the Company or any of its Subsidiaries is incorporated or does business.
“Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002, as amended.
“SEC” shall mean the United States Securities and Exchange Commission.
“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Securities Laws” shall mean the Securities Act, the Exchange Act, state securities or “blue sky” laws and the rules and regulations promulgated thereunder, and all similar foreign securities laws and the rules and regulations promulgated thereunder.
“Security” shall mean, with respect to any Person, any series of common stock, preferred stock and any other equity securities or capital stock of such Person (including interests convertible into or exchangeable or exercisable for any equity interest in any such series of common stock, preferred stock, and any other equity securities or capital stock of such Person), however described and whether voting or non-voting.

“Software” means all (a) computer programs (including all software implementations of algorithms, models and methodologies, firmware, software design and maintenance tools and all object codes, source codes, versions, releases updates, upgrades, modifications, enhancements, improvements and derivations of the foregoing), (b) databases and compilations, including all data and collections of data, (c) technology supporting the foregoing and (d) all documentation, including user manuals and training materials, relating to any of the foregoing.
“Subsidiary” of a Person shall mean any other Person with respect to which the first Person (i) has the right to elect a majority of the board of directors or other Persons performing similar functions or (ii) beneficially owns more than fifty percent (50%) of the voting stock (or of any other form of voting or controlling equity interest in the case of a Person that is not a corporation), in each case, directly or indirectly through one or more other Persons.
“Tax” or “Taxes” shall mean any and all taxes, fees, levies, duties, tariffs, imposts, and other similar charges (together with any and all interest, penalties and additions to tax) imposed by any Governmental Authority or Taxing Authority, whether disputed or not, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes.
“Tax Returns” shall mean returns, reports and information statements, including any schedule or attachment thereto, with respect to Taxes required to be filed with the IRS or any other Governmental Authority or Taxing Authority.
“Taxing Authority” shall mean any Governmental Authority having jurisdiction over the assessment, determination, collection or other imposition of any Tax.
“Treasury Regulations” shall mean regulations promulgated by the IRS under the Code.

Annex B
VOTING AND SUPPORT AGREEMENT
This VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of July 14, 2021, is entered into by and among Ali Holding S.r.l., an Italian società a responsabilità limitata (“Parent”), and the undersigned stockholders (the “Stockholders”) and beneficial owners (the “Beneficial Owners” and together with the Stockholders, the “Stockholder Parties”). Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement (as defined below).
RECITALS
WHEREAS, concurrently with this Agreement, (i) Welbilt, Inc., a Delaware corporation (the “Company”), (ii) Parent (iii) Ali Group North America Corporation, a Delaware corporation and a direct wholly owned Subsidiary of Parent (“Acquiror”) and (iv) Ascend Merger Corp., a Delaware corporation and a direct wholly owned Subsidiary of Acquiror (“Merger Sub”), have entered into an Agreement and Plan of Merger as of the date hereof (as may be amended from time to time, the “Merger Agreement”), which provides for the merger of Merger Sub with and into the Company (the “Merger”) with the Company surviving the Merger as a wholly owned subsidiary of Parent;
WHEREAS, the Stockholders and the Beneficial Owners are the beneficial owners (within the meaning of Rule 13d-3 under the Exchange Act, which meaning will apply for all purposes of this Agreement whenever the term “beneficial owner” or “beneficially own” is used) of shares of common stock, par value $0.01 per share, of the Company (the “Shares”);
WHEREAS, the Owned Shares (as defined on Exhibit A) and any additional Shares or other voting securities of the Company acquired by the Stockholder Parties after the date hereof and prior to the Termination Date (as defined herein) and pursuant to which the Stockholder Parties have the right to vote such Shares or other voting securities, including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, by the Stockholder Parties are referred to in this Agreement as, the “Covered Shares”;
WHEREAS, as a condition and inducement to Parent’s willingness to enter into the Merger Agreement and to proceed with the transactions contemplated thereby, including the Merger, Parent and the Stockholder Parties are entering into this Agreement; and
WHEREAS, the Stockholder Parties acknowledge that Parent is entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Stockholder Parties set forth in this Agreement, and would not enter into the Merger Agreement if the Stockholder Parties did not enter into this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent and the Stockholder Parties hereby agree as follows:
Section 1.   Agreement to Vote.   From and after the date hereof until the termination of this Agreement in accordance with Section 3, at any meeting of the Company’s stockholders (or any adjournment or postponement thereof), however called, or in connection with any action proposed to be taken by written consent of the stockholders of the Company, the Stockholders agree to take the following actions (or cause the applicable holder of record of its Covered Shares to take the following actions) and each Beneficial Owner agrees to cause any applicable holder of record of its, his or her Covered Shares to take the following actions:
(a)   appear and be present (in accordance with the Bylaws of the Company) at such meeting of the Company’s stockholders or otherwise cause its Covered Shares to be counted as present thereat for purposes of calculating a quorum;
(b)   to affirmatively vote and cause to be voted all of its, his or her Covered Shares in favor of (“for”), or, if action is to be taken by written consent in lieu of a meeting of the Company’s stockholders, deliver to the Company a duly executed affirmative written consent in favor of (“for”), the Merger and the adoption of the Merger Agreement (the “Supported Matters”); and
(c)   to vote or cause to be voted all of its Covered Shares against, and not provide any written consent with respect to (i) any Company Acquisition Proposal and (ii) any action, proposal, transaction or agreement that is intended to or would (1) result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of the Stockholder Parties under this Agreement, (2) impede, interfere with, delay, postpone, discourage or adversely affect the timely consummation of the Merger or any of the other transactions expressly contemplated by the Merger Agreement or this Agreement or (3) change in any manner the voting rights of any class of shares of the Company (including any amendments to the Company’s Certificate of Incorporation or Bylaws).
Notwithstanding the foregoing, the obligations in this Section 1 shall only apply with respect to (A) sub-sections (a) and (b) to the extent that the Supported Matters are submitted for a vote at any such meeting or are the subject of any such written consent and (B) sub-section (c) to the extent that any Company Acquisition Proposal or any of the matters contemplated by Section 1Section 1(c)(ii) are submitted for a vote at any such meeting or are the subject of any such written consent. No Stockholder Party shall take or commit or agree to take any action inconsistent with the foregoing.
Section 2.   Inconsistent Agreements.   Except as contemplated by this Agreement, each Stockholder Party hereby represents, covenants and agrees that it, he or she, nor any entity under the control of such Stockholder Party:
(a)   has entered into, or shall enter into at any time prior to the Termination Date (as defined below), any voting agreement or voting trust with respect to its Covered Shares; nor
(b)   has granted, or shall grant at any time prior to the Termination Date, a proxy or power of attorney with respect to its Covered Shares, in either case, which has not subsequently been revoked or which is inconsistent with the obligations of such Stockholder Party pursuant to this Agreement.
Section 3.   Termination.   This Agreement shall terminate upon the earliest of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms, (c) the entry into or effectiveness of any amendment, modification or waiver of any provision of the Merger Agreement (including the Schedules and Exhibits thereto) that (i) reduces the amount or changes the form of the Merger Consideration in a manner adverse to the Stockholders, (ii) extends the Termination Date (as such term is defined in the Merger Agreement), or (iii) imposes any material restrictions or additional material conditions on the consummation of the Merger or the payment of the Merger Consideration or otherwise in a manner adverse to the Stockholders, (d) the Company Board having effected a Company Adverse Recommendation Change in accordance with the terms of the Merger Agreement, or (e) written notice of termination of this Agreement by Parent to the Stockholder Parties (such earliest date being referred to herein as the “Termination Date”); provided, that the provisions set forth in Section 7, and Section 10 through Section 23 shall survive the termination of this Agreement; provided, further that no such termination will relieve any party hereto from any liability for any willful and material breach of this Agreement occurring prior to such termination.
Section 4.   Representations and Warranties of the Stockholder Parties.   Each Stockholder Party hereby represents and warrants to Parent as follows:
(a)   The Stockholders are the record owners, and the Beneficial Owners are the beneficial owners of, the Owned Shares, and the Stockholders have good and valid title to the Owned Shares free and clear of Encumbrances other than as created by this Agreement or under prime broker agreements. The Stockholder Parties have the only voting power, power of disposition, power to demand appraisal rights and power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Owned Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities Laws and the terms of this Agreement. As of the date hereof, other than the Owned Shares, the Stockholder Parties do not own beneficially or of record any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company.
(b)   Each Stockholder Party that is an entity is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. Each Stockholder Party has all requisite power, authority and legal capacity to execute and deliver this Agreement and to perform its, his or her obligations hereunder. The execution, delivery and performance of this Agreement by each Stockholder Party that is an entity, the performance by such Stockholder Party of its obligations hereunder and the consummation by such Stockholder Party of the transactions contemplated hereby have been duly and validly authorized by such Stockholder Party and no other actions or proceedings on the part of such Stockholder Party are necessary to authorize the execution and delivery by such Stockholder Party of this Agreement, the performance by such Stockholder Party of its obligations hereunder or the consummation by such Stockholder Party of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each Stockholder Party and, assuming due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of such Stockholder Party, enforceable against it, him or her in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights and remedies generally (regardless of whether considered in a Proceeding in equity or at law).
(c)   Except for the applicable requirements of the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of any Stockholder Party for the execution, delivery and performance of this Agreement by such Stockholder Party or the consummation by such Stockholder Party of the transactions contemplated hereby, other than as contemplated by the Merger Agreement, and (ii) neither the execution, delivery or performance of this Agreement by such Stockholder Party, nor the consummation by such Stockholder Party of the transactions contemplated hereby, nor compliance by such Stockholder Party with any of the provisions hereof shall (A) conflict with or violate, any provision of the organizational documents of such Stockholder Party (if such Stockholder Party is an entity), (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any property or asset of such Stockholder Party pursuant to, any Contract to which such Stockholder Party is a party or by which such Stockholder Party or any properties or assets of such Stockholder Party is bound or affected or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Stockholder Party or any of such Stockholder Party’s properties or assets, except, in the case of each of sub-clause (i) and (ii), as would not restrict, prohibit or impair the performance by such Stockholder of its obligations under this Agreement.
(d)   As of the date hereof, there are no Proceedings pending or, to the knowledge of any Stockholder Party, threatened against such Stockholder Party or any of its or his Affiliates that would impair the ability of such Stockholder Party to perform its obligations under this Agreement or consummate the transactions contemplated by this Agreement in a timely manner.
Section 5.   Representations and Warranties of Parent.   Parent hereby represents and warrants to each Stockholder Party as follows:
(a)   Parent is an entity duly organized, validly existing and in good standing under the laws of Delaware. Parent has all requisite power, authority and legal capacity to execute and deliver this Agreement. The execution and delivery of this Agreement by Parent have been duly and validly authorized by Parent and no other actions or proceedings on the part of Parent are necessary to authorize the execution and delivery by Parent of this Agreement. This Agreement has been duly and validly executed and delivered by Parent and, assuming due authorization, execution and delivery by each Stockholder Party, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights and remedies generally (regardless of whether considered in a Proceeding in equity or at law).

(b)   Except for the applicable requirements of the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of Parent for the execution and delivery of this Agreement by Parent, and (ii) the execution and delivery of this Agreement by Parent shall not (A) conflict with or violate, any provision of the Parent Organizational Documents, (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any property or asset of Parent pursuant to, any Contract to which Parent is a party or by which Parent or any properties or assets of Parent is bound or affected or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any of Parent’s properties or assets, except, in the case of each of sub-clause (i) and (ii), as would not restrict, prohibit or impair the performance by Parent of its obligations under this Agreement.
(c)   Parent has taken and will take any and all action necessary (including, as applicable, the adoption of relevant resolutions by the Parent Board) to render inapplicable any control share acquisition, business combination, or other similar anti-takeover provisions under Parent’s articles of incorporation or bylaws, or any applicable “fair price,” “moratorium,” “interested stockholder,” “control share acquisition,” “business combination” or other anti-takeover Law or similar Law enacted under state or federal Law, that is or could become applicable to any of Parent, the Stockholder Parties and their Affiliates, this Agreement and the transactions contemplated hereby, and the Merger Agreement and the transactions contemplated thereby.
(d)   As of the date hereof, there are no Proceedings pending or, to the knowledge of Parent, threatened against Parent or any of its Affiliates that would impair the ability of Parent to consummate the transactions contemplated by the Merger Agreement.
Section 6.   Certain Covenants of the Parties.
(a)   Each Stockholder Party hereby covenants and agrees as follows:
(i)   Prior to the Termination Date, and except as contemplated hereby, such Stockholder Party shall not (A) tender any Covered Shares into any tender or exchange offer, (B) except for an Exempt Transfer, sell (constructively or otherwise), transfer, offer, exchange, pledge, hypothecate, grant, encumber, assign or otherwise dispose of or encumber (collectively “Transfer”), or enter into any contract, option, agreement or other arrangement or understanding with respect to the Transfer of any of its Covered Shares or beneficial ownership or voting power thereof or therein (including by operation of Law, or through the granting of any proxies or powers of attorney, in connection with a voting trust or voting agreement); (C) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any material assets of the Company or any of its subsidiaries; (D) make, or in any way participate in, directly or indirectly, any “solicitation” of “proxies” (as such terms are used in the rules of the SEC) to vote any voting securities of the Company to (I) not adopt or approve the Supported Matters or (II) approve any other matter that if approved would reasonably be expected to prevent, interfere with, discourage, impair or delay the consummation of the Supported Matters; (E) make any public announcement (other than public statements relating to the Merger) with respect to, or submit a proposal for, or offer for (with or without conditions), any transaction involving the Company or its subsidiaries or its and its subsidiaries’ securities or assets, except as required by Law; provided that nothing in this Agreement shall restrict any of the Stockholder Parties from acquiring additional securities of the Company; provided, however, any securities acquired by any such Stockholder Party or their respective Affiliates after the date of this Agreement shall be subject to this Agreement in all respects; (F) form, join or in any way participate in a “group” (as defined in Section 13(d)(3) under the Exchange Act) in connection with any of the actions expressly described in any of clauses (A)-(E) of this Section 6Section 6(a)(i); or (G) agree (whether or not in writing) to take any of the actions referred to in this Section 6Section 6(a)(i). Any action in violation of this provision shall be void.
For purposes of this Agreement, an “Exempt Transfer” means any Transfer of Covered Shares (a) in open market transactions, (b) in block trade transactions arranged through an investment bank, (c) as a bona fide gift or gifts, or for bona fide estate planning purposes, (d) by will or intestacy, (e) to any trust for the direct or indirect benefit of the Mr. Carl Icahn or the immediate family of Mr. Icahn (for purposes of this Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin), (f) to any immediate family member, (g) to a partnership, limited liability company or other entity of which Mr. Icahn and the immediate family of Mr. Icahn is the legal and beneficial owner of all of the outstanding equity securities or similar interests, (h) to a nominee or custodian of a person or entity to whom a disposition or Transfer would be permissible under clauses (c) through (g) above, (i) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement, or (j) if the Stockholder Party is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of such Stockholder Party, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with such Stockholder Party or affiliates of such Stockholder Party (including, for the avoidance of doubt, where such Stockholder Party is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution, transfer or disposition without consideration by such Stockholder Party to its stockholders, partners, members or other equity holders; provided that (x) in the case of any Transfer or series of related Transfers pursuant to clauses (a) or (b), if the Stockholder Parties know that such Transfer or related Transfers involves the aggregate Transfer(s) of 5% or more of the then-outstanding Shares of the Company (based on the number of outstanding Shares of disclosed in the Company’s most recent quarterly or annual report on Form 10Q or Form 10-K) to one or more related parties, then as a precondition to such Transfer(s), the transferee will agree in a writing reasonably satisfactory in form and substance to Parent, to be bound to vote such Shares in favor of the Supported Matters, and (y) in the case of a transfer or distribution pursuant to clauses (c), (d), (e), (f), (g), (h), (i) or (j), such transferee will execute a joinder to this Agreement in form and substance reasonably satisfactory to Parent.
(ii)   From and after the date hereof until the Termination Date, each Stockholder Party agrees that it shall not, directly or indirectly, initiate, solicit, facilitate or knowingly encourage any Company Acquisition Proposal or the making or submission thereof or the making of any proposal that could reasonably be expected to lead to any Company Acquisition Proposal. Each Stockholder Party agrees that it shall cease immediately and cause to be terminated, and shall not authorize or knowingly permit any of its or their Representatives to continue, any and all existing activities, discussion or negotiations, if any, with any third party conducted prior to the date hereof with respect to any Company Acquisition Proposal and shall use its reasonable best efforts to cause any such third party (or its agents or advisors) in possession of non-public information in respect of the Company or any of its Subsidiaries that was furnished on behalf of the Company and its Affiliates to return or destroy (and confirm destruction of) all such information, if any.
(iii)   Prior to the Termination Date, in the event that any Stockholder Party acquires the power to vote or direct the voting of, any additional Shares or other voting interests with respect to the Company, such Shares or voting interests shall, without further action of the parties, be deemed Covered Shares and subject to the provisions of this Agreement in all respects, and the number of Owned Shares held by such Stockholder Party set forth on Exhibit A will be deemed amended accordingly.
Section  7.   Stockholder Party Capacity.   This Agreement is being entered into by each Stockholder Party solely in its, his or her capacity as a record and/or beneficial owner of the Covered Shares, and nothing in this Agreement shall restrict or limit the ability of such Stockholder Party or any affiliate of such Stockholder Party who is a director, officer or employee of the Company to take any action in his or her capacity as a director, officer or employee of the Company, including the exercise of fiduciary duties to the Company or its stockholders.
Section 8.   Appraisal Rights.   Prior to the Termination Date, no Stockholder Party shall exercise any rights to demand appraisal of any Covered Shares or right to dissent that may arise with respect to the Merger, and each Stockholder Party hereby waives any such rights of appraisal or rights to dissent that such Stockholder Party may have under applicable Law.
Section  9.   Disclosure.   Prior to the Termination Date, none of the Stockholder Parties or Parent shall issue any press release or make any public statement with respect to this Agreement without the prior written consent of each other party (which consent shall not be unreasonably withheld, conditioned or delayed), except (a) as may be required by applicable Law or the rules or regulations of any applicable U.S. securities exchange or Governmental Authority to which the relevant party is subject, in which case the party required to make the release or announcement shall use its reasonable best efforts to allow each other party reasonable time to comment on such release or announcement in advance or (b) with respect to any press release or other public statement by such Stockholder Party permitted by Section 6Section 6(a)(i)(E).
Section 10.   Non-Survival of Representations, Warranties and Covenants.   The representations, warranties and covenants of the Stockholder Parties contained herein shall not survive the Termination Date, other than those contained within the provisions that the parties have agreed will survive the termination of this Agreement pursuant to Section 3.
Section 11.   Notices.   All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by email, upon the first Business Day after such email is sent if written confirmation of receipt by email is obtained, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a nationally recognized next-day courier if next Business Day delivery is requested, or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by United States registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:
if to Parent, Acquiror or Merger Sub:
c/o Ali Group North America, Inc.
101 Corporate Woods Parkway
Vernon Hills, Illinois 60061
Attention: Filippo Berti, President and Chief Executive Officer
Email: fberti@aligroup.com
with a copy (which shall not constitute notice) to:
Alston & Bird LLP
101 South Tryon Street, Suite 4000
Charlotte, North Carolina 28280-4000
Attention: C. Mark Kelly, Justin R. Howard, Dennis O. Garris
Email: mark.kelly@alston.com; justin.howard@alston.com; dennis.garris@alston.com if to the Company:
Welbilt, Inc.
2227 Welbilt Boulevard
New Port Richey, Florida 34655
Attention: William C. Johnson, President and Chief Executive Officer
Email: Bill.Johnson@welbilt.com
with a copy (which shall not constitute notice) to:
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166
Attention: Barbara L. Becker, Saee M. Muzumdar
Email: bbecker@gibsondunn.com, smuzumdar@gibsondunn.com

if to any Stockholder Party, to the address(es) set forth on the signature page to this Agreement, with a copy (which shall not constitute notice) to:
Icahn Capital LP
16690 Collins Avenue
Sunny Isles Beach, FL 3316
Attention: Andrew Langham
Email: alangham@sfire.com
Section 12.   Interpretation.   When a reference is made in this Agreement to a Section, Article, Schedule or Exhibit, such reference shall be to a Section, Article, Schedule or Exhibit of this Agreement unless otherwise indicated. The headings contained in this Agreement or in any Schedule or Exhibit are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall have the meaning set forth in this Agreement. All Schedules and Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified.
Section 13.   Entire Agreement.   This Agreement (including the Schedules and Exhibits hereto) constitutes the entire agreement of the parties, and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof.
Section 14.   No Third Party Beneficiaries.   This Agreement shall be binding upon and inure solely to the benefit of the parties and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than the Company, which shall be and hereby is, an express third-party beneficiary of this Agreement.
Section 15.   Governing Law.   This Agreement and all claims and causes of action based upon, arising out of or in connection herewith shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to Laws that may be applicable under conflicts of laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.
Section 16.   Submission to Jurisdiction.   Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such Court does not have jurisdiction, any Delaware State court, or Federal court of the United States of America, sitting in Delaware, and any appellate court from any thereof, in any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such Proceeding except in such courts, (ii) agrees that any claim in respect of any such Proceeding may be heard and determined in such court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in any such court, and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Proceeding in any such court. Each of the parties agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.
Section 17.   Assignment; Successors.   Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of Law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 18.   Enforcement.   The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, subject to the limitations contained in this Section 18, Parent shall be entitled to seek specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the State of Delaware located in New Castle County, Delaware or any federal court located in Wilmington, Delaware, this being in addition to any other remedy to which such party is entitled at Law or in equity, without any requirement to post security as a prerequisite to obtaining equitable relief.
Section 19.   Severability.   Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.
Section 20.   Waiver of Jury Trial.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 20.
Section 21.   Counterparts.   This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. This Agreement may be executed by signatures delivered by facsimile or email, and a copy hereof that is executed and delivered by a party by facsimile or email (including in .pdf format) will be binding upon that party to the same extent as a copy hereof containing that party’s original signature.
Section 22.   Facsimile or Electronic Signature.   This Agreement may be executed by facsimile or electronic signature and a facsimile or electronic signature shall constitute an original for all purposes.
Section 23.   No Presumption Against Drafting Party.   Parent and the Stockholder Parties acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.
[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
ALI HOLDING S.R.L.
By:
/s/ Filippo Berti

Name:
Filippo Berti

Title:
Chairman and Chief Executive Officer

[Signature Page to Voting and Support Agreement between Icahn and Ali Group in connection with the Merger Agreement between Welbilt and Ali Group]

ICAHN PARTNERS MASTER FUND LP
By:
/s/ Julie Price

Name:
Julie Price

Title:
Vice President Operations

ICAHN OFFSHORE LP
By:
/s/ Julie Price

Name:
Julie Price

Title:
Vice President Operations

ICAHN PARTNERS LP
By:
/s/ Julie Price

Name:
Julie Price

Title:
Vice President Operations

[Signature Page to Voting and Support Agreement between Icahn and Ali Group in connection with the Merger Agreement between Welbilt and Ali Group]

ICAHN ONSHORE LP
By:
/s/ Julie Price

Name:
Julie Price

Title:
Vice President Operations

ICAHN CAPITAL LP
By:
/s/ Julie Price

Name:
Julie Price

Title:
Vice President Operations

IPH GP LLC
By:
/s/ Julie Price

Name:
Julie Price

Title:
Vice President Operations

ICAHN ENTERPRISES HOLDINGS L.P.
By:
/s/ Ted Papapostolou

Name:
Ted Papapostolou

Title:
Principal Accounting Officer

ICAHN ENTERPRISES G.P. INC.
By:
/s/ Ted Papapostolou

Name:
Ted Papapostolou

Title:
Principal Accounting Officer

BECKTON CORP.
By:
/s/ Hunter Gary

Name:
Hunter Gary

Title:
Secretary

CARL C. ICAHN
By:
/s/ Carl C. Icahn

Name:
Carl C. Icahn

[Signature Page to Voting and Support Agreement between Icahn and Ali Group in connection with the Merger Agreement between Welbilt and Ali Group]

EXHIBIT A
Record or Beneficial Owner	Shares of Common Stock (the “Owned Shares”)
Icahn Partners Master Fund LP (Director Owner)	4,645,127
Icahn Offshore LP	4,645,127
Icahn Partners LP (Direct Owner)	6,505,241
Icahn Onshore LP	6,505,241
Icahn Capital LP	11,150,368
IPH GP LLC	11,150,368
Icahn Enterprises Holding LP	11,150,368
Icahn Enterprises G.P. Inc.	11,150,368
Beckton Corp.	11,150,368
Carl C. Icahn	11,150,368

Annex C
July 13, 2021
Board of Directors
Welbilt, Inc.
2227 Welbilt Boulevard
New Port Richey, FL 34655
Members of the Board:
We understand that Welbilt, Inc. (the “Company”), Ali Holding S.r.l. (the “Parent”), Ali Group North America Corporation, a wholly owned subsidiary of the Parent (the “Buyer”), and Ascend Merger Corp., a wholly owned subsidiary of the Buyer (“Merger Sub”), propose to enter into an Agreement and Plan of Merger, to be dated as of July 14, 2021 (the “Merger Agreement”), which provides, among other things, for the merger (the “Merger”) of Merger Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly owned subsidiary of the Buyer, and each outstanding share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”), other than shares held in treasury, shares held, directly or indirectly, by the Parent or Merger Sub, or Dissenting Shares (as defined in the Merger Agreement), will be converted into the right to receive $24 per share in cash (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.
You have asked for our opinion as to whether the Consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders of shares of the Company Common Stock.
For purposes of the opinion set forth herein, we have:
1)
Reviewed certain publicly available financial statements and other business and financial information of the Company;

2)
Reviewed certain internal financial statements and other financial and operating data concerning the Company;

3)
Reviewed certain financial projections prepared by the management of the Company and certain extrapolations of such financial projections prepared at the direction of the Company (which financial projections and extrapolations were reviewed and approved for our use by the management of the Company) (collectively, the “Financial Projections”);

4)
Reviewed certain financial projections prepared at the direction of the Company, which were based on a consensus of publicly available Wall Street equity research financial forecasts, and certain extrapolations of such financial projections prepared at the direction of the Company (which financial projections and extrapolations were reviewed and approved for our use by the management of the Company) (collectively, the “Consensus Projections”);

5)
Discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

6)
Reviewed the reported prices and trading activity for the Company Common Stock;

7)
Compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other publicly-traded companies comparable with the Company and their securities;

8)
Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

9)
Participated in certain discussions and negotiations among representatives of the Company and the Parent and their financial and legal advisors;

10)
Reviewed the Merger Agreement and certain related documents; and

11)
Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company and the Parent, and formed a substantial basis for this opinion. With respect to the Financial Projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company. With respect to the Consensus Projections, we have assumed that the Consensus Projections are a reasonable basis upon which to evaluate the business and financial prospects of the Company. We assume no responsibility for and express no view as to the Financial Projections, the Consensus Projections or the assumptions on which they are based. Based on our discussions with you and at your direction, we have used the Financial Projections and the Consensus Projections for purposes of our analyses and this opinion. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to any acquisition, business combination or other extraordinary transaction involving the Company. Our opinion does not address the relative merits of the Merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available, nor does it address the underlying business decision of the Company to enter into the Merger Agreement or proceed with the Merger. We are not legal, tax or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and its legal, tax and regulatory advisors with respect to legal, tax and regulatory matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the Consideration to be received by the holders of shares of the Company Common Stock in the transaction. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, the Parent or the Buyer, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.
We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, a substantial portion of which is contingent upon the closing of the Merger. In the two years prior to the date hereof, we have provided financial advisory and financing services for the Company and have received fees in connection with such services. In the two years prior to the date hereof, we have not been engaged on any financial advisory or financing assignments for the Parent or the Buyer, and have not received any fees for such services from the Parent or the Buyer during this time. Morgan Stanley may also seek to provide financial advisory and financing services to the Parent, the Buyer and the Company and their respective affiliates in the future and would expect to receive fees for the rendering of these services.
Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Parent, the Buyer, the Company, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.
This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose or disclosed without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law. In addition, Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Company should vote at the shareholders’ meetings to be held in connection with the Merger.
Based on and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders of shares of the Company Common Stock.
Very truly yours,
MORGAN STANLEY & CO. LLC
By:
/s/ Thomas Miles

 Thomas Miles
 Managing Director

ANNEX D
SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW
(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.
(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:
(1) Provided, however, that, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:
a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;
b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.
(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4) [Repealed.]
(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.
(d) Appraisal rights shall be perfected as follows:
(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or
(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.
(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.
(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.
(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the Surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.
(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.
(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.
(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.
(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY D59082-TBD 1. Merger Proposal - To vote on the Agreement and Plan of Merger, dated as of July 14, 2021, by and among Ali Holding S.r.l., Ali Group North America Corporation, Ascend Merger Corp. and Welbilt (the "Merger Proposal"). 3. Adjournment Proposal - To vote on a proposal to approve the adjournment of the special meeting to solicit additional proxies if a quorum is not present or there are not sufficient votes cast at the special meeting to approve the Merger Proposal. 2. Advisory Compensation Proposal - To vote on a proposal to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Welbilt’s named executive officers that is based on or otherwise relates to the merger. For Against Abstain ! ! ! ! ! ! WELBILT, INC. WELBILT, INC. 2227 WELBILT BLVD. NEW PORT RICHEY, FL 34655 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. The Board of Directors recommends you vote FOR proposals 1, 2 and 3. NOTE: Such other business as may properly come before the special meeting. ! ! ! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on [TBD]. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/WBT2021SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on [TBD]. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet before the meeting and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

Special Meeting of Stockholders WELBILT, INC. [TBD], 2021 [TBD] PM Eastern Time www.virtualshareholdermeeting.com/WBT2021SM Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com. D59083-TBD WELBILT, INC. Special Meeting of Stockholders [TBD], 2021 [TBD] PM, E.T. This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) William C. Johnson and Joel H. Horn, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of WELBILT, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/WBT2021SM at [TBD], E.T. on [TBD], 2021, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "FOR" the Merger Proposal, "FOR" the Advisory Compensation Proposal and "FOR" the Adjournment Proposal. Continued and to be signed on reverse side